Filed pursuant to Rule 424(B)(3)
Registration No. 333-280620

PROSPECTUS

MA SPECIALTY CREDIT INCOME FUND

COMMON SHARES OF BENEFICIAL INTEREST

Class S Shares

Class F Shares

December 17, 2024

MA Specialty Credit Income Fund (the “Fund”) is a newly organized Delaware statutory trust that is registered under the Investment Company Act of 1940, as amended (the “1940 Act”), as a non-diversified, closed-end management investment company that is operated as an interval fund. The Fund is offering through this prospectus two classes of common shares of beneficial interest (“Shares”) designated as Class S (“Class S Shares”) and Class F (“Class F Shares”). The Fund may offer additional classes of its Shares in the future.

Investment Objective. The Fund’s investment objective is to generate attractive current income from a differentiated portfolio of credit investments, while maintaining capital stability and selectively seeking opportunities for capital appreciation. There can be no assurance that the Fund will achieve its investment objective.

Interval Fund. The Fund is designed primarily for long-term investors and not as a trading vehicle. The Fund is an “interval fund” (defined below) pursuant to which it, subject to applicable law, will conduct quarterly repurchase offers for between 5% and 25% of the Fund’s outstanding Shares at net asset value (“NAV”). In connection with any given repurchase offer, it is likely that the Fund may offer to repurchase only the minimum amount of 5% of its outstanding Shares. It is also possible that a repurchase offer may be oversubscribed, with the result that shareholders may only be able to have a portion of their Shares repurchased. The Fund does not currently intend to list its Shares for trading on any national securities exchange. The Shares are, therefore, not readily marketable. Even though the Fund will make quarterly repurchase offers to repurchase a portion of the Shares to try to provide liquidity to shareholders, an investor should consider the Shares to have limited liquidity.

Written notification of each quarterly repurchase offer (the “Repurchase Offer Notice”) is sent to Shareholders at least 21 calendar days before the repurchase request deadline (i.e., the date by which Shareholders can tender their Shares in response to a repurchase offer) (the “Repurchase Request Deadline”); however, the Fund will provide such written notification no more than 42 calendar days before the Repurchase Request Deadline. The NAV will be calculated no later than the 14th calendar day (or the next business day if the 14th calendar day is not a business day) after the Repurchase Request Deadline (the “Repurchase Pricing Date”). The Fund will distribute payment to Shareholders within seven calendar days after the Repurchase Pricing Date. See “Share Repurchase Program” and “Types of Investments and Related Risks—Repurchase Offers Risks.”

Principal Investment Strategies. Under normal circumstances, the Fund will invest at least 80% of its assets in private loans, credit facilities, and credit-related investments (each a “Loan”) sourced by MA Asset Management, LLC, the Fund’s investment adviser (the “Adviser”). These Loans would typically be made by the Fund either (a) directly to borrowers, (b) sourced from or financed in partnership with non-bank originators, which are finance companies whose primary line of business is making loans or leases (each or any, a “Non-Bank Finance Company”), that the Adviser has a proprietary relationship with, or (c) in some cases, sourced from or financed in partnership with banks or traditional financial institutions that the Adviser has a proprietary relationship with. The Adviser analyzes a broad group of specialty credit and asset-based finance segments, spanning consumer Loans, commercial Loans and Loans with specialized collateral, and seeks to select what the Adviser believes are the best opportunities within the various segments of the asset-based finance market. The Adviser believes that the opportunity set in these specialty credit and asset-based finance segments is attractive, with the potential to generate compelling returns, and highly scalable as banks and traditional financial institutions continue to narrow their lending focus due to market, structural and secular forces. The Fund’s investment strategy is designed to produce a portfolio that is low to moderate duration, high yielding, well collateralized, with consistent cash flow characteristics, a strong risk/return edge and low correlation to liquid or traditional fixed income markets. Through these types of investments, the Adviser seeks to further reduce the overall risk and duration of the Fund’s portfolio and to give the Fund exposure to the substantial growth of non-bank finance opportunities1 emerging as banks and traditional financial institutions continue to narrow the focus of their direct lending activities. The form of the Loans that the Adviser will originate for the Fund could include senior credit, structured credit (on a senior or subordinated basis) or other forms of credit-related instruments such as leases, receivables, loan purchase relationships, forward flow programs, preferred instruments or equivalent, or other payment streams. In addition to its primary focus of investing in private Loans, the Adviser will also seek to hold a portion of the Fund’s investment portfolio in certain types of tradeable instruments, which will generally be structured products, that are aligned to its broader specialty credit and asset-based finance investment strategy, in order to facilitate liquidity for the Fund and, at certain times, to opportunistically capitalize on market conditions. There is no limit on the maturity or duration of the loans that the Fund will originate. The Fund may invest in additional strategies in the future as opportunities in different strategies present.

The Fund may invest a substantial portion of its assets in credit instruments that are rated below investment grade by rating agencies or would be rated below investment grade if they were rated. Credit instruments that are rated below investment grade (commonly referred to as “high yield” securities or “junk bonds”) are regarded as having predominantly speculative characteristics with respect to the issuer’s capacity to pay interest and repay principal. Because of the risks associated with investing in high yield securities, an investment in the Fund should be considered speculative. Some of the credit instruments will have no credit rating at all. See “Types of Investments and Related Risks—High Yield Debt.”

Unlisted Closed-End Fund. An investment in the Fund is subject to, among others, the following risks:

•	There is not expected to be any secondary trading market in the Shares.
•	Unlike most closed-end funds, the Shares are not listed on any securities exchange. The Fund will provide liquidity through quarterly offers to repurchase a limited amount of the Fund’s Shares (at least 5%).
•	Holders of Fund Shares (“Shareholders”) should not expect to be able to sell their Shares in a secondary market transaction regardless of how the Fund performs. An investment in the Fund is considered to be of limited liquidity.
•	There is no assurance that monthly distributions paid by the Fund will be maintained at the targeted level or that dividends will be paid at all.
•	The Fund’s distributions may be funded from unlimited amounts of offering proceeds or borrowings, which may constitute a return of capital and reduce the amount of capital available to the Fund for investment. Any capital returned to Shareholders through distributions will be distributed after payment of fees and expenses.
•	A return of capital to Shareholders is a return of a portion of their original investment in the Fund, thereby reducing the tax basis of their investment. As a result from such reduction in tax basis, Shareholders may be subject to tax in connection with the sale of Fund Shares, even if such Shares are sold at a loss relative to the Shareholder’s original investment.
•	The Fund’s distributions may result from expense reimbursements from MA Asset Management, LLC (the “Adviser”), which are subject to repayment by the Fund. Shareholders should understand that any such distributions are not based on the Fund’s investment performance and can only be sustained if the Fund achieves positive investment performance in future periods and/or the Adviser continues to make such expense reimbursements. Shareholders should also understand that the Fund’s future repayments will reduce the distributions that a Shareholder would otherwise receive.
•	The Fund may use leverage opportunistically and may choose to increase or decrease its leverage, or use different types or combinations of leveraging instruments, on a secured or unsecured basis, at any time based on the Fund’s assessment of market conditions and the investment environment, on any terms as deemed necessary, advisable, or appropriate, as determined in the business judgment and discretion of the Fund. See “Types of Investments and Related Risks—Use of Leverage: Risk of Borrowing by the Fund.”

1 The market share of non-bank lenders within the Morningstar Leveraged Loan Index rose from less than 30% in 1994 to 81% in 2022.

Investing in Shares involves a high degree of risk. See “Types of Investments and Related Risks” beginning on page 26 of this prospectus.

The date of this prospectus is December 17, 2024.

	Per Class S Share	Per Class F Share	Total(1)
Public Offering Price	Current NAV	Current NAV	Unlimited
Sales Load	–	–	–
Proceeds to the Fund (Before Expenses)(2)	$ amount invested at current NAV	$ amount invested at current NAV	Unlimited

(1)	Generally, the stated minimum initial investment by an investor in the Fund is $1,000,000 with respect to Class S Shares and $2,500 for regular accounts and $1,000 for retirement plan accounts with respect to Class F Shares, which stated minimums may be reduced for certain investors. Class S Shares and Class F Shares are not subject to a sales load. While Class S Shares and Class F Shares are not subject to a front-end sales charge, if an investor purchases Class S Shares or Class F Shares through certain financial firms, such firms may directly charge an investor transaction or other fees in such amount as they may determine. An investor should consult its financial firm for additional information. The Fund is offering on a continuous basis an unlimited number of common shares of beneficial interest.

(2)	The Adviser may bear certain ongoing offering costs associated with the Fund’s continuous offering. Pursuant to an expense limitation agreement (the “Expense Limitation Agreement”) between the Fund and the Adviser, the Fund will be obligated to reimburse the Adviser for any such payments. The Fund’s estimated organizational and initial offering expenses (including pre-effective expenses) are $527,117. See “Fund Expenses.”

Structure. The Fund does not currently intend to list its Shares for trading on any securities exchange and does not expect any secondary market to develop for its Shares. Shareholders of the Fund are not able to have their Shares redeemed or otherwise sell their Shares on a daily basis because the Fund is an unlisted closed-end fund. To provide some liquidity to Shareholders, the Fund is structured as an “interval fund” and conducts periodic repurchase offers for a portion of its outstanding Shares, as described below. An investment in the Fund is suitable only for long-term investors who can bear the risks associated with the limited liquidity of the Shares.

Investment Adviser. The investment adviser to the Fund is MA Asset Management, LLC. The Adviser is registered as an investment adviser with the U.S. Securities and Exchange Commission (the “SEC”) under the Investment Advisers Act of 1940, as amended (the “Advisers Act”). The Adviser is a wholly-owned subsidiary of MA Financial Group Limited (“MA Financial Group”).

Securities Offered. The Fund is offering its Shares on a continuous basis. With respect to Class S Shares, the minimum initial investment is $1,000,000 for all accounts. With respect to Class F Shares, the minimum initial investment is $2,500 for regular accounts and $1,000 for retirement plan accounts. There is no minimum subsequent investment amount for Class S Shares or Class F Shares. Financial intermediaries may aggregate orders of Class S Shares and Class F Shares to meet the respective minimum initial investments. The Fund reserves the right to waive investment minimums. While Class S Shares and Class F Shares are not subject to a front-end sales charge, if an investor purchases Class S Shares or Class F Shares through certain financial firms, such firms may directly charge an investor transaction or other fees in such amount as they may determine. An investor should consult its financial firm for additional information. Shares are being offered through the distributor at an offering price equal to the Fund’s then-current NAV per Share, plus any applicable sales load.

This prospectus provides the information that a prospective investor should know about the Fund before investing. Investors are advised to read this prospectus carefully and to retain it for future reference. Additional information about the Fund, including a statement of additional information about the Fund, dated December 17, 2024 (the “Statement of Additional Information”), as may be amended, supplemented or restated, has been filed with the SEC and is incorporated by reference in its entirety into this prospectus. The Statement of Additional Information and, when available, the Fund’s annual and semi-annual reports and other information filed with the SEC, can be obtained upon request and without charge by writing to the Fund at 3 West Main Street, Suite 301, Irvington, NY 10533 or by calling 844-994-4822. Investors may request the Fund’s Statement of Additional Information, annual and semi-annual reports when available and other information about the Fund or make Shareholder inquiries by calling 844-994-4822 or by visiting https://mafinancial.com/us/invest/ma-specialty-credit-income-fund. In addition, the contact information provided above may be used to request additional information about the Fund and to make Shareholder inquiries. The Statement of Additional Information, other material incorporated by reference into this prospectus and other information about the Fund is also available on the SEC’s website at http://www.sec.gov. The address of the SEC’s website is provided solely for the information of prospective investors and is not intended to be an active link.

The Fund and the Adviser have received exemptive relief to, among other things, (i) designate multiple classes of Shares; (ii) impose on certain of the classes an early withdrawal charge and schedule waivers of such; and (iii) impose class specific annual asset-based distribution fees on the assets of the various classes of Shares to be used to pay for expenses incurred in fostering the distribution of the Shares of the particular class. Under the exemptive relief, the Fund and/or the Adviser are required to comply with certain regulations that would not otherwise apply.

Shares are not deposits or obligations of, and are not guaranteed or endorsed by, any bank or other insured depository institution, and Shares are not insured by the Federal Deposit Insurance Corporation, the Board of Governors of the Federal Reserve System or any other government agency.

Neither the SEC nor any state securities commission has approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

TABLE OF CONTENTS

Page

SUMMARY OF TERMS	1
SUMMARY OF FEES AND EXPENSES	12
THE FUND	15
THE ADVISER	18
USE OF PROCEEDS	19
INVESTMENT OBJECTIVE, OPPORTUNITIES AND STRATEGIES	20
TYPES OF INVESTMENTS AND RELATED RISKS	26
MANAGEMENT OF THE FUND	42
FUND EXPENSES	44
MANAGEMENT AND INCENTIVE FEES	46
DETERMINATION OF NET ASSET VALUE	49
CONFLICTS OF INTEREST	50
SHARE REPURCHASE PROGRAM	52
DESCRIPTION OF CAPITAL STRUCTURE	54
TAX ASPECTS	57
ERISA CONSIDERATIONS	66
ANTI-TAKEOVER PROVISIONS IN THE DECLARATION OF TRUST	67
PLAN OF DISTRIBUTION	68
DISTRIBUTIONS	72
FISCAL YEAR; REPORTS	74
INQUIRIES	75

SUMMARY OF TERMS

This is only a summary and does not contain all of the information that a prospective investor should consider before investing in the Fund. Before investing, a prospective investor in the Fund should carefully read the more detailed information appearing elsewhere in this prospectus or the Statement of Additional Information.

THE FUND

The Fund is a newly organized Delaware statutory trust that is registered under the 1940 Act as a non-diversified, closed-end management investment company. The Fund is operated as an “interval fund” (as defined below).

Prior to the Fund’s registration as an investment company under the 1940 Act, certain private funds managed by the Adviser (collectively, the “Private Funds”) transferred certain of their assets to the Fund in exchange for cash and shares of the Fund of in an aggregate amount equal to the net asset value of the transferred assets.

The Fund offers two separate classes of Shares designated as Class S Shares and Class F Shares. Class S Shares and Class F Shares are offered by this prospectus.

Certain classes of Shares are subject to different fees and expenses. The Fund may offer additional classes of Shares in the future. Such future classes of Shares may be subject to a sales load.

THE ADVISER	MA Asset Management, LLC serves as the Fund’s investment adviser. The Adviser is registered as an investment adviser with the SEC under the Advisers Act. The Adviser is a wholly-owned subsidiary of MA Financial Group Limited.

INVESTMENT OBJECTIVE	The Fund’s investment objective is to generate attractive current income from a differentiated portfolio of credit investments, while maintaining capital stability and selectively seeking opportunities for capital appreciation.

INVESTMENT OPPORTUNITIES AND STRATEGIES

Under normal circumstances, the Fund will invest at least 80% of its assets in private Loans sourced by the Adviser. These Loans would typically be made by the Fund either (a) directly to borrowers, (b) sourced from or financed in partnership with Non-Bank Finance Companies that the Adviser has a proprietary relationship with, or (c) in some cases, sourced from or financed in partnership with banks or traditional financial institutions that the Adviser has a proprietary relationship with. The Adviser analyzes a broad group of specialty credit and asset-based finance segments, spanning consumer Loans, commercial Loans and Loans with specialized collateral, and seeks to select what the Adviser believes are the best opportunities within the various segments of the asset-based finance market. The Adviser believes that the opportunity set in these specialty credit and asset-based finance segments is attractive, with the potential to generate compelling returns, and highly scalable as banks and traditional financial institutions continue to narrow their lending focus due to market, structural and secular forces. The Fund’s investment strategy is designed to produce a portfolio that is low to moderate duration, high yielding, well collateralized, with consistent cash flow characteristics, a strong risk/return edge and low correlation to liquid or traditional fixed income markets. Through these types of investments, the Adviser seeks to further reduce the overall risk and duration of the Fund’s portfolio and to give the Fund exposure to the substantial growth of non-bank finance opportunities[2] emerging as banks and traditional financial institutions continue to narrow the focus of their direct lending activities. The form of the Loans that the Adviser will originate for the Fund could include senior credit, structured credit (on a senior or subordinated basis) or other forms of credit-related instruments such as leases, receivables, loan purchase relationships, forward flow programs, preferred instruments or equivalent, or other payment streams. In addition to its primary focus of investing in private Loans, the Adviser will also seek to hold a portion of the Fund’s investment portfolio in certain types of tradeable instruments, which will generally be structured products, that are aligned to its broader specialty credit and asset-based finance investment strategy, in order to facilitate liquidity for the Fund and, at certain times, to opportunistically capitalize on market conditions. There is no limit on the maturity or duration of the loans that the Fund will originate. The Fund may invest in additional strategies in the future as opportunities in different strategies present.

2 The market share of non-bank lenders within the Morningstar Leveraged Loan Index rose from less than 30% in 1994 to 81% in 2022.

PORTFOLIO COMPOSITION

The Fund will invest in a tailored and actively managed portfolio of loans and credit investments in three primary segments:

•Specialty Credit: Providing financing where banks and traditional financial institutions are not the efficient provider of capital due to market, structural or secular forces, such as increased regulatory requirements on banks, including bank capital rules, market uncertainty impacting regional banks and recent market dislocation resulting in high credit spreads for new loans in the $10 to $50 million range. The underlying loans, receivables or credits in this segment would typically be bespoke, niche or specialized in nature. Examples, without limitation, include healthcare receivables, insurance-related receivables, royalty receivables and litigation finance;

•Asset-Based Finance: Funding granular portfolios of loans, receivables or credits in the asset-based finance segment, typically originated by Non-Bank Finance Companies, or in some cases, banks and traditional financial institutions. The underlying loans or credits in this segment would typically fall within the commercial or consumer segments. Examples in the commercial segment, without limitation, include equipment finance, receivables finance, supply chain or inventory finance, bridging loans and business loans. Examples in the consumer segment, without limitation, include auto finance, housing related loans, consumer asset finance, general consumer loans and point of sale finance; and

•Direct Lending: Direct private loans, or investing in portfolios of directly negotiated private loans, to borrowers with differentiated characteristics that are originated by the Adviser through its proprietary relationships and channels.

2

In addition, to support the Fund in facilitating liquidity and to capitalize opportunistically on market dynamics, the Fund will have an allocation in its portfolio to:

•Tradeable Credit: Investments in tradeable instruments, generally structured products such as collateralized loan obligations and asset-backed securities, that are aligned to the broader specialty credit and asset-based finance strategy of the Fund, which can be bought and sold in more liquid markets than the Fund’s primary focus in the private loan market; and

•Cash: A small allocation to cash and cash equivalents.

LEVERAGE

The Fund may borrow money or otherwise obtain investment capital in connection with its investment activities — i.e., the Fund may utilize leverage. Specifically, the Fund may borrow money through a credit facility, the issuance of preferred shares or other arrangements to achieve its investment objective.

Subject to prevailing market conditions, the Fund may obtain financial leverage on a secured or unsecured basis if, immediately after such borrowing, it would have asset coverage (as defined in the 1940 Act) of 300% or more (for leverage obtained through debt) or 200% or more (for leverage obtained through preferred stock). Any leverage or investment capital obtained by or provided to the Fund may be secured by any or all assets of the Fund. For example, if the Fund has $100 in Net Assets (as defined below), it may utilize leverage through obtaining debt of up to $50, resulting in $150 in total assets (or 300% asset coverage). In addition, if the Fund has $100 in Net Assets, it may issue $100 in preferred stock, resulting in $200 in total assets (or 200% asset coverage). “Net Assets” means the total assets of the Fund minus the Fund’s liabilities. The Fund may use leverage opportunistically and may choose to increase or decrease its leverage, or use different types or combinations of leveraging instruments, at any time based on the Fund’s assessment of market conditions and the investment environment, on any terms as deemed necessary, advisable, or appropriate, as determined in the business judgment and discretion of the Fund.

BOARD OF TRUSTEES

The Board of Trustees (the “Board”), including a majority of the members of the Board (each, a “Trustee”) that are considered independent and are not “interested persons” (as defined in the 1940 Act) of the Fund or the Adviser (collectively, the “Independent Trustees”), oversees and monitors the Fund’s management and operations. See “Management of the Fund.”

MANAGEMENT AND INCENTIVE FEES	Pursuant the investment advisory agreement, dated as of April 18, 2024 (the “Investment Advisory Agreement”), by and between the Fund and the Adviser, and in consideration of the advisory services provided by the Adviser to the Fund, the Adviser is entitled to a fee consisting of two components – a base management fee (the “Management Fee”) and an incentive fee (the “Incentive Fee”).

The Management Fee is calculated and payable monthly in arrears at the annual rate of 0.95% of the average daily value of the Net Assets. “Net Assets” means the total assets of the Fund minus the Fund’s liabilities.

The Incentive Fee is calculated and payable quarterly in arrears based upon the Fund’s “pre-incentive fee net investment income” for the immediately preceding quarter, subject to a hurdle rate, expressed as a rate of return on the Fund’s Net Assets equal to 1.50% per quarter (or an annualized hurdle rate of 6.00%), subject to a “catch-up” feature. For this purpose, “pre-incentive fee net investment income” means interest income, dividend income, and any other income earned or accrued during the calendar quarter, minus the Fund’s operating expenses (which, for this purpose shall not include any realized capital gains, realized capital losses or unrealized capital appreciation or depreciation or Incentive Fee) for the quarter. For purposes of the Incentive Fee, Net Assets are calculated for the relevant quarter as the weighted average of the NAV of the Fund as of the first business day of each month therein. The weighted average NAV shall be calculated for each month by multiplying the NAV as of the beginning of the first business day of the month times the number of days in that month, divided by the number of days in the applicable calendar quarter.

The “catch-up” provision is intended to provide the Adviser with an incentive fee of 15% on all of the Fund’s pre-incentive fee net investment income when the Fund’s pre-incentive fee net investment income reaches 2.1429% of Net Assets in any calendar quarter.

Thus, each calendar quarter the Fund will compare its pre-incentive fee net investment income, expressed as a percentage of the Fund’s Net Assets in respect of the relevant calendar quarter, to a hurdle rate of 1.50%. If the Fund’s pre-incentive fee net investment income is less than the hurdle rate, then the Adviser will not be paid the Incentive Fee in respect of that quarter. If the Fund’s pre-incentive fee net investment income is between 1.50% and 2.1429% (the “Catch-up Range”), then the Adviser will be paid the Incentive Fee in respect of that quarter in an amount equal to 50% of the Fund’s pre-incentive fee net investment income within the Catch-up Range (the “Catch-up Amount”). If the Fund’s pre-incentive fee net investment income exceeds 2.1429%, then the Adviser will be paid the Incentive Fee in respect of that quarter in an amount equal to the Catch-up Amount plus 15% of pre-incentive fee net investment income above 2.1429%.

The Adviser is obligated to pay expenses associated with providing the investment services stated in the Investment Advisory Agreement, including compensation of and office space for its officers and employees connected with investment and economic research, trading and investment management of the Fund.

The Board will periodically review the Investment Advisory Agreement to determine, among other things, whether the fees payable under such agreement are reasonable in light of the services provided.

Pursuant to a Management Fee Waiver Agreement between the Fund and the Adviser (the “Management Fee Waiver Agreement”), the Adviser has contractually agreed, through the first year after the date on which the Fund’s Net Assets equal $250 million, but in no instance sooner than December 31, 2025, to waive (i) the Management Fee it is entitled to receive from the Fund pursuant to the Investment Advisory Agreement to the extent necessary to limit its Management Fee to 0.70% of the average daily value of the Fund’s Net Assets and (ii) the catch-up feature related to the Incentive Fee, with the effect that the Incentive Fee will equal 15% of the portion of the Fund’s pre-incentive fee net investment income that exceeds the hurdle rate. See “Management and Incentive Fees—Management Fee Waiver Agreement.”

The Adviser and the Fund have entered into the Expense Limitation Agreement in respect of each of Class S Shares and Class F Shares under which the Adviser has agreed contractually until December 31, 2025 to waive its Management Fee and/or reimburse the Fund’s initial organizational and offering costs, as well as the Fund’s operating expenses on a monthly basis to the extent that the Fund’s monthly total annualized fund operating expenses in respect of each class (excluding (i) expenses directly related to the costs of making investments, including interest and structuring costs for borrowings and line(s) of credit, taxes, brokerage costs, the Fund’s proportionate share of expenses related to co-investments, litigation and extraordinary expenses, (ii) Incentive Fees and (iii) any distribution and/or shareholder servicing fees) exceed 2.00% of the average NAV of such class (the “Expense Cap”).

In consideration of the Adviser’s agreement to waive its Management Fee and/or reimburse the Fund’s operating expenses, the Fund has agreed to repay the Adviser in the amount of any waived Management Fees and Fund expenses reimbursed in respect of each of Class S Shares and Class F Shares subject to the limitation that a reimbursement (an “Adviser Recoupment”) will be made only if and to the extent that: (i) it is payable not more than three years from the date on which the applicable waiver or expense payment was made by the Adviser; and (ii) the Adviser Recoupment does not cause the Fund’s total annual operating expenses (on an annualized basis and net of any reimbursements received by the Fund during such fiscal year) during the applicable quarter to exceed the Expense Cap of such class. The Adviser Recoupment for a class of Shares will not cause Fund expenses in respect of that class to exceed the Expense Cap either (i) at the time of the waiver or (ii) at the time of recoupment. See “Fund Expenses—Expense Limitation Agreement” for additional information. The Expense Limitation Agreement will remain in effect until December 31, 2025, unless and until the Board approves its modification or termination. See “Fund Expenses.”

ADMINISTRATION EXPENSES	The Fund has entered into an administration agreement (the “Administration Agreement”) with UMB Fund Services, Inc. (the “Administrator”). The Administrator will perform, or oversee the performance of, certain of the Fund’s required administrative services, which include, among other things, providing assistance in accounting, legal, compliance, operations, being responsible for the financial records that the Fund is required to maintain and preparing reports to the Fund’s Shareholders and reports filed with the SEC. In addition, the Administrator generally will oversee the payment of the Fund’s expenses and the performance of administrative and professional services rendered to the Fund by others.

DISTRIBUTIONS

The Fund’s distribution policy is to accrue dividends monthly and make monthly distributions to Shareholders. The Fund’s distributions may be funded from unlimited amounts of offering proceeds or borrowings, which may constitute a return of capital and reduce the amount of capital available to the Fund for investment. A return of capital to Shareholders is a return of a portion of their original investment in the Fund, thereby reducing the tax basis of their investment. As a result from such reduction in tax basis, Shareholders may be subject to tax in connection with the sale of Fund Shares, even if such Shares are sold at a loss relative to the Shareholder’s original investment. See “Distributions.”

The Board reserves the right to change the distribution policy from time to time.

DIVIDEND REINVESTMENT PLAN

The Fund will operate under a dividend reinvestment plan (“DRP”) administered by UMB Fund Services, Inc. (“UMB”). Pursuant to the DRP, the Fund’s income dividends or capital gains or other distributions (each, a “Distribution” and collectively, “Distributions”), net of any applicable U.S. withholding tax, are reinvested in the same class of Shares of the Fund.

Shareholders automatically participate in the DRP, unless and until an election is made to withdraw from the plan on behalf of such participating Shareholder. A Shareholder who does not wish to have Distributions automatically reinvested may terminate participation in the Plan by written instructions to that effect to UMB. Shareholders who elect not to participate in the DRP will receive all distributions in cash paid to the Shareholder of record (or, if the Shares are held in street or other nominee name, then to such nominee). Such written instructions must be received by UMB by the Repurchase Request Deadline or the Shareholder will receive such Distribution in Shares through the DRP. Under the DRP, the Fund’s Distributions to Shareholders are reinvested in full and fractional Shares. See “Distributions—Dividend Reinvestment Plan.”

PURCHASES OF SHARES

The Fund’s Shares are offered on a daily basis. Shares are being offered through the distributor at an offering price equal to the Fund’s then-current NAV per Share, plus any applicable sales load. Please see “Plan of Distribution” on page 68 for purchase instructions and additional information.

With respect to Class S Shares, the minimum initial investment is $1,000,000 for all accounts. With respect to Class F Shares, the minimum initial investment is $2,500 for regular accounts and $1,000 for retirement plan accounts. There is no minimum subsequent investment amount for Class S Shares or Class F Shares. Financial intermediaries may aggregate orders of Class S Shares and Class F Shares to meet the respective minimum initial investments. The Fund reserves the right to waive investment minimums. See “Distributions—Dividend Reinvestment Plan.”

PLAN OF DISTRIBUTION	Distribution Services, LLC, located at Three Canal Plaza, Suite 100, Portland, ME 04101, serves as the Fund’s principal underwriter and acts as the Distributor of the Fund’s Shares on a best efforts basis, subject to various conditions. The Fund’s Shares are offered for sale through the Distributor at NAV plus any applicable sales load. The Distributor also may enter into broker-dealer selling agreements with other broker dealers for the sale and distribution of the Fund’s Shares.

The Distributor is not required to sell any specific number or dollar amount of the Fund’s Shares but will use its best efforts to solicit orders for the sale of the Shares. Shares of the Fund will not be listed on any national securities exchange and the Distributor will not act as a market maker in Fund Shares.

The Adviser or its affiliates, in the Adviser’s discretion and from its own resources, may pay additional compensation to financial intermediaries and their agents that have made arrangements with the Fund and are authorized to buy and sell Shares of the Fund (collectively, “Financial Intermediaries”) in connection with the sale of Fund Shares (the “Additional Compensation”). In return for the Additional Compensation, the Fund may receive certain marketing advantages including access to a broker’s or dealer’s registered representatives, placement on a list of investment options offered by a broker or dealer, or the ability to assist in training and educating the broker’s or dealer’s registered representatives. The Additional Compensation may differ among brokers or dealers in amount or in the amount of calculation. Payments of Additional Compensation may be fixed dollar amounts or, based on the aggregate value of outstanding Shares held by Shareholders introduced by the broker or dealer, or determined in some other manner. The receipt of Additional Compensation by a selling broker or dealer may create potential conflicts of interest between an investor and its broker or dealer who is recommending the Fund over other potential investments.

ERISA PLANS AND OTHER TAX-EXEMPT ENTITIES	Investors subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and other tax-exempt entities, including employee benefit plans, individual retirement accounts (“IRAs”), 401(k) plans and Keogh plans, may purchase Shares. Because the Fund is registered as an investment company under the 1940 Act, the underlying assets of the Fund will not be considered to be “plan assets” of the ERISA plans investing in the Fund for purposes of ERISA’s fiduciary responsibility and prohibited transaction rules. Thus, neither the Fund nor the Adviser will be a fiduciary within the meaning of ERISA with respect to the assets of any ERISA plan that becomes a Shareholder, solely as a result of the ERISA plan’s investment in the Fund. See “ERISA Considerations.”

UNLISTED CLOSED-END INTERVAL FUND STRUCTURE	The Fund has been organized as a continuously offered, non-diversified closed-end management investment company that is operated as an interval fund. Closed-end funds differ from open-end funds (commonly known as mutual funds) in that investors in closed-end funds do not have the right to redeem their shares on a daily basis. Unlike most closed-end funds, which typically list their shares on a securities exchange, the Fund does not currently intend to list the Shares for trading on any securities exchange, and the Fund does not expect any secondary market to develop for the Shares in the foreseeable future. Therefore, an investment in the Fund, unlike an investment in a typical closed-end fund, is not a liquid investment. To provide some liquidity to Shareholders, the Fund is structured as an “interval fund” and conducts quarterly repurchase offers for a limited amount of the Fund’s Shares (at least 5%).

The Fund believes that a closed-end structure is most appropriate for the long-term nature of the Fund’s strategy. The Fund’s NAV per Share may be volatile. As the Shares are not traded, investors will not be able to dispose of their investment in the Fund, except through repurchases conducted through the share repurchase program, no matter how the Fund performs.

SHARE CLASSES

The Fund offers two different classes of Shares: Class S and Class F. An investment in any share class of the Fund represents an investment in the same assets of the Fund. However, the purchase restrictions and ongoing fees and expenses for each share class are different. The fees and expenses for the Fund are set forth in “Summary of Fees and Expenses.” If an investor has hired an intermediary and is eligible to invest in more than one class of shares, the intermediary may help determine which share class is appropriate for the investor. When selecting a share class, an investor should consider which share classes are available to them, how much they intend to invest, how long they expect to own shares and the total costs and expenses associated with a particular share class. See “Plan of Distribution.”

Each investor’s financial considerations are different. An investor should speak with their intermediary to help them decide which share class is best for them. Not all Financial Intermediaries offer all classes of shares. If an investor’s Financial Intermediary offers more than one class of shares, the investor should carefully consider which class of shares to purchase.

VALUATIONS

The Board has designated the Adviser as the Fund’s valuation designee for purposes of Rule 2a-5 under the 1940 Act. The Adviser is responsible for the valuation of the Fund’s portfolio investments for which market quotations are not readily available, as determined in good faith pursuant to the Adviser’s and the Fund’s valuation policy and consistently applied valuation process. Pursuant to the portfolio valuation process set forth in the Adviser’s and the Fund’s valuation policy, the Adviser utilizes independent third-party pricing services and independent third-party valuation services. Portfolio securities and other assets for which market quotes are readily available are valued at market value. In circumstances where market quotes are not readily available, the Adviser has adopted methods, which have been approved by the Board, for determining the fair value of such securities and other assets. The Fund determines NAV per Share in accordance with the methodology described in the Adviser’s and the Fund’s valuation policy. Valuations of Fund investments are disclosed in reports publicly filed with the SEC.

The Fund calculates the NAV of each class of its Shares on a daily basis. In addition, the Fund intends to publicly report the NAV per Share of each class of the Fund on its website on a daily basis. For information on the Fund’s daily NAV, please call the Fund at 844-994-4822. The Adviser will provide the Board with periodic reports, no less than quarterly, that discuss, among other things, the fair valuation of the Fund’s assets, as applicable. As the Fund’s valuation designee, the Adviser, subject to the Board’s oversight, is responsible for the accuracy, reliability or completeness of any market or fair market valuation determinations made with respect to the Fund’s assets. See “Determination of Net Asset Value.”

SHARE REPURCHASE PROGRAM

The Shares have no history of public trading, nor is it intended that the Shares will be listed on a public exchange at this time. No secondary market is expected to develop for the Fund’s Shares.

The Fund is an “interval fund,” a type of fund which, to provide some liquidity to Shareholders, makes quarterly offers to repurchase between 5% and 25% of its outstanding Shares at NAV, pursuant to Rule 23c-3 under the 1940 Act, unless such offer is suspended or postponed in accordance with regulatory requirements (as discussed below). In connection with any given repurchase offer, it is likely that the Fund may offer to repurchase only the minimum amount of 5% of its outstanding Shares. Quarterly repurchases will occur in the months of February, May, August and November. The offer to purchase Shares is a fundamental policy that may not be changed without the vote of the holders of a majority of the Fund’s outstanding voting securities (as defined in the 1940 Act). Written notification of each quarterly repurchase offer (the “Repurchase Offer Notice”) is sent to Shareholders at least 21 calendar days before the repurchase request deadline (i.e., the date by which Shareholders can tender their Shares in response to a repurchase offer) (the “Repurchase Request Deadline”); however, the Fund will provide such written notification no more than 42 calendar days before the Repurchase Request Deadline. The NAV will be calculated no later than the 14th calendar day (or the next business day if the 14th calendar day is not a business day) after the Repurchase Request Deadline (the “Repurchase Pricing Date”). The Fund will distribute payment to Shareholders within seven calendar days after the Repurchase Pricing Date. The Fund’s Shares are not listed on any securities exchange, and the Fund anticipates that no secondary market will develop for its Shares. Accordingly, an investor may not be able to sell Shares when and/or in the amount that the investor desires. Thus, the Shares are appropriate only as a long-term investment. If a repurchase offer is oversubscribed and the Fund determines not to repurchase additional Shares beyond the repurchase offer amount, or if Shareholders tender an amount of Shares greater than that which the Fund is entitled to purchase, the Fund will repurchase the Shares tendered on a pro rata basis, and Shareholders will have to wait until the next repurchase offer to make another repurchase request. In addition, the Fund’s repurchase offers may subject the Fund and Shareholders to special risks. See “Types of Investments and Related Risks—Repurchase Offers Risks.”

SUMMARY OF TAXATION	The Fund intends to elect to be treated for U.S. federal income tax purposes, and intends to qualify annually, as a regulated investment company (“RIC”) under Subchapter M of the Internal Revenue Code of 1986, as amended (the “Code”). As a RIC, the Fund generally will not be subject to corporate-level U.S. federal income taxes on any net ordinary income or capital gains that is distributed as dividends for U.S. federal income tax purposes to Shareholders, as applicable. To qualify for and maintain its treatment as a RIC for U.S. federal income tax purposes, the Fund is required to meet certain specified source-of-income and asset diversification requirements and is required to distribute dividends for U.S. federal income tax purposes of an amount at least equal to 90% of the sum of its net ordinary income and realized net short-term capital gains in excess of realized net long-term capital losses each tax year to Shareholders, as applicable. See “Distributions” and “Tax Aspects.”

FISCAL YEAR	For accounting purposes, the Fund’s fiscal year is the 12-month period ending on December 31.

REPORTS TO SHAREHOLDERS	As soon as practicable after the end of each calendar year, a statement on Form 1099-DIV identifying the sources of the distributions paid by the Fund to Shareholders for tax purposes will be furnished to Shareholders subject to Internal Revenue Service (“IRS”) reporting. In addition, the Fund will prepare and transmit to Shareholders an unaudited semi-annual and an audited annual report within 60 days after the close of the period for which the report is being made, or as otherwise required by the 1940 Act.

RISK FACTORS	Investing in the Fund involves risks, including the risk that a Shareholder may receive little or no return on their investment or that a Shareholder may lose part or all of their investment. Below is a summary of some of the principal risks of investing in the Fund. For a more complete discussion of the risks of investing in the Fund, see “Types of Investments and Related Risks.” Shareholders should consider carefully the following principal risks before investing in the Fund:
•Unlike most closed-end funds, the Fund’s Shares will not be listed on any securities exchange;

•Although the Fund intends to implement a quarterly share repurchase program, there is no guarantee that an investor will be able to sell all of the Shares that the investor desires to sell. The Fund should therefore be considered to offer limited liquidity;

•The Fund is exposed to risks associated with changes in interest rates;

•The Fund’s distributions may be funded from offering proceeds or borrowings, which may constitute a return of capital and reduce the amount of capital available to the Fund for investment. Any capital returned to Shareholders through distributions will be distributed after payment of fees and expenses, as well as any applicable sales load;

•Below investment grade instruments (also known as “junk bonds”) have predominantly speculative characteristics and may be particularly susceptible to economic downturns, which could cause losses;

•Certain investments may be exposed to the credit risk of the counterparties with whom the Fund deals;

•The valuation of securities or instruments that lack a central trading place (such as fixed-income securities or instruments) may carry greater risk than those that trade on an exchange;

•The Fund may be materially adversely affected by market, economic and political conditions and natural and man-made disasters, including pandemics, wars and supply chain disruptions, globally and in the jurisdictions and sectors in which the Fund invests;

•The Fund is a newly organized, non-diversified, closed-end investment company with limited operating history.

•Certain types of structured credit instruments, whether in private facilities or tradeable credit, may present risks similar to those of other types of debt obligations and, in fact, such risks may be of greater significance in the case of such structured credit instruments depending upon the Fund’s ranking in the capital structure. In certain cases, losses may equal the total amount of the Fund’s principal investment. Investments in structured vehicles, including equity and junior debt securities issued by structured credit facilities or special purpose vehicles, involve risks, including credit risk and market risk;

•The Fund may borrow money, which magnifies the potential for gain or loss on amounts invested, subjects the Fund to certain covenants with which it must comply and may increase the risk of investing with the Fund;

•To qualify and remain eligible for the special tax treatment accorded to RICs and their shareholders under the Code, the Fund must meet certain source-of-income, asset diversification and annual distribution requirements, and failure to do so could result in the loss of RIC status.

Accordingly, the Fund should be considered a speculative investment that entails substantial risks, and a prospective investor should invest in the Fund only if they can sustain a complete loss of their investment.

SUMMARY OF FEES AND EXPENSES

The following table illustrates the aggregate fees and expenses that the Fund expects to incur and that Shareholders can expect to bear directly or indirectly. The expenses shown in the table below are based on the assumption that the Fund borrows money for investment purposes at an average rate of 8.49% of Net Assets.

	Class S	Class F
SHAREHOLDER TRANSACTION FEES
Maximum sales load imposed on purchases(1)	None	None
Early Withdrawal Charge on Shares Repurchased Within 365 Days of Purchase (as a percentage of proceeds)	None	None
Maximum contingent deferred sales charge	None	None

ANNUAL FUND EXPENSES(2) (as a percentage of average net assets attributable to Shares)
Management Fee	0.95%	0.95%
Incentive Fee(3)	--	--
Interest payments on borrowed funds(4)	0.56%	0.56%
Other expenses(5)
Distribution fee(6)	None	0.50%
All other expenses	1.49%	1.49%
Total annual fund expenses	3.00%	3.50%
Fee waiver and expense reimbursement(7) (8)	(0.03)%	(0.03)%
Total annual fund expenses after fee waiver and expense reimbursement(7) (8)	2.97%	3.47%

(1)	While Class S Shares and Class F Shares are not subject to a front-end sales charge, if an investor purchases Class S Shares or Class F Shares through certain financial firms, such firms may directly charge the investor transaction or other fees in such amount as they may determine. An investor should consult its financial firm for additional information. See “Plan of Distribution.”

(2)	Assumes the Fund raises $250 million in proceeds in the first 12 months resulting in estimated average Net Assets of approximately $190 million.

(3)	The Fund anticipates that it may have interest income that could result in the payment of an Incentive Fee to the Adviser during certain periods. However, the Incentive Fee is based on the Fund’s performance and will not be paid unless the Fund achieves certain performance targets. The Fund expects the Incentive Fee the Fund pays to increase to the extent the Fund earns greater interest income through its investments. The Incentive Fee is calculated and payable quarterly in arrears based upon the Fund’s “pre-incentive fee net investment income” for the immediately preceding quarter, and is subject to a hurdle rate, expressed as a rate of return on the Fund’s Net Assets, equal to 1.50% per quarter, or an annualized hurdle rate of 6.00%, subject to a “catch-up” feature. See “Management and Incentive Fees” for a full explanation of how the Incentive Fee is calculated.

(4)	These expenses represent estimated interest payments the Fund expects to incur in connection with its credit facility during the current fiscal year. See “Summary of Terms — Leverage.” The amount shown in the table above is based on the assumption that the Fund borrows money for investment purposes at an average rate of 8.49% of Net Assets.

(5)	Other expenses include reasonably estimated costs the Fund can expect to incur related to accounting, custody, transfer agency, legal, valuation agent, pricing vendor and auditing fees of the Fund, organizational and offering costs applicable to each class, as well as the reimbursement of the compensation of administrative personnel and fees payable to the Independent Trustees. The amount presented in the table estimates the amounts the Fund expects to pay during the first 12 months, assuming the Fund raises $250 million of proceeds during that time.

(6)	The Fund may charge a distribution and/or shareholder servicing fee totaling up to 0.50% per year on Class F Shares. With respect to Class F Shares, the entire fee is characterized as a “distribution fee.”

The Fund may use these fees, in respect of the relevant class, to compensate Financial Intermediaries or financial institutions for distribution-related expenses, if applicable, and providing ongoing services in respect of clients with whom they have distributed Class S Shares or Class F Shares of the Fund. Such services may also include electronic processing of client orders, electronic fund transfers between clients and the Fund, account reconciliations with the Fund’s transfer agent, facilitation of electronic delivery to clients of Fund documentation, monitoring client accounts for back-up withholding and any other special tax reporting obligations, maintenance of books and records with respect to the foregoing, and such other information and liaison services as the Fund or the Adviser may reasonably request.

(7)	The Adviser and the Fund have entered into the Expense Limitation Agreement in respect of each of Class S Shares and Class F Shares under which the Adviser has agreed contractually until December 31, 2025 to waive its Management Fee and/or reimburse the Fund’s initial organizational and offering costs, as well as the Fund’s operating expenses on a monthly basis to the extent that the Fund’s monthly total annualized fund operating expenses in respect of each class (excluding (i) expenses directly related to the costs of making investments, including interest and structuring costs for borrowings and line(s) of credit, taxes, brokerage costs, the Fund’s proportionate share of expenses related to co-investments, litigation and extraordinary expenses, (ii) Incentive Fees and (iii) any distribution and/or shareholder servicing fees) exceed 2.00% of the average NAV of such class (the “Expense Cap”).

In consideration of the Adviser’s agreement to waive its Management Fee and/or reimburse the Fund’s operating expenses, the Fund has agreed to repay the Adviser in the amount of any waived Management Fees and Fund expenses reimbursed in respect of each of Class S Shares and Class F Shares subject to the limitation that a reimbursement (an “Adviser Recoupment”) will be made only if and to the extent that: (i) it is payable not more than three years from the date on which the applicable waiver or expense payment was made by the Adviser; and (ii) the Adviser Recoupment does not cause the Fund’s total annual operating expenses (on an annualized basis and net of any reimbursements received by the Fund during such fiscal year) during the applicable quarter to exceed the Expense Cap of such class. The Adviser Recoupment for a class of Shares will not cause Fund expenses in respect of that class to exceed the Expense Cap either (i) at the time of the waiver or (ii) at the time of recoupment. See “Fund Expenses—Expense Limitation Agreement” for additional information. The Expense Limitation Agreement will remain in effect until December 31, 2025, unless and until the Board approves its modification or termination.

(8)	The Adviser has contractually agreed, through the first year after the date on which the Fund’s Net Assets equal $250 million, but in no instance sooner than December 31, 2025, to waive (i) the Management Fee it is entitled to receive from the Fund pursuant to the Investment Advisory Agreement to the extent necessary to limit its Management Fee to 0.70% of the average daily value of the Fund’s Net Assets and (ii) the catch-up feature related to the Incentive Fee, with the effect that the Incentive Fee will equal 15% of the portion of the Fund’s pre-incentive fee net investment income that exceeds the hurdle rate. The Adviser may not seek reimbursement from the Fund with respect to the Management Fee and Incentive Fee waived pursuant to the Management Fee Waiver Agreement. The Management Fee Waiver Agreement will continue through the date set forth above, at which time it will terminate unless otherwise agreed to in writing by the parties. In addition, the Management Fee Waiver Agreement will terminate upon termination of the Investment Advisory Agreement.

Example:

The following example demonstrates the projected dollar amount of total expenses that would be incurred over various periods with respect to a hypothetical investment in Shares. In calculating the following expense amounts, the Fund has assumed its direct and indirect annual operating expenses would remain at the percentage levels set forth in the table above.

An investor would pay the following expenses on a $1,000 investment, assuming a 5.0% annual return:

Class S
	1 Year	3 Years	5 Years	10 Years
	$30	$92	$157	$331
Class F
	1 Year	3 Years	5 Years	10 Years
	$35	$107	$181	$377

The example and the expenses in the tables above should not be considered a representation of the Fund’s future expenses, and actual expenses may be greater or less than those shown. While the example assumes a 5.0% annual return, as required by the SEC, the Fund’s performance will vary and may result in a return greater or less than 5.0%. For a more complete description of the various fees and expenses borne directly and indirectly by the Fund, see “Fund Expenses” and “Management and Incentive Fees.”

THE FUND

The Fund is a newly organized, non-diversified, closed-end management investment company that is registered under the 1940 Act. The Fund is structured as an “interval fund” and continuously offers its Shares. The Fund was organized as a Delaware statutory trust on January 24, 2024 and has limited operating history. The principal office of the Fund is located at 3 West Main Street, Suite 301, Irvington, NY 10533 and its telephone number is 844-994-4822.

The Fund’s investment objective is to generate attractive current income from a differentiated portfolio of credit investments, while maintaining capital stability and selectively seeking opportunities for capital appreciation.

Under normal circumstances, the Fund will invest at least 80% of its assets in private Loans sourced by the Adviser. These Loans would typically be made by the Fund either (a) directly to borrowers, (b) sourced from or financed in partnership with Non-Bank Finance Companies that the Adviser has a proprietary relationship with, or (c) in some cases, sourced from or financed in partnership with banks or traditional financial institutions that the Adviser has a proprietary relationship with. The Adviser analyzes a broad group of specialty credit and asset-based finance segments, spanning consumer Loans, commercial Loans and Loans with specialized collateral, and seeks to select what the Adviser believes are the best opportunities within the various segments of the asset-based finance market. The Adviser believes that the opportunity set in these specialty credit and asset-based finance segments is attractive, with the potential to generate compelling returns, and highly scalable as banks and traditional financial institutions continue to narrow their lending focus due to market, structural and secular forces. The Fund’s investment strategy is designed to produce a portfolio that is low to moderate duration, high yielding, well collateralized, with consistent cash flow characteristics, a strong risk/return edge and low correlation to liquid or traditional fixed income markets. Through these types of investments, the Adviser seeks to further reduce the overall risk and duration of the Fund’s portfolio and to give the Fund exposure to the substantial growth of non-bank finance opportunities3 emerging as banks and traditional financial institutions continue to narrow the focus of their direct lending activities. The form of the Loans that the Adviser will originate for the Fund could include senior credit, structured credit (on a senior or subordinated basis) or other forms of credit-related instruments such as leases, receivables, loan purchase relationships, forward flow programs, preferred instruments or equivalent, or other payment streams. In addition to its primary focus of investing in private Loans, the Adviser will also seek to hold a portion of the Fund’s investment portfolio in certain types of tradeable instruments, which will generally be structured products, that are aligned to its broader specialty credit and asset-based finance investment strategy, in order to facilitate liquidity for the Fund and, at certain times, to opportunistically capitalize on market conditions. There is no limit on the maturity or duration of the loans that the Fund will originate. The Fund may invest in additional strategies in the future as opportunities in different strategies present. For a further discussion of the Fund’s principal investment strategies, see “Investment Objective, Opportunities and Strategies.” There can be no assurance that the Fund will achieve its investment objective.

The Fund’s investment adviser is MA Asset Management, LLC. See “The Adviser.” Responsibility for monitoring and overseeing the Fund’s investment program, management and operation is vested in the individuals who serve on the Board.

The Fund’s Investment Portfolio

Prior to the Fund’s registration as an investment company under the 1940 Act, two private funds managed by the Adviser and having investment strategies and objectives substantially similar to those of the Fund (“Private Fund 1” and “Private Fund 2” and each, a “Private Fund”) transferred certain of their assets to the Fund in exchange for cash and shares of the Fund in an aggregate amount equal to the net asset value of the transferred assets. Each of the acquisitions was accomplished in two separate transactions, which occurred between May 28, 2024 and June 28, 2024. Prior to July 1, 2024, the Fund received (1) $17,896,477.49 in assets from Private Fund 1 in exchange for cash consideration, and (2) $29,831,690.23 in assets from Private Fund 2 in exchange for 1,189,430.73 Shares of the Fund.

As of November 30, 2024, the Fund held certain investments, as shown below, with an aggregate fair value of approximately $70,841,240:

3 The market share of non-bank lenders within the Morningstar Leveraged Loan Index rose from less than 30% in 1994 to 81% in 2022.

Description	Interest	Maturity Date	Shares/Principal	Cost	Value
Collateralized Loan Obligations (12.91%)
ABPCI DT FD CLO L(a)(b)	11.21% (3-Month SOFR + 6.60%)	4/29/2035	$2,500,000	$2,536,727	$2,541,743
KKR CLO 52 Ltd (a)(b)	13.46% (3-Month SOFR + 8.81%)	7/16/2036	2,500,000	2,573,887	2,592,944
MCF CLO 10 Ltd (a)(b)	11.06% (3-Month SOFR + 6.40%)	4/15/2035	2,000,000	2,027,022	2,035,231
Monroe Capital Mml Clo XVI Ltd(b)	12.75% (3-Month SOFR + 7.79%)	7/23/2036	2,000,000	1,950,000	1,975,518
Total Collateralized Loan Obligations (Cost $9,087,636) (12.91%)				9,087,636	9,145,436

Private Loans (72.13%)
ABL REVOLVER IHC(b)(d)	14.17% (1-Month SOFR + 9.50%)	6/30/2027	2,985,370	2,985,370	3,015,225
ABL REVOLVER RCP(a)(d)	17.00%	3/31/2026	3,163,596	3,248,363	3,279,999
ABL REVOLVER RF(a)(b)(d)	13.92% (1-Month SOFR + 9.25%)	4/15/2026	7,698,253	7,721,015	7,817,243
ABL TERM PCG(a)(d)	12.00%	6/28/2027	6,373,565	6,381,356	6,381,356
ABL TERM GP(b)(d)	11.57% (Daily SOFR + 7.00%)	9/27/2028	20,000,000	20,000,000	20,000,000
BE OLD I LLC ELC(a)(d)(e)(f)	11.00%	5/31/2028	10,434,475	10,205,605	9,387,892
BE OLD I LLC 2ALC(a)(d)(e)(f)	12.00%	10/31/2027	1,221,284	1,264,024	1,219,196
Private Loans (Cost $51,805,733) (72.13%)				51,805,733	51,100,911

Private Real Estate Debt (8.31%)
XCAL 2023-MSN10 B1(a)(b)(c)(d)(g)	11.17% (1-Month SOFR + 6.50%)	11/15/2025	2,305,952	2,328,390	2,328,390
XCAL 2023-MSN10 B2(a)(b)(c)(d)(g)	21.25% (1-Month SOFR + 16.58%)	11/15/2025	944,048	953,234	953,234
XCF 2024-OSL A(a)(b)(c)(d)	8.67% (1-Month SOFR + 4.00%)	2/15/2026	2,000,000	2,019,461	2,039,461
XCF 2024-OSL B2(a)(b)(c)(d)	29.76% (1-Month SOFR + 25.09%)	2/15/2026	550,000	555,352	560,852
Private Real Estate Debt (Cost $5,856,437) (8.31%)				5,856,437	5,881,937

Short-Term Investments
Money Market Fund (4.80%)
Fidelity Investments Money Market Treasury Portfolio - Class I	4.51%(h)		3,397,776	3,397,776	3,397,776
Total Short-Term Investments (Cost $3,397,776) (4.80%)				3,397,776	3,397,776

Total Investments (Cost $70,147,582) (98.15%)				$70,147,582	$69,526,060
Assets in excess of other liabilities (1.85%)					1,315,180
Net Assets - 100.00%					$70,841,240

a Investment was acquired from private funds managed by the Adviser between May 28, 2024 and June 30, 2024 in exchange for cash and shares.

b Floating rate securities are securities whose yields vary with a designated market index or market rate. These securities are shown at their current rates as of November 30, 2024.

c Security exempt from registration under Rule 144A of the Securities Act of 1933. This security is restricted.

d Fair valued using significant unobservable inputs. The total of all such investments represents 80.44% of net assets.

e This investment is made through the majority owned subsidiary BE OLD I, LLC.

f Security restricted as to resale.

g This investment is made through the wholly owned subsidiary BE X CAL II, LLC.

h The rate is the annualized seven-day yield at period end.

Summary by Investment Type	Value	% of Net Assets
Collateralized Loan Obligations	$9,145,436	12.91%
Private Loans	51,100,911	72.13%
Private Real Estate Debt	5,881,937	8.31%
Short-Term Investments	3,397,776	4.80%
Total Investments	69,526,060	98.15%
Assets in excess of other liabilities	1,315,180	1.85%
Total	$70,841,240	100.00%

Additional information on restricted securities is as follow:

Investment	Initial Acquisition Date	Cost
MCF CLO 10 Ltd	6/26/2024	2,027,022
Monroe Capital Mml Clo XVI Ltd	9/5/2024	1,950,000
BE OLD I LLC ELC	6/01/2024	10,205,605
BE OLD I LLC 2ALC	6/01/2024	1,264,024
XCAL 2023-MSN10 B1	6/01/2024	2,328,390
XCAL 2023-MSN10 B2	6/01/2024	953,234
XCF 2024-OSL A	6/10/2024	2,019,461
XCF 2024-OSL B2	6/10/2024	555,352

THE ADVISER4

MA Asset Management, LLC, an investment adviser registered with the SEC under the Advisers Act, serves as the Adviser. The Adviser is organized as a New York limited liability company that was founded in 2013. The Adviser is a wholly-owned subsidiary of MA Financial Group.

MA Asset Management, LLC

The Adviser is part of the Global Credit Solutions group within the Private Credit business of MA Financial Group’s Asset Management division, which oversees USD $2.6 billion of credit assets under management.

Global Credit Solutions is a team of over 45 professionals between Sydney and New York, focused on originating and managing Loans across the specialty credit, asset-based finance, corporate lending and high yield credit opportunities segments.

MA Financial Group has endeavored to develop a team of investment and portfolio management executives with diverse skill sets and deep, differentiated experience across a range of relevant strategies and financial services segments that enable the firm to originate, execute and manage alpha-generating credit investments through evolving market conditions. The firm’s investment and portfolio management teams are supported by a substantial operating platform and complementary expertise in relevant disciplines, such as data analytics, financial technology, restructuring and debt workouts.

One of MA Financial Group’s core principles is to be co-creators of value that are aligned with the firm’s clients. Consistent with these values and to demonstrate the firm’s conviction in its credit investment strategies, MA Financial Group and its staff have invested over USD $123 million in the firm’s managed credit funds and assets alongside its clients. Moreover, while listed on the Australian Stock Exchange, MA Financial Group remains approximately 30% owned by staff, their families and associates.

MA Financial Group

MA Financial Group is a global alternative asset manager specializing in private credit, real estate and hospitality. In Australia, the firm lends to property, corporate and specialty finance sectors and provides corporate advice.

MA Financial Group invests and manages USD $6.4 billion on behalf of clients in its Asset Management division. The firm also has over USD $83 billion in managed loans, loans in which the firm manages the infrastructure for home loan origination and broker payments, as part of its Lending & Technology division and has advised on over USD $78 billion in mergers and acquisitions, strategic advisory, equity and debt capital market transactions through its MA Moelis Australia division, which is a strategic alliance partner of global independent investment bank Moelis & Company.

MA Financial Group is listed on the ASX (ASX: MAF) and has a team of over 600 professionals globally across locations in Australia, the United States, and various locations throughout Asia.

4 All figures in this section The Adviser are as of September 2024. Exchange rate of AUD:USD 1:0.65 used, as at November 30, 2024.

USE OF PROCEEDS

The proceeds from the sale of Shares, not including the amount of any applicable sales loads paid by investors and net of the Fund’s fees and expenses, are invested by the Fund to pursue its investment program and strategies.

The Fund expects to invest the proceeds obtained by it promptly (and in any event, within three months) after receipt of such proceeds to pursue its investment program.

INVESTMENT OBJECTIVE, OPPORTUNITIES AND STRATEGIES

Investment Objective

The Fund’s investment objective is to generate attractive current income from a differentiated portfolio of credit investments, while maintaining capital stability and selectively seeking opportunities for capital appreciation.

Investment Opportunities and Strategies

Under normal circumstances, the Fund will invest at least 80% of its assets in private Loans sourced by the Adviser. These Loans would typically be made by the Fund either (a) directly to borrowers, (b) sourced from or financed in partnership with Non-Bank Finance Companies that the Adviser has a proprietary relationship with, or (c) in some cases, sourced from or financed in partnership with banks or traditional financial institutions that the Adviser has a proprietary relationship with. The Adviser analyzes a broad group of specialty credit and asset-based finance segments, spanning consumer Loans, commercial Loans and Loans with specialized collateral, and seeks to select what the Adviser believes are the best opportunities within the various segments of the asset-based finance market. The Adviser believes that the opportunity set in these specialty credit and asset-based finance segments is attractive, with the potential to generate compelling returns, and highly scalable as banks and traditional financial institutions continue to narrow their lending focus due to market, structural and secular forces. The Fund’s investment strategy is designed to produce a portfolio that is low to moderate duration, high yielding, well collateralized, with consistent cash flow characteristics, a strong risk/return edge and low correlation to liquid or traditional fixed income markets. Through these types of investments, the Adviser seeks to further reduce the overall risk and duration of the Fund’s portfolio and to give the Fund exposure to the substantial growth of non-bank finance opportunities5 emerging as banks and traditional financial institutions continue to narrow the focus of their direct lending activities. The form of the Loans that the Adviser will originate for the Fund could include senior credit, structured credit (on a senior or subordinated basis) or other forms of credit-related instruments such as leases, receivables, loan purchase relationships, forward flow programs, preferred instruments or equivalent, or other payment streams. In addition to its primary focus of investing in private Loans, the Adviser will also seek to hold a portion of the Fund’s investment portfolio in certain types of tradeable instruments, which will generally be structured products, that are aligned to its broader specialty credit and asset-based finance investment strategy, in order to facilitate liquidity for the Fund and, at certain times, to opportunistically capitalize on market conditions. There is no limit on the maturity or duration of the loans that the Fund will originate. The Fund may invest in additional strategies in the future as opportunities in different strategies present.

The Adviser believes that some of the most compelling reasons for investing in the Fund are:

•	Potential for elevated current income resulting from the high interest income that the Fund expects to generate;

•	Focus on private asset-based finance, generally negotiated directly with borrower or counterparty, where the Adviser believes it can earn additional return over the public markets for originating and structuring such deals;

•	Ability of the Fund to be a term and price setter in the Loans due to the Adviser’s direct sourcing, negotiation and structuring of those Loans and/or the credit criteria and portfolio parameters for the lending programs in which they are originated;

•	Collateralized and/or waterfall payment structures (in which subordinate lenders get paid after any senior lender gets paid in full) inherent in specialty credit and asset-based finance that greatly enhance the risk and return profiles of the overall loan portfolio;

•	Portfolio granularity of the Fund’s specialty credit and asset-based finance strategy, with Loans being secured by, or otherwise having exposure to, underlying assets and collateral;

5 The market share of non-bank lenders within the Morningstar Leveraged Loan Index rose from less than 30% in 1994 to 81% in 2022.

•	Lower interest rate risk due to the short duration of its investments;

•	The Adviser’s proprietary investment and portfolio management process, which is meant to reduce annual charge-offs resulting from borrowers defaulting on their loans; and

•	Significant experience of the Adviser, its team members and the Global Credit Solutions investment group of its parent MA Financial Group, which believes it was an early mover in the specialty credit segment, creating a genuine strategic advantage for the Fund.

The Adviser does not guarantee a specific return to the Shareholders. The Fund does not expect to generate meaningful capital gains or other tax efficient income.

Portfolio Composition

The Fund will invest in a tailored and actively managed portfolio of loans and credit investments in three primary segments:

•	Specialty Credit: Providing financing where banks and traditional financial institutions are not the efficient provider of capital due to market, structural or secular forces, such as increased regulatory requirements on banks, including bank capital rules, market uncertainty impacting regional banks and recent market dislocation resulting in high credit spreads for new loans in the $10 to $50 million range. The underlying loans, receivables or credits in this segment would typically be bespoke, niche or specialized in nature. Examples, without limitation, include healthcare receivables, insurance-related receivables, royalty receivables and litigation finance;

•	Asset-Based Finance: Funding granular portfolios of loans, receivables or credits in the asset-based finance segment, typically originated by Non-Bank Finance Companies, or in some cases, banks and traditional financial institutions. The underlying loans or credits in this segment would typically fall within the commercial or consumer segments. Examples in the commercial segment, without limitation, include equipment finance, receivables finance, supply chain or inventory finance, bridging loans and business loans. Examples in the consumer segment, without limitation, include auto finance, housing related loans, consumer asset finance, general consumer loans and point of sale finance; and

•	Direct Lending: Direct private loans, or investing in portfolios of directly negotiated private loans, to borrowers with differentiated characteristics that are originated by the Adviser through its proprietary relationships and channels.

In addition, to support the Fund in facilitating liquidity and to capitalize opportunistically on market dynamics, the Fund will have an allocation in its portfolio to:

•	Tradeable Credit: Investments in tradeable instruments, generally structured products such as collateralized loan obligations (“CLOs”) and asset-backed securities, that are aligned to the broader specialty credit and asset-based finance strategy of the Fund, which can be bought and sold in more liquid markets that the Fund’s primary focus on private Loans; and

•	Cash: A small allocation to cash and cash equivalents.

The Investment Process

The Adviser has adopted a rigorous, five-phase investment process which applies across MA Financial Group’s Global Credit Solutions group (the “Investment Process”). The Investment Process is designed to ensure all investments are thoroughly vetted and evaluated to maximize returns while identifying and controlling for investment and portfolio risks in a disciplined manner. The Investment Process is governed by a dual-structured investment committee (“Investment Committee” or, in short form, “IC”).

Team structure

The Adviser has carefully structured its credit team structure to balance its professionals’ focus on what the Adviser believes are three equally important pillars of operating a successful private credit strategy in the specialty credit segment: (i) investments, (ii) portfolio management, and (iii) risk management.

The Adviser’s teams are split in to two distinct groups, facilitating specialization of skill sets while mitigating ml hazard risks and encouraging rigorous debate, robust evaluation of Loans and prudent oversight of the overall portfolio for the Fund:

•	Investment Team: A team of investment professionals whose responsibility is to source, diligence and execute new investment opportunities for the Fund (the “Investment Team”). Our Investment Team members also own a Loan for the lifecycle of the deal, ensuring these professionals are accountable and incentivized to achieve the Investment Objective for each Loan from origination to maturity.

•	Portfolio Management Team: The senior executives managing the portfolio for the Fund (“Portfolio Manager(s)” or, in short form, “PM(s)”), supported by a team of portfolio analysts. The Portfolio Management Team is responsible for the rigorous management of the overall Fund portfolio as fiduciaries of Shareholders’ capital. This team is focused on managing overall portfolio dynamics, realizing the investment objective for the Fund in its totality, balancing Portfolio Composition across the different segments within the principal investment strategies, and setting overall strategic investment focus in consultation with the Investment Team and with oversight of the Investment Committee.

These two functions actively collaborate on a daily basis. They are also encouraged to debate, challenge and engage with each other on the substantive merits of prospective investments or Loans, the robustness of the Fund’s portfolio and the optimal approach to maximize the probability of achieving the Fund’s investment objective.

Both the Investment Team and Portfolio Management Team are responsible collectively to be proactive risk managers at the individual Loan and portfolio level for the Fund. The Adviser considers risk management to be an equal third pillar of success alongside (i) making investments, and (ii) rigorously managing the portfolio of Loans. The Adviser has established a number of formally enshrined and informal culturally-embedded processes to create a disciplined risk management philosophy within its firm and in supporting the Fund.

The Investment Team and Portfolio Management Team are overseen by a robust and empowered Investment Committee that includes highly experienced senior members of the Adviser and its parent MA Financial Group, with complementary and differentiated skill sets.

Phases of the Investment Process

The Investment Team and Portfolio Management Team each play pivotal roles in the Investment Process.

Phase 1 – Investment origination and preliminary due diligence

The Investment Team utilizes their proprietary relationships to source and evaluate potential investment opportunities based on the Adviser’s investment criteria and the Fund’s mandate. As potential opportunities are identified, the relevant Investment Team member(s) engage bilaterally with prospective borrowers and conducts preliminary due diligence to understand their objectives, understand borrower’s commercial and economic fundamentals, evaluate the borrower’s financial performance, creditworthiness and ascertain any potential investment risks.

Based on the results of this preliminary due diligence, the investment team prepares initial terms and structure for the Loan. Finally, the team prepares a tear sheet which summarizes the key information about the Loan and the lending opportunity (a “Tear Sheet”) for review by the Portfolio Manager(s).

Phase 2 – Portfolio Manager sanction

Once an investment opportunity has been identified and been through an adequate preliminary due diligence process by the investment team, the Tear Sheet will be put forward to one of more of the relevant Portfolio Manager to assess. The Portfolio Managers, in conjunction with the broader Portfolio Management Team, act as an additional check in the review process, evaluating the opportunity based on a range of further considerations including (but not limited to):

•	alignment with the Fund mandate and investment objective;
•	consistency with the principal investment strategies for the Fund;
•	impact on pro-forma portfolio construction and portfolio composition dynamics;
•	any treasury and risk considerations; and
•	any idiosyncratic issues related to the investment itself.

Based on this evaluation, the Portfolio Managers will collaborate with the Investment Team to determine whether the opportunity will progress through the investment process.

Phase 3 – Investment Committee Early Read

Where a prospective investment opportunity is sanctioned by the Portfolio Managers, the opportunity progresses through to the Investment Committee for an initial review (known as an “Early Read”). This Early Read allows for a more holistic overview of the prospective Loan and proposed terms, as well as providing a check point for any objections to be raised.

Should there be no objections, the investment team continues evaluating the opportunity.

In addition, a ‘red team’ is assigned to provide an independent, contrarian perspective on any potential risks related to the investment (the “Red Team”). The Red Team is one or more investment professionals of the Adviser that was not directly involved in the origination of the prospective Loan and is not working as part of the main deal team for that potential investment. The Red Team is covered in further detail below.

This phase of the Investment Process is intended to ensure that any focus areas, concerns, structural enhancements to the Loan or other important considerations can be addressed in detail as part of final due diligence, to later be thoroughly considered as part of the Investment Committee process itself.

Phase 4 – Final due diligence and investment structuring

In the final phase of due diligence, overseen by at least one or several senior professionals of the Adviser, commercial and qualitative analysis is paired with robust quantitative analytics for a comprehensive review. The Adviser is generally evaluating the probability of default of the collateral and the loss given the default, and the Adviser then applies that to a specific security. This includes (but is not limited to):

•	Thorough asset level due diligence, including key performance drivers;
•	Assessment of serviceability and asset / collateral / security quality;
•	Counterparty / sponsor / originator / channel partner analysis;
•	Critical analysis of management quality;
•	Industry and competitive landscape dynamics;
•	Assessment of structural risk, tail risks and intercreditor terms;
•	Establishment of an enforcement position in the event of a default; and
•	Extensive stress testing based on what the Adviser terms a ‘what you have to believe’ approach, which means understanding the practical dynamics (which could be asset level, business level, economic, market, competitive, commercial, stakeholder, regulatory, or facility structural drivers, among others) that are foundational to obtaining conviction in the prospective investment’s merits, contribution to achieving the investment objective and complementing the Fund’s overall portfolio (the “What You Have To Believe” approach). As part of the What You Have To Believe approach, extensive consideration of the scenarios that would result in the investment being unsuccessful are evaluated alongside what needs to be believed for the investment to be acceptable at a minimum and a success.

The Fund’s Portfolio Manager must re-confirm support and sanction for the prospective investment before it can proceed to obtain Investment Committee approval.

Phase 5 – Investment Committee

The Investment Committee is the last stage of the Investment Process, where a final decision is made. This forum utilizes the benefit of the multiple lenses of consideration undertaken through the preceding five phases of the Investment Process, to ensure final investment evaluation can be made on a fully informed basis.

In addition to considering the diligence and analysis undertaken throughout the Investment Process, the Investment Committee obtains the perspective of the Red Team. The Red Team is tasked with reviewing the underlying diligence materials related to an investment, and conducting its own research and assessment, to provide a critical independent assessment and/or contrarian opinion on the deal. This is designed to ensure many perspectives are addressed and the Investment Committee is able to make an informed decision.

The Investment Committee is structured with two sub-committees: the Group Credit Sub-Committee which includes senior executives from across MA Financial Group, including its Joint CEO, and an Asset Management Sub-Committee which includes senior executives in MA Financial Group’s Asset Management function, including the Adviser’s Head of Asset Management US. Both Sub-Committees meet together, but vote in separate cohorts. Both Sub-Committees must approve a prospective investment, each on a defined minimum quorum and majority basis.

The Investment Committee considers the investment objective, the principal investment strategies, portfolio composition, credit fundamentals and portfolio dynamics, as well as leveraging its members’ experience, insights and expertise, in making its decision regarding any specific investment.

Investment Process Diagram

The diagram below illustrates the five phases of the Investment Process:

Ongoing investment and portfolio management governance

In addition to the Investment Process outlined above, the Adviser also employs a robust framework for governing and managing investments across the Fund with embedded checks and balances. A number of these frameworks are outlined below.

Investment Governance	Frequency	Adviser’s Approach
Market Analysis	Daily to Weekly	Continuous market analysis, insight gathering, cross-pollination of expertise and feedback loops are utilized by the Adviser, including by leveraging knowledge from across its parent organization MA Financial Group. This includes daily stand-ups and weekly pipeline meetings, among other processes.
Investment Committee Portfolio Reviews	Monthly	The Fund’s investment portfolio is thoroughly reviewed on a monthly basis, with oversight of the Investment Committee. Any potential risks or concerns are identified and added to a watch list for further monitoring.
Asset Management Reviews	Either Quarterly or Semi-Annually	Adviser and MA Financial Group undertake a comprehensive review of funds on a quarterly or semi-annual basis. During this review, the Fund’s portfolio, achievement of investment objective, efficacy of its principal investment strategies are reviewed, in addition to a range of other investor, treasury, compliance and financing dynamics.
Semi-Annual Stress Testing	Semi-Annually	Extensive stress testing and simulation analysis twice per year for substantially all private credit assets within the Fund’s portfolio and managed by the Adviser and MA Financial Group in its Global Credit Solutions group. This exercise estimates the impact on portfolios of three economic downturn scenarios: (i) moderate recession, (ii) severe recession, and (iii) a crisis or depression. In addition, idiosyncratic discrete investment level risks are also assessed on a selective basis, determined by the Investment Committee, Portfolio Management Team and Investment Team’s professional judgement. The stress testing exercise focuses on capital protection strategies in adverse scenarios, as well as considering specific strategies to rectify risks that could emerge.

It is important to note that the Investment Process is overseen, governed and refined by the Adviser’s Investment Committee and is subject to change at the Investment Committee’s discretion. Variations to the Investment Process for any individual investment or portfolio segment may also be adopted, implemented or ratified (prospectively or retrospectively) by the Investment Committee in its discretion.

In addition, it should be noted that for investments of a smaller size (relative to Fund assets under management) and certain less material decisions regarding the Fund’s investments and portfolio transactions, the Investment Committee may delegate decision making authority up to a threshold (and subject to certain notification and review provisions) to its Portfolio Managers or other such executives of the Adviser.

TYPES OF INVESTMENTS AND RELATED RISKS

Investors should carefully consider the risk factors described below, before deciding on whether to make an investment in the Fund. The risks set out below are not the only risks the Fund faces. Additional risks and uncertainties not currently known to the Fund or that the Fund currently deems to be immaterial also may materially adversely affect the Fund’s business, financial condition and/or operating results. If any of the following events occur, the Fund’s business, financial condition and results of operations could be materially adversely affected. In such case, the NAV of the Fund’s Shares could decline, and investors may lose all or part of their investment.

Investors should be aware that in light of the current uncertainty, volatility and distress in economies, financial markets, and labor and health conditions over the world, the risks below are heightened significantly compared to normal conditions. The fact that a particular risk below is not specifically identified as being heightened under current conditions does not mean that the risk is not greater than under normal conditions.

Risks Relating to the Fund’s Investment Program.

Nature of the Fund’s Investments Risks. The Fund has a very broad mandate with respect to the type and nature of investments in which it participates. While some of the loans in which the Fund will invest may be secured, the Fund may also invest in debt and equity securities that are either unsecured and subordinated to substantial amounts of senior indebtedness, or a significant portion of which may be unsecured. In such instances, the ability of the Fund to influence an issuer’s affairs, especially during periods of financial distress or following an insolvency is likely to be substantially less than that of senior creditors. For example, under terms of subordination agreements, senior creditors are typically able to block the acceleration of the debt or other exercises by the Fund of its rights as a creditor. Accordingly, the Fund may not be able to take the steps necessary to protect its investments in a timely manner or at all. In addition, the debt securities in which the Fund will invest may not be protected by financial covenants or limitations upon additional indebtedness, may have limited liquidity and may not be rated by a credit rating agency.

The borrowers of loans constituting the Fund’s assets may seek the protections afforded by bankruptcy, insolvency and other debtor relief laws. Bankruptcy proceedings are unpredictable as described further below in “Bankruptcy of Borrower Risk.” Additionally, the numerous risks inherent in the insolvency process create a potential risk of loss by the Fund of its entire investment in any particular investment. Insolvency laws may, in certain jurisdictions, result in a restructuring of the debt without the Fund’s consent under the “cramdown” provisions of applicable insolvency laws and may also result in a discharge of all or part of the debt without payment to the Fund.

Debt securities are also subject to other risks, including (i) the possible invalidation of an investment transaction as a “fraudulent conveyance,” (ii) the recovery of liens perfected or payments made on account of a debt in the period before an insolvency filing as a “preference,” (iii) equitable subordination claims by other creditors, (iv) so called “lender liability” claims by the issuer of the obligations (see “Risks Related to Investments in Loans”) and (v) environmental liabilities that may arise with respect to collateral securing the obligations. Additionally, adverse credit events with respect to any issuer, such as missed or delayed payment of interest and/or principal, bankruptcy, receivership, or distressed exchange, can significantly diminish the value of the Fund’s investment in any such company. The Fund’s investments may be subject to early redemption features, refinancing options, pre-payment options or similar provisions which, in each case, could result in the issuer repaying the principal on an obligation held by the Fund earlier than expected. Accordingly, there can be no assurance that the Fund’s investment objective will be realized.

Credit Risk. One of the fundamental risks associated with the Fund’s investments is credit risk, which is the risk that an issuer will be unable to make principal and interest payments on its outstanding debt obligations when due. The Fund’s return to investors would be adversely impacted if an issuer of debt in which the Fund invests becomes unable to make such payments when due.

Although the Fund may make investments that the Adviser believes are secured by specific collateral, the value of which may initially exceed the principal amount of such investments or the Fund’s fair value of such investments, there can be no assurance that the liquidation of any such collateral would satisfy the borrower’s obligation in the event of non-payment of scheduled interest or principal payments with respect to such investment, or that such collateral could be readily liquidated. The Fund may also invest in leveraged loans, high yield securities, marketable and non-marketable common and preferred equity securities and other unsecured investments, each of which involves a higher degree of risk than secured loans. Furthermore, the Fund’s right to payment and its security interest, if any, may be subordinated to the payment rights and security interests of a senior lender, to the extent applicable. Certain of these investments may have an interest-only payment schedule, with the principal amount remaining outstanding and at risk until the maturity of the investment. In addition, loans may provide for payments-in-kind, which have a similar effect of deferring current cash payments. In such cases, an issuer’s ability to repay the principal of an investment may depend on a liquidity event or the long-term success of the company, the occurrence of which is uncertain.

With respect to the Fund’s investments in any number of credit products, if the borrower or issuer breaches any of the covenants or restrictions under the credit agreement that governs loans of such issuer or borrower, it could result in a default under the applicable indebtedness as well as the indebtedness held by the Fund. Such default may allow the creditors to accelerate the related debt and may result in the acceleration of any other debt to which a cross-acceleration or cross-default provision applies. This could result in an impairment or loss of the Fund’s investment or a pre-payment (in whole or in part) of the Fund’s investment.

Issuers in which the Fund invests could deteriorate as a result of, among other factors, an adverse development in their business, a change in the competitive environment or the continuation or worsening of the current (or any future) economic and financial market downturns and dislocations. As a result, companies that the Fund expected to be stable or improve may operate, or expect to operate, at a loss or have significant variations in operating results, may require substantial additional capital to support their operations or maintain their competitive position, or may otherwise have a weak financial condition or experience financial distress. In addition, exogenous factors such as fluctuations of the equity markets also could result in warrants and other equity securities or instruments owned by the Fund becoming worthless.

Credit Spread Risk. Credit spread risk is the risk that credit spreads (i.e., the difference in yield between securities that is due to differences in their credit quality) may increase when the market expects debt securities to default more frequently. Widening credit spreads may quickly reduce the market values of debt securities. In recent years, the U.S. capital markets experienced extreme volatility and disruption following the spread of COVID-19, the conflict between Russia and Ukraine, significant conflict between Israel and Hamas in the Middle East and other economic disruptions, which increased the spread between yields realized on risk-free and higher risk securities, resulting in illiquidity in parts of the capital markets. Central banks and governments played a key role in reintroducing liquidity to parts of the capital markets. Future exits of these financial institutions from the market may reintroduce temporary illiquidity. These and future market disruptions and/or illiquidity would be expected to have an adverse effect on the Fund’s business, financial condition, results of operations and cash flows.

Interest Rate Risk. General interest rate fluctuations and changes in credit spreads on floating rate loans may have a substantial negative impact on the Fund’s investments and investment opportunities and, accordingly, may have a material adverse effect on the Fund’s rate of return on invested capital, the Fund’s net investment income and the Fund’s NAV. Certain of the Fund’s debt investments will have variable interest rates that reset periodically based on benchmarks such as SOFR and the prime rate, so an increase in interest rates may make it more difficult for issuers to service their obligations under the debt investments that the Fund will hold. In addition, to the extent the Fund borrows money to make investments, its returns will depend, in part, upon the difference between the rate at which it borrows funds and the rate at which it invests those funds. As a result, there can be no assurance that a significant change in market interest rates will not have a material adverse effect on the Fund’s net investment income to the extent it uses debt to finance its investments. In periods of rising interest rates, the Fund’s cost of funds would increase, which could reduce its net investment income. In general, rising interest rates will negatively impact the price of a fixed rate debt instrument and falling interest rates will have a positive effect on price. Adjustable rate instruments also react to interest rate changes in a similar manner, although generally to a lesser degree (depending, however, on the characteristics of the reset terms, including the index chosen, frequency of reset and reset caps or floors, among other factors). From time to time, the Fund may be exposed to medium- to long-term spread duration securities. Longer spread duration securities have a greater adverse price impact to increases in interest rates. Interest rate sensitivity is generally more pronounced and less predictable in instruments with uncertain payment or prepayment schedules.

If general interest rates rise, there is a risk that the issuers in which the Fund holds floating rate securities will be unable to pay escalating interest amounts, which could result in a default under their loan documents. Rising interest rates could also cause issuers to shift cash from other productive uses to the payment of interest, which may have a material adverse effect on their business and operations and could, over time, lead to increased defaults. In addition, rising interest rates may increase pressure on the Fund to provide fixed rate loans, which could adversely affect the Fund’s net investment income, as increases in the cost of borrowed funds would not be accompanied by increased interest income from such fixed-rate investments.

Inflation Risk. Inflation risk is the risk that the value of certain assets or income from the Fund’s investments will be worth less in the future as inflation decreases the value of money. As inflation increases, the real value of investments and distributions can decline. In addition, during any periods of rising inflation, the dividend rates or borrowing costs associated with the Fund’s use of leverage would likely increase, which would tend to further reduce returns to shareholders.

Prepayment Risk. Prepayment risk relates to the early repayment of principal on a loan or debt security. Loans may be callable at any time, and certain loans may be callable at any time at no premium to par. The Adviser is generally unable to predict the rate and frequency of such repayments. Whether a loan is called will depend both on the continued positive performance of the issuer and the existence of favorable financing market conditions that allow such issuer the ability to replace existing financing with less expensive capital. As market conditions change frequently, the Adviser will often be unable to predict when, and if, this may be possible for each of the Fund’s issuers. Having the loan or other debt instrument called early may have the effect of reducing the Fund’s actual investment income below its expected investment income if the capital returned cannot be invested in transactions with equal or greater yields.

Change of Law Risk. Government counterparties or agencies may have the discretion to change or increase regulation of a issuer’s operations or implement laws or regulations affecting the issuer’s operations, separate from any contractual rights it may have. A portfolio investment also could be materially and adversely affected as a result of statutory or regulatory changes or judicial or administrative interpretations of existing laws and regulations that impose more comprehensive or stringent requirements on such investment. Governments have considerable discretion in implementing regulations and tax reform, including, for example, the possible imposition or increase of taxes on income earned by an issuer or gains recognized by the Fund on its investment in such issuer, that could impact an issuer’s business as well as the Fund’s return on investment with respect to such issuer.

Force Majeure Risk. Issuers may be affected by force majeure events (i.e., events beyond the control of the party claiming that the event has occurred, including, without limitation, acts of God, fire, flood, earthquakes, outbreaks of an infectious disease, pandemic or any other serious public health concern, war, terrorism and labor strikes). Some force majeure events may adversely affect the ability of a party (including an issuer or a counterparty to the Fund or an issuer) to perform its obligations until it is able to remedy the force majeure event. In addition, the cost to an issuer or the Fund of repairing or replacing damaged assets resulting from such force majeure event could be considerable. Certain force majeure events (such as war or an outbreak of an infectious disease) could have a broader negative impact on the world economy and international business activity generally, or in any of the countries in which the Fund may invest specifically. Additionally, a major governmental intervention into industry, including the nationalization of an industry or the assertion of control over one or more issuers or its assets, could result in a loss to the Fund, including if its investment in such issuer is canceled, unwound or acquired (which could be without what the Fund considers to be adequate compensation). Any of the foregoing may therefore adversely affect the performance of the Fund and its investments.

Market Risk. The success of the Fund’s activities will be affected by general economic and market conditions, such as interest rates, availability of credit, credit defaults, inflation rates, economic uncertainty, changes in laws (including laws relating to taxation of the Fund’s investments), trade barriers, currency exchange controls, disease outbreaks, pandemics, and national and international political, environmental and socioeconomic circumstances (including wars, terrorist acts or security operations). In addition, the current U.S. political environment and the resulting uncertainties regarding actual and potential shifts in U.S. foreign investment, trade, taxation, economic, environmental and other policies under the current Administration, as well as the impact of geopolitical tension, such as a deterioration in the bilateral relationship between the U.S. and China, an escalation in conflict between Russia and Ukraine, significant conflict between Israel and Hamas in the Middle East or other systemic issuer or industry-specific economic disruptions, could lead to disruption, instability and volatility in the global markets. Unfavorable economic conditions also would be expected to increase our funding costs, limit our access to the capital markets or result in a decision by lenders not to extend credit to us.

Current and historic market turmoil has illustrated that market environments may, at any time, be characterized by uncertainty, volatility and instability. Serious economic disruptions may result in governmental authorities and regulators enacting significant fiscal and monetary policy changes, including by providing direct capital infusions into companies, introducing new monetary programs and considerably increasing or lowering interest rates, which, in some cases resulted in negative interest rates.

As global systems, economies and financial markets are increasingly interconnected, events that once had only local impact are now more likely to have regional or even global effects. Events that occur in one country, region or financial market will, more frequently, adversely impact issuers in other countries, regions or markets. These impacts can be exacerbated by failures of governments and societies to adequately respond to an emerging event or threat. These types of events quickly and significantly impact markets in the U.S. and across the globe leading to extreme market volatility and disruption. The extent and nature of the impact on supply chains or economies and markets from these events is unknown, particularly if a health emergency or other similar event, such as the COVID-19 pandemic, persists for an extended period of time. The value of the Fund’s investment may decrease as a result of such events, particularly if these events adversely impact the operations and effectiveness of the Adviser or key service providers or if these events disrupt systems and processes necessary or beneficial to the investment advisory or other activities on behalf the Fund.

Many of the issuers in which the Fund will make investments may be susceptible to economic slowdowns or recessions and may be unable to repay the loans made to them during these periods. Therefore, non-performing assets may increase and the value of the Fund’s portfolio may decrease during these periods as the Fund is required to record the investments at their current fair value. Adverse economic conditions also may decrease the value of collateral securing some of the Fund’s loans and the value of its investments. Economic slowdowns or recessions could lead to financial losses in the Fund’s portfolio and a decrease in revenues, net income and assets. Unfavorable economic conditions also could increase the Fund’s and the issuers’ funding costs, limit the Fund’s and the issuers’ access to the capital markets or result in a decision by lenders not to extend credit to the Fund or the issuers. These events could prevent the Fund from increasing investments and harm its operating results.

An issuer’s failure to satisfy financial or operating covenants imposed by the Fund or other lenders could lead to defaults and, potentially, acceleration of the time when the loans are due and foreclosure on its secured assets, which could trigger cross-defaults under other agreements and jeopardize the issuer’s ability to meet its obligations under the debt that the Fund holds. The Fund may incur additional expenses to the extent necessary to seek recovery upon default or to negotiate new terms with a defaulting issuer. In addition, if one of the issuers were to go bankrupt, depending on the facts and circumstances, including the extent to which the Fund will actually provide significant managerial assistance to that issuer, a bankruptcy court might subordinate all or a portion of the Fund’s claim to that of other creditors.

The prices of financial instruments in which the Fund may invest can be highly volatile. General fluctuations in the market prices of securities may affect the value of the investments held by the Fund. Instability in the securities markets may also increase the risks inherent in the Fund’s investments.

Market Disruptions Risk. U.S. and global markets have also experienced increased volatility as a result of the failures of certain U.S. and non-U.S. banks, which could be harmful to the Fund and issuer in it invests. For example, if a bank in which the Fund or issuer has an account fails, any cash or other assets in bank accounts may be temporarily inaccessible or permanently lost by the Fund or issuer. If a bank that provides a subscription line credit facility, asset-based facility, other credit facility and/or other services to the Fund or an issuer fails, the Fund or the issuer could be unable to draw funds under its credit facilities or obtain replacement credit facilities or other services from other lending institutions with similar terms. Even if banks used by the Fund and issuers in which the Fund invests remain solvent, continued volatility in the banking sector could cause or intensify an economic recession, increase the costs of banking services or result in the issuers being unable to obtain or refinance indebtedness at all or on as favorable terms as could otherwise have been obtained. Continued market volatility and uncertainty and/or a downturn in market and economic and financial conditions, as a result of developments in the banking industry or otherwise (including as a result of delayed access to cash or credit facilities), could have an adverse impact on the Fund and issuers in which it invests.

Bankruptcy of Borrower Risk. The issuers of loans constituting the Fund’s assets may seek the protections afforded by bankruptcy, insolvency and other debtor relief laws. When a borrower seeks relief under the U.S. Bankruptcy Code (or has a petition filed against it), an automatic stay prevents all entities, including creditors, from foreclosing or taking other actions to enforce claims, perfect liens or reach collateral securing such claims. Creditors who have claims against the borrower prior to the date of the bankruptcy filing must petition the court to permit them to take any action to protect or enforce their claims or their rights in any collateral. Such creditors may be prohibited from doing so if the court concludes that the value of the property in which the creditor has an interest will be “adequately protected” during the proceedings. If the Bankruptcy Court’s assessment of adequate protection is inaccurate, a creditor’s collateral may be wasted without the creditor being afforded the opportunity to preserve it. Bankruptcy proceedings are inherently litigious, time consuming, highly complex and driven extensively by facts and circumstances, which can result in challenges in predicting outcomes. The equitable power of bankruptcy judges also can result in uncertainty as to the ultimate resolution of claims.

Security interests held by creditors are closely scrutinized and frequently challenged in bankruptcy proceedings and may be invalidated for a variety of reasons. For example, security interests may be set aside because, as a technical matter, they have not been perfected properly under the Uniform Commercial Code or other applicable law. If a security interest is invalidated, the secured creditor loses the value of the collateral and because loss of the secured status causes the claim to be treated as an unsecured claim, the holder of such claim will almost certainly experience a significant loss of its investment.

Risks Relating to the Asset Classes in which the Fund Invests.

Risks Related to Investments in Loans. The Fund invests in loans, generally through a direct origination process. The value of the Fund’s loans may be detrimentally affected to the extent a borrower defaults on its obligations. There can be no assurance that the value assigned by the Adviser can be realized upon liquidation, nor can there be any assurance that any related collateral will retain its value. Furthermore, circumstances could arise (such as in the bankruptcy of a borrower) that could cause the Fund’s security interest in the loan’s collateral to be invalidated. Also, much of the collateral will be subject to restrictions on transfer intended to satisfy securities regulations, which will limit the number of potential purchases if the Fund intends to liquidate such collateral. The amount realizable with respect to a loan may be detrimentally affected if a guarantor, if any, fails to meet its obligations under a guarantee. Finally, there may be a monetary, as well as a time cost involved in collecting on defaulted loans and, if applicable, taking possession of various types of collateral.

The portfolio may include first lien senior secured, second and third lien loans and any other loans.

First Lien Senior Secured Loans. It is expected that when the Fund makes a senior secured term loan investment in an issuer, it will generally take a security interest in substantially all of the available assets of the issuer, including the equity interests of its domestic subsidiaries, which the Fund expects to help mitigate the risk that it will not be repaid. However, there is a risk that the collateral securing the Fund’s loans may decrease in value over time, may be difficult to sell in a timely manner, may be difficult to appraise and may fluctuate in value based upon the success of the business and market conditions, including as a result of the inability of the issuer to raise additional capital, and, in some circumstances, the Fund’s lien could be subordinated to claims of other creditors. In addition, deterioration in an issuer’s financial condition and prospects, including its inability to raise additional capital, may be accompanied by deterioration in the value of the collateral for the loan. Consequently, the fact that a loan is secured does not guarantee that the Fund will receive principal and interest payments according to the loan’s terms, or at all, or that it will be able to collect on the loan should it be forced to enforce its remedies.

Second Lien Senior Secured Loans and Junior Debt investments. Second and third lien loans are subject to the same investment risks generally applicable to senior loans described above. The Fund’s second lien senior secured loans will be subordinated to first lien loans and the Fund’s junior debt investments, such as mezzanine loans, generally will be subordinated to both first lien and second lien loans and have junior security interests or may be unsecured. As such, to the extent the Fund holds second lien senior secured loans and junior debt investments, holders of first lien loans may be repaid before the Fund in the event of a bankruptcy or other insolvency proceeding. Therefore, second and third lien loans are subject to additional risk that the cash flow of the related obligor and the property securing the second or third lien loan may be insufficient to repay the scheduled payments to the lender after giving effect to any senior secured obligations of the related obligor. This may result in an above average amount of risk and loss of principal. Second and third lien loans are also expected to be more illiquid than senior loans.

Unsecured Loans. Unsecured loans are subject to the same investment risks generally applicable to loans described above but are subject to additional risk that the assets and cash flow of the related obligor may be insufficient to repay the scheduled payments to the lender after giving effect to any secured obligations of the obligor. Unsecured loans will be subject to certain additional risks to the extent that such loans may not be protected and such loans are not secured by collateral, financial covenants or limitations upon additional indebtedness. Unsecured loans are also expected to be a more illiquid investment than senior loans for this reason.

Systemic Risks of Loan Portfolios. The Fund may acquire portfolios of loans. While the performance of individual loans within a portfolio generally would be tied to the specific characteristics of the borrower or the collateral securing those loans, such portfolios could be subject to systemic problems that affect a material portion of the loans in the portfolio, due to common characteristics among the underlying borrowers that make them susceptible to certain market or other developments, the underwriting practices of the originator of the loans or other factors.

Structured Finance Securities Risk. The Fund’s portfolios may include investments in structured finance securities, including asset-backed securities, collateralized loan obligations and other instruments. Structured finance securities are, generally, debt securities that entitle the holders thereof to receive payments of interest and principal that depend primarily on the cash flow from or sale proceeds of a specified pool of assets, either fixed or revolving, that by their terms convert into cash within a finite time period, together with rights or other assets designed to assure the servicing or timely distribution of proceeds to holders of such securities. If a particular asset or pool of assets held by the Fund becomes securitized with other assets, the value of such asset or pool of assets may be negatively impacted by the value of such other assets in such securitization transaction and may decrease as a result of the securitization.

Investing in structured finance securities entails various risks: credit risks, liquidity risks, interest rate risks, market risks, operations risks, structural risks, geographical concentration risks, basis risks and legal risks. Structured finance securities are subject to the significant credit risks inherent in the underlying collateral and to the risk that the servicer fails to perform. Accordingly, such securities generally include one or more credit enhancements, which are designed to raise the overall credit quality of the security above that of the underlying collateral. However, insurance providers and other sources of credit enhancement may fail to perform their obligations. Structured finance securities are subject to risks associated with their structure and execution, including the process by which principal and interest payments are allocated and distributed to investors, how credit losses affect the issuing vehicle and the return to investors in such structured finance securities, whether the collateral represents a fixed set of specific assets or accounts, whether the underlying collateral assets are revolving or closed-end, under what terms (including maturity of the structured finance instrument) any remaining balance in the accounts may revert to the issuing entity and the extent to which the entity that is the actual source of the collateral assets is obligated to provide support to the issuing vehicle or to the investors in such structured finance securities. In addition, concentrations of structured finance securities of a particular type, as well as concentrations of structured finance securities issued or guaranteed by affiliated obligors, serviced by the same servicer or backed by underlying collateral located in a specific geographic region, may subject the structured finance securities to additional risk.

Certain structured finance securities that may be held by the Fund may be subordinate in right of payment and rank junior to other securities that are secured by or represent an ownership interest in the same pool of assets. In addition, many of the related transactions have structural features that divert payments of interest and/or principal to more senior classes when the delinquency or loss experience of the pool exceeds certain levels. As a result, such securities have a higher risk of loss due to delinquencies or losses on the underlying assets. In certain circumstances, payments of interest may be reduced or eliminated for one or more payment dates. Additionally, as a result of cash flow being diverted to payments of principal of more senior classes, the average life of such securities may lengthen. Subordinate structured finance securities generally do not have the right to call a default or vote on remedies following a default unless more senior securities have been paid in full. As a result, a shortfall in payments to subordinate investors in structured finance securities will generally result neither in a default being declared on the transaction nor in an acceleration or restructuring of the obligations thereunder. Furthermore, because subordinate structured finance securities may represent a relatively small percentage of the size of an asset pool being securitized, the impact of a relatively small loss on the overall asset pool may be substantial on the holders of such subordinate security.

Structured finance securities are also subject to the risks of the securitized assets. In particular, structured finance securities are subject to risks related to the quality of the control systems and procedures used by the parties originating and servicing the securitized assets. Deficiencies in these systems may result in higher-than-expected borrower delinquencies or other factors affecting the value of the underlying assets, such as the inability to effectively pursue remedies against borrowers due to defective documentation. The Fund may rely upon representations of the securitization vehicles in respect of control systems and the securitized assets and conduct little or no diligence in respect of them. Accordingly, there can be no assurance that the control systems and the securitized assets will not be defective in a manner that could adversely affect the Fund.

High Yield Debt. The Fund may invest in debt securities that may be classified as “higher-yielding” (and, therefore, higher-risk) debt securities (also known as “junk bonds”). In most cases, such debt will be rated below “investment grade” or will be unrated and will face both ongoing uncertainties and exposure to adverse business, financial or economic conditions and the issuer’s failure to make timely interest and principal payments. The market for high yield securities (junk bonds) has experienced periods of volatility and reduced liquidity. High yield securities (junk bonds) may or may not be subordinated to certain other outstanding securities and obligations of the issuer, which may be secured by all or substantially all of the issuer’s assets. High yield securities (junk bonds) may also not be protected by financial covenants or limitations on additional indebtedness. The market values of certain of these debt securities may reflect individual corporate developments. General economic recession or a major decline in the demand for products and services in the industry in which the borrower operates would likely have a materially adverse impact on the value of such securities or could adversely affect the ability of the issuers of such securities to repay principal and pay interest thereon and increase the incidence of default of such securities. In addition, adverse publicity and investor perceptions, whether or not based on fundamental analysis, may also decrease the value and liquidity of these high yield debt securities (junk bonds).

Equity Investments. When the Fund invests in loans, it may acquire equity securities as well. In addition, the Fund may invest directly in the equity securities of issuers. The Fund’s goal is ultimately to dispose of such equity interests and realize gains upon its disposition of such interests. However, the equity interests received may not appreciate in value and, in fact, may decline in value. Accordingly, the Fund may not be able to realize gains from its equity interests, and any gains that it does realize on the disposition of any equity interests may not be sufficient to offset any other losses experienced.

The value of the Fund’s portfolio may be affected by changes in the equity markets generally. Equity markets may experience significant short-term volatility and may fall sharply at times. Different markets may behave differently from each other and U.S. equity markets may move in the opposite direction from one or more foreign stock markets. Adverse events in any part of the equity or fixed-income markets may have unexpected negative effects on other market segments. The prices of individual equity securities generally do not all move in the same direction at the same time and a variety of factors can affect the price of a particular company’s securities. These factors may include, but are not limited to, poor earnings reports, a loss of customers, litigation against the company, general unfavorable performance of the company’s sector or industry, or changes in government regulations affecting the company or its industry.

Additionally, there are special risks associated with investing in preferred securities, including risks related to deferral, subordination, liquidity, limited voting rights and special redemption rights.

Regulatory Approvals. The Fund may invest in issuers believed to have obtained all material United States federal, state, local or non-U.S. approvals, if any, required as of the date thereof to acquire and operate their facilities. In addition, the Fund may be required to obtain the consent or approval of applicable regulatory authorities in order to acquire or hold certain ownership positions in issuers. An issuer could be materially and adversely affected as a result of statutory or regulatory changes or judicial or administrative interpretations of existing laws and regulations that impose more comprehensive or stringent requirements on such issuer. For example, in the case of oil and gas drilling, handling and transportation, such activities are extensively regulated, and statutory and regulatory requirements may include those imposed by energy, zoning, environmental, health, safety, labor and other regulatory or political authorities. Moreover, additional regulatory approvals, including without limitation, renewals, extensions, transfers, assignments, reissuances or similar actions, may become applicable in the future due to a change in laws and regulations, a change in the companies’ customers or for other reasons. There can be no assurance that an issuer will be able to (i) obtain all required regulatory approvals that it does not have at the time of the Fund’s investment or that it may be required to have in the future; (ii) obtain any necessary modifications to existing regulatory approvals; or (iii) maintain required regulatory approvals. Delay in obtaining or failure to obtain and maintain in full force and effect any regulatory approvals, or amendments thereto, or delay or failure to satisfy any regulatory conditions or other applicable requirements could prevent operation of a facility or sales to or from third parties or could result in fines or additional costs to an issuer. Regulatory changes in a jurisdiction where a portfolio investment is located may make the continued operation of the portfolio investment infeasible or economically disadvantageous and any expenditures made to date by such portfolio investment may be wholly or partially written off. The locations of the portfolio investments may also be subject to government exercise of eminent domain power or similar events. Any of these changes could significantly increase the regulatory-related compliance and other expenses incurred by the portfolio investments and could significantly reduce or entirely eliminate any potential revenues generated by one or more of the portfolio investments, which could materially and adversely affect returns to the Fund.

Risks Relating to Originating and Underwriting Loans.

Direct Origination Risk. A significant portion of the Fund’s investments will be loans that are originated either directly by the Fund or by a third party. The results of the Fund’s operations depend on several factors, including the availability of opportunities for the origination or acquisition of target investments, the level and volatility of interest rates, the availability of adequate short and long-term financing, conditions in the financial markets and economic conditions. Further, the Fund’s inability to raise capital and the risk of issuer defaults may materially and adversely affect the Fund’s investment originations, business, liquidity, financial condition, results of operations and its ability to make distributions to its shareholders. In addition, competition for originations of and investments in the Fund’s target investments may lead to the price of such assets increasing or the decrease of interest income from loans originated by the Fund or by a third party, which may further limit its ability to generate desired returns. Also, as a result of this competition, desirable investments in the Fund’s target investments may be limited in the future, and the Fund may not be able to take advantage of attractive investment opportunities from time to time, as the Fund can provide no assurance that the Adviser will be able to identify and make investments that are consistent with its investment objective.

Deficiencies of Assumptions and Underwriting Models. Successful lending involves making determinations as to the creditworthiness of a borrower and the anticipated performance and value of collateral securing the loan, if any. When making credit determinations, the Fund or a third-party originator in which the Fund invests is required to make assessments concerning the operations and future expectations of the borrower’s business, the viability of the borrower’s business plan, the proposed financing structure, expected business, economic and market conditions, and the quality, longevity, and expected future value of any collateral, among other factors. These assessments are often made in part based on information provided by prospective borrowers, which is often not subject to independent verification. If the assessments that the originator makes prove to be incorrect, whether as a result of an unforeseen development or an inaccuracy or misrepresentation in the information that provided, the extension of credit could entail more risk than predicted and the Fund could incur unexpected losses. Although it may be possible to proceed against the borrower or the person acting on its behalf, it may be difficult or impossible to recover any monetary losses that the Fund suffers as a result of any misrepresentations made by the borrower to procure the loan.

Limits of Underwriting Policy. Both the Fund, when it originates loans directly, and third-party originators in which the Fund invests or from which it acquires loans may use a proprietary methodology to underwrite a potential borrower. However, there is no assurance it will actually reflect the creditworthiness of a borrower. For example, an originator’s rating may be inaccurate because the originator correctly applied its formula, but the formula relied on incorrect or outdated credit bureau information or information supplied by the borrower that was inaccurate. A newly-formed originator may not have a sufficient history underwriting history to accurately evaluate the long-term collection rate of the loans it originates. An originator’s rating is not a recommendation by the originator to make, buy, sell or hold the loans it originates. In addition, no assurances can be provided that actual loss rates for the loans will fall within the expected loss rates indicated by the originator’s guidance. If an originator’s underwriting policy proves faulty or ineffective, the Fund may suffer higher than expected loan losses, higher costs and lower returns.

Investing in Loans Made to Companies in Distressed Situations Risk. As part of its investing activities, the Fund may invest in loans made to companies that are experiencing significant financial or business difficulties, including companies involved in bankruptcy or other reorganization and liquidation proceedings. Although the terms of such financing may result in significant financial returns to the Fund, they involve a substantial degree of risk. The level of analytical sophistication, both financial and legal, necessary for successful financing to companies experiencing significant business and financial difficulties is unusually high. There is no assurance that the Fund will correctly evaluate the value of the assets collateralizing the Fund’s loans or the prospects for a successful reorganization or similar action. In any reorganization or liquidation proceeding relating to a company, the Fund may lose all or part of the amounts invested in the loan made to the borrower or may be required to accept collateral with a value less than the amount of the loan held by the Fund or its affiliates.

Investments in Highly Leveraged Issuers. The Fund’s investments are expected to include investments in issuers whose capital structures have significant leverage (including substantial leverage senior to the Fund’s investments), a considerable portion of which may be at floating interest rates. The leveraged capital structure of such issuers will increase their exposure to adverse economic factors such as rising interest rates, downturns in the economy or further deteriorations in the financial condition of the issuer or its industry. This leverage may result in more serious adverse consequences to such companies (including their overall profitability or solvency) in the event these factors or events occur than would be the case for less leveraged issuers. In using leverage, these issuers may be subject to terms and conditions that include restrictive financial and operating covenants, which may impair their ability to finance or otherwise pursue their future operations or otherwise satisfy additional capital needs. Moreover, rising interest rates may significantly increase the issuers or project’s interest expense, or a significant industry downturn may affect a company’s ability to generate positive cash flow, in either case causing an inability to service outstanding debt. The Fund’s investments may be among the most junior financing in an issuer’s capital structure. In the event such issuer cannot generate adequate cash flow to meet debt obligations, the company may default on its loan agreements or be forced into bankruptcy resulting in a restructuring or liquidation of the company, and the Fund, particularly in light of the subordinated and/or unsecured position of the Fund’s investments, may suffer a partial or total loss of capital invested in the company, which could adversely affect the return of the Fund.

Risks Associated with the Fund’s Status as a Registered-Closed End Interval Fund.

Use of Leverage: Risk of Borrowing by the Fund. The Fund may employ leverage, including through a secured credit facility, to achieve its investment objective and may consider other potential uses of leverage in the future. The Fund’s willingness to use leverage, and the extent to which leverage is used at any time, will depend on many factors, including the Adviser’s assessment of the yield curve environment, interest rate trends, market conditions and other factors.

Under the 1940 Act, the Fund is permitted to incur greater effective leverage through the use of preferred stock than through the use of debt. The Fund may incur permanent, Fund-level leverage including through, but not limited to, bridge, subscription, asset-backed facilities, financing transactions from prime brokers or custodians, short-sales and/or related to the Fund’s hedging activities. Borrowings by the Fund will further diminish returns (or increase losses on capital) to the extent overall returns are less than the Fund’s cost of funds. Such debt exposes the Fund to refinancing, recourse and other risks. As a general matter, the presence of leverage can accelerate losses.

Subject to prevailing market conditions, the Fund may obtain financial leverage if, immediately after such borrowing, it would have asset coverage (as defined in the 1940 Act) of 300% or more (for leverage obtained through debt) or 200% or more (for leverage obtained through preferred stock). For example, if the Fund has $100 in Net Assets, it may utilize leverage through obtaining debt of up to $50, resulting in $150 in total assets (or 300% asset coverage). In addition, if the Fund has $100 in Net Assets, it may issue $100 in preferred stock, resulting in $200 in total assets (or 200% asset coverage). Any leverage or investment capital obtained by or provided to the Fund may be secured by any or all assets of the Fund. The Fund may use leverage opportunistically and may choose to increase or decrease its leverage, or use different types or combinations of leveraging instruments, at any time based on the Fund’s assessment of market conditions and the investment environment, on any terms as deemed necessary, advisable, or appropriate, as determined in the business judgment and discretion of the Fund.

In addition, while any senior securities remain outstanding, the Fund will be required to make provisions to prohibit any dividend distribution to the Fund’s Shareholders or the repurchase of such securities or Shares unless the Fund meets the applicable asset coverage ratios at the time of the distribution or repurchase. The Fund is also permitted to borrow amounts up to 5% of the value of the Fund’s total assets for temporary purposes without regard to asset coverage, which borrowings would not be considered senior securities, provided that any such borrowings in excess of 5% of the value of the Fund’s total assets would be subject to the asset coverage ratio requirements of the 1940 Act, even if for temporary purposes.

In August 2022, Rule 18f-4 under the 1940 Act, regarding the ability of a registered investment company to use derivatives and other transactions that create future payment or delivery obligations (except reverse repurchase agreements and similar financing transactions), became effective. Under the new rule, registered investment companies that make significant use of derivatives are required to operate subject to a value-at-risk leverage limit, adopt a derivatives risk management program and appoint a derivatives risk manager, and comply with various testing and board reporting requirements. Such requirements may limit the ability of the Fund to invest in derivatives, short sales and similar financing transactions, limit the Fund’s ability to employ certain strategies that use these instruments and/or adversely affect the Fund’s efficiency in implementing its strategy, liquidity and/or ability to pursue its investment objective.

The Adviser expects that the Fund’s borrowings may ultimately be secured with a security interest in the Fund’s assets including the Fund’s investments and/or cash flows from such investments. In times of adverse market conditions, the Fund may be required to post additional collateral which could affect the Fund’s liquidity.

Subject to certain exceptions, the Fund is required to trade derivatives and other transactions that create future payment or delivery obligations (except reverse repurchase agreements and similar financing transactions if the Fund has elected to treat them as borrowings) subject to a limit on notional derivatives exposure as a limited derivatives user or subject to a value-at-risk (“VaR”) leverage limit and certain derivatives risk management program and testing requirements and requirements related to board reporting. These requirements may limit the ability of the Fund to invest in derivatives, short sales and similar financing transactions, limit the Fund’s ability to employ certain strategies that use these instruments and/or adversely affect the Fund’s efficiency in implementing its strategy, liquidity and/or ability to pursue its investment objectives.

Leverage creates several major types of risks for Shareholders, including: (i) the likelihood of greater volatility of NAV of Shares, and of the investment return to Shareholders, than a comparable portfolio without leverage; (ii) the possibility either that Share distributions will fall if the interest and other costs of leverage rise, or that distributions paid on Shares will fluctuate because such costs vary over time; (iii) the effects of leverage in a declining market or a rising interest rate environment, as leverage is likely to cause a greater decline in the NAV of the Shares than if the Fund were not leveraged; and (iv) in certain circumstances, the Fund may be required to dispose of investments at a loss or otherwise on unattractive terms in order to service its debt obligations or meet its debt covenants. There can be no assurance that the Fund will have sufficient cash flow to meet its debt service obligations. As a result, the Fund’s exposure to foreclosure and other losses may be increased due to the illiquidity of its investments.

In addition, the Fund may need to refinance its outstanding debt as it matures. There is a risk that the Fund may not be able to refinance existing debt or that the terms of any refinancing may not be as favorable as the terms of the existing loan agreements. If prevailing interest rates or other factors at the time of refinancing result in higher interest rates upon refinancing, then the interest expense relating to that refinanced indebtedness would increase. These risks could adversely affect the Fund’s financial condition, cash flows and the return on its investments.

With respect to any asset-backed facility entered into by the Fund (or an affiliate thereof), a decrease in the market value of the Fund’s investments (due to market conditions, the fair valuation of the Fund’s investments or otherwise) would increase the effective amount of leverage and could result in the possibility of a violation of certain financial covenants or other terms pursuant to which the Fund must repay the borrowed funds to the lender. Liquidation of the Fund’s investments at an inopportune time in order to satisfy such requirements could adversely impact the performance of the Fund and could, if the value of its investments had declined significantly, cause the Fund to lose all or a substantial amount of its capital. In the event of a sudden, precipitous drop in the value of the Fund’s assets, the Fund might not be able to dispose of assets quickly enough to pay off its debt resulting in a foreclosure or other total loss of some or all of the pledged assets. Fund-level debt facilities typically include other covenants and provisions such as, but not limited to: (i) a covenant against the Fund incurring or being in default under other recourse debt (including certain Fund guarantees of asset level debt, which, if triggered could cause adverse consequences to the Fund if it is unable to cure or otherwise mitigate such breach), (ii) a covenant requiring compliance with financial covenants, and (iii) covenants restricting investment dispositions or the making of distributions at certain times or under certain conditions.

Lack of Diversification. The Fund is classified as a non-diversified investment company within the meaning of the 1940 Act, which means that the Fund is not limited by the 1940 Act with respect to the proportion of its assets that it may invest in securities of a single issuer. To the extent that the Fund assumes large positions in the securities of a small number of issuers, its net asset value may fluctuate to a greater extent than that of a diversified investment company as a result of changes in the financial condition or the market’s assessment of the issuer. The Fund may also be more susceptible to any single economic or regulatory occurrence than a diversified investment company. Beyond the Fund’s asset diversification requirements as a RIC under the Code, the Fund does not have fixed guidelines for diversification, and its investments could be concentrated in relatively few portfolio companies. Although the Fund is classified as a non-diversified investment company within the meaning of the 1940 Act, it maintains the flexibility to operate as a diversified investment company. To the extent that the Fund operates as a non-diversified investment company, it may be subject to greater risk.

During the period of time in which the Fund is deploying its initial capital, the Fund may make a limited number of investments. In addition, the Fund does not have fixed guidelines for diversification by industry or type of security, and investments may be concentrated in only a few industries or types of securities. Further, if the expected amount of leverage is not obtained or deployed, the Fund may be more concentrated in an investment than originally anticipated. As a result, the Fund’s investments may be concentrated and the poor performance of a single investment may have pronounced negative consequences to the Fund and the aggregate returns realized by the Fund investors.

Shares Not Listed; No Market for Shares. The Fund has been organized as a closed-end management investment company. Closed-end funds differ from open-end management investment companies (commonly known as mutual funds) because investors in a closed-end fund do not have the right to redeem their shares on a daily basis. Unlike most closed-end funds, which typically list their shares on a securities exchange, the Fund does not currently intend to list the Shares for trading on any securities exchange, and the Fund does not expect any secondary market to develop for the Shares in the foreseeable future. Therefore, an investment in the Fund, unlike an investment in a typical closed-end fund, is not a liquid investment.

Closed-end Interval Fund; Liquidity Risks. The Fund is a non-diversified, closed-end management investment company structured as an “interval fund” and designed primarily for long-term investors. The Fund is not intended to be a typical traded investment. There is no secondary market for the Fund’s Shares and the Fund expects that no secondary market will develop. An investor should not invest in the Fund if the investor needs a liquid investment. Closed-end funds differ from open-end management investment companies, commonly known as mutual funds, in that investors in a closed-end fund do not have the right to redeem their shares on a daily basis at a price based on NAV. Although the Fund, as a fundamental policy, will make quarterly offers to repurchase between 5% and 25% of its outstanding Shares at NAV, the number of Shares tendered in connection with a repurchase offer may exceed the number of Shares the Fund has offered to repurchase, in which case not all of an investor’s Shares tendered in that offer will be repurchased. In connection with any given repurchase offer, it is likely that the Fund may offer to repurchase only the minimum amount of 5% of its outstanding Shares. Hence, an investor may not be able to sell its Shares when and/or in the amount that it desires.

Repurchase Offers Risks. As described under “Share Repurchase Program,” the Fund is an “interval fund” and, to provide some liquidity to Shareholders, makes quarterly offers to repurchase between 5% and 25% of its outstanding Shares at NAV, pursuant to Rule 23c-3 under the 1940 Act. The Fund believes that these repurchase offers are generally beneficial to the Fund’s Shareholders, and generally are funded from available cash or sales of portfolio securities. However, the repurchase of Shares by the Fund decreases the assets of the Fund and, therefore, may have the effect of increasing the Fund’s expense ratios. Repurchase offers and the need to fund repurchase obligations may also affect the ability of the Fund to be fully invested or force the Fund to maintain a higher percentage of its assets in liquid investments, which may harm the Fund’s investment performance. Moreover, diminution in the size of the Fund through repurchases may result in untimely sales of portfolio securities, and may limit the ability of the Fund to participate in new investment opportunities. If the Fund uses leverage, repurchases of Shares may compound the adverse effects of leverage in a declining market. In addition, if the Fund borrows money to finance repurchases, interest on that borrowing will negatively affect Shareholders who do not tender their Shares by increasing Fund expenses and reducing any net investment income. Certain Shareholders may from time to time own or control a significant percentage of the Fund’s Shares. Repurchase requests by these Shareholders of these Shares of the Fund may cause repurchases to be oversubscribed, with the result that Shareholders may only be able to have a portion of their Shares repurchased in connection with any repurchase offer. If a repurchase offer is oversubscribed and the Fund determines not to repurchase additional Shares beyond the repurchase offer amount, or if Shareholders tender an amount of Shares greater than that which the Fund is entitled to purchase, the Fund will repurchase the Shares tendered on a pro rata basis, and Shareholders will have to wait until the next repurchase offer to make another repurchase request. Shareholders will be subject to the risk of NAV fluctuations during that period. Thus, there is also a risk that some Shareholders, in anticipation of proration, may tender more Shares than they wish to have repurchased in a particular quarterly period, thereby increasing the likelihood that proration will occur. The NAV of Shares tendered in a repurchase offer may fluctuate between the date a Shareholder submits a repurchase request and the Repurchase Request Deadline, and to the extent there is any delay between the Repurchase Request Deadline and the Repurchase Pricing Date. The NAV on the Repurchase Request Deadline or the Repurchase Pricing Date may be higher or lower than on the date a Shareholder submits a repurchase request. See “Share Repurchase Program.”

Distribution Payment Risk. The Fund cannot assure investors that the Fund will achieve investment results that will allow the Fund to make a specified level of cash distributions or year-to-year increases in cash distributions. All distributions will be paid at the discretion of the Board and may depend on the Fund’s earnings, the Fund’s net investment income, the Fund’s financial condition, maintenance of the Fund’s RIC status, compliance with applicable regulations and such other factors as the Board may deem relevant from time to time.

In the event that the Fund encounters delays in locating suitable investment opportunities, all or a substantial portion of the Fund’s distributions may constitute a return of capital to Shareholders. To the extent that the Fund pays distributions that constitute a return of capital for U.S. federal income tax purposes, it will lower an investor’s tax basis in his or her Shares. A return of capital generally is a return of an investor’s investment, rather than a return of earnings or gains derived from the Fund’s investment activities, and generally results in a reduction of the tax basis in the Shares. As a result from such reduction in tax basis, Shareholders may be subject to tax in connection with the sale of Fund Shares, even if such Shares are sold at a loss relative to the Shareholder’s original investment.

Risks Associated with the Fund Distribution Policy. The Fund intends to make regular distributions. In order to maintain a relatively stable level of distributions, the Fund may pay out less than all of its net investment income to the extent consistent with maintaining its ability to be subject to tax as a “regulated investment company” under the Code, pay out undistributed income from prior months, return capital in addition to current period net investment income or borrow money to fund distributions. The distributions for any full or partial calendar year might not be made in equal amounts, and one distribution may be larger than the other. The Fund will make a distribution only if authorized by the Board and declared by the Fund out of assets legally available for these distributions. This distribution policy may, under certain circumstances, have certain adverse consequences to the Fund and its Shareholders because it may result in a return of capital, which would reduce the NAV of the Shares and, over time, potentially increase the Fund’s expense ratios. If a distribution constitutes a return of capital, it means that the Fund is returning to Shareholders a portion of their investment rather than making a distribution that is funded from the Fund’s earned income or other profits. The Fund’s distribution policy may be changed at any time by the Board.

There is a possibility that the Fund may make total distributions during a calendar or taxable year in an amount that exceeds the Fund’s net investment company taxable income and net capital gains for the relevant taxable year. In such situations, if a distribution exceeds the Fund’s then-current and accumulated earnings and profits (as determined for U.S. federal income tax purposes), a portion of each distribution paid with respect to such taxable year would generally be treated as a return of capital for U.S. federal income tax purposes, thereby reducing the amount of a Shareholder’s tax basis in such Shareholder’s Fund Shares. When a Shareholder sells Fund Shares, the amount, if any, by which the sales price exceeds the Shareholder’s tax basis in Fund Shares may be treated as a gain subject to tax. Because a return of capital reduces a Shareholder’s tax basis in Fund Shares, it generally will increase the amount of such Shareholder’s gain or decrease the amount of such Shareholder’s loss when such Shareholder sells Fund Shares. To the extent that the amount of any return of capital distribution exceeds a Shareholder’s tax basis in Fund Shares, such excess generally will be treated as gain from a sale or exchange of the Shares.

If the Fund elects to issue preferred Shares and/or notes or other forms of indebtedness, its ability to make distributions to its Shareholders may be limited by the asset coverage requirements and other limitations imposed by the 1940 Act and the terms of the Fund’s preferred Shares, notes or other indebtedness.

Tax Risk Associated with Fund Distributions. Even if a stockholder chooses to “opt out” of the DRP, the Fund will have the ability to declare a large portion of a dividend in shares of its common stock instead of in cash in order to satisfy its RIC requirements. As long as a portion of this dividend is paid in cash and certain requirements are met, the entire distribution will be treated as a dividend for U.S. federal income tax purposes. As a result, a shareholder generally will be subject to tax on 100% of the fair market value of the dividend on the date the dividend is received by the stockholder in the same manner as a cash dividend, even though most of the dividend was paid in shares of common stock.

Investment Dilution Risk. The Fund’s investors do not have preemptive rights to any Shares the Fund may issue in the future. The Fund’s amended and restated declaration of trust (the “Declaration of Trust”) authorizes it to issue an unlimited number of Shares. The Board may make certain amendments to the Declaration of Trust. After an investor purchases Shares, the Fund may sell additional Shares in the future or issue equity interests in private offerings. To the extent the Fund issues additional equity interests after an investor purchases its Shares, such investor’s percentage ownership interest in the Fund will be diluted.

Anti-Takeover Risk. The Declaration of Trust and bylaws, as well as certain statutory and regulatory requirements, contain certain provisions that may have the effect of discouraging a third party from attempting to acquire it. Subject to the limitations of the 1940 Act, the Board may, without Shareholder action, authorize the issuance of Shares in one or more classes or series, including preferred Shares; and the Board may, without Shareholder action, make certain amendments to the Declaration of Trust. These anti-takeover provisions may inhibit a change of control in circumstances that could give Shareholders the opportunity to realize a premium over the value of the Shares.

Risks Relating to Fund’s RIC Status. Although the Fund intends to elect to be treated as a RIC under Subchapter M of the Code, no assurance can be given that the Fund will be able to qualify for and maintain RIC status. If the Fund qualifies as a RIC under the Code, the Fund generally will not be subject to corporate-level federal income taxes on its income and capital gains that are timely distributed (or deemed distributed) as dividends for U.S. federal income tax purposes to its Shareholders. To qualify as a RIC under the Code and to be relieved of federal taxes on income and gains distributed as dividends for U.S. federal income tax purposes to the Fund’s Shareholders, the Fund must, among other things, meet certain source-of-income, asset diversification and distribution requirements. The distribution requirement for a RIC is satisfied if the Fund distributes dividends each tax year for U.S. federal income tax purposes of an amount generally at least equal to 90% of the sum of its net ordinary income and net short-term capital gains in excess of net long-term capital losses, if any, to the Fund’s Shareholders.

Portfolio Fair Value Risk. Under the 1940 Act, the Fund is required to carry its portfolio investments at market value or, if there is no readily available market value, at fair value. There is not a public market for the securities of the privately held companies in which the Fund may invest. Many of the Fund’s investments are not exchange-traded, but are, instead, traded on a privately negotiated OTC secondary market for institutional investors. The Adviser, as valuation designee, is responsible for the valuation of the Fund’s portfolio investments and implementing the portfolio valuation process set forth in the Adviser’s and the Fund’s valuation policy. The Adviser has a conflict of interest as valuation designee as it receives an asset-based management fee. Valuations of Fund investments are disclosed quarterly in reports publicly filed with the SEC. See “Determination of Net Asset Value.”

A high proportion of the Fund’s investments relative to its total investments are valued at fair value. Certain factors that may be considered in determining the fair value of the Fund’s investments include dealer quotes for securities traded on the OTC secondary market for institutional investors, the nature and realizable value of any collateral, the issuer’s earnings and its ability to make payments on its indebtedness, the markets in which the issuer does business, comparison to selected publicly-traded companies, discounted cash flow and other relevant factors. The factors and methodologies used for the valuation of such securities are not necessarily an indication of the risks associated with investing in those securities nor can it be assured that the Fund can realize the fair value assigned to a security if it were to sell the security. Such valuations, and particularly valuations of private securities and private companies, are inherently uncertain, and they often reflect only periodic information received by the Adviser about such companies’ financial condition and/or business operations, which may be on a lagged basis and can be based on estimates. Determinations of fair value may differ materially from the values that would have been used if an exchange-traded market for these securities existed. Investments in private companies are typically governed by privately negotiated credit agreements and covenants, and reporting requirements contained in the agreements may result in a delay in reporting their financial position to lenders, which in turn may result in the Fund’s investments being valued on the basis of this reported information. Further, the Fund is offered on a daily basis and calculates a daily NAV per Share. The Adviser seeks to evaluate on a daily basis material information about the Fund’s investments; however, for the reasons noted herein, the Adviser may not be able to acquire and/or evaluate properly such information on a daily basis. Due to these various factors, the Adviser’s fair value determinations could cause the Fund’s NAV on a valuation day to materially differ from what it would have been had such information been fully incorporated. As a result, investors who purchase shares may receive more or less shares and investors who tender their shares may receive more or less cash proceeds than they otherwise would receive.

Conflicts of Interest Risks.

General Conflicts of Interest Risk. The Adviser is an entity in which the Fund’s Interested Trustee, officers and members of the investment committee of the Adviser may have indirect ownership and economic interests. Certain of the Fund’s Trustees and officers and members of the investment committee of the Adviser also serve as officers or principals of other investment managers affiliated with the Adviser that currently, and may in the future, manage investment funds with investment objectives similar to the Fund’s investment objective. In addition, certain of the Fund’s officers and Trustees and the members of the investment committee of the Adviser serve or may serve as officers, trustees or principals of entities that operate in the same or related line of business as the Fund does or of investment funds managed by the Fund’s affiliates. Accordingly, the Fund may not be made aware of and/or given the opportunity to participate in certain investments made by investment funds managed by advisers affiliated with the Adviser. However, the Adviser intends to allocate investment opportunities in a fair and equitable manner in accordance with the Adviser’s investment allocation policy, consistent with each fund’s or separate account’s investment objective and strategies and legal and regulatory requirements.

Potential Conflicts of Interest Risk—Allocation of Investment Opportunities. The Adviser has adopted allocation procedures that are intended to treat each fund they advise in a manner that, over a period of time, is fair and equitable. The Adviser and its affiliates will provide investment advisory and administration services and may provide in the future similar services to other entities (collectively, “Advised Funds”). Certain existing Advised Funds have, and future Advised Funds may have, investment objectives similar to those of the Fund, and such Advised Funds will invest in asset classes similar to those targeted by the Fund. Certain other existing Advised Funds do not, and future Advised Funds may not, have similar investment objectives, but such funds may from time to time invest in asset classes similar to those targeted by the Fund. The Adviser will endeavor to allocate investment opportunities in a fair and equitable manner, and in any event consistent with any fiduciary duties owed to the Fund and other clients and in an effort to avoid favoring one client over another and taking into account all relevant facts and circumstances, including (without limitation): (i) differences with respect to available capital, size of client, and remaining life of a client; (ii) differences with respect to investment objectives or current investment strategies, including regarding: (a) current and total return requirements, (b) emphasizing or limiting exposure to the security or type of security in question, (c) diversification, including industry or company exposure, currency and jurisdiction, or (d) rating agency ratings; (iii) differences in risk profile at the time an opportunity becomes available; (iv) the potential transaction and other costs of allocating an opportunity among various clients; (v) potential conflicts of interest, including whether a client has an existing investment in the security in question or the issuer of such security; (vi) the nature of the security or the transaction, including minimum investment amounts and the source of the opportunity; (vii) current and anticipated market and general economic conditions; (viii) existing positions in a borrower/loan/security; and (ix) prior positions in a borrower/loan/security. Nevertheless, it is possible that the Fund may not be given the opportunity to participate in certain investments made by investment funds managed by investment managers affiliated with the Adviser.

In the event investment opportunities are allocated among the Fund and the other Advised Funds, the Fund may not be able to structure its investment portfolio in the manner desired. Furthermore, the Fund and the other Advised Funds may make investments in securities where the prevailing trading activity may make impossible the receipt of the same price or execution on the entire volume of securities purchased or sold by the Fund and the other Advised Funds. When this occurs, the various prices may be averaged, and the Fund will be charged or credited with the average price. Thus, the effect of the aggregation may operate on some occasions to the disadvantage of the Fund. In addition, under certain circumstances, the Fund may not be charged the same commission or commission equivalent rates in connection with a bunched or aggregated order.

It is likely that the other Advised Funds may make investments in the same or similar securities at different times and on different terms than the Fund. The Fund and the other Advised Funds may make investments at different levels of a borrower’s capital structure or otherwise in different classes of a borrower’s securities, to the extent permitted by applicable law. Such investments may inherently give rise to conflicts of interest or perceived conflicts of interest between or among the various classes of securities that may be held by such entities. Conflicts may also arise because portfolio decisions regarding the Fund may benefit the other Advised Funds. For example, the sale of a long position or establishment of a short position by the Fund may impair the price of the same security sold short by (and therefore benefit) one or more Advised Funds, and the purchase of a security or covering of a short position in a security by the Fund may increase the price of the same security held by (and therefore benefit) one or more Advised Funds.

Applicable law, including the 1940 Act, may at times prevent the Fund from being able to participate in investments that it otherwise would participate in, and may require the Fund to dispose of investments at a time when it otherwise would not dispose of such investment, in each case, in order to comply with applicable law.

The 1940 Act contains prohibitions and restrictions relating to certain transactions between registered investment companies and certain affiliates (including any investment advisers or sub-advisers), principal underwriters and certain affiliates of those affiliates or underwriters. Because the Fund is a registered investment company, the Fund is not generally permitted to make loans to companies controlled by the Adviser or other funds managed by the Adviser or its affiliates. The Fund is also not permitted to make any co-investments with the Adviser or its affiliates (including any fund managed by the Adviser or its affiliates) without exemptive relief from the SEC, subject to certain exceptions. The Fund and the Adviser have applied for exemptive relief which, if granted, would permit the Fund and certain present and future funds advised by MA Financial Group-controlled investment advisers to co-invest in suitable negotiated investments. If granted, co-investments made under the exemptive relief will be subject to compliance with the conditions and other requirements contained in the exemptive relief, which could limit the Fund’s ability to participate in a co-investment transaction. There is no guarantee that any such exemptive relief will be granted.

The Adviser, its affiliates and their clients may pursue or enforce rights with respect to a borrower in which the Fund has invested, and those activities may have an adverse effect on the Fund. As a result, prices, availability, liquidity and terms of the Fund’s investments may be negatively impacted by the activities of the Adviser and its affiliates or their clients, and transactions for the Fund may be impaired or effected at prices or terms that may be less favorable than would otherwise have been the case.

The Adviser may have a conflict of interest in deciding whether to cause the Fund to incur leverage or to invest in more speculative investments or financial instruments, thereby potentially increasing the management and incentive fee payable by the Fund and, accordingly, the fees received by the Adviser. Certain other Advised Funds pay the Adviser or its affiliates greater performance-based compensation, which could create an incentive for the Adviser or an affiliate to favor such investment fund or account over the Fund.

Potential Conflicts of Interest Risk—Allocation of Personnel. The Fund’s executive officers and Trustees, and the employees of the Adviser, serve or may serve as officers, directors or principals of entities that operate in the same or a related line of business as the Fund or of investment funds or accounts managed by the Adviser or its affiliates. As a result, they may have obligations to investors in those entities, the fulfillment of which might not be in the best interests of the Fund or its Shareholders. Additionally, certain personnel of the Adviser and their management may face conflicts in their time management and commitments.

Potential Conflicts of Interest Risk—The Adviser’s Incentive Fee. The Investment Advisory Agreement entitles the Adviser to receive incentive compensation on income regardless of any capital losses. In such case, the Fund may be required to pay the Adviser incentive compensation for a fiscal quarter even if there is a decline in the value of the Fund’s portfolio or if the Fund incurs a net loss for that quarter.

Any Incentive Fee payable by the Fund that relates to its net investment income may be computed and paid on income that may include interest that has been accrued but not yet received. If a portfolio company defaults on a loan that is structured to provide accrued interest, it is possible that accrued interest previously included in the calculation of the Incentive Fee will become uncollectible. The Adviser is not under any obligation to reimburse the Fund for any part of the Incentive Fee it received that was based on accrued income that the Fund never received as a result of a default by an entity on the obligation that resulted in the accrual of such income, and such circumstances would result in the Fund’s paying an Incentive Fee on income it never received.

The Incentive Fee payable by the Fund to the Adviser may create an incentive for it to make investments on the Fund’s behalf that are risky or more speculative than would be the case in the absence of such compensation arrangement. The way in which the Incentive Fee payable to the Adviser is determined may encourage it to use leverage to increase the return on the Fund’s investments. In addition, the fact that the Management Fee is payable based upon the Fund’s NAV, which would include any borrowings for investment purposes, may encourage the Adviser to use leverage to make additional investments. Under certain circumstances, the use of leverage may increase the likelihood of default, which would disfavor Shareholders. Such a practice could result in the Fund’s investing in more speculative securities than would otherwise be in its best interests, which could result in higher investment losses, particularly during cyclical economic downturns.

Other Risks.

Portfolio Turnover Risk. The Fund’s annual portfolio turnover rate may vary greatly from year to year, as well as within a given year. However, portfolio turnover rate is not considered a limiting factor in the execution of investment decisions for the Fund. High portfolio turnover may result in the realization of net short-term capital gains by the Fund which, when distributed to the Fund and, ultimately, Shareholders, will be taxable as ordinary income. In addition, a higher portfolio turnover rate results in correspondingly greater brokerage commissions and other transactional expenses that are borne by the Fund.

Cybersecurity Risks. Cybersecurity incidents and cyber-attacks have been occurring globally at a more frequent and severe level and will likely continue to increase in frequency in the future. The Adviser faces various security threats on a regular basis, including ongoing cyber security threats to and attacks on its information technology infrastructure that are intended to gain access to its proprietary information, destroy data or disable, degrade or sabotage its systems. These security threats could originate from a wide variety of sources, including unknown third parties outside of the Adviser. Although the Adviser is not currently aware that it has been subject to cyber-attacks or other cyber incidents which, individually or in the aggregate, have materially affected its operations or financial condition, there can be no assurance that the various procedures and controls utilized to mitigate these threats will be sufficient to prevent disruptions to its systems.

The Adviser’s and issuers’ information and technology systems may be vulnerable to damage or interruption from computer viruses, network failures, computer and telecommunication failures, infiltration by unauthorized persons and security breaches, usage errors by their respective professionals, power outages and catastrophic events such as fires, tornadoes, floods, hurricanes and earthquakes.

In addition, the Fund will heavily rely on the Adviser’s and third parties’ financial, accounting, information and other data processing systems. Any failure or interruption of those systems, including as a result of the termination of an agreement with any third- party service providers, could cause delays or other problems in its activities. If any of these systems do not operate properly or are disabled for any reason or if there is any unauthorized disclosure of data, whether as a result of tampering, a breach of its network security systems, a cyber-incident or attack or otherwise, the Fund and/or the Adviser could suffer substantial financial loss, increased costs, a disruption of its businesses, liability to its investors, regulatory intervention or reputational damage. In addition, the Adviser operates in a business that is highly dependent on information systems and technology. The information systems and technology that the Adviser relies on may not continue to be able to accommodate their growth, and the cost of maintaining such systems may increase from its current level. Such a failure to accommodate growth, or an increase in costs related to such information systems, could have a material adverse effect on the Fund and/or the Adviser.

A cybersecurity incident could have numerous material adverse effects, including on the operations, liquidity and financial condition of the Fund. Cyber threats and/or incidents could cause financial costs from the theft of Fund assets (including proprietary information and intellectual property) as well as numerous unforeseen costs including, but not limited to: litigation costs, preventative and protective costs, remediation costs and costs associated with reputational damage, any one of which, could be materially adverse to the Fund. There can be no guarantee that the Fund will be able to prevent or mitigate such incidents. If systems and measures to manage risks relating to these types of events, are compromised, become inoperable for extended periods of time or cease to function properly, the Adviser, the Fund and/or an issuer may have to make a significant investment to fix or replace them. The failure of these systems and/or of disaster recovery plans for any reason could cause significant interruptions in the Adviser’s, the Fund’s and/or an issuer’s operations and result in a failure to maintain the security, confidentiality or privacy of sensitive data, including personal information relating to investors (and the beneficial owners of investors).

In addition, the Fund or the Adviser may not be in a position to verify the risks or reliability of third parties with which the Fund’s and the Adviser’s operations interface with and/or depend on third parties, including the Fund’s administrator and other service providers. The Fund may suffer adverse consequences from actions, errors or failure to act by such third parties, and will have obligations, including indemnity obligations, and limited recourse against them.

MANAGEMENT OF THE FUND

Trustees

Pursuant to the Declaration of Trust and bylaws, the Fund’s business and affairs are managed under the direction of the Board, which has overall responsibility for monitoring and overseeing the Fund’s management and operations. The Board consists of four members, three of whom are considered Independent Trustees. The Trustees are subject to removal or replacement in accordance with Delaware law and the Declaration of Trust. The Trustees serving on the Board were elected by the organizational Shareholder of the Fund. The Statement of Additional Information provides additional information about the Trustees.

The Board, including a majority of the Independent Trustees, oversees and monitors the Fund’s management and operations. The Board reviews on an annual basis the Investment Advisory Agreement to determine, among other things, whether the fees payable under such agreement are reasonable in light of the services provided.

The Adviser

MA Asset Management, LLC serves as the Fund’s investment adviser pursuant to the terms of the Investment Advisory Agreement and subject to the authority of, and any policies established by, the Board. Pursuant to the Investment Advisory Agreement, the Adviser manages the Fund’s investment portfolio, directs purchases and sales of portfolio securities and reports thereon to the Fund’s officers and Trustees regularly. As an investment adviser, the Adviser has expertise in managing a range of privately offered, pooled investment vehicles that each make private credit investments.

Investment Personnel

Investment sourcing and investment decisions are primarily the responsibility of three portfolio managers, Joseph P. Marra, Ashees Jain and Kent MacWilliams.

Below is biographical information relating to Joseph P. Marra, Ashees Jain and Kent MacWilliams:

Joseph P. Marra, Head of US Asset Management

Mr. Marra is a Managing Director and Head of US Asset Management. He has over 30 years of experience across interest rate trading, credit, risk oversight, relationship management and strategic direction. Mr. Marra co-founded Blue Elephant Capital Management in 2013 and was CEO until MA Financial Group’s acquisition in 2023. He has held Managing Director roles at Nomura Securities, Bank of America and Lehman Brothers where he focused on high-grade institutional rates trading, mortgages and funding.

Mr. Marra is an alumnus of Trinity College with a degree in Economics and has Series 3, 7, 24, and 63 securities licenses.

Ashees Jain, US Chief Investment Officer

Mr. Jain is a Managing Director and US Chief Investment Officer. He oversees all US portfolio investments and portfolio risk management for the Adviser. Mr. Jain co-founded Blue Elephant Capital Management in March 2013 and served as Chief Investment Officer until the acquisition by MA Financial Group in May 2023.

Prior to the Adviser, he served as the Executive Director of Nomura Securities in New York, in charge of underwriting and trading agency callable and rates structured notes. His responsibilities included developing innovative risk management methodologies and building electronic trading capabilities. Prior to joining Nomura Securities, Mr. Jain served as Vice President at Barclay’s Capital in both New York and London, trading derivatives-based securities. He began his career as Consultant in Financial Services with Deloitte Consulting, LLP.

Mr. Jain earned a Bachelor of Arts in Economics from Northwestern University in 1999 and a Master of Business Administration from Cornell University in 2005, where he was recognized as a Park Fellow.

Kent MacWilliams, Head of US Credit Investments

Mr. MacWilliams is a Managing Director and Head of US Credit Investments. He brings 19 years of experience in the private credit and fixed income markets for the Adviser. Mr. MacWilliams leads the US investment team, which focuses on transaction origination, structuring, and execution. As part of his role, he also oversees the credit and due diligence framework for new and existing investments and assists with portfolio construction and financing. Mr. MacWilliams spent the first nine years of his career at UBS, where he most recently served as Director and Portfolio Manager. As a Portfolio Manager, he jointly managed over $800 million in structured products and whole loans on behalf of the Swiss National Bank. Before this role, he held various positions within UBS, including Head of Fund Treasury and Credit Valuations Specialist. Mr. MacWilliams graduated from the Kania School of Business at the University of Scranton with a degree in Business Management. He is a certified Financial Risk Manager from the Global Association of Risk Professionals.

Control Persons and Principal Holders of Securities

A control person generally is a person who beneficially owns more than 25% of the voting securities of a company or has the power to exercise control over the management or policies of such company. As of November 30, 2024, MA Eagle II Holdings Fund, an affiliate of the Adviser, owned approximately 95% of the voting securities of the Fund. For so long as MA Eagle II Holdings Fund has a greater than 25% interest in the Fund, they respectively may be deemed to be a “control person” of the Fund for purposes of the 1940 Act.

Administrative Services

The Fund has entered into an Administration Agreement with the Administrator. The Administrator will perform, or oversee the performance of, certain of the Fund’s required administrative services, which include, among other things, providing assistance in accounting, legal, compliance, operations, being responsible for the financial records that the Fund is required to maintain and preparing reports to the Fund’s Shareholders and reports filed with the SEC. In addition, the Administrator generally will oversee the payment of the Fund’s expenses and the performance of administrative and professional services rendered to the Fund by others.

Indemnification

The Investment Advisory Agreement provides that, absent willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of the reckless disregard of its duties and obligations, the Adviser, its members and their respective officers, managers, partners, agents, employees, controlling persons, members and any other person or entity affiliated with any of them are entitled to indemnification from the Fund for any damages, liabilities, costs and expenses (including reasonable attorneys’ fees and amounts reasonably paid in settlement) arising out of or otherwise based upon the performance of any of the Adviser’s duties or obligations under the Investment Advisory Agreement or otherwise as an investment adviser of the Fund.

Custodians, Distribution Paying Agent, Transfer Agent and Registrar

UMB Bank, n.a., which has its principal office at 1010 Grand Blvd, Kansas City, MO 64106, serves as custodian for the Fund.

UMB Fund Services, Inc., which has its principal office at 235 W. Galena Street, Milwaukee, WI 53212, serves as the Fund’s distribution paying agent, registrar and transfer agent (the “Transfer Agent”). Under the Transfer Agency Agreement, the Fund pays the Transfer Agent an annual fee in monthly installments.

The Fund may enter into arrangements with one or more financial intermediaries to provide sub-transfer agency and other services associated with Shareholders whose Shares are held of record in omnibus accounts. In return for these services, the Fund will pay sub-transfer agency fees to such financial intermediaries.

FUND EXPENSES

The Adviser bears all of its own costs incurred in providing investment advisory services to the Fund. As described below, however, the Fund bears all other expenses incurred in the business and operation of the Fund.

Expenses borne directly by the Fund include:

•	corporate, organizational and offering costs relating to offerings of Shares;

•	the cost of calculating the NAV of Shares, including the cost of any third-party pricing or valuation services;

•	the cost of effecting sales and repurchases of Shares and other securities;

•	the Management Fee and Incentive Fee;

•	distribution and/or shareholder servicing fees;

•	investment related expenses (e.g., expenses that, in the Adviser’s discretion, are related to the investment of the Fund’s assets, whether or not such investments are consummated), including, as applicable, brokerage commissions, borrowing charges on securities sold short, clearing and settlement charges, recordkeeping, interest expense, line of credit fees, dividends on securities sold but not yet purchased, margin fees, investment related travel and lodging expenses and research-related expenses;

•	professional fees relating to investments, including expenses of consultants, investment bankers, attorneys, accountants and other experts;

•	transfer agent, sub-transfer agent, and custodial fees;

•	Distributor costs;

•	fees and expenses associated with marketing efforts;

•	federal and any state registration or notification fees;

•	federal, state and local taxes;

•	fees and expenses of Trustees not also serving in an executive officer capacity for the Fund or the Adviser;

•	the costs of preparing, printing and mailing reports and other communications, including repurchase offer correspondence or similar materials, to Shareholders;

•	fidelity bond, Trustees and officers errors and omissions liability insurance and other insurance premiums;

•	legal expenses (including those expenses associated with preparing the Fund’s public filings, attending and preparing for Board meetings, as applicable, and generally serving as counsel to the Fund or the Independent Trustees of the Fund);

•	external accounting expenses (including fees and disbursements and expenses related to the annual audit of the Fund and the preparation of the Fund’s tax information);

•	any costs and expenses associated with or related to due diligence performed with respect to the Fund’s offering of its Shares, including but not limited to, costs associated with or related to due diligence activities performed by, on behalf of, or for the benefit of broker-dealers, registered investment advisors and third-party due diligence providers;

•	costs associated with reporting and compliance obligations under the 1940 Act and applicable federal and state securities laws, including compliance with The Sarbanes-Oxley Act of 2002;

•	all other expenses incurred by the Fund in connection with administering the Fund’s business, including expenses by the Administrator for performing administrative services for the Fund, subject to the terms of the Administration Agreement; and

•	any expenses incurred outside of the ordinary course of business, including, without limitation, costs incurred in connection with any claim, litigation, arbitration, mediation, government investigation or similar proceeding and indemnification expenses as provided for in the Fund’s organizational documents.

Except as otherwise described in this prospectus, the Adviser will be reimbursed by the Fund, as applicable, for any of the above expenses that it pays on behalf of the Fund.

Expense Limitation Agreement

The Adviser and the Fund have entered into the Expense Limitation Agreement in respect of each of Class S Shares and Class F Shares under which the Adviser has agreed contractually until December 31, 2025 to waive its Management Fee and/or reimburse the Fund’s initial organizational and offering costs, as well as the Fund’s operating expenses on a monthly basis to the extent that the Fund’s monthly total annualized fund operating expenses in respect of each class (excluding (i) expenses directly related to the costs of making investments, including interest and structuring costs for borrowings and line(s) of credit, taxes, brokerage costs, the Fund’s proportionate share of expenses related to co-investments, litigation and extraordinary expenses, (ii) Incentive Fees and (iii) any distribution and/or shareholder servicing fees) exceed 2.00% of the average NAV of such class.

In consideration of the Adviser’s agreement to waive its Management Fee and/or reimburse the Fund’s operating expenses, the Fund has agreed to repay the Adviser in the amount of any waived Management Fees and Fund expenses reimbursed in respect of each of Class S Shares and Class F Shares subject to the limitation that a reimbursement will be made only if and to the extent that: (i) it is payable not more than three years from the date on which the applicable waiver or expense payment was made by the Adviser; and (ii) the Adviser Recoupment does not cause the Fund’s total annual operating expenses (on an annualized basis and net of any reimbursements received by the Fund during such fiscal year) during the applicable quarter to exceed the Expense Cap of such class. The Adviser Recoupment for a class of Shares will not cause Fund expenses in respect of that class to exceed the Expense Cap either (i) at the time of the waiver or (ii) at the time of recoupment. The Expense Limitation Agreement will remain in effect until December 31, 2025, unless and until the Board approves its modification or termination.

Organization and Offering Costs

Organizational costs include, among other things, the cost of organizing as a Delaware statutory trust, including the cost of legal services and other fees pertaining to the Fund’s organization. These costs are expensed as incurred by the Fund and will be paid by the Adviser on behalf of the Fund. Any offering costs paid by the Adviser on behalf of the Fund will be recorded as a Payable for offering costs in the Statement of Assets and Liabilities and accounted for as a deferred charge until Shares begin to be offered under the Securities Act of 1933. Thereafter these initial offering costs will be amortized over 12 months on a straight-line basis.

The Fund’s initial offering costs include, among other things, legal, printing and other expenses pertaining to this offering. Ongoing offering costs will be expensed as incurred.

All organizational and offering costs of the Fund paid by the Adviser shall be subject to reimbursement pursuant to the Expense Limitation Agreement.

MANAGEMENT AND INCENTIVE FEES

Pursuant to the Investment Advisory Agreement, and in consideration of the advisory services provided by the Adviser to the Fund, the Adviser is entitled to a fee consisting of two components – the Management Fee and the Incentive Fee.

Management Fee

The Management Fee is calculated and payable monthly in arrears at the annual rate of 0.95% of the average daily value of the Fund’s Net Assets.

Management Fee Waiver Agreement

Pursuant to a Management Fee Waiver Agreement between the Fund and the Adviser, the Adviser has contractually agreed, through the first year after the date on which the Fund’s Net Assets equal $250 million, but in no instance sooner than December 31, 2025, to waive (i) the Management Fee it is entitled to receive from the Fund pursuant to the Investment Advisory Agreement to the extent necessary to limit its Management Fee to 0.70% of the average daily value of the Fund’s Net Assets and (ii) the catch-up feature related to the Incentive Fee, with the effect that the Incentive Fee will equal 15% of the portion of the Fund’s pre-incentive fee net investment income that exceeds the hurdle rate.

The Adviser may not seek reimbursement from the Fund with respect to the Management Fee and Incentive Fee waived pursuant to the Management Fee Waiver Agreement.

The Management Fee Waiver Agreement will continue through the date set forth above, at which time it will terminate unless otherwise agreed to in writing by the parties. In addition, the Management Fee Waiver Agreement will terminate upon termination of the Investment Advisory Agreement.

Incentive Fee

The Incentive Fee is calculated and payable quarterly in arrears based upon the Fund’s “pre-incentive fee net investment income” for the immediately preceding quarter, and is subject to a hurdle rate, expressed as a rate of return on the Fund’s Net Assets equal to 1.50% per quarter (or an annualized hurdle rate of 6.00%), subject to a “catch-up” feature. For this purpose, “pre-incentive fee net investment income” means interest income, dividend income, and any other income earned or accrued during the calendar quarter, minus the Fund’s operating expenses (which, for this purpose shall not include any realized capital gains, realized capital losses or unrealized capital appreciation or depreciation or Incentive Fee) for the quarter. For purposes of the Incentive Fee, Net Assets are calculated for the relevant quarter as the weighted average of the NAV of the Fund as of the first business day of each month therein. The weighted average NAV shall be calculated for each month by multiplying the NAV as of the beginning of the first business day of the month times the number of days in that month, divided by the number of days in the applicable calendar quarter.

The calculation of the Incentive Fee for each calendar quarter is as follows:

•	No Incentive Fee is payable to the Adviser if the Fund’s pre-incentive fee net investment income, expressed as a percentage of the Fund’s net assets in respect of the relevant calendar quarter, does not exceed the quarterly hurdle rate of 1.50%;

•	50% of the portion of the Fund’s pre-incentive fee net investment income that exceeds the hurdle rate but is less than or equal to 2.1429% (the “catch-up”) is payable to the Adviser if the Fund’s pre-incentive fee net investment income, expressed as a percentage of the Fund’s net assets in respect of the relevant calendar quarter, exceeds the hurdle rate but is less than or equal to 2.1429% (8.57% annualized). The “catch-up” provision is intended to provide the Adviser with an incentive fee of 15% on all of the Fund’s pre-incentive fee net investment income when the Fund’s pre-incentive fee net investment income reaches 2.1429% of net assets; and

•	15% of the portion of the Fund’s pre-incentive fee net investment income that exceeds the “catch-up” is payable to the Adviser if the Fund’s pre-incentive fee net investment income, expressed as a percentage of the Fund’s net assets in respect of the relevant calendar quarter, exceeds 2.1429% (8.57% annualized). As a result, once the hurdle rate is reached and the catch-up is achieved, 15% of all the Fund’s pre-incentive fee net investment income thereafter is allocated to the Adviser.

The following is a graphical representation of the calculation of the Incentive Fee:

Quarterly Incentive Fee

Fund’s pre-incentive fee net investment income

(expressed as a percentage of the Fund’s Net Assets)

Percentage of the Fund’s pre-incentive fee net investment income allocated to the Incentive Fee.

These calculations will be appropriately prorated for any period of less than three months.

Example of the Incentive Fee:

Example –Incentive Fee on pre-incentive fee net investment income for each calendar quarter

Scenarios expressed as a percentage of average Net Assets	Scenario 1	Scenario 2	Scenario 3
Pre-incentive fee net investment income	0.550%	1.750%	2.800%
Catch up incentive fee (maximum of 0.3215%)	—	(0.125)%	(0.3215)%
Split incentive fee (15% above 2.1429%)	—	—	(0.0985)%
Net Investment income	0.550%	1.625%	2.380%

Scenario 1 –Incentive Fee on Income

Pre-incentive fee net investment income does not exceed the 1.500% hurdle rate; therefore there is no catch up or split incentive fee on pre-incentive fee net investment income.

Scenario 2 –Incentive Fee on Income

Pre-incentive fee net investment income falls between the 1.500% hurdle rate and the catch up of 2.1429%; therefore the incentive fee on pre-incentive fee net investment income is 50% of the pre-incentive fee investment income above the 1.500% hurdle return.

Scenario 3 –Incentive Fee on Income

Pre-incentive fee net investment income exceeds the 1.500% hurdle and the 2.1429% catch up provision. Therefore the catch up provision is fully satisfied by the 0.3215% of pre-incentive fee net investment income above the 1.500% hurdle rate and there is a 15% incentive fee on pre-incentive fee net investment income above the 2.1429% “catch up.” This provides a 0.420% incentive fee, which represents 15% of pre-incentive fee net investment income.

Approval of the Investment Advisory Agreement

Board approval of the Investment Advisory Agreement was made in accordance with, and on the basis of an evaluation satisfactory to the Board, as required by Section 15(c) of the 1940 Act and the applicable rules and regulations thereunder, including consideration of, among other factors, (i) the nature, quality and extent of the services provided by the Adviser under the Investment Advisory Agreement; (ii) comparative information with respect to advisory fees and other expenses paid by other comparable investment companies; and (iii) information about the services performed by the Adviser and the personnel of the Adviser providing such services under the Investment Advisory Agreement. A discussion regarding the basis for the Board’s approval of the Investment Advisory Agreement will be available in the Fund’s annual report on Form N-CSR for the fiscal year ended December 31, 2024.

DETERMINATION OF NET ASSET VALUE

The Fund’s NAV per Share will be determined daily by the Adviser on each day the New York Stock Exchange (“NYSE”) is open for trading or at such other times as the Board may determine. In accordance with the procedures adopted by the Board, the NAV per Share of the Fund’s outstanding Shares of beneficial interest is determined, on a class-specific basis, by dividing the value of total assets minus liabilities by the total number of Shares outstanding.

The Adviser conducts the valuation of the Fund’s assets, pursuant to which net asset value shall be determined, at all times consistent with US GAAP and the 1940 Act. The Adviser, as the valuation designee, determines the fair value of the Fund’s assets on at least a quarterly basis, in accordance with the terms of FASB Accounting Standards Codification Topic 820, Fair Value Measurement (“ASC 820”). The valuation procedures are set forth in more detail below.

The Adviser values securities/instruments traded in active markets on the measurement date by multiplying the closing price of such traded securities/instruments by the quantity of shares or amount of the instrument held. The Adviser values liquid securities/instruments that are not traded in an active market using a bid-price determined by an approved independent pricing vendor or by obtaining a direct written broker-dealer quotation from a dealer who has made a market in the security.

Securities that are illiquid, or for which market quotations are not readily available or are determined not to be accurate, are to be valued at fair value as determined in good faith by the Board. In making fair value determinations, the Adviser is authorized to consider several factors, including fundamental analytical data relating to the investment in the security, the nature and duration of any restriction on the disposition of the security, the cost of the security at the date of purchase, the liquidity of the market for the security and the recommendation of portfolio management. The Adviser has engaged an independent valuation firm to assist in determining fair value for the Fund’s Level 3 investments. A retained independent valuation firm will have expertise in complex valuations associated with alternative investments and utilize a variety of techniques to calculate a security’s/instrument’s valuation. The valuation approach may vary by security/instrument but may include comparable public market valuations, comparable transaction valuations and discounted cash flow analyses. All factors that might materially impact the value of an investment (e.g., operating results, financial condition, achievement of milestones, economic and/or market events and recent sales prices) may be considered.

The values of the Fund’s Loans are adjusted daily based on the estimated total return that the asset will generate during the current quarter. The Adviser monitors these estimates regularly and updates them as necessary if macro or individual changes warrant any adjustments. At the end of the quarter, each Loan’s value is adjusted based on the actual income and appreciation or depreciation realized by such loan based on available information on its quarterly valuations and income.

The factors and methodologies used for the valuation of such securities are not necessarily an indication of the risks associated with investing in those securities nor can it be assured that the Fund can realize the fair value assigned to a security if it were to sell the security. Determinations of fair value may differ materially from the values that would have been used if an exchange-traded market for these securities existed.

Due to these various factors, the Adviser’s fair value determinations can cause the Fund’s NAV on a given day to materially understate or overstate the value of its investments. As a result, investors who purchase shares may receive more or less shares and investors who tender their shares may receive more or less cash proceeds than they otherwise would receive.

If the Adviser reasonably believes a valuation from a pricing vendor is inaccurate or unreliable, the Adviser’s Valuation Committee will consider an “override” of the particular valuation. The Valuation Committee will consider all available information at its disposal prior to making a valuation determination. The Valuation Committee is made up of individuals affiliated with the Adviser.

The Fund calculates the NAV of each class of its Shares on a daily basis. In addition, the Fund intends to publicly report the NAV per Share of each class of the Fund on its website on a daily basis. For information on the Fund’s daily NAV, please call the Fund 844-994-4822. The Adviser, subject to the Board’s oversight, is responsible for the determination, in good faith, of the fair value of the Fund’s portfolio investments. As the Fund’s valuation designee, the Adviser, subject to the Board’s oversight, is responsible for the accuracy, reliability or completeness of any market or fair market valuation determinations made with respect to the Fund’s assets.

CONFLICTS OF INTEREST

An affiliated investment fund, account or other similar arrangement currently formed or formed in the future and managed by the Fund’s Adviser or its affiliates may have overlapping investment objectives and strategies with the Fund’s own and, accordingly, may invest in asset classes similar to those targeted by the Fund. This creates potential conflicts in allocating investment opportunities among the Fund and such other investment funds, accounts and similar arrangements, particularly in circumstances where the availability or liquidity of such investment opportunities is limited or where co-investments by the Fund and other funds, accounts or arrangements are not permitted under applicable law, as discussed below.

The Adviser and its affiliates (the “Affiliated Persons”) will not be precluded from engaging directly or indirectly in any other business or other activity, including exercising investment advisory and management responsibility and buying, selling or otherwise dealing with portfolio investments and other investments for their own accounts, for the accounts of family members, for the accounts of other funds and for the accounts of individual and institutional clients (collectively, “Other Accounts”). Such Other Accounts may have investment objectives or may implement investment strategies similar to those of the Fund. The Affiliated Persons may also have investments in certain of the Other Accounts. Each of the Affiliated Persons may give advice and take action in the performance of their duties to their Other Accounts that could differ from the timing and nature of action taken with respect to the Fund. The Affiliated Persons will have no obligation to make, purchase or sell for the Fund any investment that the Affiliated Persons make, purchase or sell, or recommend for origination, purchase or sale, for their own accounts or for any of the Other Accounts. The Fund will not have any rights of first refusal, co-investment or other rights in respect of the investments made by Affiliated Persons for the Other Accounts, or in any fees, profits or other income earned or otherwise derived from them. If a determination is made that the Fund and one or more Other Accounts should make, purchase or sell the same investments at the same time, the Affiliated Persons will allocate these purchases and sales as is considered equitable to each.

The Affiliated Persons will attempt to allocate investment opportunities that come to their attention on a fair and equitable basis among the Fund and the Other Accounts for which participation in the respective opportunity is considered appropriate pro rata in proportion to the relative net worth of each such account. In determining whether participation by an account is appropriate, the Affiliated Persons shall take into account, among other considerations: (a) whether the risk-return profile of the proposed investment is consistent with the objectives of the Fund, which objectives may be considered (i) solely in light of the specific investment under consideration or (ii) in the context of the portfolio’s overall holdings and available capital; (b) the potential for the proposed investment to create an imbalance in the portfolio of the Fund; (c) liquidity requirements of the Fund; (d) potential tax consequences; (e) legal or regulatory restrictions; (f) the need to re-size risk in the portfolio of the Fund; and (g) whether the Fund and/or Other Accounts have a substantial amount of investable cash (e.g., during a “ramp-up” period). Notwithstanding the foregoing, there can be no assurance that an investment opportunity which comes to the attention of any of the Affiliated Persons will not be allocated to an Other Account, with the Fund being unable to participate in such investment opportunity or participating only on a limited basis. In addition, there may be circumstances under which the Affiliated Persons will consider participation by Other Accounts in investment opportunities in which the Affiliated Persons do not intend to invest, or intend to invest only on a limited basis, on behalf of the Fund. Because these considerations may differ for the Fund and the Other Accounts in the context of any particular investment opportunity, investment activities of the Fund and the Other Accounts may differ considerably from time to time.

The Affiliated Persons have or may develop relationships or provide services to the Fund or strategic partners or other affiliates of the Fund (including issuers in which the Fund has invested or where the Fund otherwise has an interest). Affiliated Persons may provide services including, but not limited to, loan origination, loan servicing, underwriting, consulting, and other services. There are no Current Affiliated Persons providing services to the Fund.

To the extent that any Affiliated Person provides services to the Fund, other investment entities managed by the Adviser, or portfolio investments of the Fund or such other investment entities, the Adviser believes that the rates charged are customary or market rates. The Adviser has a conflict of interest in utilizing Affiliated Persons for services and negotiating the terms of such arrangements, since such arrangements will not be determined at “arms-length.”

As a result of the foregoing, the Affiliated Persons may have conflicts of interest in allocating their time and activity between the Fund and the Other Accounts, in allocating investments among the Fund and the Other Accounts and in effecting transactions for the Fund and the Other Accounts, including ones in which the Affiliated Persons may have a greater financial interest.

In the ordinary course of business, the Fund may enter into transactions with affiliates and issuers that may be considered related party transactions. The Fund has implemented certain policies and procedures to screen transactions for any possible affiliations between the proposed portfolio investment, the Fund and other affiliated persons, including the Adviser, shareholders that own more than 5% of the Fund, employees, officers and directors of the Fund and the Adviser and certain persons directly or indirectly controlling, controlled by or under common control with the foregoing persons. The Fund will not enter into any agreements unless and until it is satisfied that doing so will not raise concerns under the 1940 Act or, if such concerns exist, the Fund has taken appropriate actions to seek Board review and approval or SEC exemptive relief for such transaction.

In the course of the Fund’s investing activities, it pays management fees to the Adviser and reimburses the Adviser for certain expenses it incurs in accordance with the Investment Advisory Agreement. As a result, investors in the Fund’s common stock invest on a “gross” basis and receive distributions on a “net” basis after expenses, resulting in a lower rate of return than an investor might achieve through direct investments. Accordingly, there may be times when the senior management team of the Adviser has interests that differ from those of the Fund’s shareholders, giving rise to a conflict.

During periods of unusual market conditions, the Adviser may deviate from its normal trade allocation practices. For example, this may occur with respect to the management of unlevered and/or long-only investment funds, accounts or similar arrangements that are typically managed on a side-by-side basis with levered and/or long-short investment funds, accounts or similar arrangements.

SHARE REPURCHASE PROGRAM

The Fund does not currently intend to list its Shares on any securities exchange and does not expect any secondary market for them to develop in the foreseeable future. Therefore, Shareholders should expect that they will be unable to sell their Shares for an indefinite time or at a desired price. No Shareholder will have the right to require the Fund to repurchase such Shareholder’s Shares or any portion thereof. Shareholders may not transfer their investment from the Fund to any other registered investment company. Because no public market exists for the Shares, and none is expected to develop in the foreseeable future, Shareholders will not be able to liquidate their investment, other than through the Fund’s share repurchase program, or, in limited circumstances, as a result of transfers of Shares to other investors.

To provide Shareholders with limited liquidity, the Fund is structured as an “interval fund” and intends to conduct quarterly offers to repurchase between 5% and 25% of its outstanding Shares at NAV, pursuant to Rule 23c-3 under the 1940 Act, unless such offer is suspended or postponed in accordance with regulatory requirements (as discussed below). In connection with any given repurchase offer, it is likely that the Fund may offer to repurchase only the minimum amount of 5% of its outstanding Shares.

Quarterly repurchases will occur in the months of February, May, August and November. The offer to purchase Shares is a fundamental policy that may not be changed without the vote of the holders of a majority of the Fund’s outstanding voting securities (as defined in the 1940 Act). The Repurchase Offer Notice will be sent to Shareholders at least 21 calendar days before the Repurchase Request Deadline; however, the Fund will provide such written notification no more than 42 calendar days before the Repurchase Request Deadline. The NAV will be calculated no later than the Repurchase Pricing Date, which will be no later than 14 calendar days after the Repurchase Request Deadline or the next business day if the fourteenth day is not a business day. The Fund will distribute payment to Shareholders within seven calendar days after the Repurchase Pricing Date. Thus, the Shares are appropriate only as a long-term investment. In addition, the Fund’s repurchase offers may subject the Fund and Shareholders to special risks.

The timeline below summarizes the key dates in the repurchase process:

(21 to 42 days)	(No more than 14 days)	(No more than 7 days)

Shareholder Notification	Repurchase	Repurchase	Repurchase
	Request	Pricing Date	Payment
	Deadline	(determine NAV	Deadline
at which Shares will
be repurchased)

Determination of Repurchase Offer Amount

The Board, in its sole discretion, will determine the number of Shares that the Fund will offer to repurchase (the “Repurchase Offer Amount”) for a given Repurchase Request Deadline. The Repurchase Offer Amount, however, will be between 5% and 25% of the total number of Shares outstanding on the Repurchase Request Deadline.

If Shareholders tender for repurchase more than the Repurchase Offer Amount for a given repurchase offer, the Fund will repurchase the Shares on a pro rata basis. However, the Fund may accept all Shares tendered for repurchase by Shareholders who own less than one hundred Shares and who tender all of their Shares, before prorating other amounts tendered.

Notice to Shareholders

No less than 21 days and no more than 42 days before each Repurchase Request Deadline, the Fund shall send to each Shareholder of record and to each beneficial owner of the Shares that are the subject of the repurchase offer a notification (“Shareholder Notification”). The Shareholder Notification will contain information Shareholders should consider in deciding whether to tender their Shares for repurchase. The notice also will include detailed instructions on how to tender Shares for repurchase, state the Repurchase Offer Amount and identify the dates of the Repurchase Request Deadline, the scheduled Repurchase Pricing Date, and the date the repurchase proceeds are scheduled for payment. The notice also will set forth the NAV that has been computed no more than seven days before the date of notification, and how Shareholders may ascertain the NAV after the notification date.

Repurchase Price

The repurchase price of the Shares will be the Fund’s NAV as of the close of regular trading on the NYSE on the Repurchase Pricing Date. An investor may call 844-994-4822 to learn the NAV. The notice of the repurchase offer also will provide information concerning the NAV, such as the NAV as of a recent date or a sampling of recent NAVs, and a telephone number for information regarding the repurchase offer.

Repurchase Amounts and Payment of Proceeds

Shares tendered for repurchase by Shareholders prior to any Repurchase Request Deadline will be repurchased subject to the aggregate Repurchase Offer Amount established for that Repurchase Request Deadline. Shareholders may withdraw or modify their request to tender their Shares for repurchase at any time prior to the Repurchase Request Deadline. Payment pursuant to the repurchase offer will be made by check to the Shareholder’s address of record, or credited directly to a predetermined bank account on the Purchase Payment Date, which will be no more than seven calendar days after the Repurchase Pricing Date. The Board may establish other policies for repurchases of Shares that are consistent with the 1940 Act, regulations thereunder and other pertinent laws.

If Shareholders tender for repurchase more than the Repurchase Offer Amount for a given repurchase offer, the Fund may, but is not required to, repurchase an additional amount of Shares not to exceed 2% of the outstanding Shares of the Fund on the Repurchase Request Deadline.  If the Fund determines not to repurchase more than the Repurchase Offer Amount, or if Shareholders tender Shares in an amount exceeding the Repurchase Offer Amount plus 2% of the outstanding Shares on the Repurchase Request Deadline, the Fund will repurchase the Shares on a pro rata basis. However, the Fund may accept all Shares tendered for repurchase by Shareholders who own less than one hundred Shares and who tender all of their Shares, before prorating other amounts tendered. With respect to any required minimum distributions from an IRA or other qualified retirement plan, it is the obligation of the shareholder to determine the amount of any such required minimum distribution and to otherwise satisfy the required minimum. In the event that shareholders in the aggregate tender for repurchase more than the Repurchase Offer Amount for a given repurchase offer, the Fund will repurchase the shares on a pro rata basis, which may result in the Fund not honoring the full amount of a required minimum distribution requested by a shareholder.

DESCRIPTION OF CAPITAL STRUCTURE

The following description is based on relevant portions of the Delaware Statutory Trust Act, as amended, and on the Declaration of Trust and bylaws. This summary is not intended to be complete. Please refer to the Delaware Statutory Trust Act, as amended, and the Declaration of Trust and bylaws, copies of which have been filed as exhibits to the registration statement of which this prospectus forms a part, for a more detailed description of the provisions summarized below.

Shares of Beneficial Interest

The Declaration of Trust authorizes the Fund’s issuance of an unlimited number of common shares of beneficial interest, par value $0.001 per share. There is currently no market for Shares and the Fund does not expect that a market for Shares will develop in the foreseeable future. Pursuant to the Declaration of Trust and as permitted by Delaware law, Shareholders are entitled to the same limitation of personal liability extended to stockholders of private corporations organized for profit under the General Corporation Law of the State of Delaware, as amended (the “DGCL”) and therefore generally will not be personally liable for the Fund’s debts or obligations.

Shares

Under the terms of the Declaration of Trust, all Shares, when consideration for Shares is received by the Fund, will be fully paid and nonassessable. Distributions may be paid to Shareholders if, as and when authorized and declared by the Board. Shares will have no preference, preemptive, appraisal, conversion, exchange or redemption rights, and will be freely transferable, except where their transfer is restricted by law or contract. The Declaration of Trust provides that the Board shall have the power to repurchase or redeem Shares. In the event of the Fund’s dissolution, after the Fund pays or adequately provides for the payment of all claims and obligations of the Fund, and upon the receipt of such releases, indemnities and refunding agreements deemed necessary by the Board, each Share will be entitled to receive, according to its respective rights, a pro rata portion of the Fund’s assets available for distribution. Each whole Share will be entitled to one vote as to any matter on which it is entitled to vote and each fractional Share will be entitled to a proportionate fractional vote. Shareholders shall be entitled to vote on all matters on which a vote of Shareholders is required by the 1940 Act, the Declaration of Trust or a resolution of the Board. There will be no cumulative voting in the election or removal of Trustees. Under the Declaration of Trust, the Fund is not required to hold annual meetings of Shareholders. The Fund only expects to hold Shareholder meetings to the extent required by the 1940 Act or pursuant to special meetings called by the Board or a majority of Shareholders.

Preferred Shares and Other Securities

The Declaration of Trust provides that the Board may, subject to the Fund’s investment policies and restrictions and the requirements of the 1940 Act, authorize and cause the Fund to issue securities of the Fund other than Shares (including preferred stock, debt securities or other senior securities), by action of the Board without the approval of Shareholders. The Board may determine the terms, rights, preferences, privileges, limitations and restrictions of such securities as the Board sees fit.

Preferred stock could be issued with rights and preferences that would adversely affect Shareholders. Preferred stock could also be used as an anti-takeover device. Every issuance of preferred stock will be required to comply with the requirements of the 1940 Act. The 1940 Act requires, among other things, that (i) immediately after issuance of preferred stock and before any distribution is made with respect to the Shares and before any purchase of Shares is made, the aggregate involuntary liquidation preference of such preferred stock together with the aggregate involuntary liquidation preference or aggregate value of all other senior securities must not exceed an amount equal to 50% of the Fund’s total assets after deducting the amount of such distribution or purchase price, as the case may be; and (ii) the holders of preferred stock, if any are issued, must be entitled as a class to elect two Trustees at all times and to elect a majority of the Trustees if distributions on such preferred stock are in arrears by two years or more. Certain matters under the 1940 Act require the separate vote of the holders of any issued and outstanding preferred stock.

Outstanding Securities

The following table shows, for each class of authorized securities of the Fund, the amount of (i) Shares authorized and (ii) Shares outstanding, each as of November 30, 2024:

Class	(1) Amount Authorized	(2) Amount Held by the Fund for its Account	(3) Amount Outstanding Exclusive of Amount Shown Under (2)
Class F Shares	Unlimited	0	0
Class S Shares	Unlimited	0	2,827,000.438

Limitation on Liability of Trustees and Officers; Indemnification and Advance of Expenses

Pursuant to the Declaration of Trust, Trustees and officers of the Fund will not be subject in such capacity to any personal liability to the Fund or Shareholders, unless the liability arises from bad faith, willful misfeasance, gross negligence or reckless disregard for the Trustee’s or officer’s duty.

Except as otherwise provided in the Declaration of Trust, the Fund will indemnify and hold harmless any current or former Trustee or officer of the Fund against any liabilities and expenses (including reasonable attorneys’ fees relating to the defense or disposition of any action, suit or proceeding with which such person is involved or threatened), while and with respect to acting in the capacity of a Trustee or officer of the Fund, except with respect to matters in which such person did not act in good faith in the reasonable belief that his or her action was in the best interest of the Fund, or in the case of a criminal proceeding, matters for which such person had reasonable cause to believe that his or her conduct was unlawful. In accordance with the 1940 Act, the Fund will not indemnify any Trustee or officer for any liability to which such person would be subject by reason of his or her willful misfeasance, bad faith, gross negligence or reckless disregard of the duties of his or her position. The Fund will provide indemnification to Trustees and officers prior to a final determination regarding entitlement to indemnification as described in the Declaration of Trust.

The Fund has entered into the Investment Advisory Agreement with the Adviser. The Investment Advisory Agreement provides that, in the absence of willful misfeasance, bad faith, gross negligence or reckless disregard for its obligations and duties thereunder, the Adviser is not liable for any error of judgment or mistake of law or for any loss the Fund suffers.

Pursuant to the Declaration of Trust, the Fund will advance the expenses of defending any action for which indemnification is sought if the Fund receives a written undertaking by the indemnitee which provides that the indemnitee will reimburse the Fund unless it is subsequently determined that the indemnitee is entitled to such indemnification.

Number of Trustees; Appointment of Trustees; Vacancies; Removal

The Declaration of Trust provides that the number of Trustees shall be no less than one and no more than fifteen, as determined in writing by a majority of the Trustees then in office. As set forth in the Declaration of Trust, a Trustee’s term of office shall continue until his or her death, resignation or removal. Subject to the provisions of the 1940 Act, individuals may be appointed by the Trustees at any time to fill vacancies on the Board by the appointment of such persons by a majority of the Trustees then in office. Each Trustee shall hold office until his or her successor shall have been appointed pursuant to the Declaration of Trust. To the extent that the 1940 Act requires that Trustees be elected by Shareholders, any such Trustees will be elected by a plurality of all Shares voted at a meeting of Shareholders at which a quorum is present.

The Declaration of Trust provides that any Trustee may be removed (provided that after the removal the aggregate number of Trustees is not less than the minimum required by the Declaration of Trust) from office with cause only by action taken by a majority of the remaining Trustees (or, in the case of an Independent Trustee, only by action taken by a majority of the remaining Independent Trustees).

Action by Shareholders

The Declaration of Trust provides that Shareholder action can be taken only at a meeting of Shareholders or by unanimous written consent in lieu of a meeting. Subject to the 1940 Act, the Declaration of Trust or a resolution of the Board specifying a greater or lesser vote requirement, the affirmative vote of a majority of Shares present in person or represented by proxy at a meeting and entitled to vote on the subject matter shall be the act of the Shareholders with respect to any matter submitted to a vote of the Shareholders.

Amendment of Declaration of Trust and Bylaws

Subject to the provisions of the 1940 Act, pursuant to the Declaration of Trust, the Board may make certain amendments to the Declaration of Trust without any vote of Shareholders. Pursuant to the Declaration of Trust and bylaws, the Board has the exclusive power to amend or repeal the bylaws or adopt new bylaws at any time.

No Appraisal Rights

In certain extraordinary transactions, some jurisdictions provide the right to dissenting Shareholders to demand and receive the fair value of their Shares, subject to certain procedures and requirements set forth in such statute. Those rights are commonly referred to as appraisal rights. The Declaration of Trust provides that Shares shall not entitle Shareholders to appraisal rights.

Conflict with Applicable Laws and Regulations

The Declaration of Trust provides that if and to the extent that any provision of the Declaration of Trust conflicts with any provision of the 1940 Act, the provisions under the Code applicable to the Fund as a RIC or other applicable laws and regulations, the conflicting provision shall be deemed never to have constituted a part of the Declaration of Trust; provided, however, that such determination shall not affect any of the remaining provisions of the Declaration of Trust or affect the validity of any action taken or omitted to be taken prior to such determination.

TAX ASPECTS

The following is a general summary of certain material U.S. federal income tax considerations applicable to the Fund and an investment in the Fund. The discussion below provides general tax information related to an investment in the Fund, but does not purport to be a complete description of the U.S. federal income tax consequences of an investment in the Fund and does not address any state, local, non-U.S. or other tax consequences. It is based on the Code and U.S. Treasury regulations thereunder and administrative pronouncements, all as of the date hereof, any of which is subject to change, possibly with retroactive effect. In addition, it does not describe all of the tax consequences that may be relevant in light of a Shareholder’s particular circumstances, including (but not limited to) alternative minimum tax consequences and tax consequences applicable to Shareholders subject to special tax rules, such as certain financial institutions; dealers or traders in securities who use a mark-to-market method of tax accounting; persons holding Shares as part of a hedging transaction, wash sale, conversion transaction or integrated transaction or persons entering into a constructive sale with respect to Shares; entities classified as partnerships or other pass-through entities for U.S. federal income tax purposes; insurance companies; U.S. Shareholders (as defined below) whose functional currency is not the U.S. dollar; or tax-exempt entities, including “individual retirement accounts” or “Roth IRAs.” Unless otherwise noted, the following discussion applies only to a Shareholder that holds Shares as a capital asset and is a U.S. Shareholder. A “U.S. Shareholder” generally is a beneficial owner of Shares who is for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the United States;

•	a corporation, or other entity taxable as a corporation, created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•	a trust if it (a) is subject to the primary supervision of a court within the United States and one or more U.S. persons have the authority to control all substantial decisions of the trust or (b) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

If a partnership (including an entity treated as a partnership for U.S. federal income tax purposes) holds Shares, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. A prospective Shareholder that is a partner in a partnership holding Shares should consult the Shareholder’s personal advisors with respect to the purchase, ownership and disposition of Shares.

The discussion set forth herein does not constitute tax advice. Tax laws are complex and often change, and Shareholders should consult their tax advisors about the U.S. federal, state, local or non-U.S. tax consequences of an investment in the Fund.

Taxation of the Fund

The Fund intends to elect to be treated for U.S. federal income tax purposes, and intends to qualify annually, as a RIC under Subchapter M of the Code. As a RIC, the Fund generally will not be subject to corporate-level U.S. federal income taxes on any ordinary income or capital gains that it distributes as dividends to Shareholders. To qualify as a RIC in any tax year, the Fund must, among other things, satisfy both a source of income test and asset diversification tests. The Fund will qualify as a RIC if (i) at least 90% of the Fund’s gross income for such tax year consists of dividends; interest; payments with respect to certain securities loans; gains from the sale or other disposition of shares, securities or foreign currencies; other income (including, but not limited to, gains from options, futures or forward contracts) derived with respect to its business of investing in such shares, securities or currencies; and net income derived from interests in “qualified publicly-traded partnerships” (such income, “Qualifying RIC Income”); and (ii) the Fund’s holdings are diversified so that, at the end of each quarter of such tax year, (a) at least 50% of the value of the Fund’s total assets is represented by cash and cash equivalents, securities of other RICs, U.S. government securities and other securities, with such other securities limited, in respect of any one issuer, to an amount not greater than 5% of the value of the Fund’s total assets and not greater than 10% of the outstanding voting securities of such issuer and (b) not more than 25% of the value of the Fund’s total assets is invested (x) in securities (other than U.S. government securities or securities of other RICs) of any one issuer or of two or more issuers that the Fund controls and that are engaged in the same, similar or related trades or businesses or (y) in the securities of one or more “qualified publicly-traded partnerships.” The Fund’s share of income derived from a partnership other than a “qualified publicly-traded partnership” will be treated as Qualifying RIC Income only to the extent that such income would have constituted Qualifying RIC Income if derived directly by the Fund. A “qualified publicly-traded partnership” is generally defined as an entity that is treated as a partnership for U.S. federal income tax purposes if (1) interests in such entity are traded on an established securities market or are readily tradable on a secondary market or the substantial equivalent thereof and (2) less than 90% of its gross income for the relevant tax year consists of Qualifying RIC Income. The Code provides that the Treasury Department may by regulation exclude from Qualifying RIC Income foreign currency gains that are not directly related to the RIC’s principal business of investing in shares or securities (or options and futures with respect to shares or securities). The Fund anticipates that, in general, its foreign currency gains will be directly related to its principal business of investing in shares and securities.

In addition, to maintain RIC tax treatment, the Fund must distribute on a timely basis with respect to each tax year dividends of an amount at least equal to 90% of the sum of its “investment company taxable income” and its net tax-exempt interest income, determined without regard to any deduction for dividends paid, to Shareholders (the “90% distribution requirement”). If the Fund qualifies as a RIC and satisfies the 90% distribution requirement, the Fund generally will not be subject to U.S. federal income tax on its “investment company taxable income” and net capital gains (that is, the excess of net long-term capital gains over net short-term capital losses) that it distributes as dividends to Shareholders (including amounts that are reinvested pursuant to the DRP). In general, a RIC’s “investment company taxable income” for any tax year is its taxable income, determined without regard to net capital gains and with certain other adjustments. The Fund intends to distribute all or substantially all of its “investment company taxable income,” net tax-exempt interest income (if any) and net capital gains on an annual basis. Any taxable income, including any net capital gains that the Fund does not distribute in a timely manner, will be subject to U.S. federal income tax at regular corporate rates.

If the Fund retains any net capital gains for reinvestment, it may elect to treat such capital gains as having been distributed to Shareholders. If the Fund makes such an election, each Shareholder will be required to report its share of such undistributed net capital gains attributed to the Fund as long-term capital gain and will be entitled to claim its share of the U.S. federal income taxes paid by the Fund on such undistributed net capital gains as a credit against its own U.S. federal income tax liability, if any, and to claim a refund on a properly-filed U.S. federal income tax return to the extent that the credit exceeds such liability. In addition, each Shareholder will be entitled to increase the adjusted tax basis of its Shares by the difference between its share of such undistributed net capital gain and the related credit. There can be no assurance that the Fund will make this election if it retains all or a portion of its net capital gain for a tax year.

As a RIC, the Fund will be subject to a nondeductible 4% federal excise tax on certain undistributed amounts for each calendar year (the “4% excise tax”). To avoid the 4% excise tax, the Fund must distribute in respect of each calendar year dividends of an amount at least equal to the sum of (1) 98% of its ordinary taxable income (taking into account certain deferrals and elections) for the calendar year, (2) 98.2% of its capital gain net income (adjusted for certain ordinary losses) generally for the one-year period ending on October 31 of the calendar year and (3) any ordinary income and capital gains for previous calendar years that were not distributed during those calendar years. For purposes of determining whether the Fund has met this distribution requirement, the Fund will be deemed to have distributed any income or gains previously subject to U.S. federal income tax. Furthermore, any distribution declared by the Fund in October, November or December of any calendar year, payable to Shareholders, of record on a specified date in such a month and actually paid during January of the following calendar year, will be treated for tax purposes as if it had been paid on December 31 of the calendar year in which the distribution was declared. The Fund generally intends to avoid the imposition of the 4% excise tax, but there can be no assurance in this regard.

If the Fund fails to qualify as a RIC or fails to satisfy the 90% distribution requirement in respect of any tax year, the Fund would be subject to U.S. federal income tax at regular corporate rates on its taxable income, including its net capital gains, even if such income were distributed, and all distributions out of earnings and profits would be taxed as ordinary dividend income. Such distributions generally would be eligible for the dividends-received deduction in the case of certain corporate Shareholders and may be eligible to be qualified dividend income in the case of certain non-corporate Shareholders. In addition, the Fund could be required to recognize unrealized gains, pay taxes and make distributions (any of which could be subject to interest charges) before re-qualifying for taxation as a RIC. If the Fund fails to satisfy either the income test or asset diversification test described above, in certain cases, however, the Fund may be able to avoid losing its status as a RIC by timely providing notice of such failure to the IRS, curing such failure and possibly paying an additional tax or penalty.

Some of the investments that the Fund is expected to make, such as investments in debt instruments having market discount and/or treated as issued with OID, may cause the Fund to recognize income or gain for U.S. federal income tax purposes prior to the receipt of any corresponding cash or other property. As a result, the Fund may have difficulty meeting the 90% distribution requirement necessary to maintain RIC tax treatment. Because this income will be included in the Fund’s investment company taxable income for the tax year it is accrued, the Fund may be required to make a distribution to Shareholders to meet the distribution requirements described above, even though the Fund will not have received any corresponding cash or property. The Fund may be required to borrow money, dispose of other securities or forgo new investment opportunities for this purpose.

There may be uncertainty as to the appropriate treatment of certain of the Fund’s investments for U.S. federal income tax purposes. In particular, the Fund expects to invest a portion of its Net Assets in below investment grade instruments. U.S. federal income tax rules with respect to such instruments are not entirely clear about issues such as whether and to what extent the Fund should recognize interest, OID or market discount, when and to what extent deductions may be taken for bad debts or worthless instruments, how payments received on obligations in default should be allocated between principal and income and whether exchanges of debt obligations in a bankruptcy or workout context are taxable. These and other issues will be addressed by the Fund, to the extent necessary, in connection with the Fund’s general intention to distribute sufficient income to qualify for and maintain its treatment as a RIC for U.S. federal income tax purposes, and to minimize the risk that it becomes subject to U.S. federal income or excise tax.

Income received by the Fund from sources outside the United States may be subject to withholding and other taxes imposed by such countries, thereby reducing income available to the Fund. Tax conventions between certain countries and the United States may reduce or eliminate such taxes. The Fund generally intends to conduct its investment activities to minimize the impact of foreign taxation, but there is no guarantee that the Fund will be successful in this regard. If more than 50% of the value of the Fund’s total assets at the close of its tax year consists of securities of foreign corporations, the Fund will be eligible to elect to “pass-through” to the Fund the foreign source amount of income deemed earned and the respective amount of foreign taxes paid by the Fund. If at least 50% of the value of the Fund’s total assets at the close of each quarter of its tax year is represented by interests in other RICs, the Fund may elect to “pass-through” to Shareholders the foreign source amount of income deemed earned and the respective amount of foreign taxes paid or deemed paid by the Fund. If the Fund so elects, each Shareholder would be required to include in gross income, even though not actually received, each Shareholder’s pro rata share of the foreign taxes paid or deemed paid by the Fund, but would be treated as having paid its pro rata share of such foreign taxes and would therefore be allowed to either deduct such amount in computing taxable income or use such amount (subject to various limitations) as a foreign tax credit against federal income tax (but not both).

The Fund may invest in shares of foreign companies that are classified under the Code as passive foreign investment companies (“PFICs”). In general, a foreign company is considered a PFIC if at least 50% of its assets constitute investment-type assets or 75% or more of its gross income is investment-type income. In general under the PFIC rules, an “excess distribution” received with respect to PFIC shares is treated as having been realized ratably over the period during which the Fund held the PFIC shares. The Fund generally will be subject to tax on the portion, if any, of the excess distribution that is allocated to the Fund’s holding period in prior tax years (and an interest factor will be added to the tax, as if the tax had actually been payable in such prior tax years) even though the Fund distributes the corresponding income to Shareholders. Excess distributions include any gain from the sale of PFIC shares as well as certain distributions from a PFIC. All excess distributions are taxable as ordinary income.

The Fund may be eligible to elect alternative tax treatment with respect to PFIC shares. Under one such election (i.e., a “QEF” election), the Fund generally would be required to include in its gross income its share of the earnings of a PFIC on a current basis, regardless of whether any distributions are received from the PFIC. If this election is made, the special rules, discussed above, relating to the taxation of excess distributions, would not apply. Alternatively, the Fund may be able to elect to mark its PFIC shares to market, resulting in any unrealized gains at the Fund’s tax year end being treated as though they were recognized and reported as ordinary income. Any mark-to-market losses and any loss from an actual disposition of the PFIC’s Shares would be deductible as ordinary losses to the extent of any net mark-to-market gains included in income in prior tax years with respect to shares in the same PFIC.

Because the application of the PFIC rules may affect, among other things, the character of gains, the amount of gain or loss and the timing of the recognition of income, gain or loss with respect to PFIC shares, as well as subject the Fund itself to tax on certain income from PFIC shares, the amount that must be distributed to Fund Shareholders, and which will be recognized by Fund Shareholders as ordinary income or long-term capital gain, may be increased or decreased substantially as compared to a fund that did not invest in PFIC shares. Note that distributions from a PFIC are not eligible for the reduced rate of tax on distributions of “qualified dividend income” as discussed below.

Some of the CLOs in which the Fund may invest may be PFICs, which are generally subject to the tax consequences described above. Investment in certain equity interests of CLOs that are subject to treatment as PFICs for U.S. federal income tax purposes may cause the Fund to recognize income in a tax year in excess of the Fund’s distributions from such CLOs, PFICs and the Fund’s proceeds from sales or other dispositions of equity interests in other CLOs and other PFICs during that tax year. As a result, the Fund generally would be required to distribute such income to satisfy the distribution requirements applicable to RICs.

If the Fund holds more than 10% of the interests treated as equity for U.S. federal income tax purposes in a foreign corporation that is treated as a controlled foreign corporation (“CFC”), including equity tranche investments and certain debt tranche investments in a CLO treated as a CFC, the Fund may be treated as receiving a deemed distribution (taxable as ordinary income) each tax year from such foreign corporation of an amount equal to the Fund’s pro rata share of the foreign corporation’s earnings for such tax year (including both ordinary earnings and capital gains), whether or not the corporation makes an actual distribution to the Fund during such tax year. This deemed distribution is required to be included in the income of certain U.S. shareholders of a CFC, such as the Fund, regardless of whether a U.S. shareholder has made a QEF election with respect to such CFC. The Fund is generally required to distribute such income in order to satisfy the distribution requirements applicable to RICs, even to the extent the Fund’s income from a CFC exceeds the distributions from the CFC and the Fund’s proceeds from the sales or other dispositions of CFC stock during that tax year. In general, a foreign corporation will be treated as a CFC for U.S. federal income tax purposes if more than 50% of the shares of the foreign corporation, measured by reference to combined voting power or value, is owned (directly, indirectly or by attribution) by U.S. Shareholders. A “U.S. Shareholder,” for this purpose, is any U.S. person that possesses (actually or constructively) 10% or more of the combined voting power or value of all classes of shares of a corporation.

The functional currency of the Fund, for U.S. federal income tax purposes, is the U.S. dollar. Gains or losses attributable to fluctuations in foreign currency exchange rates that occur between the time a Fund accrues interest income or other receivables or accrues expenses or other liabilities denominated in a foreign currency and the time the Fund actually collects such receivables or pays such liabilities generally are respectively characterized as ordinary income or ordinary loss for U.S. federal income tax purposes. Similarly, on the sale of other disposition of certain investments, including debt securities, certain forward contracts, as well as other derivative financial instruments, denominated in a foreign currency, gains or losses attributable to fluctuations in the value of foreign currency between the date of acquisition of the security or contract and the date of disposition also are generally treated as ordinary gain or loss. These gains and losses, referred to under the Code as “section 988” gains and losses, may increase or decrease the amount of the Fund’s investment company taxable income subject to distribution to Fund Shareholders as ordinary income. For example, fluctuations in exchange rates may increase the amount of income that the Fund must distribute to qualify for tax treatment as a RIC and to prevent application of an excise tax on undistributed income. Alternatively, fluctuations in exchange rates may decrease or eliminate income available for distribution. If section 988 losses exceed other investment company taxable income during a tax year, the Fund would not be able to distribute amounts considered dividends for U.S. federal income tax purposes, and any distributions during a tax year made by the Fund before such losses were recognized would be re-characterized as a return of capital to Fund Shareholders for U.S. federal income tax purposes, rather than as ordinary dividend income, and would reduce each Fund Shareholder’s tax basis in Fund Shares.

If the Fund utilizes leverage through the issuance of preferred Shares or borrowings, it will be prohibited from declaring a distribution or dividend if it would fail the applicable asset coverage test(s) under the 1940 Act after the payment of such distribution or dividend. In addition, certain covenants in credit facilities or indentures may impose greater restrictions on the Fund’s ability to declare and pay dividends on Fund Shares. Limits on the Fund’s ability to pay dividends on Fund Shares may prevent the Fund from meeting the distribution requirements described above and, as a result, may affect the Fund’s ability to be subject to tax as a RIC or subject the Fund to the 4% excise tax. The Fund endeavors to avoid restrictions on its ability to make distribution payments. If the Fund is precluded from making distributions on Fund Shares because of any applicable asset coverage requirements, the terms of preferred Shares (if any) may provide that any amounts so precluded from being distributed, but required to be distributed by the Fund to enable the Fund to satisfy the distribution requirements that would enable the Fund to be subject to tax as a RIC, will be paid to the holders of preferred Shares as a special distribution. This distribution can be expected to decrease the amount that holders of preferred Shares would be entitled to receive upon redemption or liquidation of such preferred Shares.

For federal income tax purposes, the Fund is generally permitted to carry forward a net capital loss in any taxable year to offset its own capital gains, if any. These amounts are available to be carried forward to offset future capital gains to the extent permitted by the Code and applicable tax regulations. Any such loss carryforwards will retain their character as short-term or long-term. In the event that the Fund were to experience an ownership change as defined under the Code, the capital loss carryforwards and other favorable tax attributes of the Fund, if any, may be subject to limitation.

Certain of the Fund’s investments are expected to be subject to special U.S. federal income tax provisions that may, among other things, (1) disallow, suspend or otherwise limit the allowance of certain losses or deductions, (2) convert lower-taxed long-term capital gains into higher-taxed short-term capital gains or ordinary income, (3) convert an ordinary loss or a deduction into a capital loss, the deductibility of which is more limited, (4) adversely affect when a purchase or sale of shares or securities is deemed to occur, (5) adversely alter the intended characterization of certain complex financial transactions, (6) cause the Fund to recognize income or gain without a corresponding receipt of cash, (7) treat dividends that would otherwise constitute qualified dividend income as non-qualified dividend income, (8) treat dividends that would otherwise be eligible for the corporate dividends received deduction as ineligible for such treatment and (9) produce income that will not constitute Qualifying RIC Income. The application of these rules could cause the Fund to be subject to U.S. federal income tax or the 4% excise tax and, under certain circumstances, could affect the Fund’s status as a RIC. The Fund monitors its investments and may make certain tax elections to mitigate the effect of these provisions.

The remainder of this discussion assumes that the Fund has qualified for and maintained its treatment as a RIC for U.S. federal income tax purposes and has satisfied the distribution requirements described above.

The Fund may be required to liquidate positions in order to fund the repurchase of Shares. The Fund will seek to manage its ability to meet the RIC requirements in light of any asset liquidations necessary to repurchase Shares. However, in some circumstances, repurchases could impact the Fund’s ability to meet the above-described requirements. For example, amounts used to repurchase shares are unavailable for the Fund to use to meet its distribution requirements, or the disposition of Fund assets may affect its ability to continue to meet the asset diversification test described above.

Taxation of U.S. Shareholders

Distributions

Distributions of the Fund’s ordinary income and net short-term capital gains will, except as described below with respect to distributions of “qualified dividend income,” generally be taxable to Shareholders as ordinary income to the extent such distributions are paid out of the Fund’s then-current or accumulated earnings and profits, as determined for U.S. federal income tax purposes. Distributions (or deemed distributions, as described above), if any, of net capital gains will be taxable as long-term capital gains, regardless of the length of time a Shareholder has owned Shares. The ultimate tax characterization of the Fund’s distributions made in a tax year cannot be determined until after the end of the tax year. As a result, the Fund may make total distributions during a tax year in an amount that exceeds the then-current and accumulated earnings and profits of the Fund. A distribution of an amount in excess of the Fund’s then-current and accumulated earnings and profits will be treated by a Shareholder as a return of capital that will be applied against and reduce the Shareholder’s tax basis in its Shares. To the extent that the amount of any such distribution exceeds the Shareholder’s tax basis in its Shares, the excess will be treated as gain from a sale or exchange of Shares. Distributions will be treated in the manner described above regardless of whether such distributions are paid in cash or invested in additional Shares. Generally, for U.S. federal income tax purposes, a Shareholder receiving Shares under the DRP will be treated as having received a distribution equal to the fair market value of such Shares on the date the Shares are credited to the Shareholder’s account.

A return of capital to Shareholders is a return of a portion of their original investment in the Fund, thereby reducing the tax basis of their investment. As a result from such reduction in tax basis, Shareholders may be subject to tax in connection with the sale of Fund Shares, even if such Shares are sold at a loss relative to the Shareholder’s original investment.

It is expected that a substantial portion of the Fund’s income will consist of ordinary income. For example, interest and OID derived by the Fund characterized as ordinary income for U.S. federal income tax purposes. In addition, gain derived by the Fund from the disposition of debt instruments with “market discount” (generally, securities with a fixed maturity date of more than one year from the date of issuance acquired by the Fund at a price below the lesser of their stated redemption price at maturity or accreted value, in the case of securities with OID) will be characterized as ordinary income for U.S. federal income tax purposes to the extent of the market discount that has accrued, as determined for U.S. federal income tax purposes, at the time of such disposition, unless the Fund makes an election to accrue market discount on a current basis. Notwithstanding the foregoing, Section 451 of the Code generally requires any accrual method taxpayer to take into account items of gross income no later than the time at which such items are taken into account as revenue in the taxpayer’s financial statements. Treasury Regulations provide that Section 451 does not apply to market discount. If the IRS were to change its position and Section 451 were to apply to the accrual of market discount, the Fund would be required to include in income any market discount as it takes the same into account on its financial statements.

Distributions made by the Fund to a corporate Shareholder will qualify for the dividends-received deduction only to the extent that the distributions consist of qualifying dividends received by the Fund. In addition, any portion of the Fund’s dividends otherwise qualifying for the dividends-received deduction will be disallowed or reduced if the corporate Shareholder fails to satisfy certain requirements, including a holding period requirement, with respect to its Shares. Distributions of “qualified dividend income” to an individual or other non-corporate Shareholder will be treated as “qualified dividend income” to such Shareholder and generally will be taxed at long-term capital gain rates, provided the Shareholder satisfies the applicable holding period and other requirements. “Qualified dividend income” generally includes dividends from domestic corporations and dividends from foreign corporations that meet certain specified criteria. Given the Fund’s investment strategy, it is not expected that a significant portion of the distributions made by the Fund will be eligible for the dividends-received deduction or the reduced rates applicable to “qualified dividend income.”

Certain distributions reported by the Fund as Section 163(j) interest dividends may be eligible to be treated as interest income by shareholders for purposes of the tax rules applicable to interest expense limitations under Code Section 163(j). Such treatment by the shareholder is generally subject to holding period requirements and other potential limitations, although the holding period requirements are generally not applicable to dividends declared by money market funds and certain other funds that declare dividends daily and pay such dividends on a monthly or more frequent basis. The amount that the Fund is eligible to report as a Section 163(j) dividend for a tax year is generally limited to the excess of the Fund’s business interest income over the sum of the Fund’s (i) business interest expense and (ii) other deductions properly allocable to the Fund’s business interest income.

If a person acquires Shares shortly before the record date of a distribution, the price of the Shares may include the value of the distribution, and the person will be subject to tax on the distribution even though economically it may represent a return of the person’s investment in such Shares.

Distributions paid by the Fund generally will be treated as received by a Shareholder at the time the distribution is made. However, the Fund may, under certain circumstances, elect to treat a distribution that is paid during the following tax year as if it had been paid during the tax year in which the income or gains supporting the distribution was earned. If the Fund makes such an election, the Shareholder will still be treated as receiving the distribution in the tax year in which the distribution is received. In this instance, however, any distribution declared by the Fund in October, November or December of any calendar year, payable to Shareholders of record on a specified date in such a month and actually paid during January of the following calendar year, will be treated for tax purposes as if it had been received by Shareholders on December 31 of the calendar year in which the distribution was declared.

Shareholders will be notified annually, as promptly as practicable after the end of each calendar year, as to the U.S. federal tax status of distributions, and Shareholders receiving distributions in the form of additional Shares will receive a report as to the NAV of those Shares.

Distributions may also be subject to additional state, local and foreign taxes depending on a U.S. Shareholder’s particular situation.

The Fund expects to be treated as a “publicly offered regulated investment company” (within the meaning of Section 67 of the Code) as a result of either (1) shares of its common stock and any preferred stock collectively being held by at least 500 persons at all times during a taxable year, (2) shares of its common stock being treated as regularly traded on an established securities market for any taxable year, or (3) shares of its common stock are continuously offered pursuant to a public offering (within the meaning of Section 4 of the Securities Act). However, there can be no assurance that the Fund will be treated as a publicly offered regulated investment company for all years. If the Fund is not treated as a publicly offered regulated investment company for any period, for purposes of computing the taxable income of U.S. Shareholders that are individuals, trusts or estates, (1) the Fund’s earnings will be computed without taking into account such U.S. Shareholders’ allocable shares of the management and incentive fees paid to the Adviser and certain of the Fund’s other expenses, (2) each such U.S. Shareholder will be treated as having received or accrued a distribution from the Fund in the amount of such U.S. Shareholder’s allocable share of these fees and expenses for such taxable year, (3) each such U.S. Shareholder will be treated as having paid or incurred such U.S. Shareholder’s allocable share of these fees and expenses for the calendar year and (4) each such U.S. Shareholder’s allocable share of these fees and expenses will be treated as miscellaneous itemized deductions by such U.S. Shareholder. For taxable years beginning before 2026, miscellaneous itemized deductions generally are not deductible by a U.S. Shareholder that is an individual, trust or estate. For taxable years beginning in 2026 or later, miscellaneous itemized deductions generally are deductible by a U.S. Shareholder that is an individual, trust or estate only to the extent that the aggregate of such U.S. Shareholder’s miscellaneous itemized deductions exceeds 2% of such U.S. Shareholder’s adjusted gross income for U.S. federal income tax purposes, are not deductible for purposes of the alternative minimum tax and are subject to the overall limitation on itemized deductions under Section 68 of the Code.

Sale or Exchange of Shares

The repurchase or transfer of Shares may result in a taxable gain or loss to the tendering Shareholder. Different tax consequences may apply for tendering and non-tendering Shareholders in connection with a repurchase offer. For example, if a Shareholder does not tender all of his or her Shares, such repurchase may not be treated as a sale or exchange for U.S. federal income tax purposes, and may result in deemed distributions to non-tendering Shareholders. On the other hand, Shareholders holding Shares as capital assets who tender all of their Shares (including Shares deemed owned by Shareholders under constructive ownership rules) will be treated as having sold their Shares and generally will recognize capital gain or loss. The amount of the gain or loss will be equal to the difference between the amount received for the Shares and the Shareholder’s adjusted tax basis in the relevant Shares. Such gain or loss generally will be a long-term capital gain or loss if the Shareholder has held such Shares as capital assets for more than one year. Otherwise, the gain or loss will be treated as short-term capital gain or loss.

Losses realized by a Shareholder on the sale or exchange of Shares held as capital assets for six months or less will be treated as long-term capital losses to the extent of any distribution of long-term capital gains received (or deemed received, as discussed above) with respect to such Shares. In addition, no loss will be allowed on a sale or other disposition of Shares if the Shareholder acquires (including through reinvestment of distributions or otherwise) Shares, or enters into a contract or option to acquire Shares, within 30 days before or after any disposition of such Shares at a loss. In such a case, the basis of the Shares acquired will be adjusted to reflect the disallowed loss. Under current law, net capital gains recognized by non-corporate Shareholders are generally subject to U.S. federal income tax at lower rates than the rates applicable to ordinary income.

In general, U.S. Shareholders currently are generally subject to a maximum federal income tax rate of either 15% or 20% (depending on whether the Shareholder’s income exceeds certain threshold amounts) on their net capital gain (i.e., the excess of realized net long-term capital gains over realized net short-term capital losses), including any long-term capital gain derived from an investment in Shares. Such rate is lower than the maximum rate on ordinary income currently payable by individuals. Corporate U.S. Shareholders currently are subject to U.S. federal income tax on net capital gain at the maximum 21% rate also applied to ordinary income. Non-corporate Shareholders with net capital losses for a tax year (i.e., capital losses in excess of capital gains) generally may deduct up to $3,000 of such losses against their ordinary income each tax year. Any net capital losses of a non-corporate Shareholder in excess of $3,000 generally may be carried forward and used in subsequent tax years as provided in the Code. Corporate Shareholders generally may not deduct any net capital losses for a tax year, but may carry back such losses for three tax years or carry forward such losses for five tax years.

An additional 3.8% Medicare tax is imposed on certain net investment income (including ordinary dividends and capital gain distributions received from the Fund and net gains from redemptions or other taxable dispositions of Shares) of U.S. individuals, estates and trusts to the extent that such person’s “modified adjusted gross income” (in the case of an individual) or “adjusted gross income” (in the case of an estate or trust) exceeds certain threshold amounts. U.S. persons that are individuals, estates or trusts are urged to consult their tax advisors regarding the applicability of this tax to their income and gains in respect of their investment in the Fund.

Under U.S. Treasury regulations, if a Shareholder recognizes losses with respect to Shares of $2 million or more for an individual Shareholder or $10 million or more for a corporate Shareholder, the Shareholder must file with the IRS a disclosure statement on IRS Form 8886. Direct owners of portfolio securities are in many cases excepted from this reporting requirement, but under current guidance, shareholders of a RIC are not excepted. Future guidance may extend the current exception from this reporting requirement to shareholders of most or all RICs. The fact that a loss is reportable under these regulations does not affect the legal determination of whether the taxpayer’s treatment of the loss is proper. Shareholders should consult their tax advisors to determine the applicability of these regulations in light of their individual circumstances.

Reporting of adjusted cost basis information is required for covered securities, which generally include shares of a RIC acquired after January 1, 2012, to the IRS and to taxpayers. Shareholders should contact their Financial Intermediaries with respect to reporting of cost basis and available elections for their accounts.

Backup Withholding and Information Reporting

Information returns will be filed with the IRS in connection with payments on Shares and the proceeds from a sale or other disposition of Shares. A Shareholder will be subject to backup withholding on all such payments if it fails to provide the payor with its correct taxpayer identification number (generally, in the case of a U.S. resident Shareholder, on an IRS Form W-9) and to make required certifications or otherwise establish an exemption from backup withholding. Corporate Shareholders and certain other Shareholders generally are exempt from backup withholding. Backup withholding is not an additional tax. Any amounts withheld as backup withholding may be credited against the applicable Shareholder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS.

Taxation of Non-U.S. Shareholders

Whether an investment in the Fund is appropriate for a non-U.S. Shareholder (as defined below) will depend upon that investor’s particular circumstances. An investment in the Fund by a non-U.S. Shareholder may have adverse tax consequences. Non-U.S. Shareholders should consult their tax advisors before investing in Shares.

The U.S. federal income taxation of a Shareholder that is a nonresident alien individual, a foreign trust or estate or a foreign corporation, as defined for U.S. federal income tax purposes (a “non-U.S. Shareholder”), depends on whether the income that the Shareholder derives from the Fund is “effectively connected” with a U.S. trade or business carried on by the Shareholder.

If the income that a non-U.S. Shareholder derives from the Fund is not “effectively connected” with a U.S. trade or business carried on by such non-U.S. Shareholder, distributions of “investment company taxable income” will generally be subject to a U.S. federal withholding tax at the then-current rate (or a lower rate provided under an applicable treaty). Alternatively, if the income that a non-U.S. Shareholder derives from the Fund is effectively connected with a U.S. trade or business of the non-U.S. Shareholder, the Fund will not be required to withhold U.S. federal tax if the non-U.S. Shareholder complies with applicable certification and disclosure requirements, although such income will be subject to U.S. federal income tax in the manner described below and at the rates applicable to U.S. residents. Backup withholding will not, however, be applied to payments that have been subject to the respective rate of withholding tax applicable to non-U.S. Shareholders.

A non-U.S. Shareholder whose income from the Fund is not “effectively connected” with a U.S. trade or business will generally be exempt from U.S. federal income tax on capital gains distributions, any amounts retained by the Fund that are designated as undistributed capital gains and any gains realized upon the sale or exchange of Shares. If, however, such a non-U.S. Shareholder is a nonresident alien individual and is physically present in the United States for 183 days or more during the tax year and meets certain other requirements such capital gains distributions, undistributed capital gains and gains from the sale or exchange of Shares will be subject to the applicable U.S. tax rate.

Furthermore, properly reported distributions by the Fund and received by non-U.S. Shareholders are generally exempt from U.S. federal withholding tax when they (a) are paid by the Fund in respect of the Fund’s “qualified net interest income” (i.e., the Fund’s U.S. source interest income, subject to certain exceptions, reduced by expenses that are allocable to such income), or (b) are paid by the Fund in connection with the Fund’s “qualified short-term capital gains” (generally, the excess of the Fund’s net short-term capital gains over the Fund’s long-term capital losses for such tax year). However, depending on the circumstances, the Fund may report all, some or none of the Fund’s potentially eligible distributions as derived from such qualified net interest income or from such qualified short-term capital gains, and a portion of such distributions (e.g., derived from interest from non-U.S. sources or any foreign currency gains) would be ineligible for this potential exemption from withholding. Moreover, in the case of Shares held through an intermediary, the intermediary may have withheld amounts even if the Fund reported all or a portion of a distribution as exempt from U.S. federal withholding tax. To qualify for this exemption from withholding, a non-U.S. Shareholder must comply with applicable certification requirements relating to its non-U.S. tax residency status (including, in general, furnishing an IRS Form W-8BEN, IRS Form W-8BEN-E, IRS Form W-8ECI, IRS Form W-8IMY or IRS Form W-8EXP, or an acceptable substitute or successor form). Thus, an investment in the Shares by a non-U.S. Shareholder may have adverse tax consequences as compared to a direct investment in the assets in which the Fund will invest.

If the income from the Fund is “effectively connected” with a U.S. trade or business carried on by a non-U.S. Shareholder, any distributions of “investment company taxable income,” capital gains distributions, amounts retained by the Fund that are designated as undistributed capital gains and any gains realized upon the sale or exchange of Shares will be subject to U.S. income tax, on a net income basis, in the same manner, and at the graduated rates applicable to, U.S. persons. If such a non-U.S. Shareholder is a corporation, it may also be subject to the U.S. branch profits tax.

A non-U.S. Shareholder other than a corporation may be subject to backup withholding on net capital gains distributions that are otherwise exempt from withholding tax or on distributions that would otherwise be taxable at a reduced treaty rate if such Shareholder does not certify its non-U.S. status under penalties of perjury or otherwise establish an exemption.

If the Fund distributes net capital gains in the form of deemed rather than actual distributions, a non-U.S. Shareholder will be entitled to a U.S. federal income tax credit or tax refund equal to the Shareholder’s allocable share of the tax the Fund pays on the capital gains deemed to have been distributed. To obtain the refund, the non-U.S. Shareholder must obtain a U.S. taxpayer identification number and file a federal income tax return even if the non-U.S. Shareholder would not otherwise be required to obtain a U.S. taxpayer identification number or file a federal income tax return.

Under the Foreign Account Tax Compliance Act provisions of the Code, the Fund is required to withhold U.S. tax (at the applicable rate) on payments of taxable dividends made to certain non-U.S. entities that fail to comply (or be deemed compliant) with extensive reporting and withholding requirements in the Code designed to inform the U.S. Department of the Treasury of U.S.-owned foreign investment accounts. Shareholders may be requested to provide additional information to the Fund to enable the Fund to determine whether withholding is required.

The tax consequences to a non-U.S. Shareholder entitled to claim the benefits of an applicable tax treaty may differ from those described herein. Non-U.S. Shareholders are advised to consult their tax advisors with respect to the particular tax consequences to them of an investment in the Fund, including the potential application of the U.S. estate tax.

Other Taxes

Shareholders may be subject to state, local and non-U.S. taxes applicable to their investment in the Fund. In those states or localities, entity-level tax treatment and the treatment of distributions made to Shareholders under those jurisdictions’ tax laws may differ from the treatment under the Code. Accordingly, an investment in Shares may have tax consequences for Shareholders that are different from those of a direct investment in the Fund’s portfolio investments. Shareholders are advised to consult their tax advisors with respect to the particular tax consequences to them of an investment in the Fund.

ERISA CONSIDERATIONS

Employee benefit plans and other plans subject to ERISA or the Code, including corporate savings and 401(k) plans, IRAs and Keogh Plans (each, an “ERISA Plan”) may purchase Shares. ERISA imposes certain general and specific responsibilities on persons who are fiduciaries with respect to an ERISA Plan, including prudence, diversification, prohibited transactions and other standards. Because the Fund is registered as an investment company under the 1940 Act, the underlying assets of the Fund will not be considered to be “plan assets” of any ERISA Plan investing in the Fund for purposes of the fiduciary responsibility and prohibited transaction rules under Title I of ERISA or Section 4975 of the Code. Thus, neither the Fund nor the Adviser will be a fiduciary within the meaning of ERISA or Section 4975 of the Code with respect to the assets of any ERISA Plan that becomes a Shareholder, solely as a result of the ERISA Plan’s investment in the Fund.

The provisions of ERISA are subject to extensive and continuing administrative and judicial interpretation and review. The discussion of ERISA contained herein is, of necessity, general and may be affected by future publication of regulations and rulings. Potential investors should consult their legal advisers regarding the consequences under ERISA of an investment in the Fund through an ERISA Plan.

ANTI-TAKEOVER PROVISIONS IN THE DECLARATION OF TRUST

The Declaration of Trust includes provisions that could have the effect of limiting the ability of other entities or persons to acquire control of the Fund or to change the composition of the Board. These provisions may have the effect of discouraging attempts to acquire control of the Fund, which attempts could have the effect of increasing the expenses of the Fund and interfering with the normal operation of the Fund. The Trustees are elected for indefinite terms and do not stand for reelection. A Trustee may be removed from office with cause only by action taken by a majority of the remaining Trustees (or, in the case of an Independent Trustee, only by action taken by a majority of the remaining Independent Trustees). The Declaration of Trust does not contain any other specific inhibiting provisions that would operate only with respect to an extraordinary transaction such as a merger, reorganization, tender offer, sale or transfer of substantially all of the Fund’s asset, or liquidation. Reference should be made to the Declaration of Trust on file with the SEC for the full text of these provisions.

PLAN OF DISTRIBUTION

Distribution Services, LLC, located at Three Canal Plaza, Suite 100, Portland, ME 04101, serves as the Fund’s principal underwriter and acts as the Distributor of the Fund’s Shares on a best efforts basis, subject to various conditions. The Fund’s Shares are offered for sale through the Distributor at NAV plus any applicable sales load. The Distributor also may enter into agreements with Financial Intermediaries for the sale and servicing of the Fund’s Shares. Such Financial Intermediaries are authorized to designate other intermediaries to receive purchase and repurchase orders on the Fund’s behalf. While Class S Shares and Class F Shares are not subject to a front-end sales charge, if an investor purchases Class S Shares or Class F Shares through certain financial firms, such firms may directly charge the investor transaction or other fees in such amount as they may determine. An investor should consult its financial firm for additional information. In reliance on Rule 415 of the Securities Act of 1933, as amended (the “Securities Act”), the Fund intends to offer its Shares, on a continual basis, through the Distributor. The Distributor is not required to sell any specific number or dollar amount of the Fund’s Shares but will use its best efforts to solicit orders for the purchase of the Shares. Shares of the Fund will not be listed on any national securities exchange and the Distributor will not act as a market marker in Fund Shares.

The Adviser or its affiliates, in the Adviser’s discretion and from its own resources, may pay Additional Compensation to Financial Intermediaries in connection with the sale of Fund Shares. In return for the Additional Compensation, the Fund may receive certain marketing advantages including access to a Financial Intermediary’s registered representatives, placement on a list of investment options offered by a Financial Intermediary, or the ability to assist in training and educating a Financial Intermediary. The Additional Compensation may differ among Financial Intermediaries in amount or in the manner of calculation: payments of Additional Compensation may be fixed dollar amounts, based on the aggregate value of outstanding Shares held by Shareholders introduced by the Financial Intermediary or determined in some other manner. The receipt of Additional Compensation by a selling Financial Intermediary may create potential conflicts of interest between an investor and its Financial Intermediary who is recommending the Fund over other potential investments. Additionally, the Fund pays a servicing fee to the Financial Intermediaries or financial institutions and for providing ongoing services in respect of clients with whom it has distributed Shares of the Fund.  Such services may include electronic processing of client orders, electronic fund transfers between clients and the Fund, account reconciliations with the Fund’s transfer agent, facilitation of electronic delivery to clients of Fund documentation, monitoring client accounts for back-up withholding and any other special tax reporting obligations, maintenance of books and records with respect to the foregoing, and such other information and ongoing liaison services as the Fund or the Adviser may reasonably request.

Purchasing Shares

Investors may purchase Class S Shares and Class F Shares directly from the Fund in accordance with the instructions below. Investors will be assessed fees for returned checks and stop payment orders at prevailing rates charged by the Transfer Agent. The returned check and stop payment fee is currently $25. Class S Shares and Class F Shares of the Fund may be purchased through Financial Intermediaries offering such Shares. Orders will be priced at the appropriate price next computed after it is received by a Financial Intermediary and accepted by the Fund. A Financial Intermediary may hold Shares in an omnibus account in the Financial Intermediary’s name or the Financial Intermediary may maintain individual ownership records. The Fund may pay the Financial Intermediary for maintaining individual ownership records as well as providing other shareholder services. Financial Intermediaries may charge fees for the services they provide in connection with processing an investor’s transaction order or maintaining an investor’s account with them. Investors should check with their Financial Intermediary to determine if it is subject to these arrangements. Financial Intermediaries are responsible for placing orders correctly and promptly with the Fund, forwarding payment promptly. The Fund accepts initial and additional purchases of Shares on each day that the NYSE is open for business. Orders will be priced based on the Fund’s NAV next computed (at the close of regular trading (generally 4:00 p.m., Eastern Time) on a day that the NYSE is open for business) after it is received by the transfer agent.

While Class S Shares and Class F Shares are not subject to a front-end sales charge, if an investor purchases Class S Shares or Class F Shares through certain financial firms, such firms may directly charge the investor transaction or other fees in such amount as they may determine. An investor should consult its financial firm for additional information. Investors in Class S Shares and Class F Shares may be subject to purchase deadlines set by their Financial Intermediary. Financial Intermediaries who miss Fund deadlines on behalf of their clients on any day may have their purchases delayed until the next day that the Fund accepts purchases orders.

If an investment is made through an IRA, Keogh plan or 401(k) plan, an approved trustee must process and forward the subscription to the Fund. In such case, the Fund will send the confirmation and notice of its acceptance to the trustee.

By Mail — Initial Investment

To make an initial purchase by mail, complete an account application and mail the application, together with a check made payable to MA Specialty Credit Income Fund to:

Overnight: MA Specialty Credit Income Fund C/O UMB Fund Services 235 W. Galena St. Milwaukee, WI 53212	Regular Mail: MA Specialty Credit Income Fund PO Box 2175 Milwaukee, WI 53201

All checks must be in US Dollars drawn on a domestic bank. The Fund will not accept payment in cash or money orders. To prevent check fraud, the Fund will neither accept third-party checks, Treasury checks, credit card checks, traveler’s checks or starter checks for the purchase of Shares, nor post-dated checks, postdated on-line bill pay checks, or any conditional purchase order or payment.

The transfer agent will charge a $25.00 fee against an investor’s account, in addition to any loss sustained by the Fund, for any payment that is returned. It is the policy of the Fund not to accept applications under certain circumstances or in amounts considered disadvantageous to Shareholders. The Fund reserves the right to reject any application.

By Wire — Initial Investment

To make an initial investment in the Fund, the transfer agent must receive a completed account application from a Financial Intermediary before an investor wires funds. The Financial Intermediary may mail or overnight deliver an account application to the transfer agent. Upon receipt of the completed account application, the transfer agent will establish an account. The account number assigned will be required as part of the instruction that should be provided to an investor’s bank to send the wire. An investor’s bank must include both the name of the Fund, the account number, and the investor’s name so that monies can be correctly applied. If an investor wishes to wire money to make an investment in the Fund, please call the Fund at 844-994-4822 for wiring instructions and to notify the Fund that a wire transfer is coming.  Any commercial bank can transfer same-day funds via wire. The Fund will normally accept wired funds for investment on the day received if they are received by the Fund’s designated bank before the close of regular trading on the NYSE in accordance with the procedures described above. An investor’s bank may charge the investor a fee for wiring same-day funds.  The bank should transmit funds by wire to:

UMB Bank, n.a.

ABA Number 101000695

For credit to MA Specialty Credit Income Fund

ABA ROUTING # 101000695/SWIFT BIC Code: UMKCUS44

Account: 9872747453

Account Name: MA Asset Management

For further credit to:

Your account number

Fund Name

Name(s) of investor(s)

Social Security Number or Taxpayer Identification Number

In compliance with the USA Patriot Act of 2001, the Transfer Agent will verify certain information on each account application as part of the Fund’s Anti-Money Laundering Program. As requested on the application, investors must supply full name, date of birth, social security number and permanent street address. Mailing addresses containing only a P.O. Box will not be accepted. Registered representatives/investment advisers may call the Fund at 844-994-4822 for additional assistance when completing an application.

If the Transfer Agent does not have a reasonable belief of the identity of a customer, the account will be rejected or the customer will not be allowed to perform a transaction on the account until such information is received. The Fund also may reserve the right to close the account within five business days if clarifying information/documentation is not received.

Purchase Terms

Generally, Class S Shares and Class F Shares are offered through Financial Intermediaries on brokerage or transactional platforms. Shares are generally available through fee-based programs, registered investment advisers and other institutional accounts. Share instructions must be submitted by a duly authorized party in respect of the applicable client.

With respect to Class S Shares, the minimum initial investment is $1,000,000 for all accounts. With respect to Class F Shares, the minimum initial investment is $2,500 for regular accounts and $1,000 for retirement plan accounts. There is no minimum subsequent investment amount for Class S Shares or Class F Shares. Financial intermediaries may aggregate orders of Class S Shares and Class F Shares to meet the respective minimum initial investments. The Fund reserves the right to waive investment minimums. Subsequent investments may be processed by contacting an investor’s financial intermediary.

The Fund’s Shares are offered for sale through its Distributor at NAV plus any applicable sales load. While neither the Distributor nor the Fund imposes a front-end sales charge on Class S Shares or Class F Shares, if an investor purchases Class S Shares or Class F Shares through certain financial firms, such firms may directly charge the investor transaction or other fees in such amount as they may determine. An investor should consult its financial firm for additional information. The price of the Shares during the Fund’s continuous offering will fluctuate over time with the NAV of the Shares.

Share Class Considerations

When selecting a Share class, an investor should consider the following:

•	which Share classes are available to them;
•	how much they intend to invest;
•	how long they expect to own the Shares; and
•	total costs and expenses associated with a particular Share class.

Each investor’s financial considerations are different. An investor should speak with their Financial Intermediary to help them decide which Share class is best for them.  Not all Financial Intermediaries offer all classes of Shares. If an investor’s Financial Intermediary offers more than one class of Shares, the investor should carefully consider which class of Shares to purchase.

Distribution and/or Shareholder Service Expenses

The Fund has adopted a “Distribution and Shareholder Services Plan” with respect to its Class F Shares under which the Fund may compensate financial industry professionals for distribution-related expenses, if applicable, and providing ongoing services in respect of clients with whom they have distributed Shares of the Fund. Such services may include electronic processing of client orders, electronic fund transfers between clients and the Fund, account reconciliations with the Fund’s transfer agent, facilitation of electronic delivery to clients of Fund documentation, monitoring client accounts for back-up withholding and any other special tax reporting obligations, maintenance of books and records with respect to the foregoing, and such other information and liaison services as the Fund or the Adviser may reasonably request. Under the Distribution and Shareholder Services Plan, the Fund’s Class F Shares may incur expenses on an annual basis of up to 0.50% of its average monthly Net Assets. With respect to Class F Shares, the entire fee is characterized as a “distribution fee.”

The Distribution and Shareholder Services Plan operates in a manner consistent with Rule 12b-1 under the 1940 Act, which regulates the manner in which an open-end investment company may directly or indirectly bear the expenses of distributing its shares. Although the Fund is not an open-end investment company, it has undertaken to comply with the terms of Rule 12b-1 as a condition of an exemptive order under the 1940 Act which permits it to have asset-based distribution fees.

DISTRIBUTIONS

The Fund intends to accrue dividends monthly and make a distribution each month to its Shareholders of the net investment income of the Fund after payment of Fund operating expenses. The dividend rate may be modified by the Board from time to time.

To the extent that any portion of the Fund’s monthly distributions are considered a return of capital to Shareholders, such portion would not be considered dividends for U.S. federal income tax purposes, and would represent a return of the amounts that such Shareholders invested. Although such return of capital distributions are not currently taxable to Shareholders, such distributions will have the effect of lowering a Shareholder’s tax basis in such Shares, and could result in a higher tax liability when the Shares are sold, even if they have not increased in value, or in fact, have lost value. The Fund’s final distribution for each tax year is expected to include any remaining investment company taxable income and net tax-exempt income undistributed during the tax year, as well as any undistributed net capital gain realized during the tax year. If the total distributions made in any tax year exceed investment company taxable income, net tax-exempt income and net capital gain, such excess distributed amount would be treated as ordinary dividend income to the extent of the Fund’s then-current and accumulated earnings and profits. This distribution policy, may, under certain circumstances, have adverse consequences to the Fund and its Shareholders because it may result in a return of capital resulting in less of a Shareholder’s assets being invested in the Fund and, over time, increase the Fund’s expense ratios. The distribution policy also may cause the Fund to sell securities at a time it would not otherwise do so to manage the distribution of income and gain. The initial distribution will be declared on a date determined by the Board.

Each year, a statement on Form 1099-DIV identifying the sources of the distributions (i.e., paid from ordinary income, paid from net capital gains on the sale of securities, and/or a return of capital, which is a nontaxable distribution) will be furnished to Shareholders subject to IRS reporting. Fund ordinary distributions may exceed the Fund’s earnings, especially during the period before the Fund has substantially invested the proceeds from this offering. To the extent that the Fund pays distributions that constitute a return of capital for U.S. federal income tax purposes, it will lower an investor’s tax basis in his or her Shares. A return of capital generally is a return of an investor’s investment rather than a return of earnings or gains derived from the Fund’s investment activities. There can be no assurance that the Fund will be able to pay distributions at a specific rate or at all.

As discussed in the “Tax Aspects” section, to qualify for and maintain RIC tax treatment, the Fund is required to distribute on a timely basis with respect to each tax year dividends for U.S. federal income tax purposes of an amount at least equal to the sum of 90% of “investment company taxable income” and net tax-exempt interest income, determined without regard to any deduction for dividends paid, for such tax year. To avoid certain excise taxes imposed on RICs, the Fund is required to distribute in respect of each calendar year dividends of an amount at least equal to the sum of (1) 98% of ordinary income (taking into account certain deferrals and elections) for the calendar year, (2) 98.2% of capital gain net income (adjusted for certain ordinary losses) generally for the one-year period ending on October 31 of the calendar year and (3) any ordinary income and capital gain net income for previous calendar years that were not distributed during such calendar years and on which the Fund paid no U.S. federal income tax. The Fund can offer no assurance that it will achieve results that will permit the payment of any cash distributions. If the Fund issues senior securities, the Fund will be prohibited from making distributions if doing so causes it to fail to maintain the asset coverage ratios stipulated by the 1940 Act or if distributions are limited by the terms of any of the Fund’s borrowings. Any such limitations would adversely impact the Fund’s ability to make distributions to Shareholders.

Dividend Reinvestment Plan

The Fund will operate under the DRP administered by UMB. Pursuant to the DRP, the Fund’s Distributions, net of any applicable U.S. withholding tax, are reinvested in the same class of Shares of the Fund.

Shareholders automatically participate in the DRP, unless and until an election is made to withdraw from the plan on behalf of such participating Shareholder. A Shareholder who does not wish to have Distributions automatically reinvested may terminate participation in the DRP by written instructions to that effect to UMB. Shareholders who elect not to participate in the DRP will receive all distributions in cash paid to the Shareholder of record (or, if the Shares are held in street or other nominee name, then to such nominee). Such written instructions must be received by UMB by the Repurchase Request Deadline or the Shareholder will receive such Distribution in Shares through the DRP. Under the DRP, the Fund’s Distributions to Shareholders are automatically reinvested in full and fractional Shares as described below.

When the Fund declares a Distribution, UMB, on the Shareholder’s behalf, will receive additional authorized Shares from the Fund either newly issued or repurchased from Shareholders by the Fund and held as treasury stock. The number of Shares to be received when Distributions are reinvested will be determined by dividing the amount of the Distribution by the Fund’s NAV per share.

UMB will maintain all Shareholder accounts and furnish written confirmations of all transactions in the accounts, including information needed by Shareholders for personal and tax records. UMB will hold Shares in the account of the Shareholders in non-certificated form in the name of the participant, and each Shareholder’s proxy, if any, will include those Shares purchased pursuant to the DRP. Each participant, nevertheless, has the right to request certificates for whole and fractional Shares owned. The Fund will issue certificates in its sole discretion. UMB will distribute all proxy solicitation materials, if any, to participating Shareholders.

In the case of Shareholders, such as banks, brokers or nominees, that hold Shares for others who are beneficial owners participating under the DRP, UMB will administer the DRP on the basis of the number of Shares certified from time to time by the record shareholder as representing the total amount of Shares registered in the Shareholder’s name and held for the account of beneficial owners participating under the DRP.

Neither UMB nor the Fund shall have any responsibility or liability beyond the exercise of ordinary care for any action taken or omitted pursuant to the DRP, nor shall they have any duties, responsibilities or liabilities except such as expressly set forth herein. Neither shall they be liable hereunder for any act done in good faith or for any good faith omissions to act, including, without limitation, failure to terminate a participant’s account prior to receipt of written notice of his or her death or with respect to prices at which Shares are purchased or sold for the participants account and the terms on which such purchases and sales are made, subject to applicable provisions of the federal securities laws.

The automatic reinvestment of Dividends will not relieve participants of any federal, state or local income tax that may be payable (or required to be withheld) on such Dividends. See “Tax Aspects.”

The Fund reserves the right to amend or terminate the DRP upon 60 days’ notice to Shareholders. There is no direct service charge to participants with regard to purchases under the DRP; however, the Fund reserves the right to amend the DRP to include a service charge payable by the participants.

All correspondence concerning the DRP should be directed to UMB at 235 W. Galena Street, Milwaukee, WI 53212. Certain transactions can be performed by calling 844-994-4822.

FISCAL YEAR; REPORTS

For accounting purposes, the Fund’s fiscal year and tax year is expected to end on December 31. As soon as practicable after the end of each calendar year, a statement on Form 1099-DIV identifying the sources of the distributions paid by the Fund to Shareholders for tax purposes will be furnished to Shareholders subject to IRS reporting. In addition, the Fund will prepare and transmit to Shareholders an unaudited semi-annual and an audited annual report within 60 days after the close of the period for which the report is being made, or as otherwise required by the 1940 Act.

INQUIRIES

Inquiries concerning the Fund and the Shares should be directed to the Fund at 844-994-4822

Investors should rely only on the information contained in this prospectus. No dealer, salesperson or other individual has been authorized to give any information or to make any representations that are not contained in this prospectus. If any such information or statements are given or made, investors should not rely upon such information or representations. This prospectus does not constitute an offer to sell any securities other than those to which this prospectus relates, or an offer to sell to, or a solicitation of an offer to buy from, any person in any jurisdiction where such an offer or solicitation would be unlawful. This prospectus speaks as of the date set forth below. Investors should not assume that the delivery of this prospectus or that any sale made pursuant to this prospectus implies that the information contained in this prospectus will remain fully accurate and correct as of any time subsequent to the date of this prospectus.

MA SPECIALTY CREDIT INCOME FUND

COMMON SHARES OF BENEFICIAL INTEREST

 PROSPECTUS

December 17, 2024

MA SPECIALTY CREDIT INCOME FUND

COMMON SHARES OF BENEFICIAL INTEREST

Class S Shares

Class F Shares

Statement of Additional Information

December 17, 2024

MA Specialty Credit Income Fund (the “Fund”) is a newly organized Delaware statutory trust that is registered under the Investment Company Act of 1940, as amended (the “1940 Act”), as a non-diversified, closed-end management investment company that is operated as an interval fund. The Fund’s investment objective is to generate attractive current income from a differentiated portfolio of credit investments, while maintaining capital stability and selectively seeking opportunities for capital appreciation. There can be no assurance that the Fund will achieve its investment objective.

This Statement of Additional Information (this “Statement of Additional Information”) is not a prospectus and is authorized for distribution to prospective investors only if preceded or accompanied by the Prospectus dated December 17, 2024, as may be supplemented, amended or restated from time to time. This Statement of Additional Information should be read in conjunction with the Prospectus, a copy of which may be obtained upon request and without charge by writing to the Fund at MA Specialty Credit Income Fund, 3 West Main Street, Suite 301, Irvington, NY, 10533 or by calling 844-994-4822 or by accessing the Fund’s website at https://mafinancial.com/us/invest/ma-specialty-credit-income-fund. The information on the website is not incorporated by reference into this Statement of Additional Information and investors should not consider it a part of this Statement of Additional Information. The Prospectus, and other information about the Fund, are also available on the U.S. Securities and Exchange Commission’s (the “SEC”) website at http://www.sec.gov. The address of the SEC’s website is provided solely for the information of prospective investors and is not intended to be an active link.

Capitalized terms used but not defined in this Statement of Additional Information have the meanings ascribed to them in the Prospectus.

INVESTMENT OBJECTIVE, POLICIES AND RISKS

The following disclosure supplements the disclosure set forth under the caption “Types of Investments and Related Risks” in the Prospectus and does not, by itself, present a complete or accurate explanation of the matters disclosed. Prospective investors must refer also to “Types of Investments and Related Risks” in the Prospectus for a complete presentation of the matters disclosed below.

Rights Offerings and Warrants to Purchase

The Fund may participate in rights offerings and may purchase warrants, which are privileges issued by corporations enabling the warrant holders to subscribe for and purchase a specified number of shares of the corporation at a specified price during a specified period of time. Subscription rights normally have a short life span to expiration. The purchase of rights or warrants involves the risk that the Fund could lose the purchase value of a right or warrant if the right to subscribe for additional shares is not exercised prior to the rights’ or warrants’ expiration. Also, the purchase of rights and/or warrants involves the risk that the effective price paid for the right and/or warrant added to the subscription price of the related security may exceed the value of the related security’s market price such as when there is no movement in the level of the underlying security. In addition, the shares purchased upon exercise of the warrants may not be immediately liquid and the value of such shares may fluctuate.

Equity Securities

In addition to common stock, the Fund may invest in other equity securities, such as depositary receipts and preferred securities.

Depositary Receipts. The Fund may hold investments in sponsored and unsponsored American depositary receipts (“ADRs”), European depositary receipts (“EDRs”), global depositary receipts (“GDRs”) and other similar global instruments. ADRs typically are issued by a U.S. bank or trust company and evidence ownership of underlying securities issued by a non-U.S. corporation. EDRs, which are sometimes referred to as continental depositary receipts, are receipts issued in Europe, typically by non-U.S. banks and trust companies, that evidence ownership of either non-U.S. or domestic underlying securities. GDRs are depositary receipts structured like global debt issues to facilitate trading on an international basis. Unsponsored ADR, EDR and GDR programs are organized independently and without the cooperation of the issuer of the underlying securities. As a result, available information concerning the issuer may not be as current as for sponsored ADRs, EDRs and GDRs, and the prices of unsponsored ADRs, EDRs and GDRs may be more volatile than if such instruments were sponsored by the issuer. Investments in ADRs, EDRs and GDRs present the additional investment considerations of non-U.S. securities.

Preferred Securities. There are special risks associated with investing in preferred securities, including:

●	Deferral and Omission. Preferred securities may include provisions that permit the issuer, at its discretion, to defer or omit distributions for a stated period without any adverse consequences to the issuer.

●	Subordination. Preferred securities are subordinated to bonds and other debt instruments in a company’s capital structure in terms of priority to corporate income and liquidation payments, and therefore will be subject to greater credit risk than more senior debt instruments.

●	Liquidity. Preferred securities may be substantially less liquid than many other securities, such as publicly traded common stocks or U.S. Government securities.

●	Limited Voting Rights. Generally, traditional preferred securities offer no voting rights with respect to the issuer unless preferred dividends have been in arrears for a specified number of periods, at which time the preferred security holders may elect a number of directors to the issuer’s board. Generally, once all the arrearages have been paid, the preferred security holders no longer have voting rights.

●	Special Redemption Rights. In certain varying circumstances, an issuer of preferred securities may redeem the securities prior to a specified date. For instance, for certain types of preferred securities, a redemption may be triggered by a change in federal income tax or securities laws. As with call provisions, a redemption by the issuer may negatively impact the return of a preferred security held by the Fund, and may lead to reinvestment risk of the Fund cannot reinvest the proceeds profitably.

●	New Types of Securities. Preferred securities have from time to time been, and may in the future be, offered having features other than those described herein. The Fund may invest in new securities if the Investment Manager determines these securities to be worthy of inclusion in the Fund’s portfolio, as determined by the Investment Manager, in its sole discretion. Since the market for these instruments would be new, the Fund may have difficulty disposing of them at a suitable price and time. In addition to limited liquidity, these instruments may present other risks, such as high price volatility.

Cash Equivalents and Short-Term Debt Securities

For temporary defensive purposes, the Fund may invest up to 100% of its assets in cash equivalents and short-term debt securities. Short-term debt securities are defined to include, without limitation, the following:

(1) U.S. government securities, including bills, notes and bonds differing as to maturity and rates of interest that are either issued or guaranteed by the U.S. Treasury or by U.S. government agencies or instrumentalities. U.S. government securities include securities issued by: (a) the Federal Housing Administration, Farmers Home Administration, Export-Import Bank of the United States, Small Business Administration and Government National Mortgage Association, the securities of which are supported by the full faith and credit of the United States; (b) the Federal Home Loan Banks, Federal Intermediate Credit Banks and Tennessee Valley Authority, the securities of which are supported by the right of the agency to borrow from the U.S. Treasury; (c) the Federal National Mortgage Association, the securities of which are supported by the discretionary authority of the U.S. government to purchase certain obligations of the agency or instrumentality; and (d) the Student Loan Marketing Association, the securities of which are supported only by its credit. While the U.S. government provides financial support to such U.S. government-sponsored agencies or instrumentalities, no assurance can be given that it always will do so since it is not so obligated by law. The U.S. government, its agencies and instrumentalities do not guarantee the market value of their securities. Consequently, the value of such securities may fluctuate. The economic crisis in the United States during 2008 and 2009 negatively impacted government-sponsored entities. As the real estate market deteriorated through declining home prices and increasing foreclosure, government-sponsored entities, which back the majority of U.S. mortgages, experienced extreme volatility, and in some cases, a lack of liquidity. The Adviser will monitor developments and seek to manage the Fund’s portfolio in a manner consistent with achieving the Fund’s investment objective, but there can be no assurance that it will be successful in doing so.

(2) Certificates of deposit issued against funds deposited in a bank or a savings and loan association. Such certificates are for a definite period of time, earn a specified rate of return and are normally negotiable. The issuer of a certificate of deposit agrees to pay the amount deposited plus interest to the bearer of the certificate on the date specified thereon. Certificates of deposit purchased by the Fund may not be fully insured by the Federal Deposit Insurance Corporation.

(3) Repurchase agreements, which involve purchases of debt securities. At the time the Fund purchases securities pursuant to a repurchase agreement, it simultaneously agrees to resell and redeliver such securities to the seller, who also simultaneously agrees to buy back the securities at a fixed price and time. This assures a predetermined yield for the Fund during its holding period, since the resale price is always greater than the purchase price and reflects an agreed-upon market rate. Such actions afford an opportunity for the Fund to invest temporarily available cash. The Fund may enter into repurchase agreements only with respect to obligations of the U.S. government, its agencies or instrumentalities; certificates of deposit; or bankers’ acceptances in which the Fund may invest. Repurchase agreements may be considered loans to the seller, collateralized by the underlying securities. The risk to the Fund is limited to the ability of the seller to pay the agreed-upon sum on the repurchase date; in the event of default, the repurchase agreement provides that the Fund is entitled to sell the underlying collateral. If the value of the collateral declines after the agreement is entered into, and if the seller defaults under a repurchase agreement when the value of the underlying collateral is less than the repurchase price, the Fund could incur a loss of both principal and interest. The Adviser will monitor the value of the collateral at the time the action is entered into and at all times during the term of the repurchase agreement. The Adviser will do so in an effort to determine that the value of the collateral always equals or exceeds the agreed-upon repurchase price to be paid to the Fund. If the seller were to be subject to a federal bankruptcy proceeding, the ability of the Fund to liquidate the collateral could be delayed or impaired because of certain provisions of the bankruptcy laws.

(4) Commercial paper, which consists of short-term unsecured promissory notes, including variable rate master demand notes issued by corporations to finance their current operations. Master demand notes are direct lending arrangements between the Fund and a corporation. There is no secondary market for such notes. However, they are redeemable by the Fund at any time. The Adviser will consider the financial condition of the corporation (e.g., earning power, cash flow and other liquidity ratios) and will continuously monitor the corporation’s ability to meet all of its financial obligations, because the Fund’s liquidity might be impaired if the corporation were unable to pay principal and interest on demand. Investments in commercial paper will be limited to commercial paper rated in the highest categories by a major rating agency and which mature within one year of the date of purchase or carry a variable or floating rate of interest.

Convertible Securities

The Fund may invest in convertible securities (“Convertibles”) issued by non-bank originators or other issuers. Convertibles are generally debt securities or preferred stocks that may be converted into common stock. Convertibles may pay current income as either interest (debt security convertibles) or dividends (preferred stocks). A Convertible’s value usually reflects both the stream of current income payments and the value of the underlying common stock. The market value of a Convertible performs like that of a regular debt security; that is, if market interest rates rise, the value of a Convertible usually falls. Since it is convertible into common stock, the also has the same types of market and issuer risk as the underlying common stock. Convertibles that are debt securities are also subject to the normal risks associated with debt securities, such as interest rate risks, credit spread expansion and ultimately default risk, as discussed below. Even publicly traded Convertibles are prone to liquidity risk as demand can dry up periodically, and bid/ask spreads on bonds can widen significantly.

An issuer may be more likely to fail to make regular payments on a Convertible than on its other debt because other debt securities may have a prior claim on the issuer’s assets, particularly if the Convertible is preferred stock. However, Convertibles usually have a claim prior to the issuer’s common stock.

In addition, for some Convertibles, the issuer can choose when to convert to common stock, or can “call” (redeem) the Convertible. An issuer may convert or call a Convertible when it is disadvantageous for the Fund, causing the Fund to lose an opportunity for gain. For other Convertibles, the Fund can choose when to convert the security to common stock or to put (sell) the Convertible back to the issuer.

Because Convertible arbitrage also involves the short sale of underlying common stock, this strategy is also subject to stock-borrow risk, which is the risk that the Fund will be unable to sustain the short position in the underlying common shares.

Asset-Backed Securities

Asset-backed securities (“ABS”) are a form of structured debt obligation. In addition to the general risks associated with credit or debt securities discussed herein, ABS are subject to additional risks. While traditional fixed-income securities typically pay a fixed rate of interest until maturity, when the entire principal amount is due, an ABS represents an interest in a pool of assets, such as automobile loans, credit card receivables, unsecured consumer loans or student loans, that has been securitized and provides for monthly payments of interest, at a fixed or floating rate, and principal from the cash flow of these assets. This pool of assets (and any related assets of the issuing entity) is the only source of payment for the ABS. The ability of an ABS issuer to make payments on the ABS, and the timing of such payments, is therefore dependent on collections on these underlying assets. The recoveries on the underlying collateral (if any) may not, in some cases, be sufficient to support payments on these securities, which may result in losses to investors in an ABS. In many circumstances, ABS are not secured by an interest in the related collateral. Credit card receivables, for example, are generally unsecured and the debtors are entitled to the protection of a number of state and federal consumer loan laws, many of which give such debtors the right to set off certain amounts owed on the credit cards, thereby reducing the balance due.

Generally, obligors may prepay the underlying assets in full or in part at any time, subjecting the Fund to prepayment risk related to the ABS it holds. While the expected repayment streams on ABS are determined by the contractual amortization schedules for the underlying assets, an investor’s yield to maturity on an ABS is uncertain and may be reduced by the rate and speed of prepayments of the underlying assets, which may be influenced by a variety of economic, social and other factors. Any prepayments, repurchases, purchases or liquidations of the underlying assets could shorten the average life of the ABS to an extent that cannot be fully predicted. Some ABS may be structured to include a period of rapid amortization triggered by events such as a significant rise in the default rate of the underlying collateral, a sharp drop in the credit enhancement level because of credit losses on the underlying assets, a specified regulatory event or the bankruptcy of the originator. A rapid amortization event will cause any revolving period to end earlier than expected and all collections on the underlying assets will be used to pay principal to investors earlier than expected. In general, the senior most securities will be paid prior to any payments being made on the subordinated securities, and if such payments are made earlier than expected, the Fund’s yield on such ABS may be negatively affected.

Collateralized Loan Obligations

The Fund may invest in collateralized loan obligations (“CLOs”). CLOs are backed by a portfolio of senior secured loans. The Fund’s CLO investments may include senior/mezzanine CLO debt tranches (rated investment grade), mezzanine CLO debt tranches (rated below investment grade or unrated), subordinated CLO equity tranches (unrated), leveraged loans (including warehouse facilities that hold such loans) and vehicles that invest indirectly in CLO securities or leveraged loans. If there are defaults or the relevant collateral otherwise underperforms, scheduled payments to senior tranches of such securities take precedence over those of mezzanine tranches, and scheduled payments to mezzanine tranches have a priority in right of payment to subordinated/equity tranches. In light of the above, CLOs may therefore present risks similar to those of other types of debt obligations and, in fact, such risks may be of greater significance in the case of CLOs depending upon the Fund’s ranking in the capital structure. In certain cases, losses may equal the total amount of the Fund’s principal investment. CLO securities carry additional risks, including: (i) the possibility that distributions from collateral assets will not be adequate to make interest or other payments; (ii) the quality of the collateral may decline in value or default; (iii) investments in CLO equity and junior debt tranches will likely be subordinate in right of payment to other senior classes of CLO debt; and (iv) the complex structure of a particular security may produce disputes with the issuer or unexpected investment results, especially during times of market stress or volatility.

Other Fund Strategies

Derivatives

Options. The Fund may purchase put and call options on currencies or securities. A put option gives the purchaser the right to compel the writer of the option to purchase from the option holder an underlying currency or security or its equivalent at a specified price at any time during the option period. In contrast, a call option gives the purchaser the right to buy the underlying currency or security covered by the option or its equivalent from the writer of the option at the stated exercise price.

As a holder of a put option, the Fund will have the right to sell the currencies or securities underlying the option and as the holder of a call option, the Fund will have the right to purchase the currencies or securities underlying the option, in each case at their exercise price at any time prior to the option’s expiration date. The Fund may seek to terminate its option positions prior to their expiration by entering into closing transactions. The ability of the Fund to enter into a closing sale transaction depends on the existence of a liquid secondary market. There can be no assurance that a closing purchase or sale transaction can be effected when the Fund so desires.

Certain Considerations Regarding Options. The hours of trading for options may not conform to the hours during which the underlying securities are traded. To the extent that the options markets close before the markets for the underlying securities, significant price and rate movements can take place in the underlying markets that cannot be reflected in the options markets. The purchase of options is a highly specialized activity which involves investment techniques and risks different from those associated with ordinary portfolio securities transactions. The purchase of options involves the risk that the premium and transaction costs paid by the Fund in purchasing an option will be lost as a result of unanticipated movements in prices of the securities on which the option is based. Imperfect correlation between the options and securities markets may detract from the effectiveness of attempted hedging. Options transactions may result in significantly higher transaction costs and portfolio turnover for the Fund.

Some, but not all, of the Fund’s options may be traded and listed on an exchange. There is no assurance that a liquid secondary market on an options exchange will exist for any particular option at any particular time, and for some options no secondary market on an exchange or elsewhere may exist. If the Fund is unable to effect a closing sale transaction with respect to options on securities that it has purchased, it would have to exercise the option to realize any profit and would incur transaction costs upon the purchase and sale of the underlying securities.

Futures Contracts. The Fund may enter into securities-related futures contracts, including security futures contracts, as an anticipatory hedge. The Fund’s derivative investments may include sales of futures as an offset against the effect of expected declines in securities prices and purchases of futures as an offset against the effect of expected increases in securities prices. The Fund does not enter into futures contracts which are prohibited under the Commodity Exchange Act, as amended (“CEA”), and will, to the extent required by regulatory authorities, enter only into futures contracts that are traded on exchanges and are standardized as to maturity date and underlying financial instrument. A security futures contract is a legally binding agreement between two parties to purchase or sell in the future a specific quantity of a security or of the component securities of a narrow-based security index, at a certain price. A person who buys a security futures contract enters into a contract to purchase an underlying security and is said to be “long” the contract. A person who sells a security futures contract enters into a contract to sell the underlying security and is said to be “short” the contract. The price at which the contract trades (the “contract price”) is determined by relative buying and selling interest on a regulated exchange.

Transaction costs are incurred when a futures contract is bought or sold and margin deposits must be maintained. To enter into a security futures contract, the Fund must deposit funds with its futures commission merchant equal to a specified percentage of the current market value of the contract as a performance bond. Moreover, all security futures contracts are marked-to-market at least daily, usually after the close of trading. At that time, the account of each buyer and seller reflects the amount of any gain or loss on the security futures contract based on the contract price established at the end of the day for settlement purposes.

An open position, either a long or short position, is closed or liquidated by entering into an offsetting transaction (i.e., an equal and opposite transaction to the one that opened the position) prior to the contract expiration. Traditionally, most futures contracts are liquidated prior to expiration through an offsetting transaction and, thus, holders do not incur a settlement obligation. If the offsetting purchase price is less than the original sale price, a gain will be realized; if it is more, a loss will be realized. Conversely, if the offsetting sale price is more than the original purchase price, a gain will be realized; if it is less, a loss will be realized. The transaction costs must also be included in these calculations. However, there can be no assurance that the Fund will be able to enter into an offsetting transaction with respect to a particular futures contract at a particular time. If the Fund is not able to enter into an offsetting transaction, the Fund will continue to be required to maintain the margin deposits on the futures contract and the Fund may not be able to realize a gain in the value of its future position or prevent losses from mounting. This inability to liquidate could occur, for example, if trading is halted due to unusual trading activity in either the security futures contract or the underlying security; if trading is halted due to recent news events involving the issuer of the underlying security; if systems failures occur on an exchange or at the firm carrying the position; or, if the position is on an illiquid market. Even if the Fund can liquidate its position, it may be forced to do so at a price that involves a large loss.

Under certain market conditions, it may also be difficult or impossible to manage the risk from open security futures positions by entering into an equivalent but opposite position in another contract month, on another market or in the underlying security. This inability to take positions to limit the risk could occur, for example, if trading is halted across markets due to unusual trading activity in the security futures contract or the underlying security or due to recent news events involving the issuer of the underlying security.

There can be no assurance that a liquid market will exist at a time when the Fund seeks to close out a futures contract position. The Fund would continue to be required to meet margin requirements until the position is closed, possibly resulting in a decline in the Fund’s NAV. In addition, many of the contracts discussed above are relatively new instruments without a significant trading history. As a result, there can be no assurance that an active secondary market will develop or continue to exist.

Security futures contracts that are not liquidated prior to expiration must be settled in accordance with the terms of the contract. Depending on the terms of the contract, some security futures contracts are settled by physical delivery of the underlying security. At the expiration of a security futures contract that is settled through physical delivery, a person who is long the contract must pay the final settlement price set by the regulated exchange or the clearing organization and take delivery of the underlying securities. Conversely, a person who is short the contract must make delivery of the underlying securities in exchange for the final settlement price. Settlement with physical delivery may involve additional costs.

Depending on the terms of the contract, other security futures contracts are settled through cash settlement. In this case, the underlying security is not delivered. Instead, any positions in such security futures contracts that are open at the end of the last trading day are settled through a final cash payment based on a final settlement price determined by the exchange or clearing organization. Once this payment is made, neither party has any further obligations on the contract.

As noted above, margin is the amount of funds that must be deposited by the Fund to initiate futures trading and to maintain the Fund’s open positions in futures contracts. A margin deposit is intended to ensure the Fund’s performance of the futures contract. The margin required for a particular futures contract is set by the exchange on which the futures contract is traded and may be significantly modified from time to time by the exchange during the term of the futures contract.

If the price of an open futures contract changes (by increase in the case of a sale or by decrease in the case of a purchase) so that the loss on the futures contract reaches a point at which the margin on deposit does not satisfy margin requirements, the broker will require an increase in the margin. However, if the value of a position increases because of favorable price changes in the futures contract so that the margin deposit exceeds the required margin, the broker will pay the excess to the Fund. In computing daily NAV, the Fund will mark to market the current value of its open futures contracts. The Fund expects to earn interest income on its margin deposits.

Because of the low margin deposits required, futures contracts trading involves an extremely high degree of leverage. As a result, a relatively small price movement in a futures contract may result in an immediate and substantial loss or gain to the investor. For example, if at the time of purchase 10% of the value of the futures contract is deposited as margin, a subsequent 10% decrease in the value of the futures contract would result in a total loss of the margin deposit, before any deduction for the transaction costs, if the account were then closed out. A 15% decrease would result in a loss equal to 150% of the original margin deposit, before any deduction for the transaction costs, if the account were then closed out. Thus, a purchase or sale of a futures contract may result in losses in excess of the amount initially invested in the futures contract. However, the Fund would presumably have sustained comparable losses if, instead of the futures contract, it had invested in the underlying financial instrument and sold it after the decline.

In addition to the foregoing, imperfect correlation between futures contracts and the underlying securities may prevent the Fund from achieving the intended hedge or expose the Fund to risk of loss. Under certain market conditions, the prices of security futures contracts may not maintain their customary or anticipated relationships to the prices of the underlying security or index. These pricing disparities could occur, for example, when the market for the security futures contract is illiquid, when the primary market for the underlying security is closed or when the reporting of transactions in the underlying security has been delayed.

In addition, the value of a position in security futures contracts could be affected if trading is halted in either the security futures contract or the underlying security. In certain circumstances, regulated exchanges are required by law to halt trading in security futures contracts. For example, trading on a particular security futures contract must be halted if trading is halted on the listed market for the underlying security as a result of pending news, regulatory concerns or market volatility. Similarly, trading of a security futures contract on a narrow-based security index must be halted under circumstances where trading is halted on securities accounting for at least 50% of the market capitalization of the index. In addition, regulated exchanges are required to halt trading in all security futures contracts for a specified period of time when the S&P 500 Index experiences one-day declines of 7%, 13% and 20%. The applicability of these circuit breakers varies depending on the particular trading hour. The regulated exchanges may also have discretion under their rules to halt trading in other circumstances, such as when the exchange determines that the halt would be advisable in maintaining a fair and orderly market.

A trading halt, either by a regulated exchange that trades security futures or an exchange trading the underlying security or instrument, could prevent the Fund from liquidating a position in security futures contracts in a timely manner, which could expose the Fund to a loss.

Each regulated exchange trading a security futures contract may also open and close for trading at different times than other regulated exchanges trading security futures contracts or markets trading the underlying security or securities. Trading in security futures contracts prior to the opening or after the close of the primary market for the underlying security may be less liquid than trading during regular market hours.

Various exchanges and regulatory authorities have undertaken reviews of options and futures trading in light of market volatility. Among the possible actions that have been presented are proposals to adopt new or more stringent daily price fluctuation limits for futures and options transactions and proposals to increase the margin requirements for various types of futures transactions.

Swap Agreements. The Fund may enter into swap agreements. In a standard “swap” transaction, two parties agree to exchange the returns, differentials in rates of return or some other amount earned or realized on the “notional amount” of predetermined investments or instruments, which may be adjusted for an interest factor. Some swaps are structured to include exposure to a variety of different types of investments or market factors, such as interest rates, commodity prices, non-U.S. currency rates, mortgage securities, corporate borrowing rates, security prices, indexes or inflation rates. Swap agreements may be negotiated bilaterally and traded OTC between two parties or, in some instances, must be transacted through a futures commission merchant and cleared through a clearinghouse that serves as a central counterparty and exchange-traded. Certain standardized swaps, including certain credit default swaps, are subject to mandatory clearing and exchange-trading, and more are expected to be in the future. Certain risks are reduced (but not eliminated) if a fund invests in cleared swaps, and liquidity is intended to be increased by exchange-trading. The counterparty risk for cleared derivatives is generally lower than for uncleared derivatives, but cleared contracts are not risk-free.

Swap agreements may increase or decrease the overall volatility of the Fund’s investments and the price of Fund Shares. The performance of swap agreements may be affected by a change in the specific interest rate, currency or other factors that determine the amounts of payments due to and from the Fund. If a swap agreement calls for payments by the Fund, the Fund must be prepared to make such payments when due. In addition, if the counterparty’s creditworthiness declines, the value of a swap agreement would likely decline, potentially resulting in losses.

Generally, swap agreements have fixed maturity dates that are agreed upon by the parties to the swap. The agreement can be terminated before the maturity date only under limited circumstances, such as default by or insolvency of one of the parties and can be transferred by a party only with the prior written consent of the other party. The Fund may be able to eliminate its exposure under a swap agreement either by assignment or other disposition, or by entering into an offsetting swap agreement with the same party or a similarly creditworthy party. If the counterparty is unable to meet its obligations under the contract, declares bankruptcy, defaults or becomes insolvent, it is possible that the Fund may not be able to recover the money it expected to receive under the contract.

A swap agreement can be a form of leverage, which can magnify the Fund’s gains or losses.

The use of swaps can cause the Fund to be subject to additional regulatory requirements, which may generate additional Fund expenses. Regulatory requirements may also apply to the Fund’s swap counterparties, which in turn may increase the cost to the Fund of engaging in swap activity with such counterparties.

The Fund monitors any swaps with a view towards ensuring that the Fund remains in compliance with all applicable regulatory, investment and tax requirements.

Equity Swaps. In a typical equity swap, one party agrees to pay another party the return on a security, security index or basket of securities in return for a specified interest rate. By entering into an equity index swap, the index receiver can gain exposure to securities making up the index of securities without actually purchasing those securities. Equity index swaps involve not only the risk associated with investment in the securities represented in the index, but also the risk that the performance of such securities, including dividends, will not exceed the interest that the Fund will be committed to pay under the swap.

Derivatives Regulatory Matters. The Adviser with respect to the Fund has filed a notice of eligibility for exclusion from the definition of the term “commodity pool operator” with the U.S. Commodity Futures Trading Commission (the “CFTC”) and the National Futures Association (the “NFA”), which regulate trading in the commodity interest trading markets. Pursuant to CFTC Regulation 4.5, the Adviser is not subject to regulation as a commodity pool operator with respect to the Fund under the CEA. If the Adviser or the Fund becomes subject to these requirements, as well as related NFA rules, the Fund may incur additional compliance and other expenses.

The Fund is required to trade derivatives and other transactions that create future payment or delivery obligations (except reverse repurchase agreements and similar financing transactions if the Fund has elected to treat them as borrowings) subject to a limit on notional derivatives exposure as a limited derivatives user or subject to value-at-risk (“VaR”) leverage limits and certain derivatives risk management program and reporting requirements. Such requirements may limit the ability of the Fund to invest in derivatives, short sales and similar financing transactions, limit the Fund’s ability to employ certain strategies that use these instruments and/or adversely affect the Fund’s efficiency in implementing its strategy, liquidity and/or ability to pursue its investment objectives.

Reverse Repurchase Agreements

The Fund may enter into reverse repurchase agreements with respect to its portfolio investments subject to the investment restrictions set forth herein. Reverse repurchase agreements involve the sale of securities held by the Fund with an agreement by the Fund to repurchase the securities at an agreed upon price, date and interest payment. The Fund may elect to treat reverse repurchase agreements as a borrowing by the Fund. The use by the Fund of reverse repurchase agreements involves many of the same risks of leverage since the proceeds derived from such reverse repurchase agreements may be invested in additional securities. Reverse repurchase agreements involve the risk that the market value of the securities acquired in connection with the reverse repurchase agreement may decline below the price of the securities the Fund has sold but is obligated to repurchase. Also, reverse repurchase agreements involve the risk that the market value of the securities retained in lieu of sale by the Fund in connection with the reverse repurchase agreement may decline in price.

If the buyer of securities under a reverse repurchase agreement files for bankruptcy or becomes insolvent, such buyer or its trustee or receiver may receive an extension of time to determine whether to enforce the Fund’s obligation to repurchase the securities, and the Fund’s use of the proceeds of the reverse repurchase agreement may effectively be restricted pending such decision. Also, the Fund would bear the risk of loss to the extent that the proceeds of the reverse repurchase agreement are less than the value of the securities subject to such agreement.

In December 2023, the SEC adopted rule amendments providing that any covered clearing agency (“CCA”) for U.S. Treasury securities require that every direct participant of the CCA (which generally would be a bank or broker-dealer) submit for clearance and settlement all eligible secondary market transactions in U.S. Treasury securities to which it is a counterparty. The clearing mandate includes in its scope all repurchase or reverse repurchase agreements of such direct participants collateralized by U.S. Treasury securities (collectively, “Treasury repo transactions”) of a type accepted for clearing by a registered CCA, including both bilateral Treasury repo transactions and triparty Treasury repo transactions where a bank agent provides custody, collateral management and settlement services.

The Treasury repo transactions of registered funds with any direct participants of a CCA will be subject to the mandatory clearing requirement. Currently, the Fixed Income Clearing Corporation (“FICC”) is the only CCA for U.S. Treasury securities. FICC currently operates a “Sponsored Program” for clearing of Treasury repo transactions pursuant to which a registered fund may enter into a clearing arrangement with a “sponsoring member” bank or broker-dealer that is a direct participant of FICC as a “sponsored member” of FICC.

Compliance with the clearing mandate for Treasury repo transactions is scheduled to be required by June 30, 2026. The clearing mandate is expected to result in the Fund being required to clear all or substantially all of its Treasury repo transactions as of the compliance date, and may necessitate expenditures by the Fund in connection with entering into new agreements with sponsoring members and taking other actions to comply with the new requirements. The Adviser will monitor developments in the Treasury repo transactions market as the implementation period progresses.

Involuntary Repurchases and Mandatory Redemptions

The Fund, consistent with the requirements of the Fund’s Declaration of Trust, the provisions of the 1940 Act and rules thereunder, including Rule 23c-2, has the right to repurchase or redeem Shares of a Shareholder or any person acquiring Shares from or through a Shareholder under certain circumstances, including:

●	ownership of Shares by a Shareholder or other person will cause the Fund to be in violation of, or subject the Fund to additional registration or regulation under, the securities, commodities or other laws of the U.S. or any other relevant jurisdiction; or

●	any of the representations and warranties made by a Shareholder in connection with the acquisition of Shares was not true when made or has ceased to be true.

INVESTMENT RESTRICTIONS

FUNDAMENTAL INVESTMENT RESTRICTIONS

The Fund may not:

(1)	Purchase or sell real estate, commodities or commodity contracts, except that, to the extent permitted by applicable law, the Fund may (i) invest in securities directly or indirectly secured by real estate or interests therein or issued by entities that invest in real estate or interests therein; (ii) acquire, hold and sell real estate acquired through default, liquidation, or other distributions of an interest in real estate as a result of the Fund’s ownership of other assets; (iii) invest in instruments directly or indirectly secured by commodities or securities issued by entities that invest in or hold such commodities and acquire temporarily commodities as a result thereof; and (iv) purchase and sell forward contracts, financial futures contracts and options thereon;

(2)	Issue senior securities or borrow money except as permitted by Section 18 of the 1940 Act or otherwise as permitted by applicable law;

(3)	Underwrite securities of other issuers, except insofar as the Fund may be deemed an underwriter under the Securities Act in selling its own securities or portfolio securities;

(4)	Make loans to other persons, except to the extent permitted under the 1940 Act, as such may be interpreted or modified by regulatory authorities having jurisdiction, from time to time; and

(5)	Invest more than 25% of its total assets (taken at market value at the time of each investment) in the securities of issuers in any one industry; provided that securities issued or guaranteed by the U.S. Government or its agencies or instrumentalities and tax-exempt securities of governments or their political subdivisions will not be considered to represent an industry (other than those securities backed only by the assets and revenues of non-governmental users with respect to which the Fund will not invest 25% or more of the value of its total assets (taken at market value at the time of each investment) in securities backed by the same source of revenue).

The Fund will engage in making loans in accordance with its stated investment strategies and fundamental investment restriction (4). The Fund will treat with respect to participation interests both the financial intermediary and the borrower as “issuers” for purposes of fundamental investment restriction (5).

In addition, the Fund has adopted a fundamental policy that it will make quarterly repurchase offers pursuant to Rule 23c-3 of the 1940 Act, as such rule may be amended from time to time, for between 5% and 25% of the Shares outstanding at NAV, unless suspended or postponed in accordance with regulatory requirements, and each repurchase pricing shall occur no later than the 14th day after the Repurchase Request Deadline (as defined in the Prospectus), or the next business day if the 14th day is not a business day.

The fundamental investment limitations set forth above restrict the ability of the Fund to engage in certain practices and purchase securities and other instruments other than as permitted by, or consistent with, applicable law, including the 1940 Act. Relevant limitations of the 1940 Act as they presently exist are described below. These limitations are based either on the 1940 Act itself, the rules or regulations thereunder or applicable orders of the SEC. In addition, interpretations and guidance provided by the SEC staff may be taken into account to determine if a certain practice or the purchase of securities or other instruments is permitted by the 1940 Act, the rules or regulations thereunder or applicable orders of the SEC. As a result, the foregoing fundamental investment policies may be interpreted differently over time as the statute, rules, regulations or orders (or, if applicable, interpretations) that relate to the meaning and effect of these policies change, and no vote of Shareholders, as applicable, will be required or sought.

NON-FUNDAMENTAL INVESTMENT RESTRICTIONS

The Fund is also subject to the following non-fundamental restrictions and policies, which may be changed by the Board of Trustees without the approval of the holders of a majority of the outstanding voting securities of the Fund. The Fund may not:

(1)      Change or alter the Fund’s investment objective or 80% policy; and

(2)      Purchase securities of other investment companies, except to the extent that such purchases are permitted by applicable law, including any exemptive orders issued by the SEC.

Compliance with any policy or limitation of the Fund that is expressed as a percentage of assets is determined at the time of purchase of portfolio securities. The policy will not be violated if these limitations are exceeded because of changes in the market value or investment rating of the Fund’s assets or if a borrower distributes equity securities incident to the purchase or ownership of a portfolio investment or in connection with a reorganization of a borrower. The Fund interprets its policies with respect to borrowing and lending to permit such activities as may be lawful for the Fund, to the full extent permitted by the 1940 Act or by exemption from the provisions therefrom pursuant to an exemptive order of the SEC.

MANAGEMENT OF THE FUND

The Fund’s business and affairs are managed under the direction of the Board. The Board currently consists of four members, three of whom are not “interested persons” of the Fund as defined in Section 2(a)(19) of the 1940 Act. The Fund refers to these individuals as its independent trustees. The Board annually elects the Fund’s officers, who serve at the discretion of the Board. The Board maintains an audit committee and a nominating and governance committee and may establish additional committees from time to time as necessary.

Board of Trustees and Officers

Trustees

Information regarding the members of the Board is set forth below. The Trustees have been divided into two groups—Interested Trustees and Independent Trustees. As set forth in the Fund’s declaration of trust, each Trustee’s term of office shall continue until his or her death, resignation or removal.

Name, address(1) and year of birth	Position(s) Held with the Trust	Term of Office and Length of Time Served[2]	Principal Occupation(s) During Past 5 Years	Number of Portfolios in Fund Complex Overseen by Trustee	Other Directorships Held by Trustee
Interested Trustee(2)

Joseph P. Marra 1968	Trustee	Since inception	Managing Director and Head of US Asset Management, MA Asset Management (2023-present); Partner and Chief Executive Officer, Blue Elephant Capital Management (2013-2023).	1	Biltmore Technologies (2019-present); RecFi (2017-present).

Independent Trustees

Richard Bohan 1964	Trustee	Since inception	Retired (2021-present); Head of Money Market Trading, Fidelity Investments (1999-2020).	1	None

Louise Brindle 1973	Trustee	Since inception	Chief Risk Officer, Periscope (2024-present); Managing Director, Goldman Sachs (2005-2022).	1	None

Akshay Murthy 1980	Trustee	Since inception	Managing Director and Chief Financial Officer, Intricate Bay Capital (2022-2024); Head of NAM Structuring, Global Spread Products, Citibank (2015-2022).	1	None

(1)The address of each Trustee is care of the Principal Financial Officer of the Fund at 3 West Main Street, Suite 301, Irvington, NY, 10533.

(2)“Interested person,” as defined in the 1940 Act, of the Fund. Joseph P. Marra is an interested person of the Fund due to his affiliation with the Adviser.

Officers

Name, address and year of birth	Position(s) Held with the Trust	Term of Office and Length of Time Served	Principal Occupation(s) During Past 5 Years
Joseph P. Marra 1968	President, Principal Executive Officer	Since inception	Managing Director and Head of US Asset Management, MA Asset Management (2023-present); Partner and Chief Executive Officer, Blue Elephant Capital Management (2013-2023).

Paul Grady 1981	Treasurer, Principal Financial Officer, Principal Accounting Officer	Since inception	Chief Financial Officer and Chief Compliance Officer, MA Asset Management (2023-present); Senior Controller roles, UBS (2005-2023).

Liam Clarke 1996	Chief Compliance Officer	Since inception	Director, Vigilant Compliance, LLC, (2021-present); Financial Services Assurance Experienced Associate, PricewaterhouseCoopers (2018-2021).

Biographical Information and Discussion of Experience and Qualifications, etc.

Trustees

The following is a summary of the experience, qualifications, attributes and skills of each Trustee that support the conclusion, as of the date of this Statement of Additional Information, that each Trustee should serve as a Trustee of the Fund.

Interested Trustee

Joseph P. Marra. Mr. Marra is a Managing Director and Head of US Asset Management. He has over 30 years of experience across interest rate trading, credit, risk oversight, relationship management and strategic direction. Mr. Marra co-founded Blue Elephant Capital Management in 2013 and was CEO until MA Financial Group’s acquisition in 2023. He has held Managing Director roles at Nomura Securities, Bank of America and Lehman Brothers where he focused on high-grade institutional rates trading, mortgages and funding.

Mr. Marra is an alumnus of Trinity College with a degree in Economics and has Series 3, 7, 24, and 63 securities licenses.

Independent Trustees

Richard Bohan. Richard Bohan brings over 34 years of experience in the financial industry. In Mr. Bohan’s most recent role, he spent over 21 years in the Asset Management division of Fidelity Investments, where he was part of the Fixed Income team that managed all the investment grade mutual funds, and held roles across both trading and management. During his last years at the firm Mr. Bohan’s responsibilities included managing the trading team overseeing Fidelity's Money Market Funds, with Short Term Credit, Rates, Municipals and Financing trading reporting to him. Prior to Fidelity Investments, Mr. Bohan worked at DCNY, Lehman Brothers, Deutsche Bank and HSBC, in fixed income trading in New York, Tokyo and Hong Kong. Mr. Bohan graduated from Providence College with a Bachelor’s degree in Finance.

Louise Brindle. Louise Pitt Brindle joined Periscope in 2024 as the Chief Risk Officer, is the Chair of the Risk Committee, and reports directly to the CEO. Ms. Brindle spent 17 years at Goldman Sachs in London and New York, where she was a Managing Director since 2005 in the Global Investment Research and Securities divisions. After 15 years in New York with Goldman Sachs, Ms. Brindle became Principal and Head of Credit Research at RP Investment Advisors as well as a member of the firm’s Executive, Investment and Risk Committees. Ms. Brindle is an Independent Director of the Invesco Canada Funds Advisory Board and serves on the Fund Independent Review Committee (IRC). In addition, Ms. Brindle is a member of the Sub-Committee of the Finance and Audit Committee of the Heart and Stroke Foundation of Canada and recently completed the GCB Sustainability and ESG Designation from Competent Boards. Ms. Brindle has also held numerous board and advisory positions including as Senior Advisor to SEDA Experts, Board Member to The Credit Roundtable, Board Member to Music for Autism and Board Member to University of Bristol Foundation Inc. Ms. Brindle graduated from the University of Bristol with a Bachelor of Arts in Hispanic & Latin American Studies.

Akshay Murthy. Akshay Murthy has over 20 years of industry experience and was Managing Director and Chief Financial Officer of Intricate Bay Capital, where he focused on execution of financing transactions, origination of specialty lending opportunities, and structuring complex transactions. Prior to Intricate Bay Capital, he spent seven years at Citibank where he managed a structuring team supporting Credit, Municipal, and Securitized Product businesses in North America. Prior to joining Citibank, Mr. Murthy spent six years as a Partner at Forsyth Street Asset Management, where he led underwriting and investment in distressed asset backed debt. Mr. Murthy began his career at Lehman Brothers where we worked in interest rate structured products and municipal structured product trading. Mr. Murthy graduated from New York University with a Masters of Business Administration and from Cornell University with a Bachelors of Arts, majoring in Mathematics and Economics.

Board Structure and Role of the Board in Risk Oversight

The 1940 Act requires that at least 40% of the trustees be independent trustees. Certain exemptive rules promulgated under the 1940 Act require that at least 50% of the trustees be independent trustees. Currently, three of the four Trustees (75%) are Independent Trustees. The Independent Trustees exercise their informed business judgment to appoint an individual of their choosing to serve as Chairman of the Board of Trustees, regardless of whether the trustee happens to be independent or a member of management. Joseph P. Marra, an Interested Trustee, serves as the Chairman of the Board of Trustees.

The Board expects to perform its risk oversight function primarily through (a) its two standing committees, which report to the entire Board and are comprised solely of Independent Trustees and (b) monitoring by the Fund’s Chief Compliance Officer in accordance with the Fund’s compliance policies and procedures.

Committees of the Board

The Board has established an audit committee and a nominating and governance committee. The Fund does not have a compensation committee because its officers do not receive any direct compensation from the Fund.

Audit Committee.    The members of the audit committee are Richard Bohan, Louise Brindle and Akshay Murthy, each of whom is independent for purposes of the 1940 Act. Akshay Murthy serves as chairman of the audit committee. The audit committee is responsible for approving the Fund’s independent accountants, reviewing with the Fund’s independent accountants the plans and results of the audit engagement, approving professional services provided by the Fund’s independent accountants, reviewing the independence of the Fund’s independent accountants and reviewing the adequacy of the Fund’s internal accounting controls.

Nominating and Governance Committee.    The members of the nominating and governance committee are Richard Bohan, Louise Brindle and Akshay Murthy, each of whom is independent for purposes of the 1940 Act. Richard Bohan serves as chairman of the nominating and governance committee. The nominating and governance committee is responsible for selecting, researching and nominating trustees for election by the Fund’s shareholders, selecting nominees to fill vacancies on the Board or a committee of the Board, developing and recommending to the Board a set of corporate governance principles and overseeing the evaluation of the Board and its committees.

The nominating and governance committee may consider recommendations for nomination of individuals for election as trustees from shareholders.

Trustee Beneficial Ownership of Shares

The following table sets forth the dollar range of Shares beneficially owned by each Trustee as of December 2, 2024.

Name of Trustee	Dollar Range of Equity Securities in the Fund(1)
Interested Trustee
Joseph P. Marra	$50,001–$100,000
Independent Trustees
Richard Bohan	None
Louise Brindle	None
Akshay Murthy	None

(1) Dollar ranges are as follows: None, $1–$10,000, $10,001–$50,000, $50,001–$100,000, $100,001–$500,000, $500,001–$1,000,000 or Over $1,000,000.

Compensation of Trustees

The Independent Trustees are paid an annual retainer of $50,000 and the chairman of Audit Committee is paid an additional annual fee of $10,000. All Trustees are reimbursed for their reasonable out-of-pocket expenses. The Trustees do not receive any pension or retirement benefits from the Fund.

The following table shows information regarding the estimated compensation to be earned by the Trustees, none of whom is an employee of the Fund, for services as a Trustee for the fiscal year ended December 31, 2024. The Trustees who are “interested persons”, as defined in the 1940 Act, of the Fund and the Fund’s officers do not receive compensation from the Fund.

Name of Trustee	Aggregate Compensation from the Fund
Interested Trustee
Joseph P. Marra	None
Independent Trustees
Richard Bohan	$35,246
Louise Brindle	$35,246
Akshay Murthy	$42,295

Shareholder Communications

Shareholders may send communications to the Board. Shareholders should send communications intended for the Board by addressing the communication directly to the Board (or individual Trustees) and/or otherwise clearly indicating in the salutation that the communication is for the Board (or individual Trustees) and by sending the communication to the Fund’s office at 3 West Main Street, Suite 301, Irvington, NY, 10533. Other Shareholder communications received by the Fund not directly addressed and sent to the Board will be reviewed and generally responded to by management, and will be forwarded to the Board only at management’s discretion based on the matters contained therein.

Codes of Ethics

The Fund, the Adviser and the Distributor have each adopted a code of ethics pursuant to Rule 17j-1 under the 1940 Act that establishes procedures for personal investments and restrict certain personal securities transactions. Personnel subject to these codes may invest in securities for their personal investment accounts, including securities that may be purchased or held by the Fund, so long as such investments are made in accordance with the applicable code’s requirements. The codes of ethics are included as exhibits to the registration statement of which this Statement of Additional Information forms a part. The codes of ethics are available on the EDGAR database on the SEC’s website at http://www.sec.gov. Shareholders may also obtain copies of each code of ethics, after paying a duplicating fee, by electronic request at the following e-mail address: publicinfo@sec.gov.

The Adviser

MA Asset Management, LLC, an investment adviser registered with the SEC under the Investment Advisers Act of 1940, as amended, serves as the Fund’s investment adviser. For more information regarding the Adviser, see “The Adviser” in the Prospectus. For more information on the services provided by the Adviser to the Fund, see “Management of the Fund” in the Prospectus.

An investment advisory agreement was approved by the Board and Shareholders and became effective on April 18, 2024. Following an initial two-year term, the Investment Advisory Agreement will continue in effect for successive periods of twelve months, provided that continuance is specifically approved at least annually by both (1) the vote of a majority of the Board or the vote of a majority of the outstanding securities of the Fund entitled to vote and (2) by the vote of a majority of the Independent Trustees. In addition, the Investment Advisory Agreement has termination provisions that allow the parties to terminate the agreement without penalty. The Investment Advisory Agreement may be terminated at any time, without penalty, by the Adviser upon 60 days’ notice to the Fund.

Portfolio Management

Other Accounts Managed by Portfolio Managers

The portfolio managers primarily responsible for the day-to-day management of the Fund also manage other registered investment companies, other pooled investment vehicles and other accounts, as indicated below. The following table identifies, as of November 30, 2024: (i) the number of other registered investment companies, other pooled investment vehicles and other accounts managed by each portfolio manager; (ii) the total assets of such companies, vehicles and accounts; and (iii) the number and total assets of such companies, vehicles and accounts that are subject to an advisory fee based on performance.

	Number of Accounts	Assets of Accounts (in millions)	Number of Accounts Subject to a Performance Fee	Assets Subject to a Performance Fee (in millions)
Joseph P. Marra
Registered Investment Companies	0	$0	0	$0
Other Pooled Investment Vehicles	5	$146.1	4	$103.35
Other Accounts	0	$0	0	$0

	Number of Accounts	Assets of Accounts (in millions)	Number of Accounts Subject to a Performance Fee	Assets Subject to a Performance Fee (in millions)
Ashees Jain
Registered Investment Companies	0	$0	0	$0
Other Pooled Investment Vehicles	5	$146.1	4	$103.35
Other Accounts	0	$0	0	$0

	Number of Accounts	Assets of Accounts (in millions)	Number of Accounts Subject to a Performance Fee	Assets Subject to a Performance Fee (in millions)
Kent MacWilliams
Registered Investment Companies	0	$0	0	$0
Other Pooled Investment Vehicles	5	$146.1	4	$103.35
Other Accounts	0	$0	0	$0

Compensation of Portfolio Managers

The Adviser’s personnel are subject to the MA Financial Group’s compensation policies. Compensation for key advisory personnel comprises fixed annual remuneration as well as variable incentives. The purpose of the variable incentives is to reward for achieving annual and longer-term objectives that drive execution of the Fund’s strategy and creates sustainable shareholder wealth, in a manner consistent with MA Financial Group’s values, drivers and risk culture. The incentives comprise a mixture of cash, deferred shares of MA Financial Group and interests in the carried interest in certain Funds managed by MA Financial Group. The remuneration structure has been designed to deliver shareholder outcomes and encourages measured and responsible business building and growth.

Securities Ownership of Portfolio Managers

The following table shows the dollar range of equity securities in the Fund beneficially owned by each of the portfolio managers as of November 30, 2024.

Name	Aggregate Dollar Range of Equity Securities in the Fund(1)
Joseph P. Marra	$50,001–$100,000
Ashees Jain	$10,001–$50,000
Kent MacWilliams	$10,001–$50,000

(1) Dollar ranges are as follows: None, $1–$10,000, $10,001–$50,000, $50,001–$100,000, $100,001–$500,000, $500,001–$1,000,000 or Over $1,000,000.

PORTFOLIO TRANSACTIONS

Since the Fund generally acquires and disposes of its investments in privately negotiated transactions, it infrequently uses brokers in the normal course of business.

Subject to policies established by the Fund’s Board, the Adviser is primarily responsible for the execution of any traded securities in the Fund’s portfolio and the Fund’s allocation of brokerage commissions. The Adviser does not expect to execute transactions through any particular broker or dealer, but seeks to obtain the best net results for the Fund, taking into account such factors as price (including the applicable brokerage commission or dealer spread), size of order, difficulty of execution, and operations facilities of the firm and the firm’s risk and skill in positioning blocks of securities.

While the Adviser generally seeks reasonably competitive trade execution costs, the Fund will not necessarily pay the lowest spread or commission available. Subject to applicable legal requirements, the Adviser may select a broker based partly upon brokerage or research services provided to the Adviser and the Fund and any other clients. In return for such services, the Fund may pay a higher commission than other brokers would charge if the Adviser determines in good faith that such commission is reasonable in relation to the services provided.

PROXY VOTING POLICY AND PROXY VOTING RECORD

The Fund has delegated its proxy voting responsibility to the Adviser. The proxy voting policies and procedures of the Adviser are set forth below. The guidelines are reviewed periodically by the Adviser and the Independent Trustees and, accordingly, are subject to change.

It is the policy of the Fund to delegate the responsibility for voting proxies relating to portfolio securities held by the Fund to the Fund’s Adviser as a part of the Adviser’s general management of the Fund’s portfolio, subject to the continuing oversight of the Board. The Board has delegated such responsibility to the Adviser, and directs the Adviser to vote proxies relating to portfolio securities held by the Fund consistent with the proxy voting policies and procedures. The Adviser may retain one or more vendors to review, monitor and recommend how to vote proxies in a manner consistent with the proxy voting policies and procedures, to ensure that such proxies are voted on a timely basis and to provide reporting and/or record retention services in connection with proxy voting for the Fund.

The right to vote a proxy with respect to portfolio securities held by the Fund is an asset of the Fund. The Adviser, to which authority to vote on behalf of the Fund is delegated, acts as a fiduciary of the Fund and must vote proxies in a manner consistent with the best interest of the Fund and its Shareholders. In discharging this fiduciary duty, the Adviser must maintain and adhere to its policies and procedures for addressing conflicts of interest and must vote proxies in a manner substantially consistent with its policies, procedures and guidelines, as presented to the Board.

The Fund shall file an annual report of each proxy voted with respect to portfolio securities of the Fund during the twelve-month period ended June 30 on Form N-PX not later than August 31 of each year.

CONTROL PERSONS AND PRINCIPAL HOLDERS OF SECURITIES

Except as noted below, the Fund does not know of any persons who own of record or beneficially 5% or more of any class of the Fund’s shares as of that date.

As of November 30, 2024, MA Eagle II Holdings Fund, an affiliate of the Adviser, owned approximately 95% of the voting securities of the Fund. For so long as MA Eagle II Holdings Fund has a greater than 25% interest in the Fund, they respectively may be deemed to be a “control person” of the Fund for purposes of the 1940 Act.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

An independent registered public accounting firm for the Fund performs an annual audit of the Fund’s consolidated financial statements. The Board has engaged Cohen & Company, Ltd., located at 1350 Euclid Avenue, Suite 800, Cleveland, Ohio 44115, to serve as the Fund’s independent registered public accounting firm.

LEGAL COUNSEL

The Board has engaged Dechert LLP, located at 1900 K Street, NW, Washington, DC, 20006 to serve as the Fund’s legal counsel.

ADDITIONAL INFORMATION

A registration statement on Form N-2, including amendments thereto, relating to the Shares offered hereby, has been filed by the Fund with the SEC. The Prospectus and this Statement of Additional Information do not contain all of the information set forth in the registration statement, including any exhibits and schedules thereto. For further information with respect to the Fund and the Shares offered hereby, reference is made to the registration statement. A copy of the registration statement may be reviewed on the EDGAR database on the SEC’s website at http://www.sec.gov. Prospective investors can also request copies of these materials, upon payment of a duplicating fee, by electronic request at the SEC’s e-mail address (publicinfo@sec.gov).

MA Specialty Credit Income Fund

Consolidated Financial Statements

For the Period May 28, 2024 to June 30, 2024

MA Specialty Credit Income Fund
Consolidated Schedule of Investments
June 30, 2024

Description	Interest	Maturity Date	Shares/Principal	Cost	Value
Collateralized Loan Obligations (19.30%)*
ABPCI DT FD CLO L(a)	11.86% (3-Month SOFR + 6.60%)	4/29/2035	$2,500,000	$2,537,500	$2,537,500
KKR CLO LTD 2023-52(a)	14.10% (3-Month SOFR + 8.81%)	7/16/2036	5,000,000	5,150,000	5,150,000
MCF CFL 10 LTD J0(a)	11.70% (3-Month SOFR + 6.40%)	4/15/2035	2,000,000	2,027,600	2,027,600
MCF CFL 10 LTD J1(a)	15.53% (3-Month SOFR + 10.23%)	4/15/2035	1,000,000	1,017,500	1,017,500
Total Collateralized Loan Obligations (Cost $10,732,600) (19.30%)				10,732,600	10,732,600
Private Loans (63.88%)*
ABL REVOLVER RCP(b)	17.00%	3/31/2026	4,403,844	4,488,611	4,488,611
ABL REVOLVER RF(b)	14.60% (1-Month SOFR + 9.25%)	4/15/2026	6,854,371	6,877,133	6,877,133
ABL TERM PCG(b)	12.00%	6/28/2027	11,226,065	11,233,855	11,233,855
BE OLD I LLC ELC(b)(c)(d)	11.00%	5/31/2028	12,099,099	11,870,229	11,463,790
BE OLD I LLC 2ALC(b)(c)(d)	12.00%	10/31/2027	1,462,147	1,504,887	1,453,356
Private Loans (Cost $35,974,716) (63.88%)				35,974,715	35,516,745
Private Real Estate Debt (10.53%)*
XCAL 2023-MSN10 B1(a)(b)(e)(f)(g)	11.85% (1-Month SOFR + 6.50%)	11/6/2024	2,305,952	2,328,390	2,328,390
XCAL 2023-MSN10 B2(b)(e)(f)(g)	21.93% (1-Month SOFR + 16.58%)	11/6/2024	944,048	953,234	953,234
XCF 2024-OSL A(a)(b)(e)(f)	9.35% (1-Month SOFR + 4.00%)	2/6/2026	2,000,000	2,019,461	2,019,461
XCF 2024-OSL B2(a)(b)(e)(f)	30.44% (1-Month SOFR + 25.09%)	2/6/2026	550,000	555,352	555,352
Private Real Estate Debt (Cost $5,856,437) (10.53%)				5,856,437	5,856,437
Short-Term Investments
Money Market Fund (13.89%) Fidelity Investments Money Market Treasury Portfolio - Class I	5.19%(h)		7,724,999	7,724,999	7,724,999
Total Short-Term Investments (Cost $7,724,999) (13.89%)				7,724,999	7,724,999
Total Investments (Cost $60,288,752) (107.60%)				$60,288,751	$59,830,781
Liabilities in excess of other assets (-7.60%)					(4,229,145)
Net Assets - 100.00%					$55,601,636

*  All investments were acquired from private funds managed by the Adviser between May 28, 2024 and June 30, 2024 in exchange for cash and shares.

a   Floating rate securities are securities whose yields vary with a designated market index or market rate. These securities are shown at their current rates as of June 30, 2024.

b   Fair valued using significant unobservable inputs. The total of all such investments represents 74.41% of net assets.

c   This investment is made through the majority owned subsidiary BE OLD I, LLC

d   Security restricted as to resale.

e   Security exempt from registration under Rule 144A of the Securities Act of 1933. This security is restricted.

f   This investment is made through the wholly owned subsidiary BE X CAL II, LLC.

g   This security’s maturity date was extended to 11/15/2025 subsequent to the period end June 30, 2024.

h   The rate is the annualized seven-day yield at period end.

Summary by Investment Type	Value	% of Net Assets
Collateralized Loan Obligations	$10,732,600	19.30%
Private Loans	35,516,745	63.88%
Private Real Estate Debt	5,856,437	10.53%
Short-Term Investments	7,724,999	13.89%
Total Investments	59,830,781	107.60%
Liabilities in excess of other assets	(4,229,145)	(7.60)%
Total	$55,601,636	100.00%

See accompanying notes to the consolidated financial statements.

MA Specialty Credit Income Fund
Consolidated Statement of Assets and Liabilities
June 30, 2024

Assets:
Investments in securities, at value (cost $52,563,752)	$52,105,782
Investments in short-term investments, at value (cost $7,724,999)	7,724,999
Cash	121,134
Interest	592,764
Other receivables	15,225
Deferred offering costs (see note 2)	251,495
Prepaid expenses	433,501
Other assets	20,125
Total Assets	61,265,025

Liabilities:
Secured credit facility (see note 7)	4,084,160
Due to related parties	807,962
Payable to Adviser	200,491
Distribution payable	247,267
Accrued offering costs (see note 2)	93,712
Accrued organizational costs (see note 2)	47,776
Interest on secured credit facility	32,707
Deferred issuance costs	81,020
Other accrued expenses	68,294
Total Liabilities	5,663,389
Net assets	$55,601,636

Net assets consist of:
Paid-in capital (unlimited shares authorized at $0.001 par value common stock)	$55,977,892
Total accumulated deficit	(376,256)

Total net assets	$55,601,636

Class S shares of beneficial interest outstanding	2,229,067

Net asset value per share	$24.94

See accompanying notes to the consolidated financial statements.

MA Specialty Credit Income Fund

Consolidated Statement of Operations

For the Period May 28, 2024 (Commencement of Operations) to June 30, 2024

Investment income:
Interest income	$397,100
Total investment income	397,100

Expenses;
Organizational costs (see note 2)	275,622
Interest on secured credit facility	32,707
Legal expense	7,374
Commitment fees	4,025
Other expenses	13,040
Total expenses	332,768
Less: reimbursement from the Adviser (see note 6)	(275,622)
Net Expenses	57,146

Net investment income	339,954

Net unrealized loss:
Net change in unrealized depreciation on:
Investments	(457,970)
Net unrealized loss	(457,970)

Net decrease in net assets resulting from operations	$(118,016)

See accompanying notes to the consolidated financial statements.

MA Specialty Credit Income Fund

Consolidated Statement of Changes in Net Assets

For the Period May 28, 2024 (Commencement of Operations) to June 30, 2024
Net decrease in net assets resulting from operations:
Net investment income	$339,954
Net change in unrealized depreciation on investments	(457,970)
Net decrease in net assets resulting from operations	(118,016)
Distributions to shareholders:
Class S	(258,240)
Total distributions to shareholders	(258,240)

Capital transactions:
Proceeds from shares sold:
Class S	26,146,202
In kind contributions:
Class S	29,831,690
Net increase in net assets from capital transactions	55,977,892

Total increase in net assets	55,601,636

Net assets:
Beginning of period	-
End of period	$55,601,636

Capital share transactions:
Issuance of shares:
Class S	2,229,067
Net increase from capital share transactions	2,229,067

See accompanying notes to the consolidated financial statements.

MA Specialty Credit Income Fund

Consolidated Statement of Cash Flows

For the Period May 28, 2024 (Commencement of Operations) to June 30, 2024

Cash flows from operating activities:
Net increase (decrease) in net assets from operations	$(118,016)
Adjustments to reconcile net increase (decrease) in net assets from operations to net cash used in operating activities:
Purchases of investments	(18,984,433)
Proceeds from redemptions, sales, or other dispositions of investments	1,111,779
Net cash (paid) received for purchases, sales, and maturities of short-term
investments	(7,724,999)
Net change in unrealized appreciation/depreciation on:
Investments	457,970
Changes in operating assets and liabilities:
Assets:
Interest	(180,641)
Other receivables	(15,225)
Deferred offering costs (see note 2)	(251,495)
Prepaid expenses	(373,700)
Other assets	64,390

Liabilities:
Due to related parties	(51,633)
Payable to Adviser	200,491
Accrued offering costs (see note 2)	93,712
Accrued organizational costs (see note 2)	47,776
Interest on secured credit facility	(5,394)
Deferred issuance costs	81,020
Other accrued expenses	(34,406)
Net cash used in operating activities	(25,682,804)

Cash flows from financing activities:
Proceeds from secured credit facility	-
Repayments on secured credit facility	(478,153)
Proceeds from shares sold	26,146,202
Cash contributed	146,862
Cash distributions paid	(10,973)

Net cash provided by financing activities	25,803,938

Net change in cash	121,134

Cash at beginning of period	-

Cash at end of period	$121,134

Supplemental disclosure of cash activity:
Interest paid on borrowings	$38,101

Non-cash transactions disclosure:
In kind contributions	$29,831,690

See accompanying notes to the consolidated financial statements.

MA Specialty Credit Income Fund
Consolidated Financial Highlights

For the Period May 28, 2024 (Commencement of Operations) to June 30, 2024
Net asset value per share, beginning of period*	$25.00
Net investment income (1)	0.33
Net unrealized loss	(0.24)
Total from investment operations	0.09
Distributions to shareholders	(0.15)
Net asset value per share, end of period	$24.94

Total Return(2)(3)	0.36%

Ratios/Supplemental Data:
Gross expenses(4)	3.49%
Net expenses(4)(5)	2.43%
Net investment income(4)	14.48%
Net assets end of period (in thousands)	$55,602
Portfolio turnover (3)	2.13%

* Represents the initial net asset value per share of $25.00.

(1)	Based on average shares outstanding during the period.

(2)	Based on the net asset value as of period end, Assumes an investment at net asset value at the beginning of the period and reinvestment of all distributions during the period, if any.

(3)	Not annualized for periods less than one year.

(4)	Annualized for periods less than one year, with the exception of non-recurring organizational costs.

(5)	The Adviser has entered into an Expense Limitation and Reimbursement Agreement with the Fund beginning on the commencement of operations and ending on December 31, 2025, to limit the amount of the Fund's total annual ordinary operating expenses, excluding certain "Specified Expenses" as outlined in the Notes to the Consolidated Financial Statements.

Secured Credit Facility	For the Period May 28, 2024 (Commencement of Operations) to June 30, 2024
Senior securities, end of period (000’s)	$4,084
Asset coverage, per $1,000 of senior security principal amount	14,614

See accompanying notes to the consolidated financial statements.

MA Specialty Credit Income Fund

Notes to Consolidated Financial Statements as of June 30, 2024

1.	Organization

MA Specialty Credit Income Fund (the “Fund”) is a newly organized Delaware statutory trust that is registered under the Investment Company Act of 1940, as amended (the “1940 Act”), as a non-diversified, closed-end management investment company that is operated as an interval fund. The Fund registered as an investment company under the 1940 Act on July 1, 2024 with common shares of beneficial interest (“Shares”) designated as Class S (“Class S” Shares”). The Fund intends to offer shares designated as Class F (“Class F Shares”) at a later date. The Fund may offer additional classes of its Shares in the future.

The investment adviser to the Fund is MA Asset Management, LLC (the “Adviser”). The Adviser is registered as an investment adviser with the U.S. Securities and Exchange Commission (the “SEC”) under the Investment Advisers Act of 1940, as amended (the “Advisers Act”). The Adviser is a wholly-owned subsidiary of MA Financial Group Limited (“MA Financial Group”).

The Fund’s investment objective is to generate attractive current income from a differentiated portfolio of credit investments, while maintaining capital stability and selectively seeking opportunities for capital appreciation. Under normal circumstances, the Fund will invest at least 80% of its assets in private loans, credit facilities, and credit-related investments (each a “Loan”) sourced by the Adviser. These Loans would typically be made by the Fund either (a) directly to borrowers, (b) sourced from or financed in partnership with non-bank originators, which are finance companies whose primary line of business is making loans or leases that the Adviser has a proprietary relationship with, or (c) in some cases, sourced from or financed in partnership with banks or traditional financial institutions that the Adviser has a proprietary relationship with. The Adviser analyzes a broad group of specialty credit and asset-based finance segments, spanning consumer Loans, commercial Loans and Loans with specialized collateral, and seeks to select what the Adviser believes are the best opportunities within the various segments of the asset-based finance market. The Adviser believes that the opportunity set in these specialty credit and asset-based finance segments is attractive, with the potential to generate compelling returns, and highly scalable as banks and traditional financial institutions continue to narrow their lending focus due to market, structural and secular forces. The Fund’s investment strategy is designed to produce a portfolio that is low to moderate duration, high yielding, well collateralized, with consistent cash flow characteristics, a strong risk/return edge and low correlation to liquid or traditional fixed income markets. Through these types of investments, the Adviser seeks to further reduce the overall risk and duration of the Fund’s portfolio and to give the Fund exposure to the substantial growth of non-bank finance opportunities emerging as banks and traditional financial institutions continue to narrow the focus of their direct lending activities. The form of the Loans that the Adviser will originate for the Fund could include senior credit, structured credit (on a senior or subordinated basis) or other forms of credit-related instruments such as leases, receivables, loan purchase relationships, forward flow programs, preferred instruments or equivalent, or other payment streams. In addition to its primary focus of investing in private Loans, the Adviser will also seek to hold a portion of the Fund’s investment portfolio in certain types of tradeable instruments, which will generally be structured products, that are aligned to its broader specialty credit and asset-based finance investment strategy, in order to facilitate liquidity for the Fund and, at certain times, to opportunistically capitalize on market conditions. There is no limit on the maturity or duration of the loans that the Fund will originate. The Fund may invest in additional strategies in the future as opportunities in different strategies present.

Prior to the Fund’s registration as an investment company under the 1940 Act, certain private funds managed by the Adviser transferred certain of their assets to the Fund in exchange for cash and shares of the Fund in an aggregate amount equal to the net asset value (“NAV”) of the transferred assets.

Consolidation of Subsidiaries

On August 16, 2022, BE XCAL II, LLC (“BE XCAL”) was formed as a limited liability company, and it is a wholly owned subsidiary of the Fund. The Consolidated Schedule of Investments, Consolidated Statement of Assets and Liabilities, Consolidated Statement of Operations, Consolidated Statement of Changes in Net Assets, Consolidated Statement of Cash Flows, and Consolidated Financial Highlights of the Fund includes the accounts of BE XCAL. All inter-company accounts and transactions have been eliminated in the consolidation for the Fund. On June 1, 2024, 100% of the interests in BE XCAL were transferred to the Fund in exchange for shares of the Fund in an aggregate amount equal to the NAV of the transferred assets. At the time of this transfer, the assets of BE XCAL were $5,619,973 and the liabilities of BE XCAL were $108,936. As of June 30, 2024, net assets of the BE XCAL were $5,917,384, or approximately 10.64% of the Fund’s total net assets.

On July 20. 2021, BE OLD I, LLC (“BE OLD”) was formed as a limited liability company, and it is a majority-owned subsidiary of the Fund. The Fund owns 77.27% of BE OLD. The Consolidated Schedule of Investments, Consolidated Statement of Assets and Liabilities, Consolidated Statement of Operations, Consolidated Statement of Changes in Net Assets, Consolidated Statement of Cash Flows, and Consolidated Financial Highlights of the Fund includes the Fund’s proportionate ownership of BE OLD’s accounts. The proportionate share of all inter-company accounts and transactions have been eliminated in the consolidation for the Fund. On June 1, 2024, 77.27% of the interests in BE OLD were transferred to the Fund in exchange for shares of the Fund in an aggregate amount equal to the NA of the transferred assets. At the time of this transfer, the Fund’s proportionate share of the assets of BE OLD was $13,953,773 and the Fund’s proportionate share of the liabilities of BE OLD was $ $5,453,773. As of June 30, 2024, the net value of the Fund’s ownership of BE OLD was $8,139,667, or approximately 14.64% of the Fund’s total net assets. At the time of the transfer of BE OLD to the Fund, BE OLD had accrued distributions payable to the related private funds managed by the Adviser of $1,045,598, of which the Fund’s proportionate share was $807,962.

2.	Summary of Significant Accounting Policies

Basis of Preparation and Use of Estimates

The Fund is an investment company and follows the accounting and reporting guidance under Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 946, Financial Services – Investment Companies. The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”). The preparation of the financial statements in accordance with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, as well as reported amounts of increases and decreases in net assets from operations during the reporting period. Actual results could differ from these estimates.

Organizational and Offering Costs

Organizational costs consist of the costs of forming the Fund, drafting of bylaws, administration, custody and transfer agency agreements, legal services in connection with the initial meeting of trustees and the Fund’s seed audit costs. Offering costs consist of the costs of preparation, review and filing with the Securities and Exchange Commission (the “SEC”) the Fund’s registration statement, the costs of preparation, review and filing of any associated marketing or similar materials, the costs associated with the printing, mailing or other distribution of the Prospectus, SAI and/or marketing materials, and the amounts of associated filing fees and legal fees associated with the offering. The aggregate amount of the organizational costs and offering costs as of the date of the accompanying financial statements are $275,622 and $251,495, respectively. Organizational costs are expensed as incurred subject to the Expense Limitation Agreement. Offering costs, which are subject to the Expense Limitation Agreement, are accounted for as a deferred charge until Fund shares are offered to the public and will therefore be amortized to expense over twelve months on a straight-line basis.

Cash and Cash Equivalents

Cash includes cash deposits held at banks or other financial institutions. Cash equivalents represent short-term, highly liquid investments that are readily convertible to known amounts or cash, with a near maturity date (typically three months or less) so the risk of a change in value due to interest rates is insignificant.

Valuation of Investments

The Board of Trustees of the Fund (“the Board”) has approved valuation procedures for the Fund (the “Valuation Procedures”) which are used for determining the fair value of any Fund investments for which a market quotation is not readily available. The valuation of the Fund’s investments is performed in accordance with the principles found in Rule 2a-5 of the 1940 Act and in conjunction with FASB’s Accounting Standards Codification Topic 820, Fair Value Measurement (“ASC 820-10). The Board has designated the Adviser as the valuation designee of the Fund. As valuation designee, the Adviser performs the fair value determination relating to any and all Fund investments, subject to the conditions and oversight requirements described in the Valuation Procedures. In furtherance of its duties as valuation designee, the Adviser has formed a valuation committee (the “Valuation Committee”), to perform fair value determinations and oversee the day-to-day functions related to the fair valuation of the Fund’s investments. The Valuation Committee may consult with representatives from outside legal counsel or other third-party consultants in their discussions and deliberations.

In determining NAV, portfolio instruments generally are valued using prices provided by independent pricing services or obtained from other sources, such as broker-dealer quotations. Exchange-traded instruments generally are valued at the last reported sales price or official closing price on an exchange, if available. Independent pricing services typically value non-exchange-traded instruments utilizing a range of market-based inputs and assumptions, including readily available market quotations obtained from broker-dealers making markets in such instruments, cash flows, and transactions for comparable instruments. In pricing certain instruments, the pricing services may consider information about an instrument’s issuer or market activity provided by the Fund’s Adviser. Non-U.S. securities and currency are valued in U.S. dollars based on non-U.S. currency exchange rate quotations supplied by an independent quotation service.

In certain situations, the valuation designee may use the fair value of a portfolio instrument if such portfolio instrument is not priced by a pricing service, if the pricing service’s price is deemed unreliable or if events occur after the close of a securities market (usually a foreign market) and before the Fund values its assets that would materially affect NAV. A portfolio instrument that is fair valued may be valued at a price higher or lower than actual market quotations or the value determined by other funds using their own fair valuation procedures. Because non-U.S. portfolio instruments may trade on days when Fund Shares are not priced, the value of portfolio instruments held by the Fund can change on days when Fund Shares cannot be redeemed. The valuation designee expects to use fair value pricing primarily when a portfolio instrument is not priced by a pricing service or a pricing service’s price is deemed unreliable.

Due to the subjective nature of fair value pricing, the Fund’s value for a particular portfolio instrument may be different from the last price determined by the pricing service or the last bid or ask price in the market.

Certain short-term instruments maturing within 60 days or less may be valued at amortized cost, which approximates fair value. The value of the securities of other open-end funds held by the Fund, if any, will be calculated using the NAV of such open-end funds, and the prospectuses for such open-end funds explain the circumstances under which they use fair value pricing and the effects of using fair value pricing.

Valuation of fixed income investments, such as loans and debt securities, depends upon a number of factors, including prevailing interest rates for like securities, expected volatility in future interest rates, call features, put features and other relevant terms of the debt. For investments without readily available market prices, these factors may be incorporated into discounted cash flow models to arrive at fair value. Other factors that may be considered include the borrower’s ability to adequately service its debt, the fair market value of the portfolio company in relation to the face amount of its outstanding debt and the quality of the collateral securing its debt investments.

Collateralized Loan Obligations

The Fund may invest in collateralized loan obligations (“CLOs”). CLOs are backed by a portfolio of senior secured loans. The Fund’s CLO investments may include senior/mezzanine CLO debt tranches (rated investment grade), mezzanine CLO debt tranches (rated below investment grade or unrated), subordinated CLO equity tranches (unrated), leveraged loans (including warehouse facilities that hold such loans) and vehicles that invest indirectly in CLO securities or leveraged loans. If there are defaults or the relevant collateral otherwise underperforms, scheduled payments to senior tranches of such securities take precedence over those of mezzanine tranches, and scheduled payments to mezzanine tranches have a priority in right of payment to subordinated/equity tranches. In light of the above, CLOs may therefore present risks similar to those of other types of debt obligations and, in fact, such risks may be of greater significance in the case of CLOs depending upon the Fund’s ranking in the capital structure. In certain cases, losses may equal the total amount of the Fund’s principal investment. CLO securities carry additional risks, including: (i) the possibility that distributions from collateral assets will not be adequate to make interest or other payments; (ii) the quality of the collateral may decline in value or default; (iii) investments in CLO equity and junior debt tranches will likely be subordinate in right of payment to other senior classes of CLO debt; and (iv) the complex structure of a particular security may produce disputes with the issuer or unexpected investment results, especially during times of market stress or volatility.

CLOs and collateralized debt obligation (“CDOs”) are typically privately offered and sold, and thus, are not registered under the securities laws, which means less information about the security may be available as compared to publicly offered securities and only certain institutions may buy and sell them. As a result, investments in CLOs and CDOs may be characterized by the Fund as illiquid securities. An active dealer market may exist for CLOs and CDOs that can be resold in Rule 144A transactions, but there can be no assurance that such a market will exist or will be active enough for the Fund to sell such securities.

Distributions to Shareholders

The Fund’s distribution policy is to accrue dividends monthly and make monthly distributions to Shareholders. The Fund’s distributions may be funded from unlimited amounts of offering proceeds or borrowings, which may constitute a return of capital and reduce the amount of capital available to the Fund for investment. A return of capital to Shareholders is a return of a portion of their original investment in the Fund, thereby reducing the tax basis of their investment. As a result from such reduction in tax basis, Shareholders may be subject to tax in connection with the sale of Fund Shares, even if such Shares are sold at a loss relative to the Shareholder’s original investment.

Federal Income Taxes

The Fund intends to qualify as a “regulated investment company” (“RIC”) under Subchapter M of the Internal Revenue Code of 1986. If so qualified, the Fund will not be subject to federal income tax to the extent it distributes substantially all of its net investment income and capital gains to shareholders. Therefore, no federal income tax provision is required. Management of the Fund is required to determine whether a tax position taken by the Fund is more likely than not to be sustained upon examination by the applicable taxing authority, based on the technical merits of the position. Based on its analysis, there were no tax positions identified by management of the Fund which did not meet the “more likely than not” standard as of June 30, 2024.

For the period May 28, 2024 to June 30, 2024 the Fund was wholly owned by MA Eagle II, LLC.

Indemnifications

In the normal course of business, the Fund enters into contracts that provide general indemnifications. The Fund’s maximum exposure under these agreements is dependent on future claims that may be made against the Fund, and therefore cannot be established; however, the risk of loss from such claims is considered remote.

Repurchase Offers

The Fund is a closed-end investment company structured as an interval fund and, as such, has adopted a fundamental policy to make quarterly repurchase offers, at per-class NAV, of not less than 5% of the Fund’s outstanding Shares on the repurchase request deadline. The Fund will offer to purchase only a small portion of its Shares each quarter, and there is no guarantee that shareholders will be able to sell all of the Shares that they desire to sell in any particular repurchase offer. Under current regulations, such offers must be for not less than 5% nor more than 25% of the Fund’s Shares outstanding on the repurchase request deadline. If a repurchase offer is oversubscribed, the Fund may repurchase only a pro rata portion of the Shares tendered by each shareholder. The potential for proration may cause some investors to tender more Shares for repurchase than they wish to have repurchased or result in investors being unable to liquidate all or a given percentage of their investment during in the particular repurchase offer.

3.	Fair Value Disclosures

The Fund records all investments at fair value. In accordance with the authoritative guidance on fair value measurements and disclosures under U.S. GAAP, the Fund discloses the fair value of its investments in a hierarchy that prioritizes the inputs to valuation techniques used to measure the fair value. The hierarchy gives the highest priority to valuations based on unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurement) and the lowest priority to valuations based upon unobservable inputs that are significant to the valuation (Level 3 measurement). The guidance establishes three levels of fair value as listed below.

●Level 1 - Inputs that reflect unadjusted quoted prices in active markets for identical assets and liabilities that the Fund has the ability to access at the measurement date.

●Level 2 - Inputs other than quoted prices that are observable for the asset or liability, either directly or indirectly, including inputs in markets that are not considered to be active.

●Level 3 - Inputs that are unobservable.

The notion of unobservable inputs is intended to allow for situations in which there is little, if any, market activity for the asset or liability at the measurement date. Under Level 3, the owner of an asset must determine fair value based on its own assumptions about what market participants would take into account in determining the fair value of the asset, using the best information available.

The inputs or methodology for valuing securities are not necessarily an indication of the risk associated with investing in those securities.

A financial instrument’s level within the fair value hierarchy is based upon the lowest level of any input that is significant to the fair value measurement; however, the determination of what constitutes “observable” requires significant judgment by the valuation designee. The valuation designee considers observable data to be market data that is readily available, regularly distributed or updated, reliable and verifiable, not proprietary, and provided by independent sources that are actively involved in the relevant market.

As the Fund uses the NAV as a practical expedient to determine the fair value of certain Investment Funds, these investments have not been classified in the U.S. GAAP fair value hierarchy. The Fund’s short-term investment money market is valued at it’s publicly traded NAV as a level 1 investment.

The following table is a summary of information about the levels within the fair value hierarchy at which the Fund’s investments are measured as of June 30, 2024:

Investments	Level 1	Level 2	Level 3	Total
Short-Term Investments	$7,724,999	$-	$-	$7,724,999
Collateralized Loan Obligations	-	10,732,600	-	10,732,600
Private Loans	-	-	35,516,745	35,516,745
Private Real Estate Debt	-	-	5,856,437	5,856,437
Total	$7,724,999	$10,732,600	$41,373,182	$59,830,781

The following is a roll-forward of the activity in investments in which significant unobservable inputs (Level 3) were used in determining fair value on a recurring basis:

	Beginning
	balance			Total					Balance as
	May 28,	Transfers	Transfers out	realized	Total unrealized		In Kind		of June 30,
	2024	into Level 3	of Level 3	gain/(loss)	appreciation/(depreciation)	Purchases	Transfers	Sales	2024
Private Loans	$-	$-	$-	$-	$(457,970)	$18,577,996	$18,508,498	$(1,111,779)	$35,516,745
Private Real Estate
Debt	-	-	-	-	-	406,437	5,450,000	-	5,856,437
	$-	$-	$-	$-	$(457,970)	$18,984,433	$23,958,498	$(1,111,779)	$41,373,182

The change in unrealized appreciation/(depreciation) for investments held at period-end is $(457,970).

The following table presents additional information about valuation methodologies and inputs used for investments that are measured at fair value and categorized within Level 3 as of June 30, 2024:

Investment Type	Fair Value June 30, 2024	Valuation Methodologies	Unobservable Input*	Input Range	Weighted Average
Private Loans	$35,516,745	Discounted cash flow	Discount rate	7.90%- 19.17%	12.36%
Private Real Estate Debt	5,856,437	Discounted cash flow	Discount rate	9.35% - 30.44%	14.58%

* The impact on valuation from an increase in input would be decrease.

4.	Principal Risks

Investing in the Fund involves risks, including the risk that a Shareholder may receive little or no return on their investment or that a Shareholder may lose part or all of their investment. Below is a summary of the principal risks of investing in the Fund. For a more complete discussion of the risks of investing in the Fund please see the Fund’s prospectus.

Shares Not Listed; No Market for Shares

The Fund has been organized as a closed-end management investment company. Closed-end funds differ from open-end management investment companies (commonly known as mutual funds) because investors in a closed-end fund do not have the right to redeem their shares on a daily basis. Unlike most closed-end funds, which typically list their shares on a securities exchange, the Fund does not currently intend to list the Shares for trading on any securities exchange, and the Fund does not expect any secondary market to develop for the Shares in the foreseeable future. Therefore, an investment in the Fund, unlike an investment in a typical closed-end fund, is not a liquid investment.

Closed-end Interval Fund; Liquidity Risks.

The Fund is a non-diversified, closed-end management investment company structured as an “interval fund” and designed primarily for long-term investors. The Fund is not intended to be a typical traded investment. There is no secondary market for the Fund’s Shares and the Fund expects that no secondary market will develop. An investor should not invest in the Fund if the investor needs a liquid investment. Closed-end funds differ from open-end management investment companies, commonly known as mutual funds, in that investors in a closed-end fund do not have the right to redeem their shares on a daily basis at a price based on NAV. Although the Fund, as a fundamental policy, will make quarterly offers to repurchase between 5% and 25% of its outstanding Shares at NAV, the number of Shares tendered in connection with a repurchase offer may exceed the number of Shares the Fund has offered to repurchase, in which case not all of an investor’s Shares tendered in that offer will be repurchased. In connection with any given repurchase offer, it is likely that the Fund may offer to repurchase only the minimum amount of 5% of its outstanding Shares. Hence, an investor may not be able to sell its Shares when and/or in the amount that it desires.

Interest Rate Risk

General interest rate fluctuations and changes in credit spreads on floating rate loans may have a substantial negative impact on the Fund’s investments and investment opportunities and, accordingly, may have a material adverse effect on the Fund’s rate of return on invested capital, the Fund’s net investment income and the Fund’s NAV. Certain of the Fund’s debt investments will have variable interest rates that reset periodically based on benchmarks such as SOFR and the prime rate, so an increase in interest rates may make it more difficult for issuers to service their obligations under the debt investments that the Fund will hold. In addition, to the extent the Fund borrows money to make investments, its returns will depend, in part, upon the difference between the rate at which it borrows funds and the rate at which it invests those funds. As a result, there can be no assurance that a significant change in market interest rates will not have a material adverse effect on the Fund’s net investment income to the extent it uses debt to finance its investments. In periods of rising interest rates, the Fund’s cost of funds would increase, which could reduce its net investment income. In general, rising interest rates will negatively impact the price of a fixed rate debt instrument and falling interest rates will have a positive effect on price. Adjustable rate instruments also react to interest rate changes in a similar manner, although generally to a lesser degree (depending, however, on the characteristics of the reset terms, including the index chosen, frequency of reset and reset caps or floors, among other factors). From time to time, the Fund may be exposed to medium- to long-term spread duration securities. Longer spread duration securities have a greater adverse price impact to increases in interest rates. Interest rate sensitivity is generally more pronounced and less predictable in instruments with uncertain payment or prepayment schedules.

If general interest rates rise, there is a risk that the issuers in which the Fund holds floating rate securities will be unable to pay escalating interest amounts, which could result in a default under their loan documents. Rising interest rates could also cause issuers to shift cash from other productive uses to the payment of interest, which may have a material adverse effect on their business and operations and could, over time, lead to increased defaults. In addition, rising interest rates may increase pressure on the Fund to provide fixed rate loans, which could adversely affect the Fund’s net investment income, as increases in the cost of borrowed funds would not be accompanied by increased interest income from such fixed-rate investments.

Risks Associated with the Fund Distribution Policy

The Fund intends to make regular distributions. In order to maintain a relatively stable level of distributions, the Fund may pay out less than all of its net investment income to the extent consistent with maintaining its ability to be subject to tax as a “regulated investment company” under the Code, pay out undistributed income from prior months, return capital in addition to current period net investment income or borrow money to fund distributions. The distributions for any full or partial calendar year might not be made in equal amounts, and one distribution may be larger than the other. The Fund will make a distribution only if authorized by the Board and declared by the Fund out of assets legally available for these distributions. This distribution policy may, under certain circumstances, have certain adverse consequences to the Fund and its Shareholders because it may result in a return of capital, which would reduce the NAV of the Shares and, over time, potentially increase the Fund’s expense ratios. If a distribution constitutes a return of capital, it means that the Fund is returning to Shareholders a portion of their investment rather than making a distribution that is funded from the Fund’s earned income or other profits. The Fund’s distribution policy may be changed at any time by the Board.

There is a possibility that the Fund may make total distributions during a calendar or taxable year in an amount that exceeds the Fund’s net investment company taxable income and net capital gains for the relevant taxable year. In such situations, if a distribution exceeds the Fund’s then-current and accumulated earnings and profits (as determined for U.S. federal income tax purposes), a portion of each distribution paid with respect to such taxable year would generally be treated as a return of capital for U.S. federal income tax purposes, thereby reducing the amount of a Shareholder’s tax basis in such Shareholder’s Fund Shares. When a Shareholder sells Fund Shares, the amount, if any, by which the sales price exceeds the Shareholder’s tax basis in Fund Shares may be treated as a gain subject to tax. A return of capital reduces a Shareholder’s tax basis in Fund Shares, it generally will increase the amount of such Shareholder’s gain or decrease the amount of such Shareholder’s loss when such Shareholder sells Fund Shares. To the extent that the amount of any return of capital distribution exceeds a Shareholder’s tax basis in Fund Shares, such excess generally will be treated as gain from a sale or exchange of the Shares.

If the Fund elects to issue preferred Shares and/or notes or other forms of indebtedness, its ability to make distributions to its Shareholders may be limited by the asset coverage requirements and other limitations imposed by the 1940 Act and the terms of the Fund’s preferred Shares, notes or other indebtedness.

High Yield Debt Risk

The Fund may invest in debt securities that may be classified as “higher-yielding” (and, therefore, higher-risk) debt securities (also known as “junk bonds”). In most cases, such debt will be rated below “investment grade” or will be unrated and will face both ongoing uncertainties and exposure to adverse business, financial or economic conditions and the issuer’s failure to make timely interest and principal payments. The market for high yield securities (junk bonds) has experienced periods of volatility and reduced liquidity. High yield securities (junk bonds) may or may not be subordinated to certain other outstanding securities and obligations of the issuer, which may be secured by all or substantially all of the issuer’s assets. High yield securities (junk bonds) may also not be protected by financial covenants or limitations on additional indebtedness. The market values of certain of these debt securities may reflect individual corporate developments. General economic recession or a major decline in the demand for products and services in the industry in which the borrower operates would likely have a materially adverse impact on the value of such securities or could adversely affect the ability of the issuers of such securities to repay principal and pay interest thereon and increase the incidence of default of such securities. In addition, adverse publicity and investor perceptions, whether or not based on fundamental analysis, may also decrease the value and liquidity of these high yield debt securities (junk bonds).

Credit Debt Risk

One of the fundamental risks associated with the Fund’s investments is credit risk, which is the risk that an issuer will be unable to make principal and interest payments on its outstanding debt obligations when due. The Fund’s return to investors would be adversely impacted if an issuer of debt in which the Fund invests becomes unable to make such payments when due.

Although the Fund may make investments that the Adviser believes are secured by specific collateral, the value of which may initially exceed the principal amount of such investments or the Fund’s fair value of such investments, there can be no assurance that the liquidation of any such collateral would satisfy the borrower’s obligation in the event of non-payment of scheduled interest or principal payments with respect to such investment, or that such collateral could be readily liquidated. The Fund may also invest in leveraged loans, high yield securities, marketable and non-marketable common and preferred equity securities and other unsecured investments, each of which involves a higher degree of risk than secured loans. Furthermore, the Fund’s right to payment and its security interest, if any, may be subordinated to the payment rights and security interests of a senior lender, to the extent applicable. Certain of these investments may have an interest-only payment schedule, with the principal amount remaining outstanding and at risk until the maturity of the investment. In addition, loans may provide for payments-in-kind, which have a similar effect of deferring current cash payments. In such cases, an issuer’s ability to repay the principal of an investment may depend on a liquidity event or the long-term success of the company, the occurrence of which is uncertain. With respect to the Fund’s investments in any number of credit products, if the borrower or issuer breaches any of the covenants or restrictions under the credit agreement that governs loans of such issuer or borrower, it could result in a default under the applicable indebtedness as well as the indebtedness held by the Fund. Such default may allow the creditors to accelerate the related debt and may result in the acceleration of any other debt to which a cross-acceleration or cross-default provision applies. This could result in an impairment or loss of the Fund’s investment or a pre-payment (in whole or in part) of the Fund’s investment.

Issuers in which the Fund invests could deteriorate as a result of, among other factors, an adverse development in their business, a change in the competitive environment or the continuation or worsening of the current (or any future) economic and financial market downturns and dislocations. As a result, companies that the Fund expected to be stable or improve may operate, or expect to operate, at a loss or have significant variations in operating results, may require substantial additional capital to support their operations or maintain their competitive position, or may otherwise have a weak financial condition or experience financial distress. In addition, exogenous factors such as fluctuations of the equity markets also could result in warrants and other equity securities or instruments owned by the Fund becoming worthless.

Portfolio Fair Value Risk

Under the 1940 Act, the Fund is required to carry its portfolio investments at market value or, if there is no readily available market value, at fair value. There is not a public market for the securities of the privately held companies in which the Fund may invest. Many of the Fund’s investments are not exchange-traded, but are, instead, traded on a privately negotiated over the counter (“OTC”) secondary market for institutional investors. The Adviser, as valuation designee, is responsible for the valuation of the Fund’s portfolio investments and implementing the portfolio valuation process set forth in the Adviser’s and the Fund’s valuation policy. The Adviser has a conflict of interest as valuation designee as it receives an asset-based management fee. Valuations of Fund investments are disclosed quarterly in reports publicly filed with the SEC.

A high proportion of the Fund’s investments relative to its total investments are valued at fair value. Certain factors that may be considered in determining the fair value of the Fund’s investments include dealer quotes for securities traded on the OTC secondary market for institutional investors, the nature and realizable value of any collateral, the issuer’s earnings and its ability to make payments on its indebtedness, the markets in which the issuer does business, comparison to selected publicly-traded companies, discounted cash flow and other relevant factors. The factors and methodologies used for the valuation of such securities are not necessarily an indication of the risks associated with investing in those securities nor can it be assured that the Fund can realize the fair value assigned to a security if it were to sell the security. Such valuations, and particularly valuations of private securities and private companies, are inherently uncertain, and they often reflect only periodic information received by the Adviser about such companies’ financial condition and/or business operations, which may be on a lagged basis and can be based on estimates. Determinations of fair value may differ materially from the values that would have been used if an exchange-traded market for these securities existed. Investments in private companies are typically governed by privately negotiated credit agreements and covenants, and reporting requirements contained in the agreements may result in a delay in reporting their financial position to lenders, which in turn may result in the Fund’s investments being valued on the basis of this reported information. Further, the Fund is offered on a daily basis and calculates a daily NAV per Share. The Adviser seeks to evaluate on a daily basis material information about the Fund’s investments; however, for the reasons noted herein, the Adviser may not be able to acquire and/or evaluate properly such information on a daily basis. Due to these various factors, the Adviser’s fair value determinations could cause the Fund’s NAV on a valuation day to materially differ from what it would have been had such information been fully incorporated. As a result, investors who purchase shares may receive more or less shares and investors who tender their shares may receive more or less cash proceeds than they otherwise would receive.

Market Risk

The success of the Fund’s activities will be affected by general economic and market conditions, such as interest rates, availability of credit, credit defaults, inflation rates, economic uncertainty, changes in laws (including laws relating to taxation of the Fund’s investments), trade barriers, currency exchange controls, disease outbreaks, pandemics, and national and international political, environmental and socioeconomic circumstances (including wars, terrorist acts or security operations). In addition, the current U.S. political environment and the resulting uncertainties regarding actual and potential shifts in U.S. foreign investment, trade, taxation, economic, environmental and other policies under the current Administration, as well as the impact of geopolitical tension, such as a deterioration in the bilateral relationship between the U.S. and China, an escalation in conflict between Russia and Ukraine, significant conflict between Israel and Hamas in the Middle East or other systemic issuer or industry-specific economic disruptions, could lead to disruption, instability and volatility in the global markets. Unfavorable economic conditions also would be expected to increase our funding costs, limit our access to the capital markets or result in a decision by lenders not to extend credit to us.

Current and historic market turmoil has illustrated that market environments may, at any time, be characterized by uncertainty, volatility and instability. Serious economic disruptions may result in governmental authorities and regulators enacting significant fiscal and monetary policy changes, including by providing direct capital infusions into companies, introducing new monetary programs and considerably increasing or lowering interest rates, which, in some cases resulted in negative interest rates.

As global systems, economies and financial markets are increasingly interconnected, events that once had only local impact are now more likely to have regional or even global effects. Events that occur in one country, region or financial market will, more frequently, adversely impact issuers in other countries, regions or markets. These impacts can be exacerbated by failures of governments and societies to adequately respond to an emerging event or threat. These types of events quickly and significantly impact markets in the U.S. and across the globe leading to extreme market volatility and disruption. The extent and nature of the impact on supply chains or economies and markets from these events is unknown, particularly if a health emergency or other similar event, such as the COVID-19 pandemic, persists for an extended period of time. The value of the Fund’s investment may decrease as a result of such events, particularly if these events adversely impact the operations and effectiveness of the Adviser or key service providers or if these events disrupt systems and processes necessary or beneficial to the investment advisory or other activities on behalf the Fund.

Many of the issuers in which the Fund will make investments may be susceptible to economic slowdowns or recessions and may be unable to repay the loans made to them during these periods. Therefore, non-performing assets may increase and the value of the Fund’s portfolio may decrease during these periods as the Fund is required to record the investments at their current fair value. Adverse economic conditions also may decrease the value of collateral securing some of the Fund’s loans and the value of its investments. Economic slowdowns or recessions could lead to financial losses in the Fund’s portfolio and a decrease in revenues, net income and assets. Unfavorable economic conditions also could increase the Fund’s and the issuers’ funding costs, limit the Fund’s and the issuers’ access to the capital markets or result in a decision by lenders not to extend credit to the Fund or the issuers. These events could prevent the Fund from increasing investments and harm its operating results.

An issuer’s failure to satisfy financial or operating covenants imposed by the Fund or other lenders could lead to defaults and, potentially, acceleration of the time when the loans are due and foreclosure on its secured assets, which could trigger cross-defaults under other agreements and jeopardize the issuer’s ability to meet its obligations under the debt that the Fund holds. The Fund may incur additional expenses to the extent necessary to seek recovery upon default or to negotiate new terms with a defaulting issuer. In addition, if one of the issuers were to go bankrupt, depending on the facts and circumstances, including the extent to which the Fund will actually provide significant managerial assistance to that issuer, a bankruptcy court might subordinate all or a portion of the Fund’s claim to that of other creditors.

The prices of financial instruments in which the Fund may invest can be highly volatile. General fluctuations in the market prices of securities may affect the value of the investments held by the Fund. Instability in the securities markets may also increase the risks inherent in the Fund’s investments.

Nature of the Fund’s Investment Risk

The Fund has a very broad mandate with respect to the type and nature of investments in which it participates. While some of the loans in which the Fund will invest may be secured, the Fund may also invest in debt and equity securities that are either unsecured and subordinated to substantial amounts of senior indebtedness, or a significant portion of which may be unsecured. In such instances, the ability of the Fund to influence an issuer’s affairs, especially during periods of financial distress or following an insolvency is likely to be substantially less than that of senior creditors. For example, under terms of subordination agreements, senior creditors are typically able to block the acceleration of the debt or other exercises by the Fund of its rights as a creditor. Accordingly, the Fund may not be able to take the steps necessary to protect its investments in a timely manner or at all. In addition, the debt securities in which the Fund will invest may not be protected by financial covenants or limitations upon additional indebtedness, may have limited liquidity and may not be rated by a credit rating agency.

The borrowers of loans constituting the Fund’s assets may seek the protections afforded by bankruptcy, insolvency and other debtor relief laws. Bankruptcy proceedings are unpredictable as described further below in “Bankruptcy of Borrower Risk.” Additionally, the numerous risks inherent in the insolvency process create a potential risk of loss by the Fund of its entire investment in any particular investment. Insolvency laws may, in certain jurisdictions, result in a restructuring of the debt without the Fund’s consent under the “cramdown” provisions of applicable insolvency laws and may also result in a discharge of all or part of the debt without payment to the Fund.

Debt securities are also subject to other risks, including (i) the possible invalidation of an investment transaction as a “fraudulent conveyance,” (ii) the recovery of liens perfected or payments made on account of a debt in the period before an insolvency filing as a “preference,” (iii) equitable subordination claims by other creditors, (iv) so called “lender liability” claims by the issuer of the obligations (see “Risks Related to Investments in Loans”) and (v) environmental liabilities that may arise with respect to collateral securing the obligations. Additionally, adverse credit events with respect to any issuer, such as missed or delayed payment of interest and/or principal, bankruptcy, receivership, or distressed exchange, can significantly diminish the value of the Fund’s investment in any such company. The Fund’s investments may be subject to early redemption features, refinancing options, pre-payment options or similar provisions which, in each case, could result in the issuer repaying the principal on an obligation held by the Fund earlier than expected. Accordingly, there can be no assurance that the Fund’s investment objective will be realized.

Use of Leverage Risk

The Fund may employ leverage, including through a secured credit facility, to achieve its investment objective and may consider other potential uses of leverage in the future. The Fund’s willingness to use leverage, and the extent to which leverage is used at any time, will depend on many factors, including the Adviser’s assessment of the yield curve environment, interest rate trends, market conditions and other factors.

Risk Relating to Fund’s RIC Status

Although the Fund intends to elect to be treated as a RIC under Subchapter M of the Code, no assurance can be given that the Fund will be able to qualify for and maintain RIC status. If the Fund qualifies as a RIC under the Code, the Fund generally will not be subject to corporate-level federal income taxes on its income and capital gains that are timely distributed (or deemed distributed) as dividends for U.S. federal income tax purposes to its Shareholders. To qualify as a RIC under the Code and to be relieved of federal taxes on income and gains distributed as dividends for U.S. federal income tax purposes to the Fund’s Shareholders, the Fund must, among other things, meet certain source-of-income, asset diversification and distribution requirements. The distribution requirement for a RIC is satisfied if the Fund distributes dividends each tax year for U.S. federal income tax purposes of an amount generally at least equal to 90% of the sum of its net ordinary income and net short-term capital gains in excess of net long-term capital losses, if any, to the Fund’s Shareholders.

5.	Capital Stock

The Fund currently offers Class S Shares and intends to offer Class F Shares at a later date. With respect to Class S Shares, the minimum initial investment is $1,000,000 for all accounts. With respect to Class F Shares, the minimum initial investment is $2,500 for regular accounts and $1,000 for retirement plan accounts. There is no minimum subsequent investment amount for Class S Shares or Class F Shares. The Fund reserves the right to waive investment minimums. The Fund may charge a distribution and/or shareholder servicing fee totaling up to 0.50% per year on Class F Shares. The Fund and the Adviser have received exemptive relief to, among other things, (i) designate multiple classes of Shares; (ii) impose on certain of the classes an early withdrawal charge and schedule waivers of such; and (iii) impose class specific annual asset-based distribution fees on the assets of the various classes of Shares to be used to pay for expenses incurred in fostering the distribution of the Shares of the particular class. Under the exemptive relief, the Fund and/or the Adviser may be required to comply with certain regulations that would not otherwise apply.

Shares will generally be offered for purchase on each business day.

The Fund is structured as a closed-end interval fund which means that the Shareholders will not have the right to redeem their Shares on a daily basis. In addition, the Fund does not expect any trading market to develop for the Shares. For each repurchase offer the Board will set an amount between 5% and 25% of the Fund’s Shares based on relevant factors, including the liquidity of the Fund’s positions and the Shareholders’ desire for liquidity.

6.	Agreements

Investment Advisory Agreement and Incentive Fee

Pursuant the investment advisory agreement, dated as of April 18, 2024 (the “Investment Advisory Agreement”), by and between the Fund and the Adviser, and in consideration of the advisory services provided by the Adviser to the Fund, the Adviser is entitled to a fee consisting of two components – a base management fee (the “Management Fee”) and an incentive fee (the “Incentive Fee”). The Management Fee is calculated and payable monthly in arrears at the annual rate of 0.95% of the average daily value of the Net Assets. “Net Assets” means the total assets of the Fund minus the Fund’s liabilities. The Management Fee commenced being charged to the Fund on July 1, 2024.

The Incentive Fee is calculated and payable quarterly in arrears based upon the Fund’s “pre-incentive fee net investment income” for the immediately preceding quarter, subject to a hurdle rate, expressed as a rate of return on the Fund’s Net Assets equal to 1.50% per quarter (or an annualized hurdle rate of 6.00%), subject to a “catch-up” feature. For this purpose, “pre-incentive fee net investment income” means interest income, dividend income, and any other income earned or accrued during the calendar quarter, minus the Fund’s operating expenses (which, for this purpose shall not include any realized capital gains, realized capital losses or unrealized capital appreciation or depreciation or Incentive Fee) for the quarter. For purposes of the Incentive Fee, Net Assets are calculated for the relevant quarter as the weighted average of the NAV of the Fund as of the first business day of each month therein. The weighted average NAV shall be calculated for each month by multiplying the NAV as of the beginning of the first business day of the month times the number of days in that month, divided by the number of days in the applicable calendar quarter.

The “catch-up” provision is intended to provide the Adviser with an incentive fee of 15% on all of the Fund’s pre-incentive fee net investment income when the Fund’s pre-incentive fee net investment income reaches 2.1429% of Net Assets in any calendar quarter.

Management Fee Waiver Agreement

Pursuant to a Management Fee Waiver Agreement between the Fund and the Adviser (the “Management Fee Waiver Agreement”), the Adviser has contractually agreed, through the first year after the date on which the Fund’s Net Assets equal $250 million, but in no instance sooner than December 31, 2025, to waive (i) the Management Fee it is entitled to receive from the Fund pursuant to the Investment Advisory Agreement to the extent necessary to limit its Management Fee to 0.70% of the average daily value of the Fund’s Net Assets and (ii) the catch-up feature related to the Incentive Fee, with the effect that the Incentive Fee will equal 15% of the portion of the Fund’s pre-incentive fee net investment income that exceeds the hurdle rate.

Expense Limitation Agreement

The Adviser and the Fund have entered into the Expense Limitation Agreement in respect of each of Class S Shares and Class F Shares under which the Adviser has agreed contractually until December 31, 2025 to waive its Management Fee and/or reimburse the Fund’s initial organizational and offering costs, as well as the Fund’s operating expenses on a monthly basis to the extent that the Fund’s monthly total annualized fund operating expenses in respect of each class (excluding (i) expenses directly related to the costs of making investments, including interest and structuring costs for borrowings and line(s) of credit, taxes, brokerage costs, the Fund’s proportionate share of expenses related to co-investments, litigation and extraordinary expenses, (ii) Incentive Fees and (iii) any distribution and/or shareholder servicing fees) exceed 2.00% of the average NAV of such class (the “Expense Cap”).

In consideration of the Adviser’s agreement to waive its Management Fee and/or reimburse the Fund’s operating expenses, the Fund has agreed to repay the Adviser in the amount of any waived Management Fees and Fund expenses reimbursed in respect of each of Class S Shares and Class F Shares subject to the limitation that a reimbursement (an “Adviser Recoupment”) will be made only if and to the extent that: (i) it is payable not more than three years from the date on which the applicable waiver or expense payment was made by the Adviser; and (ii) the Adviser Recoupment does not cause the Fund’s total annual operating expenses (on an annualized basis and net of any reimbursements received by the Fund during such fiscal year) during the applicable quarter to exceed the Expense Cap of such class. The Adviser Recoupment for a class of Shares will not cause Fund expenses in respect of that class to exceed the Expense Cap either (i) at the time of the waiver or (ii) at the time of recoupment. The Expense Limitation Agreement will remain in effect until December 31, 2025, unless and until the Board approves its modification or termination.

As of June 30, 2024, $275,622 of waived organization costs are subject to possible recoupment by the Adviser through June 30, 2027.

Administration Agreement

The Fund has entered into an administration agreement (the “Administration Agreement”) with UMB Fund Services, Inc. (the “Administrator”). The Administrator will perform, or oversee the performance of, certain of the Fund’s required administrative services, which include, among other things, providing assistance in accounting, legal, compliance, operations, being responsible for the financial records that the Fund is required to maintain and preparing reports to the Fund’s Shareholders and reports filed with the SEC. In addition, the Administrator generally will oversee the payment of the Fund’s expenses and the performance of administrative and professional services rendered to the Fund by others.

Distribution Plan Agreement

The Fund has adopted a “Distribution and Shareholder Services Plan” with respect to its Class F Shares under which the Fund may compensate financial industry professionals for distribution-related expenses, if applicable, and providing ongoing services in respect of clients with whom they have distributed Shares of the Fund. Such services may include electronic processing of client orders, electronic fund transfers between clients and the Fund, account reconciliations with the Fund’s transfer agent, facilitation of electronic delivery to clients of Fund documentation, monitoring client accounts for back-up withholding and any other special tax reporting obligations, maintenance of books and records with respect to the foregoing, and such other information and liaison services as the Fund or the Adviser may reasonably request. Under the Distribution and Shareholder Services Plan, the Fund’s Class F Shares may incur expenses on an annual basis of up to 0.50% of its average monthly Net Assets. With respect to Class F Shares, the entire fee is characterized as a “distribution fee.”

The Distribution and Shareholder Services Plan operates in a manner consistent with Rule 12b-1 under the 1940 Act, which regulates the manner in which an open-end investment company may directly or indirectly bear the expenses of distributing its shares. Although the Fund is not an open-end investment company, it has undertaken to comply with the terms of Rule 12b-1 as a condition of an exemptive order under the 1940 Act which permits it to have asset based distribution fees.

Distribution Agreement

UMB Distribution Services, LLC, serves as the Fund’s principal underwriter and acts as the Distributor of the Fund’s Shares on a best efforts basis, subject to various conditions. The Fund’s Shares are offered for sale through the Distributor at NAV plus any applicable sales load. The Distributor also may enter into broker-dealer selling agreements with other broker dealers for the sale and distribution of the Fund’s Shares.

Custodian Agreement

UMB Bank, n.a. (the “Custodian”), serves as the primary custodian of the assets of the Fund, and may maintain custody of such assets with U.S. and non-U.S. sub custodians (which may be banks and trust companies), securities depositories and clearing agencies in accordance with the requirements of Section 17(f) of the Investment Company Act and the rules thereunder. Assets of the Fund are not held by the Adviser or commingled with the assets of other accounts other than to the extent that securities are held in the name of the Custodian or U.S. or non-U.S. sub custodians in a securities depository, clearing agency or omnibus customer account of such custodian. In consideration for these services, the Fund pays the Custodian a minimum monthly custodian fee.

7.	Line of Credit

The Fund’s majority owned subsidiary BE OLD entered into a line of credit agreement (the “Credit Agreement”) with Forbright Bank on December 15, 2021 and amended on December 6, 2023, matures on March 10, 2025. The terms of the Credit Agreement provide a $25,000,000 committed, secured revolving credit facility (the “Credit Facility”). The Credit Agreement provides for a commitment fee of 0.375% per annum on unused capacity plus interest accruing on any borrowed amounts, for any day, at a rate per annum equal to the greater of (a) the Term SOFR rate plus 3.75%, and (b) the Maximum Rate as defined in the Credit Agreement. As of June 30, 2024, BE OLD’s outstanding balance was $5,285,383 at an effective interest rate of 9.10%. The Fund's consolidated share of the outstanding balance was $4,084,160.

For the period ended June 30, 2024, BE OLD’s average daily principal balance outstanding and related average interest rate was approximately $5,634,327 and 9.08%, respectively, and BE OLD’s maximum outstanding balance of the Credit Facility was $6,032,458.

8.	Beneficial Ownership & Related Party Transactions

The beneficial ownership, either directly or indirectly, of more than 25% of the voting securities of the Fund creates a presumption of control under Section 2(a)(9) of the 1940 Act. On June 30, 2024, MA Eagle II Holdings Fund owned 100% of the Fund. This entity is an affiliate of the Fund and may be deemed to be affiliated with the Adviser.

9.	Investment Transactions

For the period ended June 30, 2024, there were purchases of $53,675,531, of which $34,691,098 were contributed in-kind, and sales of $1,111,779.

10.	Commitments

Commercial loans purchased by the Fund (whether through participations or as a lender of record) may be structured to include both term loans, which are generally fully funded at the time of investment, and unfunded loan commitments, which are contractual obligations for future funding. Unfunded loan commitments may include revolving credit facilities and delayed draw term loans, which may obligate the Fund to supply additional cash to the borrower on demand, representing a potential financial obligation by the Fund in the future. As of June 30, 2024, the Fund had outstanding investment commitments totaling approximately $6,485,705.

11.	Subsequent Events

In preparing these financial statements, management has evaluated subsequent events through the date of issuance. There have been no subsequent events, except as noted above, that occurred during such period that would require disclosure or would be required to be recognized in the consolidated financial statements.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholder and Board of Trustees of

MA Specialty Credit Income Fund

Opinion on the Financial Statements

We have audited the accompanying consolidated statement of assets and liabilities, including the consolidated schedule of investments, of MA Specialty Credit Income Fund (the “Fund”) as of June 30, 2024, the related consolidated statements of operations, changes in net assets, cash flows, and the consolidated financial highlights for the period May 28, 2024 (commencement of operations) to June 30, 2024, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Fund as of June 30, 2024, the results of its consolidated operations, changes in net assets, cash flows, and consolidated financial highlights for the period then ended, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Fund’s management. Our responsibility is to express an opinion on the Fund’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Fund in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud.

Our audit includes performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our procedures included confirmation of securities owned as of June 30, 2024, by correspondence with the custodian, counterparties and loan agents; when replies were not received, we performed other auditing procedures. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

We have served as the Fund’s auditor since 2024.

COHEN & COMPANY, LTD.

Cleveland, Ohio

November 29, 2024

MA Specialty Credit Income Fund

Consolidated Financial Statements

For the Period May 28, 2024 to November 30, 2024

(Unaudited)

Consolidated Schedule of Investments	F-26
Consolidated Statement of Assets and Liabilities	F-28
Consolidated Statement of Operations	F-29
Consolidated Statement of Changes in Net Assets	F-30
Consolidated Statement of Cash Flows	F-31
Consolidated Financial Highlights	F-32
Notes to the Consolidated Financial Statements	F-33

MA Specialty Credit Income Fund
Consolidated Schedule of Investments
November 30, 2024 (Unaudited)

Description	Interest	Maturity Date	Shares/Principal	Cost	Value
Collateralized Loan Obligations (12.91%)
ABPCI DT FD CLO L(a)(b)	11.21% (3-Month SOFR + 6.60%)	4/29/2035	$2,500,000	$2,536,727	$2,541,743
KKR CLO 52 Ltd (a)(b)	13.46% (3-Month SOFR + 8.81%)	7/16/2036	2,500,000	2,573,887	2,592,944
MCF CLO 10 Ltd (a)(b)	11.06% (3-Month SOFR + 6.40%)	4/15/2035	2,000,000	2,027,022	2,035,231
Monroe Capital Mml Clo XVI Ltd(b)	12.75% (3-Month SOFR + 7.79%)	7/23/2036	2,000,000	1,950,000	1,975,518
Total Collateralized Loan Obligations (Cost $9,087,636) (12.91%)				9,087,636	9,145,436

Private Loans (72.13%)
ABL REVOLVER IHC(b)(d)	14.17% (1-Month SOFR + 9.50%)	6/30/2027	2,985,370	2,985,370	3,015,225
ABL REVOLVER RCP(a)(d)	17.00%	3/31/2026	3,163,596	3,248,363	3,279,999
ABL REVOLVER RF(a)(b)(d)	13.92% (1-Month SOFR + 9.25%)	4/15/2026	7,698,253	7,721,015	7,817,243
ABL TERM PCG(a)(d)	12.00%	6/28/2027	6,373,565	6,381,356	6,381,356
ABL TERM GP(b)(d)	11.57% (Daily SOFR + 7.00%)	9/27/2028	20,000,000	20,000,000	20,000,000
BE OLD I LLC ELC(a)(d)(e)(f)	11.00%	5/31/2028	10,434,475	10,205,605	9,387,892
BE OLD I LLC 2ALC(a)(d)(e)(f)	12.00%	10/31/2027	1,221,284	1,264,024	1,219,196
Private Loans (Cost $51,805,733) (72.13%)				51,805,733	51,100,911

Private Real Estate Debt (8.31%)
XCAL 2023-MSN10 B1(a)(b)(c)(d)(g)	11.17% (1-Month SOFR + 6.50%)	11/15/2025	2,305,952	2,328,390	2,328,390
XCAL 2023-MSN10 B2(a)(b)(c)(d)(g)	21.25% (1-Month SOFR + 16.58%)	11/15/2025	944,048	953,234	953,234
XCF 2024-OSL A(a)(b)(c)(d)	8.67% (1-Month SOFR + 4.00%)	2/15/2026	2,000,000	2,019,461	2,039,461
XCF 2024-OSL B2(a)(b)(c)(d)	29.76% (1-Month SOFR + 25.09%)	2/15/2026	550,000	555,352	560,852
Private Real Estate Debt (Cost $5,856,437) (8.31%)				5,856,437	5,881,937

Short-Term Investments
Money Market Fund (4.80%)
Fidelity Investments Money Market Treasury Portfolio - Class I	4.51%(h)		3,397,776	3,397,776	3,397,776
Total Short-Term Investments (Cost $3,397,776) (4.80%)				3,397,776	3,397,776

Total Investments (Cost $70,147,582) (98.15%)				$70,147,582	$69,526,060
Assets in excess of other liabilities (1.85%)					1,315,180
Net Assets - 100.00%					$70,841,240

a Investment was acquired from private funds managed by the Adviser between May 28, 2024 and June 30, 2024 in exchange for cash and shares.

b Floating rate securities are securities whose yields vary with a designated market index or market rate. These securities are shown at their current rates as of November 30, 2024.

c Security exempt from registration under Rule 144A of the Securities Act of 1933. This security is restricted.

d Fair valued using significant unobservable inputs. The total of all such investments represents 80.44% of net assets.

e This investment is made through the majority owned subsidiary BE OLD I, LLC.

f Security restricted as to resale.

g This investment is made through the wholly owned subsidiary BE X CAL II, LLC.

h The rate is the annualized seven-day yield at period end.

Summary by Investment Type	Value	% of Net Assets
Collateralized Loan Obligations	$9,145,436	12.91%
Private Loans	51,100,911	72.13%
Private Real Estate Debt	5,881,937	8.31%
Short-Term Investments	3,397,776	4.80%
Total Investments	69,526,060	98.15%
Assets in excess of other liabilities	1,315,180	1.85%
Total	$70,841,240	100.00%

Additional information on restricted securities is as follow:

Investment	Initial Acquisition Date	Cost
MCF CLO 10 Ltd	6/26/2024	2,027,022
Monroe Capital Mml Clo XVI Ltd	9/5/2024	1,950,000
BE OLD I LLC ELC	6/01/2024	10,205,605
BE OLD I LLC 2ALC	6/01/2024	1,264,024
XCAL 2023-MSN10 B1	6/01/2024	2,328,390
XCAL 2023-MSN10 B2	6/01/2024	953,234
XCF 2024-OSL A	6/10/2024	2,019,461
XCF 2024-OSL B2	6/10/2024	555,352

See accompanying notes to the consolidated financial statements.

MA Specialty Credit Income Fund
Consolidated Statement of Assets and Liabilities
November 30, 2024 (Unaudited)

Assets:
Investments in securities, at value (cost $66,749,806)	$66,128,284
Investments in short-term investments, at value (cost $3,397,776)	3,397,776
Cash	2,112,557
Interest	872,711
Deferred offering costs (see note 2)	251,495
Prepaid commitment fees on secured credit facility	430,692
Prepaid expenses	306,196
Other assets	72,303
Total Assets	73,572,014

Liabilities:
Secured credit facility (see note 7)	1,027,086
Bank loan fees	135,141
Payable to Adviser	135,615
Due to related parties	807,962
Accrued offering costs (see note 2)	86,934
Accrued organizational costs (see note 2)	47,776
Interest on secured credit facility	14,380
Accounting and administrative fees	32,218
Transfer agent fees and expenses	6,743
Professional fees	112,090
Custody fees	4,999
Trustee fees	67,074
Chief compliance officer fees	23,239
Deferred loan revenue	95,554
Other accrued expenses	133,963
Total Liabilities	2,730,774
Net assets	$70,841,240

Net assets consist of:
Paid-in capital (unlimited shares authorized at $0.001 par value common stock)	$71,017,178
Total accumulated deficit	(175,938)

Total net assets	$70,841,240

Class S shares of beneficial interest outstanding	2,827,001

Net asset value per share	$25.06

See accompanying notes to the consolidated financial statements.

MA Specialty Credit Income Fund

Consolidated Statement of Operations

For the Period May 28, 2024 (Commencement of Operations) to November 30, 2024 (Unaudited)

Investment income:
Interest income	$4,013,626
Total investment income	4,013,626

Expenses;
Organizational costs (see note 2)	275,622
Professional fees	253,536
Management fees	251,845
Interest on secured credit facility	129,004
Trustee fees	67,074
Accounting and administrative fees	55,564
Commitment fees	48,456
Chief compliance officer fees	23,239
Transfer agent fees and expenses	11,654
Custody fees	4,999
Insurance expense	1,025
Other expenses	254,445
Total expenses	1,376,463

Less: reimbursement from the Adviser (see note 6)	(489,137)
Net Expenses	887,326

Net investment income	3,126,300

Net realized gain and net change in unrealized depreciation on investments:
Net realized gain on:
Investments	3
Net change in unrealized depreciation on:
Investments	(621,522)
Net unrealized loss	(621,519)

Net increase in net assets resulting from operations	$2,504,781

See accompanying notes to the consolidated financial statements.

MA Specialty Credit Income Fund

Consolidated Statement of Changes in Net Assets

(Unaudited)

For the Period May 28, 2024 (Commencement of Operations) to November 30, 2024
Net increase in net assets resulting from operations:
Net investment income	$3,126,300
Net realized gain on investments	3
Net change in unrealized depreciation on investments	(621,522)
Net increase in net assets resulting from operations	2,504,781

Distributions to shareholders:
Class S	(2,680,719)
Total distributions to shareholders	(2,680,719)

Capital transactions:
Proceeds from shares sold:
Class S	44,200,793
Reinvestment of distributions:
Class S	1,495
In kind contributions:
Class S	29,831,690
Cost of shares repurchase:
Class S	(3,016,800)
Net increase in net assets from capital transactions	71,017,178

Total increase in net assets	70,841,240

Net assets:
Beginning of period	-
End of period	$70,841,240

Capital share transactions:
Issuance of shares:
Class S	2,946,941
Shares reinvested
Class S	60
Shares repurchased
Class S	(120,000)
Net increase from capital share transactions	2,827,001

See accompanying notes to the consolidated financial statements.

MA Specialty Credit Income Fund

Consolidated Statement of Cash Flows

For the Period May 28, 2024 (Commencement of Operations) to November 30, 2024 (Unaudited)

Cash flows from operating activities:
Net increase (decrease) in net assets from operations	$2,504,781
Adjustments to reconcile net increase (decrease) in net assets from operations to net cash used in operating activities:
Purchases of investments	(54,862,420)
Proceeds from redemptions, sales, or other dispositions of investments	22,800,497
Net cash (paid) received for purchases, sales, and maturities of short-term
investments	(3,397,776)
Net change in unrealized appreciation/depreciation on:
Investments	621,522
Net realized gain on investments	(3)
Amortization	3,217
Changes in operating assets and liabilities:
Assets:
Interest	(460,588)
Deferred offering costs (see note 2)	(251,495)
Prepaid commitment fees	(430,692)
Prepaid expenses	(246,395)
Other assets	12,212

Liabilities:
Bank loan fees	135,141
Payable to Adviser	135,615
Due to related parties	(51,633)
Accrued offering costs (see note 2)	86,934
Accrued organizational costs (see note 2)	47,776
Interest on secured credit facility	(23,721)
Accounting and administrative fees	32,218
Transfer agent fees and expenses	6,743
Professional fees	112,090
Custody fees	4,999
Trustee fees	67,074
Chief compliance officer fees	23,239
Deferred loan revenue	95,554
Other accrued expenses	31,263
Net cash used in operating activities	(33,003,848)

Cash flows from financing activities:
Repayments on secured credit facility	(3,535,226)
Proceeds from shares sold	44,200,793
Payments for shares repurchased	(3,016,800)
Cash contributed	146,862
Cash distributions paid, net of reinvestments	(2,679,224)
Net cash provided by financing activities	35,116,405

Net change in cash	2,112,557

Cash at beginning of period	-
Cash at end of period	$2,112,557

Supplemental disclosure of cash activity:
Interest paid on borrowings	$148,337

Non-cash transactions disclosure:
In kind contributions	$29,831,690

See accompanying notes to the consolidated financial statements.

MA Specialty Credit Income Fund
Consolidated Financial Highlights

(Unaudited)

For the Period May 28, 2024 (Commencement of Operations) to November 30, 2024
Net asset value per share, beginning of period*	$25.00
Net investment income (1)	1.39
Net unrealized loss	(0.26)
Total from investment operations	1.13
Distributions to shareholders	(1.07)
Net asset value per share, end of period	$25.06

Total Return(2)(3)	4.62%

Ratios/Supplemental Data:
Gross expenses(4)	4.31%
Net expenses(4)(5)	3.08%
Net investment income(4)	10.87%
Net assets end of period (in thousands)	$70,841
Portfolio turnover (3)	23.30%

* Represents the initial net asset value per share of $25.00.

(1)	Based on average shares outstanding during the period.

(2)	Based on the net asset value as of period end, Assumes an investment at net asset value at the beginning of the period and reinvestment of all distributions during the period, if any.

(3)	Not annualized for periods less than one year.

(4)	Annualized for periods less than one year, with the exception of non-recurring organizational costs.

(5)	The Adviser has entered into an Expense Limitation and Reimbursement Agreement with the Fund beginning on the commencement of operations and ending on December 31, 2025, to limit the amount of the Fund's total annual ordinary operating expenses, excluding certain "Specified Expenses" as outlined in the Notes to the Consolidated Financial Statements.

Secured Credit Facility	For the Period May 28, 2024 (Commencement of Operations) to November 30, 2024
Senior securities, end of period (000’s)	$1,027
Asset coverage, per $1,000 of senior security principal amount	69,973

See accompanying notes to the consolidated financial statements.

MA Specialty Credit Income Fund

Notes to Consolidated Financial Statements as of November 30, 2024

(Unaudited)

1.	Organization

MA Specialty Credit Income Fund (the “Fund”) is a newly organized Delaware statutory trust that is registered under the Investment Company Act of 1940, as amended (the “1940 Act”), as a non-diversified, closed-end management investment company that is operated as an interval fund. The Fund registered as an investment company under the 1940 Act on July 1, 2024 with common shares of beneficial interest (“Shares”) designated as Class S (“Class S” Shares”). The Fund intends to offer shares designated as Class F (“Class F Shares”) at a later date. The Fund may offer additional classes of its Shares in the future.

The investment adviser to the Fund is MA Asset Management, LLC (the “Adviser”). The Adviser is registered as an investment adviser with the U.S. Securities and Exchange Commission (the “SEC”) under the Investment Advisers Act of 1940, as amended (the “Advisers Act”). The Adviser is a wholly-owned subsidiary of MA Financial Group Limited (“MA Financial Group”).

The Fund’s investment objective is to generate attractive current income from a differentiated portfolio of credit investments, while maintaining capital stability and selectively seeking opportunities for capital appreciation. Under normal circumstances, the Fund will invest at least 80% of its assets in private loans, credit facilities, and credit-related investments (each a “Loan”) sourced by the Adviser. These Loans would typically be made by the Fund either (a) directly to borrowers, (b) sourced from or financed in partnership with non-bank originators, which are finance companies whose primary line of business is making loans or leases that the Adviser has a proprietary relationship with, or (c) in some cases, sourced from or financed in partnership with banks or traditional financial institutions that the Adviser has a proprietary relationship with. The Adviser analyzes a broad group of specialty credit and asset-based finance segments, spanning consumer Loans, commercial Loans and Loans with specialized collateral, and seeks to select what the Adviser believes are the best opportunities within the various segments of the asset-based finance market. The Adviser believes that the opportunity set in these specialty credit and asset-based finance segments is attractive, with the potential to generate compelling returns, and highly scalable as banks and traditional financial institutions continue to narrow their lending focus due to market, structural and secular forces. The Fund’s investment strategy is designed to produce a portfolio that is low to moderate duration, high yielding, well collateralized, with consistent cash flow characteristics, a strong risk/return edge and low correlation to liquid or traditional fixed income markets. Through these types of investments, the Adviser seeks to further reduce the overall risk and duration of the Fund’s portfolio and to give the Fund exposure to the substantial growth of non-bank finance opportunities emerging as banks and traditional financial institutions continue to narrow the focus of their direct lending activities. The form of the Loans that the Adviser will originate for the Fund could include senior credit, structured credit (on a senior or subordinated basis) or other forms of credit-related instruments such as leases, receivables, loan purchase relationships, forward flow programs, preferred instruments or equivalent, or other payment streams. In addition to its primary focus of investing in private Loans, the Adviser will also seek to hold a portion of the Fund’s investment portfolio in certain types of tradeable instruments, which will generally be structured products, that are aligned to its broader specialty credit and asset-based finance investment strategy, in order to facilitate liquidity for the Fund and, at certain times, to opportunistically capitalize on market conditions. There is no limit on the maturity or duration of the loans that the Fund will originate. The Fund may invest in additional strategies in the future as opportunities in different strategies present.

Prior to the Fund’s registration as an investment company under the 1940 Act, certain private funds managed by the Adviser transferred certain of their assets to the Fund in exchange for cash and shares of the Fund in an aggregate amount equal to the net asset value (“NAV”) of the transferred assets.

Consolidation of Subsidiaries

On August 16, 2022, BE XCAL II, LLC (“BE XCAL”) was formed as a limited liability company, and it is a wholly owned subsidiary of the Fund. The Consolidated Schedule of Investments, Consolidated Statement of Assets and Liabilities, Consolidated Statement of Operations, Consolidated Statement of Changes in Net Assets, Consolidated Statement of Cash Flows, and Consolidated Financial Highlights of the Fund includes the accounts of BE XCAL. All inter-company accounts and transactions have been eliminated in the consolidation for the Fund. On June 1, 2024, 100% of the interests in BE XCAL were transferred to the Fund in exchange for shares of the Fund in an aggregate amount equal to the NAV of the transferred assets. At the time of this transfer, the assets of BE XCAL were $5,619,973 and the liabilities of BE XCAL were $108,936. As of November 30, 2024, net assets of the BE XCAL were $5,918,272 or approximately 8.35% of the Fund’s total net assets.

On July 20, 2021, BE OLD I, LLC (“BE OLD”) was formed as a limited liability company, and it is a majority-owned subsidiary of the Fund. The Fund owns 77.27% of BE OLD. The Consolidated Schedule of Investments, Consolidated Statement of Assets and Liabilities, Consolidated Statement of Operations, Consolidated Statement of Changes in Net Assets, Consolidated Statement of Cash Flows, and Consolidated Financial Highlights of the Fund includes the Fund’s proportionate ownership of BE OLD’s accounts. The proportionate share of all inter-company accounts and transactions have been eliminated in the consolidation for the Fund. On June 1, 2024, 77.27% of the interests in BE OLD were transferred to the Fund in exchange for shares of the Fund in an aggregate amount equal to the NAV of the transferred assets. At the time of this transfer, the Fund’s proportionate share of the assets of BE OLD was $13,953,773 and the Fund’s proportionate share of the liabilities of BE OLD was $5,453,773. As of November 30, 2024, the net value of the Fund’s ownership of BE OLD was $8,892,727, or approximately 12.55% of the Fund’s total net assets. At the time of the transfer of BE OLD to the Fund, BE OLD had accrued distributions payable to the related private funds managed by the Adviser of $1,045,598, of which the Fund’s proportionate share was $807,962.

2.	Summary of Significant Accounting Policies

Basis of Preparation and Use of Estimates

The Fund is an investment company and follows the accounting and reporting guidance under Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 946, Financial Services – Investment Companies. The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”). The preparation of the financial statements in accordance with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, as well as reported amounts of increases and decreases in net assets from operations during the reporting period. Actual results could differ from these estimates.

Organizational and Offering Costs

Organizational costs consist of the costs of forming the Fund, drafting of bylaws, administration, custody and transfer agency agreements, legal services in connection with the initial meeting of trustees and the Fund’s seed audit costs. Offering costs consist of the costs of preparation, review and filing with the SEC the Fund’s registration statement, the costs of preparation, review and filing of any associated marketing or similar materials, the costs associated with the printing, mailing or other distribution of the Prospectus, SAI and/or marketing materials, and the amounts of associated filing fees and legal fees associated with the offering. The aggregate amount of the organizational costs and offering costs as of the date of the accompanying financial statements are $275,622 and $251,495, respectively. Organizational costs are expensed as incurred subject to the Expense Limitation Agreement. Offering costs, which are subject to the Expense Limitation Agreement, are accounted for as a deferred charge until Fund shares are offered to the public and will therefore be amortized to expense over twelve months on a straight-line basis.

Cash and Cash Equivalents

Cash includes cash deposits held at banks or other financial institutions. Cash equivalents represent short-term, highly liquid investments that are readily convertible to known amounts or cash, with a near maturity date (typically three months or less) so the risk of a change in value due to interest rates is insignificant.

Valuation of Investments

The Board of Trustees of the Fund (“the Board”) has approved valuation procedures for the Fund (the “Valuation Procedures”) which are used for determining the fair value of any Fund investments for which a market quotation is not readily available. The valuation of the Fund’s investments is performed in accordance with the principles found in Rule 2a-5 of the 1940 Act and in conjunction with FASB’s Accounting Standards Codification Topic 820, Fair Value Measurement (“ASC 820-10). The Board has designated the Adviser as the valuation designee of the Fund. As valuation designee, the Adviser performs the fair value determination relating to any and all Fund investments, subject to the conditions and oversight requirements described in the Valuation Procedures. In furtherance of its duties as valuation designee, the Adviser has formed a valuation committee (the “Valuation Committee”), to perform fair value determinations and oversee the day-to-day functions related to the fair valuation of the Fund’s investments. The Valuation Committee may consult with representatives from outside legal counsel or other third-party consultants in their discussions and deliberations.

In determining NAV, portfolio instruments generally are valued using prices provided by independent pricing services or obtained from other sources, such as broker-dealer quotations. Exchange-traded instruments generally are valued at the last reported sales price or official closing price on an exchange, if available. Independent pricing services typically value non-exchange-traded instruments utilizing a range of market-based inputs and assumptions, including readily available market quotations obtained from broker-dealers making markets in such instruments, cash flows, and transactions for comparable instruments. In pricing certain instruments, the pricing services may consider information about an instrument’s issuer or market activity provided by the Fund’s Adviser. Non-U.S. securities and currency are valued in U.S. dollars based on non-U.S. currency exchange rate quotations supplied by an independent quotation service.

In certain situations, the valuation designee may use the fair value of a portfolio instrument if such portfolio instrument is not priced by a pricing service, if the pricing service’s price is deemed unreliable or if events occur after the close of a securities market (usually a foreign market) and before the Fund values its assets that would materially affect NAV. A portfolio instrument that is fair valued may be valued at a price higher or lower than actual market quotations or the value determined by other funds using their own fair valuation procedures. Because non-U.S. portfolio instruments may trade on days when Fund Shares are not priced, the value of portfolio instruments held by the Fund can change on days when Fund Shares cannot be redeemed. The valuation designee expects to use fair value pricing primarily when a portfolio instrument is not priced by a pricing service or a pricing service’s price is deemed unreliable.

Due to the subjective nature of fair value pricing, the Fund’s value for a particular portfolio instrument may be different from the last price determined by the pricing service or the last bid or ask price in the market.

Certain short-term instruments maturing within 60 days or less may be valued at amortized cost, which approximates fair value. The value of the securities of other open-end funds held by the Fund, if any, will be calculated using the NAV of such open-end funds, and the prospectuses for such open-end funds explain the circumstances under which they use fair value pricing and the effects of using fair value pricing.

Valuation of fixed income investments, such as loans and debt securities, depends upon a number of factors, including prevailing interest rates for like securities, expected volatility in future interest rates, call features, put features and other relevant terms of the debt. For investments without readily available market prices, these factors may be incorporated into discounted cash flow models to arrive at fair value. Other factors that may be considered include the borrower’s ability to adequately service its debt, the fair market value of the portfolio company in relation to the face amount of its outstanding debt and the quality of the collateral securing its debt investments.

Collateralized Loan Obligations

The Fund may invest in collateralized loan obligations (“CLOs”). CLOs are backed by a portfolio of senior secured loans. The Fund’s CLO investments may include senior/mezzanine CLO debt tranches (rated investment grade), mezzanine CLO debt tranches (rated below investment grade or unrated), subordinated CLO equity tranches (unrated), leveraged loans (including warehouse facilities that hold such loans) and vehicles that invest indirectly in CLO securities or leveraged loans. If there are defaults or the relevant collateral otherwise underperforms, scheduled payments to senior tranches of such securities take precedence over those of mezzanine tranches, and scheduled payments to mezzanine tranches have a priority in right of payment to subordinated/equity tranches. In light of the above, CLOs may therefore present risks similar to those of other types of debt obligations and, in fact, such risks may be of greater significance in the case of CLOs depending upon the Fund’s ranking in the capital structure. In certain cases, losses may equal the total amount of the Fund’s principal investment. CLO securities carry additional risks, including: (i) the possibility that distributions from collateral assets will not be adequate to make interest or other payments; (ii) the quality of the collateral may decline in value or default; (iii) investments in CLO equity and junior debt tranches will likely be subordinate in right of payment to other senior classes of CLO debt; and (iv) the complex structure of a particular security may produce disputes with the issuer or unexpected investment results, especially during times of market stress or volatility.

CLOs and collateralized debt obligation (“CDOs”) are typically privately offered and sold, and thus, are not registered under the securities laws, which means less information about the security may be available as compared to publicly offered securities and only certain institutions may buy and sell them. As a result, investments in CLOs and CDOs may be characterized by the Fund as illiquid securities. An active dealer market may exist for CLOs and CDOs that can be resold in Rule 144A transactions, but there can be no assurance that such a market will exist or will be active enough for the Fund to sell such securities.

Distributions to Shareholders

The Fund’s distribution policy is to accrue dividends monthly and make monthly distributions to Shareholders. The Fund’s distributions may be funded from unlimited amounts of offering proceeds or borrowings, which may constitute a return of capital and reduce the amount of capital available to the Fund for investment. A return of capital to Shareholders is a return of a portion of their original investment in the Fund, thereby reducing the tax basis of their investment. As a result from such reduction in tax basis, Shareholders may be subject to tax in connection with the sale of Fund Shares, even if such Shares are sold at a loss relative to the Shareholder’s original investment.

Federal Income Taxes

The Fund intends to qualify as a “regulated investment company” (“RIC”) under Subchapter M of the Internal Revenue Code of 1986. If so qualified, the Fund will not be subject to federal income tax to the extent it distributes substantially all of its net investment income and capital gains to shareholders. Therefore, no federal income tax provision is required. Management of the Fund is required to determine whether a tax position taken by the Fund is more likely than not to be sustained upon examination by the applicable taxing authority, based on the technical merits of the position. Based on its analysis, there were no tax positions identified by management of the Fund which did not meet the “more likely than not” standard as of November 30, 2024.

Indemnifications

In the normal course of business, the Fund enters into contracts that provide general indemnifications. The Fund’s maximum exposure under these agreements is dependent on future claims that may be made against the Fund, and therefore cannot be established; however, the risk of loss from such claims is considered remote.

Repurchase Offers

The Fund is a closed-end investment company structured as an interval fund and, as such, has adopted a fundamental policy to make quarterly repurchase offers, at per-class NAV, of not less than 5% of the Fund’s outstanding Shares on the repurchase request deadline. The Fund will offer to purchase only a small portion of its Shares each quarter, and there is no guarantee that shareholders will be able to sell all of the Shares that they desire to sell in any particular repurchase offer. Under current regulations, such offers must be for not less than 5% nor more than 25% of the Fund’s Shares outstanding on the repurchase request deadline. If a repurchase offer is oversubscribed, the Fund may repurchase only a pro rata portion of the Shares tendered by each shareholder. The potential for proration may cause some investors to tender more Shares for repurchase than they wish to have repurchased or result in investors being unable to liquidate all or a given percentage of their investment during in the particular repurchase offer.

During the period ended November 30, 2024 the Fund completed one repurchase Offer as follows:

Repurchase Offer Notice	Repurchase Request Deadline	Repurchase Offer Amount	% of Shares Repurchased	Number of Shares Repurchased
October 8, 2024	November 12, 2024	5.00%	4.00%	120,000

3.	Fair Value Disclosures

The Fund records all investments at fair value. In accordance with the authoritative guidance on fair value measurements and disclosures under U.S. GAAP, the Fund discloses the fair value of its investments in a hierarchy that prioritizes the inputs to valuation techniques used to measure the fair value. The hierarchy gives the highest priority to valuations based on unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurement) and the lowest priority to valuations based upon unobservable inputs that are significant to the valuation (Level 3 measurement). The guidance establishes three levels of fair value as listed below.

•Level 1 - Inputs that reflect unadjusted quoted prices in active markets for identical assets and liabilities that the Fund has the ability to access at the measurement date.

•Level 2 - Inputs other than quoted prices that are observable for the asset or liability, either directly or indirectly, including inputs in markets that are not considered to be active.

•Level 3 - Inputs that are unobservable.

The notion of unobservable inputs is intended to allow for situations in which there is little, if any, market activity for the asset or liability at the measurement date. Under Level 3, the owner of an asset must determine fair value based on its own assumptions about what market participants would take into account in determining the fair value of the asset, using the best information available.

The inputs or methodology for valuing securities are not necessarily an indication of the risk associated with investing in those securities.

A financial instrument’s level within the fair value hierarchy is based upon the lowest level of any input that is significant to the fair value measurement; however, the determination of what constitutes “observable” requires significant judgment by the valuation designee. The valuation designee considers observable data to be market data that is readily available, regularly distributed or updated, reliable and verifiable, not proprietary, and provided by independent sources that are actively involved in the relevant market.

As the Fund uses the NAV as a practical expedient to determine the fair value of certain Investment Funds, these investments have not been classified in the U.S. GAAP fair value hierarchy. The Fund’s short-term investment money market is valued at its publicly traded NAV as a level 1 investment.

The following table is a summary of information about the levels within the fair value hierarchy at which the Fund’s investments are measured as of November 30, 2024:

Investments	Level 1	Level 2	Level 3	Total
Short-Term Investments	$3,397,776	$-	$-	$3,397,776
Collateralized Loan Obligations	-	9,145,436	-	9,145,436
Private Loans	-	-	51,100,911	51,100,911
Private Real Estate Debt	-	-	5,881,937	5,881,937
Total	$3,397,776	$9,145,436	$56,982,848	$69,526,060

The following is a roll-forward of the activity in investments in which significant unobservable inputs (Level 3) were used in determining fair value on a recurring basis:

	Beginning balance May 28, 2024	Transfers into Level 3	Transfers out into Level 3	Total realized gain/(loss)	Total unrealized appreciation/ (depreciation)	Purchases	In Kind Transfers	Sales	Balance as of November 30, 2024
Private Loans	$-	$-	$-	$-	$(704,823)	$52,505,983	$18,508,498	$(19,208,747)	$51,100,911

Private Real Estate Debt	-	-	-	-	25,500	406,437	5,450,000	-	5,881,937
	$-	$-	$-	$-	$(679,323)	$52,912,420	$23,958,498	$(19,208,747)	$56,982,848

The change in unrealized appreciation/(depreciation) for Level 3 investments held at period-end is $(679,323).

The following table presents additional information about valuation methodologies and inputs used for investments that are measured at fair value and categorized within Level 3 as of November 30, 2024:

Investment Type	Fair Value November 30, 2024	Valuation Methodologies	Unobservable Input*	Input Range	Weighted Average
Private Loans	$50,969,449	Discounted cash flow	Discount rate	7.25%- 17.42%	11.61%
Private Real Estate Debt	$5,825,500	Discounted cash flow	Discount rate	9.04% - 34.63%	14.71%

4.	Principal Risks

Investing in the Fund involves risks, including the risk that a Shareholder may receive little or no return on their investment or that a Shareholder may lose part or all of their investment. Below is a summary of the principal risks of investing in the Fund. For a more complete discussion of the risks of investing in the Fund please see the Fund’s prospectus.

Shares Not Listed; No Market for Shares

The Fund has been organized as a closed-end management investment company. Closed-end funds differ from open-end management investment companies (commonly known as mutual funds) because investors in a closed-end fund do not have the right to redeem their shares on a daily basis. Unlike most closed-end funds, which typically list their shares on a securities exchange, the Fund does not currently intend to list the Shares for trading on any securities exchange, and the Fund does not expect any secondary market to develop for the Shares in the foreseeable future. Therefore, an investment in the Fund, unlike an investment in a typical closed-end fund, is not a liquid investment.

Closed-end Interval Fund; Liquidity Risks.

The Fund is a non-diversified, closed-end management investment company structured as an “interval fund” and designed primarily for long-term investors. The Fund is not intended to be a typical traded investment. There is no secondary market for the Fund’s Shares and the Fund expects that no secondary market will develop. An investor should not invest in the Fund if the investor needs a liquid investment. Closed-end funds differ from open-end management investment companies, commonly known as mutual funds, in that investors in a closed-end fund do not have the right to redeem their shares on a daily basis at a price based on NAV. Although the Fund, as a fundamental policy, will make quarterly offers to repurchase between 5% and 25% of its outstanding Shares at NAV, the number of Shares tendered in connection with a repurchase offer may exceed the number of Shares the Fund has offered to repurchase, in which case not all of an investor’s Shares tendered in that offer will be repurchased. In connection with any given repurchase offer, it is likely that the Fund may offer to repurchase only the minimum amount of 5% of its outstanding Shares. Hence, an investor may not be able to sell its Shares when and/or in the amount that it desires.

Interest Rate Risk

General interest rate fluctuations and changes in credit spreads on floating rate loans may have a substantial negative impact on the Fund’s investments and investment opportunities and, accordingly, may have a material adverse effect on the Fund’s rate of return on invested capital, the Fund’s net investment income and the Fund’s NAV. Certain of the Fund’s debt investments will have variable interest rates that reset periodically based on benchmarks such as SOFR and the prime rate, so an increase in interest rates may make it more difficult for issuers to service their obligations under the debt investments that the Fund will hold. In addition, to the extent the Fund borrows money to make investments, its returns will depend, in part, upon the difference between the rate at which it borrows funds and the rate at which it invests those funds. As a result, there can be no assurance that a significant change in market interest rates will not have a material adverse effect on the Fund’s net investment income to the extent it uses debt to finance its investments. In periods of rising interest rates, the Fund’s cost of funds would increase, which could reduce its net investment income. In general, rising interest rates will negatively impact the price of a fixed rate debt instrument and falling interest rates will have a positive effect on price. Adjustable rate instruments also react to interest rate changes in a similar manner, although generally to a lesser degree (depending, however, on the characteristics of the reset terms, including the index chosen, frequency of reset and reset caps or floors, among other factors). From time to time, the Fund may be exposed to medium- to long-term spread duration securities. Longer spread duration securities have a greater adverse price impact to increases in interest rates. Interest rate sensitivity is generally more pronounced and less predictable in instruments with uncertain payment or prepayment schedules.

If general interest rates rise, there is a risk that the issuers in which the Fund holds floating rate securities will be unable to pay escalating interest amounts, which could result in a default under their loan documents. Rising interest rates could also cause issuers to shift cash from other productive uses to the payment of interest, which may have a material adverse effect on their business and operations and could, over time, lead to increased defaults. In addition, rising interest rates may increase pressure on the Fund to provide fixed rate loans, which could adversely affect the Fund’s net investment income, as increases in the cost of borrowed funds would not be accompanied by increased interest income from such fixed-rate investments.

Risks Associated with the Fund Distribution Policy

The Fund intends to make regular distributions. In order to maintain a relatively stable level of distributions, the Fund may pay out less than all of its net investment income to the extent consistent with maintaining its ability to be subject to tax as a “regulated investment company” under the Code, pay out undistributed income from prior months, return capital in addition to current period net investment income or borrow money to fund distributions. The distributions for any full or partial calendar year might not be made in equal amounts, and one distribution may be larger than the other. The Fund will make a distribution only if authorized by the Board and declared by the Fund out of assets legally available for these distributions. This distribution policy may, under certain circumstances, have certain adverse consequences to the Fund and its Shareholders because it may result in a return of capital, which would reduce the NAV of the Shares and, over time, potentially increase the Fund’s expense ratios. If a distribution constitutes a return of capital, it means that the Fund is returning to Shareholders a portion of their investment rather than making a distribution that is funded from the Fund’s earned income or other profits. The Fund’s distribution policy may be changed at any time by the Board.

There is a possibility that the Fund may make total distributions during a calendar or taxable year in an amount that exceeds the Fund’s net investment company taxable income and net capital gains for the relevant taxable year. In such situations, if a distribution exceeds the Fund’s then-current and accumulated earnings and profits (as determined for U.S. federal income tax purposes), a portion of each distribution paid with respect to such taxable year would generally be treated as a return of capital for U.S. federal income tax purposes, thereby reducing the amount of a Shareholder’s tax basis in such Shareholder’s Fund Shares. When a Shareholder sells Fund Shares, the amount, if any, by which the sales price exceeds the Shareholder’s tax basis in Fund Shares may be treated as a gain subject to tax. A return of capital reduces a Shareholder’s tax basis in Fund Shares, it generally will increase the amount of such Shareholder’s gain or decrease the amount of such Shareholder’s loss when such Shareholder sells Fund Shares. To the extent that the amount of any return of capital distribution exceeds a Shareholder’s tax basis in Fund Shares, such excess generally will be treated as gain from a sale or exchange of the Shares.

If the Fund elects to issue preferred Shares and/or notes or other forms of indebtedness, its ability to make distributions to its Shareholders may be limited by the asset coverage requirements and other limitations imposed by the 1940 Act and the terms of the Fund’s preferred Shares, notes or other indebtedness.

High Yield Debt Risk

The Fund may invest in debt securities that may be classified as “higher-yielding” (and, therefore, higher-risk) debt securities (also known as “junk bonds”). In most cases, such debt will be rated below “investment grade” or will be unrated and will face both ongoing uncertainties and exposure to adverse business, financial or economic conditions and the issuer’s failure to make timely interest and principal payments. The market for high yield securities (junk bonds) has experienced periods of volatility and reduced liquidity. High yield securities (junk bonds) may or may not be subordinated to certain other outstanding securities and obligations of the issuer, which may be secured by all or substantially all of the issuer’s assets. High yield securities (junk bonds) may also not be protected by financial covenants or limitations on additional indebtedness. The market values of certain of these debt securities may reflect individual corporate developments. General economic recession or a major decline in the demand for products and services in the industry in which the borrower operates would likely have a materially adverse impact on the value of such securities or could adversely affect the ability of the issuers of such securities to repay principal and pay interest thereon and increase the incidence of default of such securities. In addition, adverse publicity and investor perceptions, whether or not based on fundamental analysis, may also decrease the value and liquidity of these high yield debt securities (junk bonds).

Credit Debt Risk

One of the fundamental risks associated with the Fund’s investments is credit risk, which is the risk that an issuer will be unable to make principal and interest payments on its outstanding debt obligations when due. The Fund’s return to investors would be adversely impacted if an issuer of debt in which the Fund invests becomes unable to make such payments when due.

Although the Fund may make investments that the Adviser believes are secured by specific collateral, the value of which may initially exceed the principal amount of such investments or the Fund’s fair value of such investments, there can be no assurance that the liquidation of any such collateral would satisfy the borrower’s obligation in the event of non-payment of scheduled interest or principal payments with respect to such investment, or that such collateral could be readily liquidated. The Fund may also invest in leveraged loans, high yield securities, marketable and non-marketable common and preferred equity securities and other unsecured investments, each of which involves a higher degree of risk than secured loans. Furthermore, the Fund’s right to payment and its security interest, if any, may be subordinated to the payment rights and security interests of a senior lender, to the extent applicable. Certain of these investments may have an interest-only payment schedule, with the principal amount remaining outstanding and at risk until the maturity of the investment. In addition, loans may provide for payments-in-kind, which have a similar effect of deferring current cash payments. In such cases, an issuer’s ability to repay the principal of an investment may depend on a liquidity event or the long-term success of the company, the occurrence of which is uncertain. With respect to the Fund’s investments in any number of credit products, if the borrower or issuer breaches any of the covenants or restrictions under the credit agreement that governs loans of such issuer or borrower, it could result in a default under the applicable indebtedness as well as the indebtedness held by the Fund. Such default may allow the creditors to accelerate the related debt and may result in the acceleration of any other debt to which a cross-acceleration or cross-default provision applies. This could result in an impairment or loss of the Fund’s investment or a pre-payment (in whole or in part) of the Fund’s investment.

Issuers in which the Fund invests could deteriorate as a result of, among other factors, an adverse development in their business, a change in the competitive environment or the continuation or worsening of the current (or any future) economic and financial market downturns and dislocations. As a result, companies that the Fund expected to be stable or improve may operate, or expect to operate, at a loss or have significant variations in operating results, may require substantial additional capital to support their operations or maintain their competitive position, or may otherwise have a weak financial condition or experience financial distress. In addition, exogenous factors such as fluctuations of the equity markets also could result in warrants and other equity securities or instruments owned by the Fund becoming worthless.

Portfolio Fair Value Risk

Under the 1940 Act, the Fund is required to carry its portfolio investments at market value or, if there is no readily available market value, at fair value. There is not a public market for the securities of the privately held companies in which the Fund may invest. Many of the Fund’s investments are not exchange-traded, but are, instead, traded on a privately negotiated over the counter (“OTC”) secondary market for institutional investors. The Adviser, as valuation designee, is responsible for the valuation of the Fund’s portfolio investments and implementing the portfolio valuation process set forth in the Adviser’s and the Fund’s valuation policy. The Adviser has a conflict of interest as valuation designee as it receives an asset-based management fee. Valuations of Fund investments are disclosed quarterly in reports publicly filed with the SEC.

A high proportion of the Fund’s investments relative to its total investments are valued at fair value. Certain factors that may be considered in determining the fair value of the Fund’s investments include dealer quotes for securities traded on the OTC secondary market for institutional investors, the nature and realizable value of any collateral, the issuer’s earnings and its ability to make payments on its indebtedness, the markets in which the issuer does business, comparison to selected publicly-traded companies, discounted cash flow and other relevant factors. The factors and methodologies used for the valuation of such securities are not necessarily an indication of the risks associated with investing in those securities nor can it be assured that the Fund can realize the fair value assigned to a security if it were to sell the security. Such valuations, and particularly valuations of private securities and private companies, are inherently uncertain, and they often reflect only periodic information received by the Adviser about such companies’ financial condition and/or business operations, which may be on a lagged basis and can be based on estimates. Determinations of fair value may differ materially from the values that would have been used if an exchange-traded market for these securities existed. Investments in private companies are typically governed by privately negotiated credit agreements and covenants, and reporting requirements contained in the agreements may result in a delay in reporting their financial position to lenders, which in turn may result in the Fund’s investments being valued on the basis of this reported information. Further, the Fund is offered on a daily basis and calculates a daily NAV per Share. The Adviser seeks to evaluate on a daily basis material information about the Fund’s investments; however, for the reasons noted herein, the Adviser may not be able to acquire and/or evaluate properly such information on a daily basis. Due to these various factors, the Adviser’s fair value determinations could cause the Fund’s NAV on a valuation day to materially differ from what it would have been had such information been fully incorporated. As a result, investors who purchase shares may receive more or less shares and investors who tender their shares may receive more or less cash proceeds than they otherwise would receive.

Market Risk

The success of the Fund’s activities will be affected by general economic and market conditions, such as interest rates, availability of credit, credit defaults, inflation rates, economic uncertainty, changes in laws (including laws relating to taxation of the Fund’s investments), trade barriers, currency exchange controls, disease outbreaks, pandemics, and national and international political, environmental and socioeconomic circumstances (including wars, terrorist acts or security operations). In addition, the current U.S. political environment and the resulting uncertainties regarding actual and potential shifts in U.S. foreign investment, trade, taxation, economic, environmental and other policies under the current Administration, as well as the impact of geopolitical tension, such as a deterioration in the bilateral relationship between the U.S. and China, an escalation in conflict between Russia and Ukraine, significant conflict between Israel and Hamas in the Middle East or other systemic issuer or industry-specific economic disruptions, could lead to disruption, instability and volatility in the global markets. Unfavorable economic conditions also would be expected to increase our funding costs, limit our access to the capital markets or result in a decision by lenders not to extend credit to us.

Current and historic market turmoil has illustrated that market environments may, at any time, be characterized by uncertainty, volatility and instability. Serious economic disruptions may result in governmental authorities and regulators enacting significant fiscal and monetary policy changes, including by providing direct capital infusions into companies, introducing new monetary programs and considerably increasing or lowering interest rates, which, in some cases resulted in negative interest rates.

As global systems, economies and financial markets are increasingly interconnected, events that once had only local impact are now more likely to have regional or even global effects. Events that occur in one country, region or financial market will, more frequently, adversely impact issuers in other countries, regions or markets. These impacts can be exacerbated by failures of governments and societies to adequately respond to an emerging event or threat. These types of events quickly and significantly impact markets in the U.S. and across the globe leading to extreme market volatility and disruption. The extent and nature of the impact on supply chains or economies and markets from these events is unknown, particularly if a health emergency or other similar event, such as the COVID-19 pandemic, persists for an extended period of time. The value of the Fund’s investment may decrease as a result of such events, particularly if these events adversely impact the operations and effectiveness of the Adviser or key service providers or if these events disrupt systems and processes necessary or beneficial to the investment advisory or other activities on behalf the Fund.

Many of the issuers in which the Fund will make investments may be susceptible to economic slowdowns or recessions and may be unable to repay the loans made to them during these periods. Therefore, non-performing assets may increase and the value of the Fund’s portfolio may decrease during these periods as the Fund is required to record the investments at their current fair value. Adverse economic conditions also may decrease the value of collateral securing some of the Fund’s loans and the value of its investments. Economic slowdowns or recessions could lead to financial losses in the Fund’s portfolio and a decrease in revenues, net income and assets. Unfavorable economic conditions also could increase the Fund’s and the issuers’ funding costs, limit the Fund’s and the issuers’ access to the capital markets or result in a decision by lenders not to extend credit to the Fund or the issuers. These events could prevent the Fund from increasing investments and harm its operating results.

An issuer’s failure to satisfy financial or operating covenants imposed by the Fund or other lenders could lead to defaults and, potentially, acceleration of the time when the loans are due and foreclosure on its secured assets, which could trigger cross-defaults under other agreements and jeopardize the issuer’s ability to meet its obligations under the debt that the Fund holds. The Fund may incur additional expenses to the extent necessary to seek recovery upon default or to negotiate new terms with a defaulting issuer. In addition, if one of the issuers were to go bankrupt, depending on the facts and circumstances, including the extent to which the Fund will actually provide significant managerial assistance to that issuer, a bankruptcy court might subordinate all or a portion of the Fund’s claim to that of other creditors.

The prices of financial instruments in which the Fund may invest can be highly volatile. General fluctuations in the market prices of securities may affect the value of the investments held by the Fund. Instability in the securities markets may also increase the risks inherent in the Fund’s investments.

Nature of the Fund’s Investment Risk

The Fund has a very broad mandate with respect to the type and nature of investments in which it participates. While some of the loans in which the Fund will invest may be secured, the Fund may also invest in debt and equity securities that are either unsecured and subordinated to substantial amounts of senior indebtedness, or a significant portion of which may be unsecured. In such instances, the ability of the Fund to influence an issuer’s affairs, especially during periods of financial distress or following an insolvency is likely to be substantially less than that of senior creditors. For example, under terms of subordination agreements, senior creditors are typically able to block the acceleration of the debt or other exercises by the Fund of its rights as a creditor. Accordingly, the Fund may not be able to take the steps necessary to protect its investments in a timely manner or at all. In addition, the debt securities in which the Fund will invest may not be protected by financial covenants or limitations upon additional indebtedness, may have limited liquidity and may not be rated by a credit rating agency.

The borrowers of loans constituting the Fund’s assets may seek the protections afforded by bankruptcy, insolvency and other debtor relief laws. Bankruptcy proceedings are unpredictable as described further below in “Bankruptcy of Borrower Risk.” Additionally, the numerous risks inherent in the insolvency process create a potential risk of loss by the Fund of its entire investment in any particular investment. Insolvency laws may, in certain jurisdictions, result in a restructuring of the debt without the Fund’s consent under the “cramdown” provisions of applicable insolvency laws and may also result in a discharge of all or part of the debt without payment to the Fund.

Debt securities are also subject to other risks, including (i) the possible invalidation of an investment transaction as a “fraudulent conveyance,” (ii) the recovery of liens perfected or payments made on account of a debt in the period before an insolvency filing as a “preference,” (iii) equitable subordination claims by other creditors, (iv) so called “lender liability” claims by the issuer of the obligations (see “Risks Related to Investments in Loans”) and (v) environmental liabilities that may arise with respect to collateral securing the obligations. Additionally, adverse credit events with respect to any issuer, such as missed or delayed payment of interest and/or principal, bankruptcy, receivership, or distressed exchange, can significantly diminish the value of the Fund’s investment in any such company. The Fund’s investments may be subject to early redemption features, refinancing options, pre-payment options or similar provisions which, in each case, could result in the issuer repaying the principal on an obligation held by the Fund earlier than expected. Accordingly, there can be no assurance that the Fund’s investment objective will be realized.

Use of Leverage Risk

The Fund may employ leverage, including through a secured credit facility, to achieve its investment objective and may consider other potential uses of leverage in the future. The Fund’s willingness to use leverage, and the extent to which leverage is used at any time, will depend on many factors, including the Adviser’s assessment of the yield curve environment, interest rate trends, market conditions and other factors.

Risk Relating to Fund’s RIC Status

Although the Fund intends to elect to be treated as a RIC under Subchapter M of the Code, no assurance can be given that the Fund will be able to qualify for and maintain RIC status. If the Fund qualifies as a RIC under the Code, the Fund generally will not be subject to corporate-level federal income taxes on its income and capital gains that are timely distributed (or deemed distributed) as dividends for U.S. federal income tax purposes to its Shareholders. To qualify as a RIC under the Code and to be relieved of federal taxes on income and gains distributed as dividends for U.S. federal income tax purposes to the Fund’s Shareholders, the Fund must, among other things, meet certain source-of-income, asset diversification and distribution requirements. The distribution requirement for a RIC is satisfied if the Fund distributes dividends each tax year for U.S. federal income tax purposes of an amount generally at least equal to 90% of the sum of its net ordinary income and net short-term capital gains in excess of net long-term capital losses, if any, to the Fund’s Shareholders.

5.	Capital Stock

The Fund currently offers Class S Shares and intends to offer Class F Shares at a later date. With respect to Class S Shares, the minimum initial investment is $1,000,000 for all accounts. With respect to Class F Shares, the minimum initial investment is $2,500 for regular accounts and $1,000 for retirement plan accounts. There is no minimum subsequent investment amount for Class S Shares or Class F Shares. The Fund reserves the right to waive investment minimums. The Fund may charge a distribution and/or shareholder servicing fee totaling up to 0.50% per year on Class F Shares. The Fund and the Adviser have received exemptive relief to, among other things, (i) designate multiple classes of Shares; (ii) impose on certain of the classes an early withdrawal charge and schedule waivers of such; and (iii) impose class specific annual asset-based distribution fees on the assets of the various classes of Shares to be used to pay for expenses incurred in fostering the distribution of the Shares of the particular class. Under the exemptive relief, the Fund and/or the Adviser may be required to comply with certain regulations that would not otherwise apply.

Shares will generally be offered for purchase on each business day.

The Fund is structured as a closed-end interval fund which means that the Shareholders will not have the right to redeem their Shares on a daily basis. In addition, the Fund does not expect any trading market to develop for the Shares. For each repurchase offer the Board will set an amount between 5% and 25% of the Fund’s Shares based on relevant factors, including the liquidity of the Fund’s positions and the Shareholders’ desire for liquidity.

6.	Agreements

Investment Advisory Agreement and Incentive Fee

Pursuant the investment advisory agreement, dated as of April 18, 2024 (the “Investment Advisory Agreement”), by and between the Fund and the Adviser, and in consideration of the advisory services provided by the Adviser to the Fund, the Adviser is entitled to a fee consisting of two components – a base management fee (the “Management Fee”) and an incentive fee (the “Incentive Fee”). The Management Fee is calculated and payable monthly in arrears at the annual rate of 0.95% of the average daily value of the Net Assets. “Net Assets” means the total assets of the Fund minus the Fund’s liabilities. The Management Fee commenced being charged to the Fund on July 1, 2024. For the period July 1, 2024, through November 30, 2024, the Adviser earned gross Management Fees of $251,845.

The Incentive Fee is calculated and payable quarterly in arrears based upon the Fund’s “pre-incentive fee net investment income” for the immediately preceding quarter, subject to a hurdle rate, expressed as a rate of return on the Fund’s Net Assets equal to 1.50% per quarter (or an annualized hurdle rate of 6.00%), subject to a “catch-up” feature. For this purpose, “pre-incentive fee net investment income” means interest income, dividend income, and any other income earned or accrued during the calendar quarter, minus the Fund’s operating expenses (which, for this purpose shall not include any realized capital gains, realized capital losses or unrealized capital appreciation or depreciation or Incentive Fee) for the quarter. For purposes of the Incentive Fee, Net Assets are calculated for the relevant quarter as the weighted average of the NAV of the Fund as of the first business day of each month therein. The weighted average NAV shall be calculated for each month by multiplying the NAV as of the beginning of the first business day of the month times the number of days in that month, divided by the number of days in the applicable calendar quarter.

The “catch-up” provision is intended to provide the Adviser with an incentive fee of 15% on all of the Fund’s pre-incentive fee net investment income when the Fund’s pre-incentive fee net investment income reaches 2.1429% of Net Assets in any calendar quarter.

During the period ended November 30, 2024, the Adviser contractually agreed to waive the Incentive Fee.

Management Fee Waiver Agreement

Pursuant to a Management Fee Waiver Agreement between the Fund and the Adviser (the “Management Fee Waiver Agreement”), the Adviser has contractually agreed, through the first year after the date on which the Fund’s Net Assets equal $250 million, but in no instance sooner than December 31, 2025, to waive (i) the Management Fee it is entitled to receive from the Fund pursuant to the Investment Advisory Agreement to the extent necessary to limit its Management Fee to 0.70% of the average daily value of the Fund’s Net Assets and (ii) the catch-up feature related to the Incentive Fee, with the effect that the Incentive Fee will equal 15% of the portion of the Fund’s pre-incentive fee net investment income that exceeds the hurdle rate. For the period July 1, 2024, through November 30, 2024 the Advisor waived $66,272.

Expense Limitation Agreement

The Adviser and the Fund have entered into the Expense Limitation Agreement in respect of each of Class S Shares and Class F Shares under which the Adviser has agreed contractually until December 31, 2025 to waive its Management Fee and/or reimburse the Fund’s initial organizational and offering costs, as well as the Fund’s operating expenses on a monthly basis to the extent that the Fund’s monthly total annualized fund operating expenses in respect of each class (excluding (i) expenses directly related to the costs of making investments, including interest and structuring costs for borrowings and line(s) of credit, taxes, brokerage costs, the Fund’s proportionate share of expenses related to co-investments, litigation and extraordinary expenses, (ii) Incentive Fees and (iii) any distribution and/or shareholder servicing fees) exceed 2.00% of the average NAV of such class (the “Expense Cap”).

In consideration of the Adviser’s agreement to waive its Management Fee and/or reimburse the Fund’s operating expenses, the Fund has agreed to repay the Adviser in the amount of any waived Management Fees and Fund expenses reimbursed in respect of each of Class S Shares and Class F Shares subject to the limitation that a reimbursement (an “Adviser Recoupment”) will be made only if and to the extent that: (i) it is payable not more than three years from the date on which the applicable waiver or expense payment was made by the Adviser; and (ii) the Adviser Recoupment does not cause the Fund’s total annual operating expenses (on an annualized basis and net of any reimbursements received by the Fund during such fiscal year) during the applicable quarter to exceed the Expense Cap of such class. The Adviser Recoupment for a class of Shares will not cause Fund expenses in respect of that class to exceed the Expense Cap either (i) at the time of the waiver or (ii) at the time of recoupment. The Expense Limitation Agreement will remain in effect until December 31, 2025, unless and until the Board approves its modification or termination.

As of June 30, 2024, the Adviser waived $275,622 of organizational costs, eligible for recoupment through June 30, 2027.

For the period from September 1, 2024 to December 31, 2024, the Adviser contractually agreed to lower the Expense Cap to 1.00%.

Administration Agreement

The Fund has entered into an administration agreement (the “Administration Agreement”) with UMB Fund Services, Inc. (the “Administrator”). The Administrator will perform, or oversee the performance of, certain of the Fund’s required administrative services, which include, among other things, providing assistance in accounting, legal, compliance, operations, being responsible for the financial records that the Fund is required to maintain and preparing reports to the Fund’s Shareholders and reports filed with the Securities and Exchange Commission (“SEC”). In addition, the Administrator generally will oversee the payment of the Fund’s expenses and the performance of administrative and professional services rendered to the Fund by others.

Distribution Plan Agreement

The Fund has adopted a “Distribution and Shareholder Services Plan” with respect to its Class F Shares under which the Fund may compensate financial industry professionals for distribution-related expenses, if applicable, and providing ongoing services in respect of clients with whom they have distributed Shares of the Fund. Such services may include electronic processing of client orders, electronic fund transfers between clients and the Fund, account reconciliations with the Fund’s transfer agent, facilitation of electronic delivery to clients of Fund documentation, monitoring client accounts for back-up withholding and any other special tax reporting obligations, maintenance of books and records with respect to the foregoing, and such other information and liaison services as the Fund or the Adviser may reasonably request. Under the Distribution and Shareholder Services Plan, the Fund’s Class F Shares may incur expenses on an annual basis of up to 0.50% of its average monthly Net Assets. With respect to Class F Shares, the entire fee is characterized as a “distribution fee.”

The Distribution and Shareholder Services Plan operates in a manner consistent with Rule 12b-1 under the 1940 Act, which regulates the manner in which an open-end investment company may directly or indirectly bear the expenses of distributing its shares. Although the Fund is not an open-end investment company, it has undertaken to comply with the terms of Rule 12b-1 as a condition of an exemptive order under the 1940 Act which permits it to have asset based distribution fees.

Distribution Agreement

Distribution Services, LLC, serve as the Fund’s principal underwriter and acts as the Distributor of the Fund’s Shares on a best efforts basis, subject to various conditions. Distribution Services LLC was formerly known as UMB Distribution Services LLC. On December 6, 2024, all equity interests in Distribution Services LLC were sold to Foreside Financial Group, LLC. The Fund’s agreement with UMB Distribution Services, LLC was novated to Distribution Services LLC. The Fund’s Shares are offered for sale through the Distributor at NAV plus any applicable sales load. The Distributor also may enter into broker-dealer selling agreements with other broker dealers for the sale and distribution of the Fund’s Shares.

Custodian Agreement

UMB Bank, n.a. (the “Custodian”), serves as the primary custodian of the assets of the Fund, and may maintain custody of such assets with U.S. and non-U.S. sub custodians (which may be banks and trust companies), securities depositories and clearing agencies in accordance with the requirements of Section 17(f) of the Investment Company Act and the rules thereunder. Assets of the Fund are not held by the Adviser or commingled with the assets of other accounts other than to the extent that securities are held in the name of the Custodian or U.S. or non-U.S. sub custodians in a securities depository, clearing agency or omnibus customer account of such custodian. In consideration for these services, the Fund pays the Custodian a minimum monthly custodian fee.

7.	Lines of Credit

The Fund entered into a line of credit agreement (the “Fund Credit Agreement”) with TriState Capital Bank on October 23, 2024, which matures on October 23, 2026. The terms of the Fund Credit Agreement provide a $15,000,000 committed, secured revolving credit facility. The Fund Credit Agreement provides for a commitment fee of 0.35% per annum on unused capacity plus interest accruing on any borrowed amounts, for any day, at a rate per annum equal to the greater of (a) the Term SOFR rate plus 3.15%, and (b) the all-in floor of 4.75% per annum. As of November 30, 2024, the Fund had not yet drawn on the facility and the outstanding balance was $0.

The Fund’s majority owned subsidiary BE OLD entered into a line of credit agreement (the “BE OLD Credit Agreement”) with Forbright Bank on December 15, 2021 and amended on December 6, 2023, and which matures on March 10, 2025. The terms of the BE OLD Credit Agreement provide a $25,000,000 committed, secured revolving credit facility (the “BE OLD Credit Facility”). The BE OLD Credit Agreement provides for a commitment fee of 0.375% per annum on unused capacity plus interest accruing on any borrowed amounts, for any day, at a rate per annum equal to the greater of (a) the Term SOFR rate plus 3.75%, and (b) the Maximum Rate as defined in the BE OLD Credit Agreement. As of November 30, 2024, BE OLD’s outstanding balance was $1,329,170 at an effective interest rate of 8.42%. The Fund's consolidated share of the outstanding balance was $1,027,086.

For the period ended November 30, 2024, BE OLD’s average daily principal balance outstanding and related average interest rate was approximately $3,548,255 and 8.88%, respectively, and BE OLD’s maximum outstanding balance of the BE OLD Credit Facility was $6,032,458.

8.	Beneficial Ownership & Related Party Transactions

The beneficial ownership, either directly or indirectly, of more than 25% of the voting securities of the Fund creates a presumption of control under Section 2(a)(9) of the 1940 Act. On November 30, 2024, MA Eagle II Holdings Fund owned 95% of the Fund. This entity is an affiliate of the Fund and may be deemed to be affiliated with the Adviser.

9.	Investment Transactions

For the period ended November 30, 2024, there were purchases of $54,862,420, and sales of $22,800,497.

10.	Commitments

Commercial loans purchased by the Fund (whether through participations or as a lender of record) may be structured to include both term loans, which are generally fully funded at the time of investment, and unfunded loan commitments, which are contractual obligations for future funding. Unfunded loan commitments may include revolving credit facilities and delayed draw term loans, which may obligate the Fund to supply additional cash to the borrower on demand, representing a potential financial obligation by the Fund in the future. As of November 30, 2024, the Fund had outstanding investment commitments totaling $10,007,810.

11.	Subsequent Events

In preparing these financial statements, management has evaluated subsequent events through the date of issuance. There have been no subsequent events, except as noted above, that occurred during such period that would require disclosure or would be required to be recognized in the consolidated financial statements.